Exhibit 10.1

EXECUTION VERSION

AMENDMENT AND RESTATEMENT AGREEMENT dated as of October 19, 2017 (this “Agreement”), to the Credit Agreement dated as of April 1, 2014 (as amended by Amendment No. 1 dated as of June 1, 2015, the “Existing Credit Agreement”), among COSTAR GROUP, INC., a Delaware corporation (the “Borrower”), COSTAR REALTY INFORMATION, INC., a Delaware corporation (the “Co-Borrower”), the LENDERS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).
Capitalized terms used but not otherwise defined herein (including in the preamble and recitals hereto) have the meanings assigned to them in the Existing Credit Agreement or the Restated Credit Agreement (as defined below), as the context requires.
WHEREAS, the Lenders and the Issuing Banks party to the Existing Credit Agreement have agreed to extend credit to the Borrower under the Existing Credit Agreement on the terms and subject to the conditions set forth therein;
WHEREAS, the Borrower has requested that certain modifications be made to the Existing Credit Agreement; and
WHEREAS, the Administrative Agent and each of the Lenders and the Issuing Banks party hereto (including any new Lenders and Issuing Banks party hereto), which Lenders and Issuing Banks constitute the Required Lenders under the Existing Credit Agreement and all of the Lenders and the Issuing Banks under the Restated Credit Agreement, are willing to agree to the foregoing, in each case on the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

SECTION 1. Amendment and Restatement of the Existing Credit Agreement. Effective as of the Restatement Effective Date (as defined below), (a) the Existing Credit Agreement (excluding Exhibits B, F, G-1, G-2, K and M thereto, each of which shall remain as in effect immediately prior to the Restatement Effective Date) is hereby amended and restated to be in the form attached as Annex I hereto (the Existing Credit Agreement, as so amended and restated, being referred to as the “Restated Credit Agreement”), (b) Exhibits A, C-1, C-2, D, E, H, I, J, L-1, L-2, L-3, L-4 and N to the Existing Credit Agreement are hereby amended and restated in the form of the correspondingly lettered Exhibits hereto and (c) the Schedules to the Existing Credit Agreement (including Schedule 2.01 thereto) are hereby amended and restated in the form of the correspondingly numbered Schedules hereto (and, for the avoidance of doubt, the Commitments of the Lenders as of the Restatement Effective Date shall be as set forth in Schedule 2.01 hereto).
SECTION 2. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and to each of the Lenders, as of the Restatement Effective Date, that:

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(a)this Agreement has been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action of each Loan Party, and this Agreement has been duly executed and delivered by each of the Loan Parties and constitutes a legal, valid and binding obligation of each of the Loan Parties, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(b)after giving effect to this Agreement, the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the Restatement Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty is so true and correct on and as of such prior date; and
(c)on and as of the Restatement Effective Date, after giving effect to this Agreement and the Commitments established hereby and any making of Loans or issuance of any Letters of Credit (including, without limitation, the deemed issuance of the Existing Letters of Credit) under the Restated Credit Agreement to be made on the Restatement Effective Date, no Default has occurred and is continuing under the Restated Credit Agreement.
SECTION 3. Effectiveness. The amendment and restatement of the Existing Credit Agreement and the applicable Exhibits and Schedules thereto as set forth in Section 1 hereof shall become effective on the first date on which the following conditions shall have been satisfied (the “Restatement Effective Date”):
(a)The Administrative Agent shall have executed a counterpart hereto and shall have received from (i) the Borrower, (ii) the Co-Borrower, (iii) each other Loan Party, (iv) each Lender party to the Existing Credit Agreement that together constitute the Required Lenders under the Existing Credit Agreement, (v) each Lender listed on Schedule 2.01 to the Restated Credit Agreement with a Revolving Commitment and (vi) each Issuing Bank either (A) a counterpart of this Agreement signed on behalf of such party or (B) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.
(b)The Administrative Agent shall have received a completed Perfection Certificate dated the Restatement Effective Date and signed by a Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Borrower and the other Loan Parties in their respective jurisdictions of organization.
(c)The Administrative Agent shall have received all documentation and other information about the Loan Parties as has been reasonably requested by the Administrative Agent in writing at least 10 days prior to the Restatement Effective Date and that it reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

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(d)The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Restatement Effective Date) of Simpson Thacher & Bartlett LLP in form and substance reasonably satisfactory to the Administrative Agent.
(e)The Administrative Agent shall have received (i) true and complete copies of the Organizational Documents of each Person that is a Loan Party as of the Restatement Effective Date and a copy of the resolutions, substantially in the form of authorizing resolutions attached to Exhibit M to the Restated Credit Agreement or otherwise in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors or other governing body, as applicable, of each Person that is a Loan Party as of the Restatement Effective Date (or a duly authorized committee thereof) authorizing (A) the execution, delivery and performance of this Agreement (and any other Loan Documents or agreements relating to any Loan Documents to which it is a party to be entered into on or after the Restatement Effective Date) and (B) in the case of the Borrower, the extensions of credit under the Restated Credit Agreement, together with such certificates relating to the good standing of each Person that is a Loan Party as the Administrative Agent may reasonably request, and (ii) a certificate of each Person that is a Loan Party as of the Restatement Effective Date, dated the Restatement Effective Date, substantially in the form of Exhibit M to the Restated Credit Agreement or otherwise reasonably satisfactory to the Administrative Agent, with appropriate insertions, executed by an Authorized Officer of such Loan Party, and attaching the documents referred to in clause (e)(i) above.
(f)The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by the chief executive officer or the chief financial officer of the Borrower, certifying that the representations and warranties set forth in Section 2 hereof are true and correct as of the Restatement Effective Date.
(g)All fees required to be paid on the Restatement Effective Date pursuant to the Engagement Letter and the Fee Letter or under the Existing Credit Agreement or the Restated Credit Agreement, as applicable, and reasonable and documented or invoiced out-of-pocket expenses required to be paid on the Restatement Effective Date pursuant to the Engagement Letter or under the Existing Credit Agreement or the Restated Credit Agreement, as applicable, to the extent invoiced at least one Business Day prior to the Restatement Effective Date (except as otherwise reasonably agreed by the Borrower), shall, upon the initial Borrowing under the Restated Credit Agreement on the Restatement Effective Date, have been, or will be substantially simultaneously, paid.
(h)The Collateral and Guarantee Requirement shall have been satisfied.
(i)The Administrative Agent shall have received evidence that the insurance required by Section 5.08 of the Restated Credit Agreement is in effect, together with endorsements naming the Secured Parties and the Administrative Agent as additional insured and the Administrative Agent, for the benefit of the Secured Parties, as loss payee thereunder, in each case as specified and to the extent required under Section 5.08 of the Restated Credit Agreement.

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(j)The Lenders shall have received a certificate from the chief financial officer of the Borrower, substantially in the form of Exhibit K to the Restated Credit Agreement (or other form reasonably acceptable to the Administrative Agent) confirming the solvency of the Borrower and the Restricted Subsidiaries on a consolidated basis on the Restatement Effective Date after giving effect to the Transactions to be effected on the Restatement Effective Date.
(k)The Administrative Agent shall have received, at least three Business Days prior to the Restatement Effective Date, a notice of optional prepayment of all Term Borrowings outstanding under the Existing Credit Agreement on the Restatement Effective Date immediately prior to giving effect to this Agreement, and all principal, accrued and unpaid interest, fees and other amounts outstanding in respect of all Term Borrowings under the Existing Credit Agreement shall have been, or substantially simultaneously with the occurrence of the Restatement Effective Date will be, repaid in full.
(l)All accrued and unpaid fees on the Revolving Commitments under the Existing Credit Agreement (including on the Revolving Commitment of any Exiting Lender (as defined below)), and all other amounts payable to or for the account of any Exiting Lender, shall have been, or substantially simultaneously with the occurrence of the Restatement Effective Date will be, paid.
The Administrative Agent shall notify the Borrower and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding. For the avoidance of doubt, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder on the Restatement Effective Date shall not become effective or otherwise occur unless and until each of the foregoing conditions shall have been satisfied.
SECTION 4. Effect of Amendment and Restatement; No Novation.
(a)Effective as of the Restatement Effective Date, the Revolving Commitment of each Lender party to the Existing Credit Agreement that had a Revolving Commitment thereunder immediately prior to the effectiveness of this Agreement but that does not have a Revolving Commitment set forth on Schedule 2.01 to the Restated Credit Agreement immediately following the effectiveness of this Agreement (each, an “Exiting Lender”) shall terminate, and each Exiting Lender shall exit the Existing Credit Agreement and will no longer be a Lender or a Revolving Lender under the Existing Credit Agreement or the Restated Credit Agreement.
(b)Subject to the terms and conditions hereof and of the Restated Credit Agreement, each Existing Letter of Credit that is outstanding on the Restatement Effective Date shall, effective as of the Restatement Effective Date and without any further action by the Borrower, be continued as a Letter of Credit under the Restated Credit Agreement, from and after the Restatement Effective Date be deemed a Letter of Credit for all purposes under the Restated Credit Agreement and be subject to and governed by the terms and conditions of the Restated Credit Agreement. Each Lender party hereto acknowledges and agrees that, on and as of the Restatement Effective Date and without any further action on the part of the applicable Issuing Bank or the Lenders, all outstanding participations in Existing Letters of Credit shall be canceled and each Issuing Bank shall have granted to each Lender (after giving effect to this Agreement), and each

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such Lender shall have acquired from each Issuing Bank, a participation in each Existing Letter of Credit issued by such Issuing Bank and outstanding on and as of the Restatement Effective Date equal to such Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of the Revolving Commitments under the Restated Credit Agreement) of the aggregate amount available to be drawn under such Existing Letter of Credit. Such participation shall be governed by the terms of Section 2.05(d) of the Restated Credit Agreement.
(c)Except as expressly set forth herein and in the Restated Credit Agreement, this Agreement and the Restated Credit Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, the Issuing Banks or the Lenders under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which shall continue in full force and effect in accordance with the provisions thereof. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Restated Credit Agreement or any other Loan Document in similar or different circumstances.
(d)On and after the Restatement Effective Date, each reference in the Restated Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, as used in the Restated Credit Agreement, shall refer to the Existing Credit Agreement as amended and restated in the form of the Restated Credit Agreement, and the term “Credit Agreement”, as used in any Loan Document, shall mean the Restated Credit Agreement. This Agreement shall constitute a “Loan Document” for all purposes of the Restated Credit Agreement and the other Loan Documents.
(e)Neither this Agreement nor the effectiveness of the Restated Credit Agreement shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release any Guarantee thereof. Nothing herein contained shall be construed as a substitution or novation of the Secured Obligations outstanding under the Existing Credit Agreement or the Security Documents, which shall remain in full force and effect, except as modified hereby. Nothing expressed or implied in this Agreement, the Restated Credit Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Borrower or the Co-Borrower under the Existing Credit Agreement or any Loan Party under any Loan Document (as defined in the Existing Credit Agreement) from any of its obligations and liabilities thereunder.
SECTION 5. Reaffirmation. Each of the Borrower, the Co-Borrower and the other Loan Parties (collectively, the “Reaffirming Loan Parties”) hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Agreement and the transactions contemplated hereby. Each Reaffirming Loan Party hereby further (a) acknowledges that the Secured Obligations shall include the due and punctual payment of all of the monetary obligations of each Loan Party under or pursuant to the Restated Credit Agreement, including all such obligations in respect of the Commitments and all Loans incurred thereunder (including all such obligations incurred during the

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pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) confirms its guarantees, pledges and grants of security interests, as applicable, under each of the Loan Documents to which it is party and (c) agrees that, notwithstanding the effectiveness of this Agreement and the transactions contemplated hereby, such guarantees, pledges and grants of security interests shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties (and shall be determined after giving effect to this Agreement).
SECTION 6. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
SECTION 7. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 8. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth above.

COSTAR GROUP, INC.

by     /s/ Jonathan Coleman
Name: Jonathan Coleman
Title: General Counsel and Secretary

COSTAR REALTY INFORMATION, INC.

by     /s/ Jonathan Coleman
Name: Jonathan Coleman
Title: General Counsel and Secretary

[Signature Page to Amendment and Restatement Agreement]

SUBSIDIARY LOAN PARTIES:

COSTAR INTERNATIONAL LLC
COSTAR PORTFOLIO STRATEGY, LLC
CS LAND LLC
NETWORK COMMUNICATIONS, LLC
THE SCREENING PROS, LLC
WESTSIDE RENTALS, LLC

by     /s/ Jonathan Coleman
Name: Jonathan Coleman
Title: General Counsel and Secretary

COSTAR FIELD RESEARCH, LLC
WESTSIDE CREDIT SERVICES, LLC,

in each case by sole member
COSTAR REALTY INFORMATION, INC.

by     /s/ Jonathan Coleman
Name: Jonathan Coleman
Title: General Counsel and Secretary

[Signature Page to Amendment and Restatement Agreement]

COSTAR LIMITED

by     /s/ Andrew C. Florance
Name: Andrew C. Florance
Title: Director

COSTAR UK LIMITED

by     /s/ Andrew C. Florance
Name: Andrew C. Florance
Title: Director

[Signature Page to Amendment and Restatement Agreement]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent and Issuing Bank,

by ______/s/ Alicia Schreibstein ________
Name:    Alicia Schreinbstein
Title: Executive Director

[Signature Page to Amendment and Restatement Agreement]

BANK OF AMERICA, N.A., individually and as Issuing Bank,

by ______/s/ Mark K. Giermek_____________
Name:    Mary K. Giermek
Title: Senior Vice President

[Signature Page to Amendment and Restatement Agreement]

CITIBANK, N.A., individually and as Issuing Bank,

by ______/s/ Alvaro De Velasco____________
Name:    Alvaro De Velasco
Title: Vice President

[Signature Page to Amendment and Restatement Agreement]

SUNTRUST BANK, N.A., individually and as Issuing Bank,

by ______/s/ Marshall T. Mangum, III______
Name:    Marshal T. Mangum, III
Title: Director

[Signature Page to Amendment and Restatement Agreement]

WELLS FARGO BANK, N.A., individually and as Issuing Bank,

by ______/s/ Gregory Polgar______________
Name:    Gregory Polgar
Title: Vice President

[Signature Page to Amendment and Restatement Agreement]

LENDER SIGNATURE PAGE TO THE
AMENDMENT AND RESTATEMENT AGREEMENT
TO THE CREDIT AGREEMENT OF COSTAR GROUP, INC.

GOLDMAN SACHS BANK USA

by ______/s/ Rebecca Kratz______________
Name:    Rebecca Kratz
Title: Authorized Signatory

LENDER SIGNATURE PAGE TO THE
AMENDMENT AND RESTATEMENT AGREEMENT
TO THE CREDIT AGREEMENT OF COSTAR GROUP, INC.

CAPITAL ONE, NATIONAL ASSOCIATION

by ______/s/ Tavis B. Maxwell____________
Name:    Tavis B. Maxwell
Title: Managing Director

[Signature Page to Amendment and Restatement Agreement]

LENDER SIGNATURE PAGE TO THE
AMENDMENT AND RESTATEMENT AGREEMENT
TO THE CREDIT AGREEMENT OF COSTAR GROUP, INC.

REGIONS BANK

by ______/s/ Kyle Husted______________
Name:    Kyle Husted
Title: Vice President

[Signature Page to Amendment and Restatement Agreement]

LENDER SIGNATURE PAGE TO THE
AMENDMENT AND RESTATEMENT AGREEMENT
TO THE CREDIT AGREEMENT OF COSTAR GROUP, INC.

HSBC BANK USA, N.A.

by ______/s/ Jacob Streit______________
Name:    Jacob Streit
Title: Senior Vice President

[Signature Page to Amendment and Restatement Agreement]

LENDER SIGNATURE PAGE TO THE
AMENDMENT AND RESTATEMENT AGREEMENT
TO THE CREDIT AGREEMENT OF COSTAR GROUP, INC.

PNC BANK, NATIONAL ASSOCIATION

by ______/s/ Carolyn L. West______________
Name:    Carolyn L. West
Title: Senior Vice President

[Signature Page to Amendment and Restatement Agreement]

ANNEX I

Amended and Restated Credit Agreement

Exhibit 10.1

EXECUTION VERSION

AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
October 19, 2017,
among
COSTAR GROUP, INC.,
as Borrower,
COSTAR REALTY INFORMATION, INC.,
as Co-Borrower,
The LENDERS from Time to Time Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

___________________________

JPMORGAN CHASE BANK, N.A.,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
CITIGROUP GLOBAL MARKETS INC.,
SUNTRUST ROBINSON HUMPHREY, INC.,
WELLS FARGO SECURITIES, LLC,
GOLDMAN SACHS BANK USA,
REGIONS CAPITAL MARKETS, a division of Regions Bank
and
CAPITAL ONE, N.A.,
as Joint Lead Arrangers and Joint Bookrunners

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
CITIBANK, N.A.,
SUNTRUST BANK
and
WELLS FARGO BANK, N.A.,
as Co-Syndication Agents

GOLDMAN SACHS BANK USA,
REGIONS BANK
and
CAPITAL ONE, N.A.
as Co-Documentation Agents

TABLE OF CONTENTS
Page

ARTICLE I Definitions	1

SECTION 1.01	Defined Terms 1

SECTION 1.02	Classification of Loans and Borrowings 48

SECTION 1.03	Terms Generally 48

SECTION 1.04	Accounting Terms; GAAP; Rounding 48

SECTION 1.05	Times of Day 49

SECTION 1.06	Timing of Payment or Performance 49

SECTION 1.07	Exchange Rate Calculations 49

SECTION 1.08	Certain Calculations and Tests 50

SECTION 1.09	Pro Forma and Other Calculations 51

ARTICLE II The Credits	53

SECTION 2.01	Commitments 53

SECTION 2.02	Loans and Borrowings 53

SECTION 2.03	Requests for Borrowings 54

SECTION 2.04	[Reserved.] 55

SECTION 2.05	Letters of Credit 55

SECTION 2.06	Funding of Borrowings 61

SECTION 2.07	Interest Elections 61

SECTION 2.08	Termination and Reduction of Commitments 62

SECTION 2.09	Repayment of Loans; Evidence of Debt 63

SECTION 2.10	Amortization of Incremental Term Loans 64

SECTION 2.11	Prepayment of Loans 65

SECTION 2.12	Fees 66

SECTION 2.13	Interest 66

SECTION 2.14	Alternate Rate of Interest 67

SECTION 2.15	Increased Costs 68

SECTION 2.16	Break Funding Payments 69

SECTION 2.17	Taxes 69

SECTION 2.18	Payments Generally; Pro Rata Treatment; Sharing of Setoffs 73

SECTION 2.19	Mitigation Obligations; Replacement of Lenders 74

SECTION 2.20	Defaulting Lenders 75

SECTION 2.21	Incremental Facilities 77

SECTION 2.22	Extensions of Term Loans, Revolving Loans and Revolving
Commitments    80

SECTION 2.23	Loan Repurchases 84

SECTION 2.24	Refinancing Facilities 85

ARTICLE III Representations and Warranties	87

SECTION 3.01	Organization; Powers 88

SECTION 3.02	Authorization; Enforceability 88

SECTION 3.03	Governmental Approvals; Absence of Conflicts 88

SECTION 3.04	Financial Condition; No Material Adverse Change 88

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SECTION 3.05	Properties 89

SECTION 3.06	Litigation and Environmental Matters 89

SECTION 3.07	Compliance with Laws 90

SECTION 3.08	Investment Company Status 90

SECTION 3.09	Taxes 90

SECTION 3.10	ERISA; Labor Matters 90

SECTION 3.11	Subsidiaries and Joint Ventures; Disqualified Equity Interests 91

SECTION 3.12	Insurance 91

SECTION 3.13	Solvency 91

SECTION 3.14	Disclosure 91

SECTION 3.15	Collateral Matters 92

SECTION 3.16	Federal Reserve Regulations; Use of Proceeds 92

SECTION 3.17	[Reserved.] 92

SECTION 3.18	Anti-Corruption Laws and Sanctions 93

ARTICLE IV Conditions	93

SECTION 4.01	[Reserved] 93

SECTION 4.02	Each Credit Event 93

ARTICLE V Affirmative Covenants	93

SECTION 5.01	Financial Statements and Other Information 94

SECTION 5.02	Notices of Material Events 96

SECTION 5.03	Additional Subsidiaries 96

SECTION 5.04	Information Regarding Collateral 97

SECTION 5.05	Existence; Conduct of Business 97

SECTION 5.06	Payment of Obligations 97

SECTION 5.07	Maintenance of Properties 97

SECTION 5.08	Insurance 98

SECTION 5.09	Books and Records; Inspection and Audit Rights 98

SECTION 5.10	Compliance with Laws 98

SECTION 5.11	Use of Proceeds and Letters of Credit 98

SECTION 5.12	Further Assurances 99

SECTION 5.13	Certain Post-Closing Collateral Obligations and Delivery of
Schedule 5.13    99

SECTION 5.14	Status of Obligations 100

SECTION 5.15	Designation of Subsidiaries 100

ARTICLE VI Negative Covenants	101

SECTION 6.01	Indebtedness; Certain Equity Securities 101

SECTION 6.02	Liens 106

SECTION 6.03	Fundamental Changes; Business Activities 108

SECTION 6.04	Investments, Loans, Advances, Guarantees and Acquisitions 109

SECTION 6.05	Asset Sales 112

SECTION 6.06	Sale/Leaseback Transactions 114

SECTION 6.07	Hedging Agreements 115

SECTION 6.08	Restricted Payments; Certain Payments of Indebtedness 115

SECTION 6.09	Transactions with Affiliates 118

SECTION 6.10	Restrictive Agreements 118

SECTION 6.11	Amendment of Material Documents 119

SECTION 6.12	Financial Covenants 119

SECTION 6.13	Fiscal Year 120

ARTICLE VII Events of Default	120

SECTION 7.01	Events of Default 120

SECTION 7.02	Right to Cure 123

ARTICLE VIII The Administrative Agent	124

ARTICLE IX Miscellaneous	127

SECTION 9.01	Notices 128

SECTION 9.02	Waivers; Amendments 128

SECTION 9.03	Expenses; Indemnity; Damage Waiver 131

SECTION 9.04	Successors and Assigns 133

SECTION 9.05	Survival 137

SECTION 9.06	Counterparts; Integration; Effectiveness 137

SECTION 9.07	Severability 138

SECTION 9.08	Right of Setoff 138

SECTION 9.09	Governing Law; Jurisdiction; Consent to Service of Process 138

SECTION 9.10	WAIVER OF JURY TRIAL 139

SECTION 9.11	Headings 139

SECTION 9.12	Confidentiality 139

SECTION 9.13	Interest Rate Limitation 140

SECTION 9.14	Release of Liens and Guarantees 140

SECTION 9.15	USA PATRIOT Act Notice 141

SECTION 9.16	No Fiduciary Relationship 141

SECTION 9.17	Non-Public Information 141

SECTION 9.18	Co-Borrower Obligations 142

SECTION 9.19	Acknowledgment and Consent to Bail-In of EEA Financial Institutions 143

SCHEDULES:

Schedule 1.01A	— Existing Letters of Credit

Schedule 2.01	— Commitments

Schedule 3.05	— Mortgaged Properties

Schedule 3.11A	— Subsidiaries and Joint Ventures

Schedule 3.11B	— Disqualified Equity Interests

Schedule 3.12	— Insurance

Schedule 5.13	— Post-Closing Collateral Obligations

Schedule 6.01	— Existing Indebtedness

Schedule 6.02	— Existing Liens

Schedule 6.04	— Existing Investments

Schedule 6.10	— Existing Restrictions
EXHIBITS:

Exhibit A	— Form of Assignment and Assumption

Exhibit B	— Loan Auction Procedures

Exhibit C-1	— Form of Borrowing Request

Exhibit C-2	— Form of Letter of Credit Request

Exhibit D	— Form of Guarantee and Collateral Agreement

Exhibit E	— Form of Compliance Certificate

Exhibit F	— Form of Subordinated Intercompany Note

Exhibit G-1	— Form of Equal Priority Intercreditor Agreement

Exhibit G-2	— Form of Junior Lien Intercreditor Agreement

Exhibit H	— Form of Interest Election Request

Exhibit I	— Form of Mortgage

Exhibit J	— Form of Perfection Certificate

Exhibit K	— Form of Solvency Certificate

Exhibit L-1	— Form of U.S. Tax Certificate for Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes

Exhibit L-2	— Form of U.S. Tax Certificate for Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes

Exhibit L-3	— Form of U.S. Tax Certificate for Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes

Exhibit L-4	— Form of U.S. Tax Certificate for Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes

Exhibit M	— Form of Secretary’s Certificate (Including Forms of Authorizing Resolutions)

Exhibit N	— Form of Closing Certificate

AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 19, 2017, among COSTAR GROUP, INC., as Borrower, COSTAR REALTY INFORMATION, INC., as Co-Borrower, the LENDERS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
WHEREAS, the Borrower (as defined below), the Co-Borrower (as defined below), the Administrative Agent (as defined below) and certain of the Lenders (as defined below) are parties to the Existing Credit Agreement (as defined below);
WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended and restated as provided in the Restatement Agreement (as defined below) and set forth herein; and
WHEREAS, the Lenders and the Administrative Agent are willing to amend and restate in its entirety the Existing Credit Agreement upon and subject to the terms and conditions set forth in the Restatement Agreement and herein;
NOW, THEREFORE, the parties hereto agree that on the Restatement Effective Date (as defined below), the Existing Credit Agreement will be amended and restated in its entirety as follows:
Article I

Definitions
SECTION 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Alternate Base Rate.
“Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Acquired Entity or Business and its subsidiaries which will become Restricted Subsidiaries), all as determined on a consolidated basis for such Acquired Entity or Business.
“Acquired Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA”.
“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Revolving Commitment” means the sum of the Revolving Commitments of all the Revolving Lenders, as increased or reduced from time to time.
“Aggregate Revolving Exposure” means the sum of the Revolving Exposures of all the Revolving Lenders.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% per annum and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1% per annum; provided that, for purposes of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or, if the LIBO Screen Rate is not available for such one month maturity, the Interpolated Screen Rate) at approximately 11:00 a.m., London time, on such day for deposits in dollars with a maturity of one month. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective as of the opening of business on the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Percentage” means, at any time, with respect to any Revolving Lender, the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at such time, subject to adjustment as required to give effect to any reallocation of LC Exposure made pursuant to paragraph (c) or (d) of Section 2.20 or the final paragraph of Section 2.20. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and to any Revolving Lender’s status as a Defaulting Lender at the time of determination.
“Applicable Rate” means, for any day, (a) with respect to the Loans of any Class other than the Revolving Loans made pursuant to the Revolving Commitments, or commitment fees payable in respect of Commitments of any Class other than the Revolving Commitments, the rate or rates per annum specified in the applicable Extension Amendment, Incremental Facility Agreement or Refinancing Facility Agreement and (b) with respect to any Revolving Loan made pursuant to the Revolving Commitments that is an ABR Loan or Eurocurrency Loan, or with respect to the commitment fees in respect of the Revolving Commitments payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurocurrency Spread” or “Commitment Fee Rate”, respectively, based upon the First Lien Secured Leverage Ratio as of the most recent determination date; provided that the “Applicable Rate” shall be the applicable rate per annum set forth below in Category 5 from the Restatement Effective Date until the next change in the Applicable Rate in accordance with the immediately succeeding sentence:

	First Lien Secured Leverage Ratio	ABR Spread	Eurocurrency Spread	Commitment Fee Rate
Category 1:	> 4.00:1.00	1.25%	2.25%	0.35%
Category 2:	≤ 4.00:1.00 and > 3.50:1.00	1.00%	2.00%	0.30%
Category 3:	≤ 3.50:1.00 and > 2.50:1.00	0.75%	1.75%	0.25%
Category 4:	≤ 2.50:1.00 and > 2.00:1.00	0.50%	1.50%	0.25%
Category 5:	≤ 2.00:1.00	0.25%	1.25%	0.25%

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the First Lien Secured Leverage Ratio shall be effective during the period commencing on and including the first Business Day after delivery to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) of consolidated financial statements (commencing with the financial statements covering the first fiscal quarter commencing on or after the Restatement Effective Date) indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the First Lien Secured Leverage Ratio shall be deemed to be in Category 1 if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b) or any Compliance Certificate required to be delivered pursuant to Section 5.01(d), during the period from the expiration of the time for delivery thereof until such consolidated financial statements or Compliance Certificate are delivered.
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC, Goldman Sachs Bank USA, Regions Capital Markets, a division of Regions Bank, and Capital One, N.A., in their capacity as the joint lead arrangers and joint bookrunners for the credit facilities provided for herein.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent (acting reasonably).
“Auction Manager” has the meaning set forth in Section 2.23(a).
“Auction Notice” means an auction notice given by the Borrower in accordance with the Auction Procedures with respect to a Purchase Offer.

“Auction Procedures” means the auction procedures with respect to Purchase Offers set forth in Exhibit B hereto.
“Authorized Officer” means the president, the chief executive officer, the chief financial officer, the chief operating officer, the treasurer, the assistant treasurer, the secretary, the assistant secretary, the general counsel or the assistant general counsel, and, with respect to certain limited liability companies or partnerships that do not have officers, any manager, managing member or general partner thereof, or any other senior officer of the Borrower or any other Loan Party designated as such in writing to the Administrative Agent by the Borrower or any other Loan Party, as applicable. The Administrative Agent may conclusively presume that (a) any document delivered hereunder that is signed by an Authorized Officer has been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of the Borrower or any other Loan Party and (b) such Authorized Officer has acted on behalf of such Person.
“Available Amount” means, at any time (the “Available Amount Reference Time”), an amount (which shall not be less than zero) equal to:
(a)    the sum of, without duplication;
(i)    $200,000,000;
(ii)    an amount (which amount shall not be less than zero) equal to 50% of Excess Cash Flow for the fiscal year ending December 31, 2017, and, thereafter, for each full fiscal year ending after the Restatement Effective Date, in each case in respect of which financial statements have been delivered pursuant to Section 5.01(a) on or prior to the Available Amount Reference Time;
(iii)    the aggregate amount of all dividends, returns, interest, profits, distributions, income and similar amounts (in each case, to the extent made in cash or Cash Equivalents) received by the Borrower or any Restricted Subsidiary from or in respect of any Investment to the extent such Investment was made by using the Available Amount during the period from and including the Business Day immediately following the Restatement Effective Date through and including the Available Amount Reference Time (other than the portion of any such dividends, returns, interest, profits, distributions, income or similar amounts that is used by the Borrower or any Restricted Subsidiary to pay taxes); provided that the aggregate amount by which the Available Amount is increased pursuant to this clause (iii) in respect of any such Investment shall not exceed the amount by which the Available Amount shall have been reduced on account of the original amount of such Investments;
(iv)    the aggregate amount of all repayments (in each case, to the extent made in cash or Cash Equivalents) of principal received by the Borrower or any Restricted Subsidiary from or in respect of any Investment in the form of loans or advances made by the Borrower or any Restricted Subsidiary to the extent such Investment was made by using the Available Amount during the period from and including the Business Day immediately following the Restatement Effective Date through and including the Available Amount Reference Time; provided that the aggregate amount by which the Available Amount is increased pursuant to this clause (iv) in respect of any such Investment shall not exceed the amount by which the Available Amount shall have been reduced on account of the amount of the loan or other advance originally made by the Borrower or such Restricted Subsidiary;

(v)    to the extent not applied to prepay any Term Loans, if any, in accordance with this Agreement (or to prepay, repurchase, redeem, defease or make any other similar payment of any Permitted Equal Priority Secured Indebtedness in accordance with the provisions of the governing documentation thereof), the aggregate amount of all Net Proceeds received by the Borrower or any Restricted Subsidiary in connection with the Disposition of any Investment to any Person other than to the Borrower or a Restricted Subsidiary and to the extent such Investment was made by using the Available Amount during the period from and including the Business Day immediately following the Restatement Effective Date through and including the Available Amount Reference Time; provided that the aggregate amount by which the Available Amount is increased pursuant to this clause (v) in respect of any such Investment shall not exceed the amount by which the Available Amount shall have been reduced on account of the original amount of such Investment;
(vi)    the amount of any Investment of the Borrower or any of its Restricted Subsidiaries in any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary pursuant to Section 5.15 or that has been merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries or the amount of assets of any Unrestricted Subsidiary disposed of to the Borrower or a Restricted Subsidiary, in each case following the Restatement Effective Date at or prior to the Available Amount Reference Time; provided that such amount shall not exceed the lesser of (A) the fair market value (as determined in good faith by the Borrower) of the Investments of the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary immediately prior to giving effect to such redesignation or merger, amalgamation or consolidation or Disposition of assets and (B) the amount (in the case of original Investments made in cash) or the fair market value (as determined in good faith by the Borrower) of the original Investment by the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary using the Available Amount;
minus
(b)    the sum of, without duplication and without taking into account the proposed portion of the amount calculated above to be used at the applicable Available Amount Reference Time, the amount of all expenditures for Specified Uses after the Restatement Effective Date and prior to the Available Amount Reference Time made in reliance on the Available Amount.
“Available Amount Reference Time” has the meaning set forth in the definition of the term “Available Amount”.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time, which is described in the EU Bail-In Legislation Schedule.
“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means CoStar Group, Inc., a Delaware corporation.
“Borrowing” means Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be, in the case of any such written request, substantially in the form of Exhibit C-1 or any other form approved by the Administrative Agent (acting reasonably).
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Washington, D.C. are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Capital Expenditures” means, for any period, the aggregate of, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Restricted Subsidiaries that, in conformity with GAAP, are (or should be) set forth in a consolidated statement of cash flows of the Borrower and its consolidated Restricted Subsidiaries for such period, excluding (i) any such expenditures made to restore, replace or rebuild assets to the condition of such assets immediately prior to any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, such assets to the extent such expenditures are made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such casualty, damage, taking, condemnation or similar proceeding, and (ii) any such expenditures constituting Permitted Acquisitions and (b) such portion of principal payments on Capital Lease Obligations or Synthetic Lease Obligations made by the Borrower and its consolidated Restricted Subsidiaries during such period as is attributable to additions to property, plant and equipment that have not otherwise been reflected on the consolidated statement of cash flows as additions to property, plant and equipment.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP. The amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, and the final maturity of such obligations shall be the date of the last payment of such or any other amounts due under such lease (or other arrangement) prior to the first date on which such lease (or other arrangement) may be terminated by the lessee without payment of a premium or a penalty. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.
“Cash Consideration” has the meaning set forth in Section 6.05.
“Cash Equivalents” means:
(a)    dollars and, with respect to any Foreign Subsidiary, local currencies held by such Foreign Subsidiary;
(b)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(c)    securities issued by any state or commonwealth of the United States of America or any political subdivision or taxing authority of any such state or commonwealth or any public instrumentality thereof or any political subdivision or taxing authority of any such state or commonwealth or any public instrumentality, in each case maturing within one year from the date of acquisition thereof and having, at such date of acquisition, at least an A-1 credit rating from S&P or a P-1 credit rating from Moody’s;
(d)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, at least an A-1 credit rating from S&P or a P-1 credit rating from Moody’s;
(e)    investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within one year from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;
(f)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (b), (c) and (e) above and entered into with a financial institution satisfying the criteria described in clause (e) above;
(g)    money market funds that (i) comply with the criteria set forth in Rule 2a‑7 under the Investment Company Act of 1940, (ii) are rated at least A-1 by S&P or P-1 by Moody’s and (iii) have portfolio assets of at least $1,000,000,000; and
(h)    in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.
“Cash Management Agreement” means any agreement entered into from time to time by the Borrower or one of its Restricted Subsidiaries in connection with cash management services for collections, other Cash Management Services and for operating, payroll and trust accounts of the Borrower or one of its Restricted Subsidiaries, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.
“Cash Management Bank” means any Person that provides any Cash Management Services.
“Cash Management Obligations” means obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank in connection with, or in respect of, any Cash Management Services.
“Cash Management Services” means (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services, including any Cash Management Agreements.

“CFC” means (a) each Person that is a “controlled foreign corporation” for purposes of the Code and (b) each subsidiary of any such controlled foreign corporation.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act and the rules of the SEC thereunder, but excluding any employee benefit plan of the Borrower and its Restricted Subsidiaries and any Person or “group” acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) of Equity Interests in the Borrower representing more than 35% of the aggregate ordinary voting power for the election of directors of the Borrower; (b) the occurrence of any “change in control” (or similar event, however denominated) with respect to the Borrower under and as defined in any indenture or other agreement or instrument evidencing, governing the rights of the holders of or otherwise relating to any Material Indebtedness of the Borrower or any Restricted Subsidiary or (c) the occurrence of any “change of control” (or similar event, however denominated) with respect to the Borrower under and as defined in any agreement or instrument evidencing, governing the rights of the holders of or otherwise relating to any preferred Equity Interests or Disqualified Equity Interests in the Borrower, if (i) the occurrence of such “change of control” (or similar event, however denominated) would require, or permit any holder thereof to require (including pursuant to any required offer by the Borrower), the repayment, redemption or repurchase of such preferred Equity Interests or Disqualified Equity Interests prior to the Maturity Date and (ii) the aggregate amount that the holders thereof would be entitled to receive under any such agreement or instrument (assuming the exercise of all rights to require any such repayments, redemptions or repurchases) is equal to or greater than $35,000,000.
For purposes of this definition and any related definition to the extent used for purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act and (ii) a Person or group shall not be deemed to beneficially own securities subject to an equity or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement.
“Change in Law” means the occurrence, after the Restatement Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, with respect to any Credit Party (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Incremental Term Loans of any Series, Refinancing Term Loans of any Series, Revolving Loans (other than Extended Revolving Loans), Extended Term Loans (of the same Extension Series) or Extended Revolving Loans (of the same Extension Series), (b) any Commitment, refers to whether such Commitment is an Extended Revolving Commitment (of the same Extension Series), an Incremental Term Commitment of any Series, a Refinancing Term Commitment of any Series or a Revolving Commitment (other than an Extended Revolving Commitment) and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“Co-Borrower” means CoStar Realty Information, Inc., a Delaware corporation.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” has the meaning provided for such term (or any analogous term describing assets on which Liens are purported to be granted to secure the Obligations) in each of the Security Documents.
“Collateral Agreement” means the Guarantee and Collateral Agreement dated as of the Original Closing Date, as amended and restated as of the Restatement Effective Date, among the Borrower, the other Loan Parties and the Administrative Agent, together with all supplements thereto.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a)    the Administrative Agent shall have received from the Borrower and each Designated Subsidiary either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Subsidiary after the Restatement Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Collateral Agreement, substantially in the form specified therein or in a form otherwise reasonably acceptable to the Administrative Agent, duly executed and delivered on behalf of such Person, together with, to the extent reasonably requested by the Administrative Agent, documents and opinions of the type referred to in paragraphs (d) and (e) of Section 3 of the Restatement Agreement with respect to such Designated Subsidiary;
(b)    all Equity Interests in any Subsidiary owned by or on behalf of any Loan Party, other than any Excluded Equity Interests, shall have been pledged pursuant to the Collateral Agreement and the Administrative Agent shall, to the extent required by the Collateral Agreement, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;
(c)    (i) all Indebtedness of the Borrower or any of its Restricted Subsidiaries that is owing to any Loan Party (or any Person required to become a Loan Party) shall be evidenced by the Intercompany Note, which Intercompany Note shall be required to be pledged to the Administrative Agent pursuant to the Collateral Agreement, and (ii) except with respect to intercompany Indebtedness, as promptly as practicable, all Indebtedness for borrowed money in a principal amount in excess of $10,000,000 (individually) that is owing to any Loan Party (or any Person required to become a Loan Party) shall be evidenced by a promissory note and shall have been pledged pursuant to a supplement to the Collateral Agreement substantially in the form specified therein or in a form otherwise reasonably acceptable to the Administrative Agent, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;
(d)    all documents and instruments, including Uniform Commercial Code financing statements, required by Requirements of Law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement”, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

(e)    the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance (or unconditional commitment to issue such policy or policies of title insurance) in an amount not to exceed the fair market value of such Mortgaged Property, as reasonably determined by the Borrower, issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid and enforceable first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted under Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request and to the extent available in the relevant jurisdiction at commercially reasonable rates, and (iii) such surveys, abstracts and appraisals and such legal opinions, in each case, as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property; provided that the Administrative Agent shall accept an existing survey, together with a “no change” affidavit if sufficient for the title insurance company to provide all reasonably required survey coverage and survey endorsements.
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Restricted Subsidiary, as to which the Administrative Agent and the Borrower reasonably agree that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to the Borrower and the Restricted Subsidiaries (including the imposition of withholding or other material taxes)), shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents and, to the extent appropriate in the applicable jurisdiction, as reasonably agreed between the Administrative Agent and the Borrower, (c) in no event shall control agreements or similar arrangements be required with respect to deposit accounts, securities accounts or commodities accounts, (d) in no event shall the delivery of landlord lien waivers, estoppels, collateral access letters or any similar agreement or document be required, (e) in no event shall the Collateral include any Excluded Assets, (f) in no event shall the Borrower or any Restricted Subsidiary be required to deliver any documents or take any perfection steps required or governed by the laws of any non-U.S. jurisdiction, including the delivery of non-U.S. law pledge or charge agreements, non-U.S. law agreements or filings with respect to Intellectual Property or non-U.S. law security assignments or other non-U.S. agreements or filings, (g) no Mortgages shall be required with respect to leasehold interests in real property and (h) no certificates, stock powers or other instruments representing Equity Interests of Persons that are not Subsidiaries or Persons that are Excluded Subsidiaries pursuant to clause (e) of the definition of “Excluded Subsidiary” shall be required to be delivered. The Administrative Agent may, without the consent of any Lender, grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Restricted Subsidiary (including in connection with assets acquired, or Subsidiaries formed or acquired, after the Restatement Effective Date) where it and the Borrower reasonably agree that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents. Without limiting the foregoing, no perfection actions shall be required with respect to (A) motor vehicles and other assets subject to certificates of title or ownership, (B) letter of credit rights with a value (individually) of less than $15,000,000 (except that if such letter of credit right is a “supporting obligation” (as defined in the Uniform Commercial Code), no perfection actions, other than the filing of a financing statement under the Uniform Commercial Code, shall be required) or (C) commercial tort claims with a value (individually) of less than $15,000,000.
“Commitment” means a Revolving Commitment, an Incremental Term Commitment of any Series, a Refinancing Revolving Commitment, a Refinancing Term Commitment of any Series, an Extended Revolving Commitment or any combination thereof (as the context requires).
“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit E or any other form approved by the Administrative Agent (acting reasonably).
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus
(a)    without duplication and, except with respect to clause (a)(x)(A) and (a)(xii), to the extent deducted (and not added back) in determining such Consolidated Net Income, the sum of:
(i)    consolidated interest expense for such period (including imputed interest expense in respect of Capital Lease Obligations);
(ii)    provision for taxes based on income, profits or losses, including federal, foreign and state income and similar taxes (including foreign withholding taxes), paid or accrued during such period;
(iii)    all amounts attributable to depreciation and amortization for such period (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period, but including amortization of deferred financing fees and costs and amortization of intangibles);
(iv)    (A) any unusual or non-recurring charges for such period and (B) any extraordinary charges for such period, determined on a consolidated basis and, in the case of clause (B), in accordance with GAAP;
(v)    any Non-Cash Charges for such period;
(vi)    any losses attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement;
(vii)    one-time out-of-pocket costs and expenses relating to the Transactions, including, without limitation, legal and advisory fees;
(viii)    losses incurred as a result of dispositions of auction rate securities;
(ix)    losses incurred as a result of Dispositions, closures, disposals or abandonments not in the ordinary course of business;
(x)    (A) pro forma adjustments related to any Specified Transaction or Specified Restructuring, including pro forma “run rate” cost savings, operating expense reductions and other synergies, in each case reasonably identifiable, factually supportable and projected by the Borrower in good faith to result from actions that have been taken, actions with respect to which substantial steps have been taken or actions that are expected to be taken (in each case, in the good faith determination of the Borrower), in any such case, within any applicable Post-Transaction Period; provided that the aggregate amount of any such pro forma increase added to Consolidated EBITDA pursuant to this clause (x)(A) and pursuant to Section 1.09(c) for any Test Period shall not exceed an amount equal to 20.0% of Consolidated EBITDA for such Test Period (calculated without giving effect to such add-backs); provided further that, for the purpose of this clause (x)(A), (I) any such adjustments shall be included in Consolidated EBITDA for each Test Period ending on or prior to the last day of the first Test Period ending after the expiration of the applicable Post-Transaction Period and shall be calculated on a pro forma basis as though such adjustments had been realized on the first day of the relevant Test Period and shall be calculated net of the amount of actual benefits realized from such actions and (II) no such adjustments shall be added pursuant to this clause (x)(A) to the extent duplicative of any items otherwise added to or included in calculating Consolidated EBITDA (whether items included in the definition of Consolidated Net Income, items added pursuant to clause (iv) above, adjustments included pursuant to the effects of Section 1.09 or otherwise) (it being understood that for purposes of the foregoing and Section 1.09 “run rate” shall mean the full recurring benefit that is associated with any such action), and (B) actual costs, expenses and charges incurred and attributable to the undertaking and/or the implementation of such “run rate” cost savings, operating expense reductions and other synergies (including in connection with the combination of the operations of any acquired Pro Forma Entity with those of the Borrower and its Restricted Subsidiaries);
(xi)    acquisition-related costs, restructuring charges, accruals or reserves and related costs, costs related to the acquisition and transition of the Borrower’s headquarters and settlements and impairments incurred outside the ordinary course of the Borrower’s normal business operations, which, in the case of the items described in this clause (xi), shall not in the aggregate exceed in any Test Period $25,000,000; and
(xii)    the amount of any charge or deduction associated with any Restricted Subsidiary that is attributable to any non-controlling interest or minority interest of any third party.

provided that any cash payment made with respect to any Non-Cash Charges added back in computing Consolidated EBITDA for any prior period pursuant to clause (a)(v) above (or that would have been added back had this Agreement been in effect during such prior period) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made; and minus
(b)    without duplication and to the extent included (and not deducted) in determining such Consolidated Net Income, the sum of:
(i)    any interest income for such period, determined on a consolidated basis in accordance with GAAP;
(ii)    any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP;

(iii)    any gains attributable to the early extinguishment of Indebtedness or obligations under any Hedging Agreement;
(iv)    non-cash income in excess of $500,000 for any Test Period (other than non-cash income of up to $2,000,000 in any Test Period resulting from the sale of the Borrower’s headquarters in Washington, D.C., which shall not be required to be deducted);
(v)    gains as a result of dispositions of auction rate securities; and
(vi)    gains as a result of Dispositions, closures, disposals or abandonments not in the ordinary course of business;
provided that any cash receipt (or any netting arrangements resulting in reduced cash expenses) with respect to any non-cash income deducted in computing Consolidated EBITDA for any prior period pursuant to clause (b)(iv) above (or that would have been deducted in computing Consolidated EBITDA had this Agreement been in effect during such prior period) shall be added in computing Consolidated EBITDA for the period in which such cash is received (or netting arrangement becomes effective);
provided, further that, to the extent included in Consolidated Net Income, Consolidated EBITDA for any period shall be calculated so as to exclude (without duplication of any adjustment referred to above) the effect of:
(A)    the cumulative effect of any changes in GAAP or accounting principles applied by management during such period;
(B)    any gains or losses on currency derivatives and any currency transaction and translation and gains or losses that arise upon consolidation or upon remeasurement of Indebtedness;
(C)    any gains or losses attributable to the mark-to-market movement in the valuation of Hedging Obligations or other derivative instruments pursuant to Accounting Standards Codification 815; and
(D)    purchase accounting adjustments;
provided, further, that Consolidated EBITDA for any period shall be calculated so as to include (without duplication of any adjustment referred to above or made pursuant to Section 1.09, if applicable) the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) in a Material Acquisition to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or asset to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to a transaction consummated prior to the Restatement Effective Date, and not subsequently so disposed of, an “Acquired Entity or Business”) for the entire period determined on a historical pro forma basis and the Acquired EBITDA of any Unrestricted Subsidiary that is designated as a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical pro forma basis; and

provided, further, that Consolidated EBITDA for any period shall be calculated so as to exclude (without duplication of any adjustment referred to above or made pursuant to Section 1.09, if applicable) the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of or closed by the Borrower or any Restricted Subsidiary during such period in a Material Disposition (each such Person (other than an Unrestricted Subsidiary), property, business or asset so sold, transferred or otherwise disposed of or closed, including pursuant to a transaction consummated prior to the Restatement Effective Date, a “Sold Entity or Business”) for the entire period determined on a historical pro forma basis, and the Disposed EBITDA of any Restricted Subsidiary that is designated as an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical pro forma basis.
“Consolidated First Lien Debt” means, without duplication, as of any date of determination, (a) the aggregate principal amount of (i) all Consolidated Total Debt (determined without regard to clause (b) of the definition thereof) outstanding hereunder as of such date and (ii) all other Consolidated Total Debt (determined without regard to clause (b) of the definition thereof) secured by Liens on the Collateral that do not rank junior in priority to the Liens on the Collateral securing the Obligations minus (b) the aggregate amount of cash and Cash Equivalents reflected on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries in accordance with GAAP on such date, excluding cash and Cash Equivalents which are or should be listed as “restricted” on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date in accordance with GAAP (the aggregate amount of such cash and Cash Equivalents permitted to be deducted from Consolidated Total Debt pursuant to this clause (b), the “Consolidated First Lien Debt Cash Netting Amount”). It is understood that, without duplication, to the extent the Borrower or any Restricted Subsidiary incurs any Indebtedness and receives the proceeds of such Indebtedness, for purposes of determining any incurrence test under this Agreement and whether the Borrower is in compliance on a pro forma basis with any such test, the proceeds of such incurrence shall not be considered cash or Cash Equivalents for purposes of any “netting” pursuant to clause (b) of this definition.
“Consolidated First Lien Debt Cash Netting Amount” has the meaning set forth in the definition of “Consolidated First Lien Debt”.
“Consolidated Net Income” means, for any period, the net income or loss attributable to the Borrower and its consolidated Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) (i) any gains or losses for such period of any Person that is accounted for by the equity method of accounting and (ii) the income of any Person (other than the Borrower) that is not a consolidated Restricted Subsidiary, in each case, except that Consolidated Net Income of the Borrower shall be increased by the amount (not in excess of such excluded gains or income of such Person) of cash dividends or cash distributions or other payments that are actually paid by such Person in cash or Cash Equivalents (or other property to the extent converted into cash or Cash Equivalents) to the Borrower or, subject to clause (b) below, any other consolidated Restricted Subsidiary during such period, and (b) the income of any consolidated Restricted Subsidiary (other than the Borrower or any Subsidiary Loan Party) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary is not permitted by the operation of the terms of the Organizational Documents of or shareholder or similar agreement applicable to such Restricted Subsidiary, unless such restriction with respect to the payment of cash dividends and other similar cash distributions has been legally and effectively waived.

“Consolidated Senior Secured Debt” means, without duplication, as of any date of determination, (a) the aggregate principal amount of (i) all Consolidated Total Debt (determined without regard to clause (b) of the definition thereof) outstanding hereunder as of such date and (ii) all other Consolidated Total Debt (determined without regard to clause (b) of the definition thereof) secured by Liens on any assets or property of the Borrower or any Restricted Subsidiary (whether or not such assets or property constitute part of the Collateral) minus (b) the aggregate amount of cash and Cash Equivalents reflected on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries in accordance with GAAP on such date, excluding cash and Cash Equivalents which are or should be listed as “restricted” on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date in accordance with GAAP. It is understood that, without duplication, to the extent the Borrower or any Restricted Subsidiary incurs any Indebtedness and receives the proceeds of such Indebtedness, for purposes of determining any incurrence test under this Agreement and whether the Borrower is in compliance on a pro forma basis with any such test, the proceeds of such incurrence shall not be considered cash or Cash Equivalents for purposes of any “netting” pursuant to clause (b) of this definition.
“Consolidated Total Assets” means, on any date of determination, the consolidated total assets of the Borrower and its consolidated Restricted Subsidiaries as set forth on the consolidated balance sheet of the Borrower as of the last day of the applicable Test Period (but excluding all amounts attributable to Unrestricted Subsidiaries); provided that prior to the first delivery of financial statements pursuant to Section 5.01(a) or 5.01(b), Consolidated Total Assets shall be determined based on the balance sheet included in the Latest Financial Statements.
“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, in the amount that would be reflected on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries in accordance with GAAP (but without giving effect to any election to value any indebtedness at “fair value”, as described in Section 1.04(a), or any other accounting principle that results in the amount of any such indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness and excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition or Investments similar to those made for Permitted Acquisitions), consisting of indebtedness for borrowed money, unpaid LC Disbursements and other unpaid drawings under letters of credit, Capital Lease Obligations and purchase money debt and debt obligations evidenced by bonds, debentures, notes or similar instruments, and, to the extent the same would be reflected as a liability on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries prepared in accordance with GAAP, but without any duplication of any of the foregoing, any letters of credit supporting or any Guarantees of any of the foregoing; minus (b) the aggregate amount of cash and Cash Equivalents reflected on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries in accordance with GAAP on such date, excluding cash and Cash Equivalents which are or should be listed as “restricted” on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date in accordance with GAAP. It is understood that, without duplication, to the extent the Borrower or any Restricted Subsidiary incurs any Indebtedness and receives the proceeds of such Indebtedness, for purposes of determining any incurrence test under this Agreement and whether the Borrower is in compliance on a pro forma basis with any such test, the proceeds of such incurrence shall not be considered cash or Cash Equivalents for purposes of any “netting” pursuant to clause (b) of this definition.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Converted Restricted Subsidiary” has the meaning set forth in the definition of the term “Consolidated EBITDA.”
“Converted Unrestricted Subsidiary” has the meaning set forth in the definition of the term “Consolidated EBITDA.”
“Corrective Extension Amendment” has the meaning set forth in Section 2.22(e).
“Credit Agreement Refinancing Indebtedness” means Permitted Equal Priority Secured Indebtedness, Permitted Junior Lien Secured Indebtedness or Permitted Unsecured Indebtedness; provided that (a) substantially concurrently with the incurrence of any such Credit Agreement Refinancing Indebtedness, the Borrower shall utilize the proceeds thereof to repay or prepay then outstanding Term Borrowings of one or more Classes in an aggregate principal amount equal to the aggregate amount of such Credit Agreement Refinancing Indebtedness (less the aggregate amount of accrued and unpaid interest with respect to such outstanding Term Borrowings and any fees (including upfront fees and original issue discount), premiums, costs and expenses relating to such refinancing) and (b) such Credit Agreement Refinancing Indebtedness shall comply with the Required Debt Parameters.
“Credit Party” means the Administrative Agent, each Issuing Bank and each other Lender.
“Cure Amount” has the meaning set forth in Section 7.02(a).
“Cure Deadline” has the meaning set forth in Section 7.02(a).
“Cure Right” has the meaning set forth in Section 7.02(a).
“Default” means any event or condition that constitutes, or upon notice, lapse of time or both would constitute, an Event of Default.
“Defaulting Lender” means any Revolving Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Borrower or a Credit Party made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Borrower’s or such Credit Party’s (as applicable) receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Lender-Related Distress Event or (e) has, or has a Revolving Lender Parent that has, become the subject of a Bail-In Action.
“Designated Subsidiary” means each Subsidiary that is not an Excluded Subsidiary.

“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.
“Disposition” has the meaning set forth in Section 6.05.
“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that requires the payment of any dividend (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:
(a)    matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;
(b)    is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or
(c)    is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by the Borrower or any Restricted Subsidiary, in whole or in part, at the option of the holder thereof;
in each case, on or prior to the date 91 days after the latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the Restatement Effective Date, the Restatement Effective Date); provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale”, “casualty/condemnation” or a “change of control” (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement is subject to the prior or concurrent repayment in full of all the Loans and all other Loan Document Obligations (other than contingent or indemnification obligations not then due) that are accrued and payable, the cancellation or expiration of all Letters of Credit and the termination or expiration of the Commitments and (ii) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Disqualified Lender” means (a) each bank, financial institution and other institutional lender or investor that has been separately identified in writing by the Borrower to the Arrangers prior to the Restatement Effective Date, (b) bona fide competitors of the Borrower or its Restricted Subsidiaries that are separately identified in writing by the Borrower to the Administrative Agent from time to time and (c) any of the Affiliates of any of the foregoing (which, for the avoidance of doubt, shall not include any bona fide debt investment funds that are Affiliates of any Person referenced in clause (b) above) that are either (i) identified in writing by the Borrower to the Administrative Agent from time to time or (ii) readily identifiable by the Administrative Agent as such on the basis of their names.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Restricted Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or clause (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person, a Disqualified Lender or, except to the extent permitted under Section 2.23 or Section 9.04(e), the Borrower, any Subsidiary or any other Affiliate of the Borrower.
“Engagement Letter” means the Engagement Letter dated September 19, 2017, between the Borrower and JPMorgan Chase Bank, N.A.
“Environmental Laws” means all rules, regulations, codes, ordinances, judgments, orders, decrees and other laws, and all injunctions, notices or binding agreements, issued, promulgated or entered into by any Governmental Authority and relating in any way to the environment, to preservation or reclamation of natural resources, to the management, Release or threatened Release of any Hazardous Material or, to the extent related to human exposure to Hazardous Materials, health or safety matters.
“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties and indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) human exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equal Priority Intercreditor Agreement” means an Intercreditor Agreement substantially in the form of Exhibit G-1 or otherwise reasonably acceptable to the Administrative Agent.
“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30‑day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (f) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan or (h) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or in “endangered” or “critical” status, within the meaning of Section 305 of ERISA or Section 432 of the Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning set forth in Section 7.01.
“Excess Cash Flow” means, for any period, an amount equal to:
(a)    the sum, without duplication, of:
(i)    Consolidated Net Income for such period, adjusted to exclude any gains or losses attributable to any Disposition not in the ordinary course of business;
(ii)    depreciation, amortization and other noncash charges or losses (including deferred income taxes) deducted in determining Consolidated Net Income for such period;
(iii)    the sum, without duplication, of (x) the amount, if any, by which Net Working Capital decreased during such period and (y) the net amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Restricted Subsidiaries increased during such period; and
(iv)    income tax expense to the extent deducted in determining Consolidated Net Income for such period;
minus
(b)    the sum, without duplication, of:
(i)    the amount of all non-cash gains included in arriving at such Consolidated Net Income for such period;
(ii)    noncash items of income attributable to the sale and leaseback of the Borrower’s headquarters building or that represent the reversal of any accrual made in a prior period for anticipated cash charges and noncash gains, in each case included in determining Consolidated Net Income for such period;
(iii)    the sum, without duplication, of (x) the amount, if any, by which Net Working Capital increased during such period and (y) the net amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Restricted Subsidiaries decreased during such period;
(iv)    the sum of (w) the aggregate amount of Capital Expenditures by the Borrower and its consolidated Restricted Subsidiaries made in cash during such period, (x) the aggregate amount of cash consideration paid during such period by the Borrower and its consolidated Restricted Subsidiaries to make Permitted Acquisitions and other Investments (other than Investments in cash, Cash Equivalents or Investments in the Borrower or any of its Restricted Subsidiaries) made in reliance on Section 6.04(p) (other than any such cash consideration paid to acquire Non-Compliant Subsidiaries in a Permitted Acquisition in reliance on the final proviso to the definition of “Permitted Acquisition”) or Section 6.04(r) (to the extent not made in reliance on the proviso therein), (y) to the extent not deducted in arriving at net income or loss or pursuant to the other clauses of this definition, the amount of Restricted Payments paid to Persons other than the Borrower or any Restricted Subsidiaries during such period pursuant to Section 6.08, other than Restricted Payments made in reliance on Section 6.08(a)(viii) or Section 6.08(b)(vi) and (z) payments in cash made by the Borrower and its consolidated Restricted Subsidiaries with respect to any noncash charges added back pursuant to clause (a)(ii) above in computing Excess Cash Flow for any prior period;
(v)    the aggregate principal amount of Long‑Term Indebtedness repaid or prepaid by the Borrower and its consolidated Restricted Subsidiaries during such period (including the principal component of payments in respect of Capital Lease Obligations), excluding (A) Indebtedness in respect of Revolving Loans and Letters of Credit or other revolving extensions of credit (except to the extent that any repayment or prepayment of such Indebtedness is accompanied by a permanent reduction in related commitments), (B) repayments or purchases of Long-Term Indebtedness made in reliance on Section 6.08(b)(vi) to the extent made in reliance on the Available Amount and (C) repayments or prepayments of Long‑Term Indebtedness to the extent financed from Excluded Sources; and
(vi)    income taxes, including penalties and interest, paid in cash during such period.
Notwithstanding any other provision of this Agreement, amounts used in connection with acquiring Loans under Section 2.23 shall not reduce or be credited against Excess Cash Flow.
“Exchange Act” means the United States Securities Exchange Act of 1934.
“Excluded Assets” means (a) any fee-owned real property with a fair market value (calculated as of the date of acquisition or, in the case of any real property owned on the Restatement Effective Date, as of the Restatement Effective Date) of less than $15,000,000 or that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards and any leasehold interests in real property, (b) any lease of property (other than real property) to the extent that a grant of a security interest therein would violate or invalidate such lease and the consent to the granting of such security interest cannot, after use of commercially reasonable efforts by the Borrower (which efforts shall not require the Borrower to pay any fee), be obtained, (c) any Excluded Equity Interests, (d) any asset if, to the extent and for so long as the grant of a Lien thereon to secure the Loan Document Obligations is effectively prohibited by any Requirements of Law, (e) any lease, license or other agreement or contract or any property subject to a purchase money security interest, Capital Lease Obligation or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or contract or purchase money, capital lease or similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or any wholly owned Restricted Subsidiary) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other similar applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other similar applicable law notwithstanding such prohibition, (f) any governmental licenses or state or local franchises, charters and authorizations, if, to the extent, and for so long as, the grant of a security interest in any such licenses, franchises charters or authorizations would be prohibited or restricted by such license, franchise, charter or authorization, (g) any trademark application filed in the United States Patent and Trademark Office on the basis of an “intent-to-use” such trademark, unless and until acceptable evidence of use of the trademark has been filed with and accepted by the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. §§1051, et seq.), if, to the extent, and for so long as, granting a security interest or other Lien in such trademark application prior to such filing could reasonably be expected to adversely affect the enforceability or validity of such trademark application, (h) in each case if the contract or other agreement pursuant to which such Lien is granted or created (or the documentation providing for such Indebtedness) effectively prohibits the creation of any other Lien on such property, any property subject to a Lien permitted by clauses (iv), (v), (ix) and (xx) of Section 6.02(a), (i) assets if, to the extent and for so long as, the grant of a security interest in such assets would result in material adverse tax consequences to the Borrower or any of its Restricted Subsidiaries as reasonably determined by the Borrower in consultation with the Administrative Agent and (j) assets as to which the Administrative Agent and the Borrower shall have agreed in writing that the cost of obtaining such a security interest or perfection thereof is excessive in relation to the benefit to the Lenders of the security to be afforded thereby.
“Excluded Equity Interests” means (a) any Equity Interests that consist of voting Equity Interests of a Subsidiary that is a CFC or an FSHCO in excess of 65% of the outstanding voting Equity Interests of such Subsidiary, (b) any Equity Interests if, to the extent, and for so long as, the grant of a Lien thereon to secure the Loan Document Obligations is effectively prohibited by any Requirements of Law; provided that such Equity Interest shall cease to be an Excluded Equity Interest at such time as such prohibition ceases to be in effect, (c) margin stock, (d) any Equity Interests in any Person other than a wholly-owned Restricted Subsidiary if, to the extent, and for so long as, the grant of a Lien thereon is prohibited by the Organizational Documents of or any shareholder or similar agreement applicable to such Person, or would create an enforceable right of termination in favor of any other party thereto (other than the Borrower or any wholly owned Restricted Subsidiary) under the terms of any such document or agreement; provided that such Equity Interest shall cease to be an Excluded Equity Interest at such time as such prohibition or right of termination ceases to exist or be in effect, (e) any Equity Interest of any Unrestricted Subsidiary or Special Purpose Subsidiary and (f) any Equity Interest if, to the extent, and for so long as, the Administrative Agent and the Borrower shall have agreed in writing to treat such Equity Interest as an Excluded Equity Interest on account of the cost of pledging such Equity Interest hereunder (taking into account any adverse tax consequences to the Borrower and the Restricted Subsidiaries (including the imposition of withholding or other material taxes)), being excessive in view of the benefits to be obtained by the Lenders therefrom.
“Excluded Sources” means (a) proceeds of any incurrence or issuance of Long-Term Indebtedness, Capital Lease Obligations or Synthetic Lease Obligations, (b) Net Proceeds of any Disposition of assets made in reliance on Section 6.05(j) or (k) and (c) proceeds of any issuance or sale of Equity Interests in the Borrower.
“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly-owned Restricted Subsidiary of the Borrower (including any Unrestricted Subsidiary), (b) (i) any Subsidiary that is a CFC or (ii) any FSHCO, (c) any Subsidiary that is prohibited by any Requirement of Law from guaranteeing the Loan Document Obligations, (d) any Subsidiary that is prohibited by any contractual obligation existing on the Restatement Effective Date or on the date such Subsidiary is acquired (but not entered into in contemplation of the Transactions or such acquisition) from guaranteeing the Loan Document Obligations, (e) any Subsidiary (other than an IP Subsidiary) (i) the aggregate amount of total assets of which equal less than 5% of the Consolidated Total Assets of the Borrower (excluding the assets of the Foreign Subsidiaries) or (ii) the aggregate amount of gross revenues of which equal less than 5% of the consolidated gross revenues of the Borrower (excluding the gross revenues of the Foreign Subsidiaries), in each case as of the end of or for each Test Period during the term of this Agreement; provided that if at the end of or for any Test Period during the term of this Agreement, the combined aggregate amount of total assets or combined aggregate amount of gross revenues of all Restricted Subsidiaries that under clauses (e)(i) and (e)(ii) above would constitute Excluded Subsidiaries shall have exceeded 10% of the Consolidated Total Assets of the Borrower (excluding the assets of the Foreign Subsidiaries) or 10% of the consolidated gross revenues of the Borrower (excluding the gross revenues of the Foreign Subsidiaries), then one or more of such Excluded Subsidiaries shall for all purposes of this Agreement be deemed to cease to be Excluded Subsidiaries in descending order based on the amounts of their total assets or gross revenues, as the case may be, until such excess shall have been eliminated, (f) any other Subsidiary excused from becoming a Loan Party pursuant to the last paragraph of the definition of the term “Collateral and Guarantee Requirement” and (g) any Special Purpose Subsidiary; provided that any Subsidiary shall cease to be an Excluded Subsidiary at such time as it is a wholly owned Restricted Subsidiary of the Borrower and none of clauses (b) through (f) above apply to it.
“Excluded Taxes” means, with respect to any payment made by any Loan Party under this Agreement or any other Loan Document, any of the following Taxes imposed on or with respect to a Credit Party: (a) income or franchise Taxes imposed on (or measured by) net income by the United States of America or by the jurisdiction under the laws of which such Credit Party is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction referred to in clause (a) above, (c) any Taxes described in clauses (a) or (b) of this sentence that are Other Connection Taxes, (d) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any U.S. Federal withholding Taxes (x) resulting from any law in effect on the date such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Taxes pursuant to Section 2.17(a) or (y) that are attributable to such Lender’s failure to comply with Section 2.17(f) and (e) any U.S. Federal withholding Taxes imposed by reason of FATCA.
“Existing Class” means an Existing Term Loan Class or Existing Revolving Class, as applicable.
“Existing Credit Agreement” means the Credit Agreement, dated as of April 1, 2014, among, inter alia, the Borrower, the Co-Borrower, JPMorgan Chase Bank, N.A. as administrative agent, and the lenders from time to time parties thereto, as in effect immediately prior to the Restatement Effective Date.
“Existing Credit Agreement Refinancing” means the repayment in full of all principal, accrued and unpaid interest, fees, premium, if any, and other amounts, in each case, in respect of the Initial Term Loans under the Existing Credit Agreement.
“Existing Letters of Credit” means the letters of credit issued under the Existing Credit Agreement and listed on Schedule 1.01A.
“Existing Revolving Class” has the meaning as set forth in Section 2.22(a)(ii).
“Existing Revolving Commitment” has the meaning as set forth in Section 2.22(a)(ii).
“Existing Revolving Loans” has the meaning as set forth in Section 2.22(a)(ii).
“Existing Term Loan Class” has the meaning as set forth in Section 2.22(a)(i).
“Existing Term Loans” has the meaning as set forth in Section 2.22(a)(i).
“Expected Cure Amount” has the meaning as set forth in Section 7.02(b).
“Extended Revolving Class” has the meaning as set forth in Section 2.22(a)(ii).
“Extended Revolving Commitments” has the meaning as set forth in Section 2.22(a)(ii).
“Extended Revolving Loans” has the meaning as set forth in Section 2.22(a)(ii).
“Extended Term Loans” has the meaning as set forth in Section 2.22(a)(i).
“Extending Lender” has the meaning as set forth in Section 2.22(b).
“Extension Amendment” has the meaning as set forth in Section 2.22(c).
“Extension Election” has the meaning as set forth in Section 2.22(b).
“Extension Request” means Term Loan Extension Requests and Revolving Extension Requests.

“Extension Series” means all Extended Term Loans, Extended Revolving Loans and Extended Revolving Commitments that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Term Loans, Extended Revolving Loans or Extended Revolving Commitments, as applicable, provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, if any, and amortization schedule.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Restatement Effective Date (including any amended or successor version thereof that is substantially comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into in connection with the implementation of such Section of the Code (or any such amended or successor version thereof) and any law, regulation, rule, promulgation, guidance notes, practices or official agreement implementing an official governmental agreement with respect to the foregoing.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” means the Fee Letter as defined in the Engagement Letter.
“Financial Maintenance Covenant” means, at any time, (a) the covenant set forth in Section 6.12(a), (b) the covenant set forth in Section 6.12(b) if it is operative at such time and (c) any Previously Absent Financial Covenant if such Previously Absent Financial Covenant is operative at such time and has been included in this Agreement for the benefit of all Lenders.
“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.
“Financing Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds of the Loans and the issuance of Letters of Credit hereunder.
“First Lien Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated First Lien Debt as of the last day of the Test Period most recently ended on or prior to such date of determination to (b) Consolidated EBITDA for such Test Period.
“Foreign Lender” means any Lender that is not a U.S. Person.
“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.
“FSHCO” means any Domestic Subsidiary that has no material assets other than Equity Interests of one or more Foreign Subsidiaries that are CFCs or Domestic Subsidiaries that are described in this definition.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities (including any supra-national bodies such as the European Union or the European Central Bank).
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services primarily for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness ; provided that the term “Guarantee” shall not include reasonable and customary indemnity obligations in effect on the Restatement Effective Date or entered into in connection with any acquisition or disposition of assets permitted under the Loan Documents (other than with respect to Indebtedness), or endorsements of instruments for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of Indebtedness guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor, the maximum monetary exposure or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum reasonably anticipated liability, in each case, as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), in good faith by the Borrower)).
“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes that are regulated pursuant to any Environmental Law.
“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Restricted Subsidiaries shall be a Hedging Agreement.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedging Agreements.
“Impacted Loans” has the meaning set forth in Section 2.14(a).
“Incremental Base Amount” means, as of any date of determination, (a) $200,000,000 minus (b) the aggregate principal amount of any Incremental Term Loans, and the aggregate amount of Incremental

Revolving Commitment Increases, in each case that have been initially incurred or established pursuant to Section 2.21(a)(A) minus (c) the aggregate principal amount of any Incremental Equivalent Indebtedness that has been initially incurred in reliance on Section 6.01(a)(ii)(A)(1), plus (d) all voluntary prepayments of any Incremental Term Loans initially incurred pursuant to Section 2.21(a)(A), all voluntary prepayments of any Incremental Equivalent Indebtedness initially incurred in reliance on Section 6.01(a)(ii)(A)(1) and all voluntary permanent commitment reductions of any Incremental Revolving Commitment Increases initially established pursuant to Section 2.21(a)(A), in each case, to the extent not financed with long term Indebtedness or replaced with commitments for the incurrence of long term Indebtedness.
“Incremental Equivalent Indebtedness” means any Indebtedness incurred in reliance on Section 6.01(a)(ii).
“Incremental Facility Agreement” means an Incremental Facility Agreement among the Borrower, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Term Commitments of any Series or Incremental Revolving Commitment Increases and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.21.
“Incremental Lender” means any Lender providing an Incremental Revolving Commitment Increase or an Incremental Term Lender.
“Incremental Revolving Commitment Increase” has the meaning set forth in Section 2.21(a).
“Incremental Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant an Incremental Facility Agreement and Section 2.21, to make or increase the amount of Incremental Term Loans of any Series hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such Series to be made by such Lender.
“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.
“Incremental Term Loan” means a Loan made by an Incremental Term Lender to the Borrower in accordance with the provisions of Section 2.21.
“incur” shall mean create, issue, assume, guarantee, incur or otherwise become directly or indirectly liable for any Indebtedness; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Person at the time it becomes a Restricted Subsidiary. The term “incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 6.01:
(a)    amortization of debt discount or the accretion of principal with respect to a non interest bearing or other discount security;
(b)    the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Equity Interests in the form of additional Equity Interests of the same class and with the same terms; and
(c)    the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of prepayment, redemption, repurchase, defeasance, acquisition or similar payment or making of a mandatory offer to prepay, redeem, repurchase, defease, acquire, or similarly pay such Indebtedness;
will not be deemed to be the incurrence of Indebtedness.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (including payments in respect of non-competition agreements or other arrangements representing acquisition consideration, in each case entered into in connection with an acquisition, but excluding (i) current accounts payable and trade payables incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of such Person and (iii) any purchase price adjustment or earnout incurred in connection with an acquisition, until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (e) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (f) the maximum aggregate amount of all letters of credit and letters of guaranty in respect of which such Person is an account party (in each case after giving effect to any prior reductions or drawings which may have been reimbursed), (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests, (i) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, and (j) all Guarantees by such Person of Indebtedness of others. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (i) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Institution” has the meaning set forth in Section 9.03(b).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Loan Party under this Agreement or any other Loan Document and (b) Other Taxes.
“Indemnitee” has the meaning set forth in Section 9.03(b).
“Intellectual Property” has the meaning set forth in the Collateral Agreement.
“Intercompany Note” means the Subordinated Intercompany Note, dated as of the Original Closing Date, substantially in the form of Exhibit F hereto (or any other form approved by the Administrative Agent (acting reasonably)) and executed by the Borrower and each other Restricted Subsidiary of the Borrower.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07, which shall be, in the case of any such written request, substantially in the form of Exhibit H or any other form approved by the Administrative Agent (acting reasonably).
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, such day or days prior to the last day of such Interest Period as shall occur at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, to the extent made available by all Lenders of the Class participating therein, twelve months thereafter), as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Screen Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, a rate per annum which results from interpolating on a linear basis between (a) the applicable LIBO Screen Rate for the longest maturity for which a LIBO Screen Rate is available that is shorter than such Interest Period and (b) the applicable LIBO Screen Rate for the shortest maturity for which a LIBO Screen Rate is available that is longer than such Interest Period, in each case at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
“Investment” means, as to any Person, any investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan (other than the extension of trade credit in the ordinary course of business), advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of (i) all or substantially all of the property and assets or business of another Person or (ii) assets constituting a business unit, line of business, product line or division of such Person. The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing a payment or prepayment of in respect of principal of such Investment, but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by the Borrower, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by the Borrower) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of such Investment, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), minus the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the Acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by the Borrower.
“IP Security Agreements” has the meaning set forth in the Collateral Agreement.
“IP Subsidiary” means any Subsidiary that at any time owns (a) any confidential proprietary database, any rights thereto or any Intellectual Property required for the operation or exploitation of any confidential proprietary database or (b) any other Intellectual Property or rights to Intellectual Property that are material to the business or operations of the Borrower and the Subsidiaries, taken as a whole.
“IRS” means the United States Internal Revenue Service.
“Issuing Bank” means (a) JPMorgan Chase Bank, N.A., (b) Bank of America, N.A., (c) Citibank, N.A., (d) SunTrust Bank, (e) Wells Fargo Bank, N.A. and (f) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(j) or Section 2.05(l) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(k) or Section 2.05(l)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.05 with respect to such Letters of Credit).
“Junior Financing” means any Indebtedness that (a) is subordinated in right of payment to the Loan Document Obligations or (b) is secured by a Lien on Collateral that ranks junior in priority to the Lien of the Security Documents on such Collateral.
“Junior Lien Intercreditor Agreement” means an Intercreditor Agreement substantially in the form of Exhibit G-2 or otherwise reasonably acceptable to the Administrative Agent.
“Latest Financial Statements” means the financial statements most recently delivered by the Borrower to the Administrative Agent pursuant to Section 5.01(a) and/or Section 5.01(b) of the Existing Credit Agreement.
“LC Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s LC Commitment is set forth on Schedule 2.01, or if an Issuing Bank has entered into an Assignment and Assumption, the amount set forth for such Issuing Bank as its LC Commitment in the Register maintained by the Administrative Agent.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate amount of all Letters of Credit that remains available for drawing at such time and (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“LCT Election” has the meaning set forth in Section 1.08.
“LCT Test Date” has the meaning set forth in Section 1.08.
“Lender-Related Distress Event” means, with respect to any Revolving Lender, that such Revolving Lender or its Revolving Lender Parent has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, such Revolving Lender or its Revolving Lender Parent has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Lender-Related Distress Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Revolving Lender or its Revolving Lender Parent by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Revolving Lender or Revolving Lender Parent, as the case may be, with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Revolving Lender or Revolving Lender Parent, as the case may be (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Revolving Lender or Revolving Lender Parent, as the case may be.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Facility Agreement or a Refinancing Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.
“Letter of Credit Request” means a request by the Borrower for the issuance, amendment, renewal or extension of a Letter of Credit in accordance with Section 2.05, which shall be substantially in the form of Exhibit C-2 or any other form approved by the Administrative Agent (acting reasonably).
“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if no LIBO Screen Rate shall be available at such time for such Interest Period but LIBO Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the LIBO Rate for such Interest Period shall be the Interpolated Screen Rate; provided further that, notwithstanding the foregoing, if the LIBO Rate, determined as provided above, would otherwise be less than zero, then the LIBO Rate shall be deemed to be zero for all purposes; provided further that if agreed to by the Administrative Agent and the Borrower, the term “LIBO Rate” shall refer to a comparable successor rate, so long as the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such rate.
“LIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Borrowing for any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in dollars (for delivery on the first day of such Interest Period) for a period equal in length to such Interest Period as displayed on the Reuters screen page that displays such rate (currently page LIBOR01 or LIBOR02) or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance on, in or of such asset, including any agreement to provide any of the foregoing, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or Synthetic Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. In no event shall an operating lease be deemed to be a Lien.
“Limited Condition Transaction” means any (a) any Investment in or acquisition of all or substantially all of the Equity Interests in, or all or substantially all of the assets of (or all or substantially all of the assets constituting a business unit, division, product line or line of business of), any Person (whether by merger, amalgamation, consolidation or other business combination) that the Borrower or any Restricted Subsidiary is contractually committed to consummate (it being understood such commitment may be subject to conditions precedent, which conditions precedent may be amended, satisfied or waived in accordance with the terms of the applicable agreement) and the consummation of which is not conditioned on the availability of, or on obtaining, third party financing or (b) redemption, repurchase, defeasance, satisfaction and discharge or prepayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or prepayment.
“Loan Documents” means this Agreement, the Restatement Agreement, any Incremental Facility Agreement, any Refinancing Facility Agreement, any Extension Amendment, any Section 2.22 Additional Amendment, the Collateral Agreement, the other Security Documents, any Equal Priority Intercreditor Agreement, any Junior Lien Intercreditor Agreement, any agreement designating an additional Issuing Bank as contemplated by Section 2.05(j) or Section 2.05(l) and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(c).
“Loan Document Obligations” has the meaning set forth in the Collateral Agreement.
“Loan Parties” means the Borrower, the Co-Borrower and each Subsidiary Loan Party.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Long-Term Indebtedness” means any Indebtedness that constitutes (or, when incurred, constituted) a long-term liability of the Borrower and its Restricted Subsidiaries on a consolidated basis, determined in accordance with GAAP.
“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unused Revolving

Commitments representing more than 50% of the sum of the Aggregate Revolving Exposures and the unused Aggregate Revolving Commitment at such time, and (b) in the case of the Term Lenders of any Class, if any, Lenders holding outstanding Term Loans of such Class representing more than 50% of all Term Loans of such Class outstanding at such time.
“Material Acquisition” means any acquisition, or a series of related acquisitions, of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Restricted Subsidiary or (b) assets comprising all or substantially all the assets of (or the assets constituting a business unit, division, product line or line of business of) any Person by the Borrower or any Restricted Subsidiary; provided that the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $25,000,000.
“Material Adverse Effect” means a circumstance or condition that has materially adversely affected or would reasonably be expected to materially adversely affect (a) the business, assets, operations or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.
“Material Disposition” means any Disposition, or a series of related Dispositions, of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by the Borrower or any Restricted Subsidiary or (b) assets comprising all or substantially all the assets of (or the assets constituting a business unit, division, product line or line of business of) the Borrower or any Restricted Subsidiary; provided that the aggregate consideration therefor (including Indebtedness assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $25,000,000.
“Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and Guarantees under the Loan Documents), or Hedging Obligations, of any one or more of the Borrower and the Restricted Subsidiaries in an aggregate principal amount of $35,000,000 or more. For purposes of determining Material Indebtedness, the “principal amount” of any Hedging Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if the applicable Hedging Agreement were terminated at such time.
“Maturity Date” means any maturity date related to any Series of Incremental Term Loans, any maturity date related to any Extension Series of Extended Term Loans or related to any Extension Series of Extended Revolving Commitments, any maturity date related to any Series of Refinancing Term Loans or the Revolving Maturity Date, as the context requires.
“MNPI” means material information concerning the Borrower and the Subsidiaries and their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act.
“Moody’s” means Moody’s Investors Service, Inc. or any successor to its ratings business.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property to secure the Obligations; provided, however, in the event any Mortgaged Property is located in a jurisdiction in which mortgage recording, intangible, documentary or other similar taxes and/or fees are imposed, such Mortgage shall only secure an amount not to exceed the fair market value of such Mortgaged Property, as reasonably determined by the Borrower. Each Mortgage shall be substantially in the form of Exhibit I (with such changes thereto as may be necessary or appropriate to account for local law matters) or otherwise in form and substance reasonably satisfactory to the Administrative Agent.
“Mortgaged Property” means (a) the real property listed on Schedule 3.05 and (b) all real property owned in fee with respect to which a Mortgage is required to be granted pursuant to Section 5.12.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Necessary Cure Amount” has the meaning set forth in Section 7.02(b).
“Net Proceeds” means, with respect to any event, (a) the cash (which term, for purposes of this definition, shall include Cash Equivalents) proceeds (including, in the case of any casualty, condemnation or similar proceeding, insurance, condemnation or similar proceeds) received in respect of such event, including any cash received in respect of any noncash proceeds, but, in each case, only as and when received, net of (b) the sum, without duplication, of (i) all fees, commissions, issuance costs, discounts and out‑of‑pocket expenses (including attorney’s fees, investment banking fees, survey costs, title insurance premiums and search and recording charges, transfer taxes and deed or mortgage recording taxes) paid in connection with such event by the Borrower and the Restricted Subsidiaries, (ii) in the case of a Disposition (including pursuant to a Sale/Leaseback Transaction or a casualty or a condemnation or similar proceeding) of an asset, (A) the amount of all payments required to be made by the Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans, Permitted Equal Priority Indebtedness or Permitted Junior Lien Indebtedness) secured by such asset and (B) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (B)) attributable to minority or non-controlling interests and not available for distribution to or for the account of the Borrower and the Restricted Subsidiaries as a result thereof and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Restricted Subsidiaries, and the amount of any reserves established by the Borrower and the Restricted Subsidiaries in accordance with GAAP to fund purchase price adjustment, indemnification and similar contingent liabilities (other than any earnout obligations) reasonably estimated to be payable and that are directly attributable to the occurrence of such event (as determined reasonably and in good faith by the Borrower). For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of cash proceeds in respect of such event.
“Net Working Capital” means, at any date of determination, (a) the consolidated current assets of the Borrower and its consolidated Restricted Subsidiaries as of such date (excluding cash and Cash Equivalents) minus (b) the consolidated current liabilities of the Borrower and its consolidated Restricted Subsidiaries as of such date including deferred revenue but excluding, without duplication (i) the current portion of Long-Term Indebtedness, (ii) all Revolving Loans and Letters of Credit, to the extent otherwise included therein and (iii) the current portion of interest; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in Net Working Capital shall be calculated without regard to any changes in current assets or current liabilities as a result of (x) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and non-current or (y) the effects of purchase accounting. Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.
“Non-Cash Charges” means any noncash charges, including (a) any write-off for impairment of long lived assets including goodwill, intangible assets and fixed assets such as property, plant and equipment, and investments in debt and equity securities pursuant to GAAP, (b) non-cash expenses resulting from the grant of stock options, restricted stock awards or other equity-based incentives or stock-based compensation to any director, officer or employee of the Borrower or any Restricted Subsidiary (excluding, for the avoidance of doubt, any cash payments of income taxes made for the benefit of any such Person in consideration of the surrender of any portion of such options, stock or other incentives upon the exercise or vesting thereof), (c) any non-cash charges resulting from (i) the application of purchase accounting or (ii) investments in minority interests in a Person, to the extent that such investments are subject to the equity method of accounting; provided that Non-Cash Charges shall not include additions to bad debt reserves or bad debt expense and any noncash charge that results from the write-down or write-off of accounts receivable and (d) the non-cash impact of accounting changes or restatements.
“Non-Compliant Subsidiary or Asset” has the meaning set forth in the definition of the term “Permitted Acquisition”.
“Non-Defaulting Lender” means, at any time, any Revolving Lender that is not a Defaulting Lender at such time.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided further that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations” has the meaning set forth in the Collateral Agreement.
“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Original Closing Date” means April 1, 2014.
“Other Connection Taxes” means, with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Taxes (other than a connection arising from such Credit Party having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced by, this Agreement, or sold or assigned an interest in this Agreement).
“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.19(b)).
“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).
“parent” has the meaning set forth in the definition of “subsidiary”.
“Participant Register” has the meaning set forth in Section 9.04(c).
“Participants” has the meaning set forth in Section 9.04(c)(i).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Perfection Certificate” means a certificate substantially in the form of Exhibit J or any other form approved by the Administrative Agent (acting reasonably).
“Permitted Acquisition” means the purchase or other acquisition by the Borrower or any Restricted Subsidiary of the Equity Interests in, or all or substantially all the assets of (or assets constituting a business unit, division, product line or line of business of), any Person if (a) in the case of any purchase or other acquisition of Equity Interests in a Person, each of such Person and its subsidiaries (each, an “Acquired Person”) shall be or become a Restricted Subsidiary of the Borrower and, to the extent required by the Collateral and Guarantee Requirement and within the time period set forth in Section 5.03, shall become a Subsidiary Loan Party or (b) in the case of any purchase or other acquisition of other assets, such assets will be owned by the Borrower or a Restricted Subsidiary and, to the extent required by the Collateral and Guarantee Requirement, shall become Collateral; provided that (i) such purchase or other acquisition is consummated in all material respects in accordance with all Requirements of Law and (ii) after giving effect to such purchase or other acquisition, the Borrower and the Restricted Subsidiaries shall be in compliance with Section 6.03(b), (c) with respect to each such purchase or other acquisition, all actions, if any, required to be taken with respect to each newly created or acquired Subsidiary or assets in order to satisfy the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” shall have been taken (or arrangements for the taking of such actions reasonably satisfactory to the Administrative Agent shall have been made), and (d) at the time of and immediately after giving effect to any such purchase or other acquisition, no Event of Default (or, in the case of a Limited Condition Transaction and subject to Section 1.08, no Event of Default described in clause (a), (b), (i) or (j) of Section 7.01) shall have occurred and be continuing or would result therefrom. Notwithstanding the foregoing, a Permitted Acquisition may include the direct or indirect acquisition of Non-Compliant Subsidiaries or Assets if and only to the extent that, at the time any such Permitted Acquisition is made, but subject to Section 1.08, the aggregate amount of consideration relating to all such Permitted Acquisitions made or provided by any Loan Party to purchase or acquire any Non-Compliant Subsidiary or Assets and that is allocable to the purchase or acquisition of such Non-Compliant Subsidiaries or Assets (determined in accordance with GAAP and excluding amounts referred to in the proviso to this sentence), when combined with the aggregate amount of any Investments in Subsidiaries that are not Subsidiary Loan Parties made pursuant to Section 6.04(d)(iii) (other than pursuant to the proviso thereto), does not exceed (determined at the time such Permitted Acquisition is made) the greater of (x) $375,000,000 and (y) 125% of Consolidated EBITDA determined on a pro forma basis for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the most recent period of four consecutive fiscal quarters of the Borrower included in the Latest Financial Statements); provided that all or any portion of such consideration for the acquisition or purchase of such Non-Compliant Subsidiaries or Assets may also be funded in an amount not exceeding the then available Qualifying Equity Proceeds and the Available Amount. For purposes of this definition, “Non-Compliant Subsidiary or Asset” means (A) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition that will not become a Subsidiary Loan Party in accordance with the requirements of clause (a) of this definition or (B) any assets acquired pursuant to a Permitted Acquisition that will not be owned by the Borrower or a Subsidiary Loan Party after giving effect to such Permitted Acquisition.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.06;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.06;
(c)    Liens incurred or pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws, Environmental Laws or similar legislation, (ii) to secure liabilities to insurance carriers under insurance or self-insurance arrangements in respect of obligations of the type set forth described in clause (i) above or (iii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;
(d)    pledges and deposits made (i) to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety, stay, customs and appeal bonds, performance and return-of-money bonds, government contracts, trade contracts (other than for Indebtedness) and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;
(e)    ground leases, leases or subleases in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

(f)    judgment liens in respect of judgments that do not constitute an Event of Default under clause (l) of Section 7.01;
(g)    easements, rights-of-way, licenses, restrictions (including zoning restrictions), minor defects, exceptions or irregularities in title, encroachments, protrusions and other similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not materially detract from the value of the affected real property of the Borrower and its Restricted Subsidiaries, when taken as a whole, or interfere in any material respect with the ordinary conduct of business of the Borrower and its Restricted Subsidiaries, taken as a whole, and, to the extent reasonably agreed by the Administrative Agent, any other exception on the title policies issued in connection with any Mortgaged Property;
(h)    banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Borrower or any Restricted Subsidiary in excess of those required by applicable banking regulations;
(i)    Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Borrower and the Restricted Subsidiaries;
(j)    Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease, license or sublicense or concession agreement permitted by this Agreement;
(k)    Liens that are contractual rights of set-off;
(l)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(m)    Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bankers’ acceptance issued or created for the account of the Borrower or any Restricted Subsidiary; provided that such Lien secures only the obligations of the Borrower or such Restricted Subsidiary in respect of such letter of credit; and
(n)    any zoning or similar law or right reserved to, or vested in, any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary course of business of the Borrower and the Restricted Subsidiaries, taken as a whole;
provided that the term “Permitted Encumbrances” shall not include any Lien securing indebtedness for borrowed money other than Liens referred to in clause (c) above securing obligations under letters of credit or bank guarantees.
“Permitted Equal Priority Secured Indebtedness” means any secured Indebtedness of any Loan Party in the form of one or more series of senior secured notes, bonds or debentures; provided that (a) such Indebtedness is secured only by Liens on all or a portion of the Collateral on an equal priority basis with the Liens on the Collateral securing the Obligations (but without regard to the control of remedies) and is not secured by any property or assets of the Borrower or any other Restricted Subsidiary other than the

Collateral, (b) such Indebtedness is not Guaranteed by any Subsidiaries other than the Subsidiary Loan Parties and (c) the administrative agent, collateral agent, trustee and/or any similar representative acting on behalf of the holders of such Indebtedness shall have become a party to an Equal Priority Intercreditor Agreement providing that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies) (and, if such Indebtedness is the initial Permitted Equal Priority Secured Indebtedness incurred by any Loan Party, then the Loan Parties shall have executed and delivered the Equal Priority Intercreditor Agreement).
“Permitted Junior Lien Secured Indebtedness” means any secured Indebtedness of any Loan Party in the form of one or more series of junior lien secured notes, bonds or debentures or junior lien secured loans; provided that (a) such Indebtedness is secured only by Liens on all or a portion of the Collateral on a junior priority basis to the Liens on the Collateral securing the Obligations and is not secured by any property or assets of the Borrower or any other Restricted Subsidiary other than the Collateral, (b) such Indebtedness is not Guaranteed by any Subsidiaries other than the Subsidiary Loan Parties and (c) the administrative agent, collateral agent, trustee and/or any similar representative acting on behalf of the holders of such Indebtedness shall have become a party to a Junior Lien Intercreditor Agreement providing that the Liens on the Collateral securing such Indebtedness shall rank junior in priority to the Liens on the Collateral securing the Obligations (and, if such Indebtedness is the initial Permitted Junior Lien Secured Indebtedness incurred by any Loan Party, then the Loan Parties shall have executed and delivered the Junior Lien Intercreditor Agreement).
“Permitted Non-Loan Party Indebtedness” means Indebtedness of any Restricted Subsidiary that is not a Subsidiary Loan Party; provided that (a) such Indebtedness is not secured by any Collateral and (b) such Indebtedness is not Guaranteed by any Loan Party.
“Permitted Unsecured Indebtedness” means any Indebtedness of any Loan Party in the form of one or more series of senior unsecured notes, bonds, debentures or loans or subordinated unsecured notes, bonds, debentures or term loans; provided that (a) such Indebtedness is not secured by any Liens on any property or assets of the Borrower or any Restricted Subsidiary and (b) such Indebtedness is not Guaranteed by any Subsidiaries other than the Subsidiary Loan Parties.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” has the meaning set forth in Section 9.17(b).
“Post-Transaction Period” means, (a) with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated and (b) with respect to any Specified Restructuring, the period beginning on the date such Specified Restructuring is initiated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such Specified Restructuring is initiated.

“Previously Absent Financial Maintenance Covenant” means, at any time (a) any financial maintenance covenant that is not included in this Agreement, or is included in this Agreement but is not applicable, at such time and (b) any financial maintenance covenant in any other Indebtedness that is included in this Agreement and is applicable at such time but has covenant levels in this Agreement that are less restrictive on the Borrower and the Restricted Subsidiaries than the covenant levels set forth in such other Indebtedness at such time.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.
“Pro Forma Entity” means any Acquired Entity or Business, any Sold Entity or Business, any Converted Restricted Subsidiary or any Converted Unrestricted Subsidiary.
“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.
“Purchase Offer” means an offer by the Borrower to purchase Term Loans of one or more Classes pursuant to modified Dutch auctions conducted in accordance with the Auction Procedures and otherwise in accordance with Section 2.23.
“Purchasing Borrower Party” means the Borrower or any Restricted Subsidiary of the Borrower that becomes a transferee pursuant to Section 9.04(e).
“Qualified Equity Interests” means Equity Interests of the Borrower other than Disqualified Equity Interests.
“Qualifying Equity Proceeds” means, at any time of determination, an amount (which shall not be less than zero) equal to, without duplication, (a) the aggregate amount of cash and Cash Equivalents contributed to the capital of the Borrower or the proceeds received by the Borrower from the sale and issuance of any Qualified Equity Interests (or the incurrence of any Indebtedness that has been converted into or exchanged for Qualified Equity Interests), in each case during the period from and including the Business Day immediately following the Restatement Effective Date and prior to such time of determination, other than (i) any Cure Amount and (ii) sales or issuances of Equity Interests to directors, officers and employees plus (b) the aggregate amount of all dividends, returns, interest, profits, distributions, income and similar amounts (in each case, to the extent made in cash or Cash Equivalents) received by the Borrower or any Restricted Subsidiary on Investments made using Qualifying Equity Proceeds during the period from and including the Business Day immediately following the Restatement Effective Date and prior to such time of determination less (c) the amount of all expenditures for Specified Uses made during the period from and including the Business Day immediately following the Restatement Effective Date and prior to such time of determination in reliance on the receipt of Qualifying Equity Proceeds.
“Refinancing Commitment” means a Refinancing Revolving Commitment or a Refinancing Term Commitment.

“Refinancing Facility Agreement” means a Refinancing Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, among the Borrower, the Administrative Agent and one or more Refinancing Lenders, establishing Refinancing Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.24.
“Refinancing Indebtedness” means, with respect to any Indebtedness (the “Original Indebtedness”), the incurrence of any Indebtedness in exchange for or as a replacement of (including by entering into alternative financing arrangements in respect of such exchange or replacement (in whole or in part), by adding or replacing lenders, creditors or agents or, after the original instrument giving rise to such Indebtedness has been terminated, by entering into any credit agreement, loan agreement, note purchase agreement, indenture or other agreement), or the Net Proceeds of which are to be used for the purpose of any modification, refinancing, refunding, replacing, redeeming, repurchasing, defeasing, acquiring, amending, supplementing, restructuring, repaying, prepaying, retiring, extinguishing, renewal or extension of such Original Indebtedness (collectively, to “Refinance” or a “Refinancing” or “Refinanced”); provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Original Indebtedness except (i) by an amount equal to unpaid accrued interest, dividend and premium (including tender premiums) thereon plus defeasance costs, underwriting discounts, other amounts paid, and fees, commissions and expenses (including upfront fees or similar fees, original issue discount or initial yield payments) incurred, in connection with such Refinancing, (ii) by an amount equal to any existing revolving commitments unutilized thereunder to the extent that the portion of any existing and unutilized revolving commitment being refinanced was permitted to be drawn under Section 6.01 immediately prior to such refinancing (other than by reference to a Refinancing) and such drawing shall be deemed to have been made and (iii) by an additional amount to the extent such excess amount is otherwise permitted to be incurred under Section 6.01, (b) if the Indebtedness being Refinanced is Indebtedness permitted by Section 6.01(a)(i), (ii), (iii), (vii) or (xi), such Refinancing Indebtedness (i) shall have a final maturity date equal to or later than the earlier of (I) the final maturity date of the Original Indebtedness and (II) the last Maturity Date in effect on the date of such Refinancing and (ii) shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, a change in control (or similar event, however denominated), an asset sale or a casualty or condemnation event or, in the case of any term loans, excess cash flow sweeps no greater than any excess cash flow sweep then applicable to the Original Indebtedness) or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the earlier of (A) the maturity of such Original Indebtedness and (B) the latest Maturity Date in effect on the date of such Refinancing; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Indebtedness shall be permitted so long as the Weighted Average Life to Maturity of such Refinancing Indebtedness shall be longer than the Weighted Average Life to Maturity of such Original Indebtedness remaining as of the date of such Refinancing and otherwise on current market terms at the time of such Refinancing; provided further that the foregoing requirements of this clause (b) shall not apply to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which any such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (b) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges, (c) if the Original Indebtedness is subordinated in right of payment to the Loan Document Obligations, Indebtedness resulting from such Refinancing is subordinated in right of payment to the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Original Indebtedness, (d) if the Indebtedness being Refinanced is Indebtedness permitted by Section 6.01(a)(i), 6.01(a)(ii), 6.01(a)(iii) or 6.01(a)(viii), the direct and contingent obligors with respect to such Original Indebtedness are not changed (except that any Loan Party may be added as an additional direct or contingent obligor in respect of such Refinancing Indebtedness to the extent such Loan Party would have been required to have been added as an additional direct or contingent obligor in respect of such Original Indebtedness pursuant to the terms thereof) and if the Original Indebtedness was (or was required to be) subject to an Equal Priority Intercreditor Agreement or a Junior Lien Intercreditor Agreement, the holders of such Refinancing Indebtedness (if such Indebtedness is secured) or their authorized representative on their behalf, shall become party to such or a similar Equal Priority Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable, providing for the same (or lesser) lien priority, (e) to the extent the Original Indebtedness was secured by a Lien on the Collateral, no Lien on the Collateral securing the Indebtedness resulting from such Refinancing shall be more senior in priority relative to the Lien on the Collateral that secured the Original Indebtedness and to the extent the Original Indebtedness is unsecured, the Indebtedness resulting from such Refinancing shall be unsecured except to the extent otherwise permitted pursuant to Section 6.02 and (f) if the Original Indebtedness being Refinanced is Indebtedness permitted by Section 6.01(a)(i), the terms and conditions of any such Refinancing Indebtedness, taken as a whole, are not materially more restrictive on the Borrower and its Restricted Subsidiaries than the terms and conditions, when taken as a whole, of the Original Indebtedness being Refinanced (including, if applicable, as to collateral priority and subordination, but excluding, for the avoidance of doubt, interest rates (including through fixed interest rates), interest margins, rate floors, fees, funding discounts, original issue discounts and prepayment or redemption premiums and terms); provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to such Refinancing, together with a reasonably detailed description of the material terms and conditions of such proposed Refinancing Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement in clause (g) shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees). For the avoidance of doubt, it is understood and agreed that Refinancing Indebtedness includes successive Refinancings of the same Indebtedness.
“Refinancing Lenders” means the Refinancing Revolving Lenders and the Refinancing Term Lenders.
“Refinancing Loans” means the Refinancing Revolving Loans and the Refinancing Term Loans.
“Refinancing Revolving Commitments” has the meaning set forth in Section 2.24(a).
“Refinancing Revolving Lender” has the meaning set forth in Section 2.24(a).
“Refinancing Revolving Loans” has the meaning set forth in Section 2.24(a).
“Refinancing Revolving Maturity Date” means, with respect to any Refinancing Revolving Commitments or any Refinancing Revolving Loans, the scheduled date on which such Refinancing Revolving Commitments shall terminate and such Refinancing Revolving Loans shall become due and payable in full hereunder, as specified in the applicable Refinancing Facility Agreement.
“Refinancing Term Commitments” has the meaning set forth in Section 2.24(a).
“Refinancing Term Lender” has the meaning set forth in Section 2.24(a).
“Refinancing Term Loans” has the meaning set forth in Section 2.24(a).

“Refinancing Term Maturity Date” means, with respect to Refinancing Term Loans of any Class, the scheduled date on which such Refinancing Term Loans shall become due and payable in full hereunder, as specified in the applicable Refinancing Facility Agreement.
“Register” has the meaning set forth in Section 9.04(b).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, trustees, employees, agents, advisors, controlling persons and other representatives of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.
“Required Debt Parameters” means, in respect of any Indebtedness, that (a) such Indebtedness shall have a stated final maturity date not earlier than the latest Maturity Date in effect at the time of incurrence of such Indebtedness and the stated final maturity date of such Indebtedness shall not be subject to any conditions that could result in such stated final maturity date occurring on a date that precedes the latest Maturity Date in effect at the time of incurrence of such Indebtedness, (b) such Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except for amortization terms and, in each case, upon the occurrence of an event of default, a change in control (or similar event, however denominated), an asset sale or a casualty or condemnation event or, in the case of any term loans, excess cash flow sweeps, in each case on market terms at the time of incurrence of such Indebtedness) prior to the latest Maturity Date in effect at the time of incurrence of such Indebtedness, (c) the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the longest then remaining Weighted Average Life to Maturity of any Class of Term Loans, if any, then outstanding and (d) except for any of the following that are only applicable to periods after the latest Maturity Date in effect at the time of incurrence of such Indebtedness, the terms and conditions of any such Indebtedness, taken as a whole, are not (excluding, for the avoidance of doubt, interest rates (including through fixed interest rates), interest margins, rate floors, fees, funding discounts, original issue discounts, amortization, maturity and prepayment or redemption premiums and terms) materially more restrictive on the Borrower and the Restricted Subsidiaries than those under the Loan Documents (when taken as a whole) (provided, however, that such terms and conditions shall not be deemed to be “materially more restrictive” solely as a result of the inclusion in the documentation governing such Indebtedness of a Previously Absent Financial Maintenance Covenant or other restrictive covenant so long as the Administrative Agent shall be given prompt written notice thereof and this Agreement is amended to include such Previously Absent Financial Maintenance Covenant or other restrictive covenant for the benefit of all Lenders), it being understood that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement in this clause (d) shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees).
“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure, outstanding Term Loans and unused Commitments at such time.

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Restatement Agreement” means the Amendment and Restatement Agreement dated as of October 19, 2017, among the Borrower, the Co-Borrower, the Lenders and Issuing Banks party thereto and the Administrative Agent.
“Restatement Effective Date” has the meaning set forth in the Restatement Agreement.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of, or any other return of capital with respect to, any Equity Interests in the Borrower.
“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.
“Revolving Availability Period” means the period from and including the Restatement Effective Date to but excluding the earlier of the Revolving Maturity Date (or, with respect to any Extended Revolving Commitment, the relevant Maturity Date for the Extension Series of such Extended Revolving Commitment) and the date of termination of the Revolving Commitments.
“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder during the Revolving Availability Period, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Incremental Facility Agreement pursuant to which such Lender shall have assumed or increased its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments is $750,000,000.
“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and such Lender’s LC Exposure at such time.
“Revolving Extension Request” has the meaning set forth in Section 2.22(a)(ii).
“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Exposure.
“Revolving Lender Parent” means, with respect to any Revolving Lender, any Person in respect of which such Lender is a subsidiary.
“Revolving Loan” means a Loan made pursuant to clause (b) of Section 2.01 and any Extended Revolving Loan.

“Revolving Maturity Date” means the date that is five years after the Restatement Effective Date or, following the establishment of any Refinancing Revolving Commitments, with respect to such Refinancing Revolving Commitments and any related Refinancing Revolving Loans, the Refinancing Revolving Maturity Date.
“S&P” means Standard & Poor’s Ratings Services or any successor to its ratings business.
“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Borrower or any Restricted Subsidiary whereby the Borrower or such Restricted Subsidiary sells or transfers such property to any Person and the Borrower or any Restricted Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) Her Majesty’s Treasury of the United Kingdom.
“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions (which, at the date of this Agreement, include Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means a person or entity that (a) is named on the list of “Specially Designated Nationals” or “Blocked Persons” on the most current list published by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx or as otherwise published from time to time or on the Consolidated List of Financial Sanctions Targets maintained by Her Majesty’s Treasury of the United Kingdom, (b) is (x) an agency of the government of a country, (y) an organization controlled by a country or (z) a person resident in a country that is subject to a sanctions program identified on any list referred to in the preceding clause (a), as such program may be applicable to such agency, organization or person, or (c) is otherwise the subject of any current U.S. sanctions administered by OFAC or UK sanctions.
“SEC” means the United States Securities and Exchange Commission.
“Section 2.22 Additional Amendment” has the meaning set forth in Section 2.22(c).
“Secured Parties” has the meaning set forth in the Collateral Agreement.
“Securities Act” means the United States Securities Act of 1933.
“Security Documents” means the Collateral Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.03 or 5.12 to secure the Obligations.
“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Senior Secured Debt as of the last day of the Test Period most recently ended on or prior to such date of determination to (b) Consolidated EBITDA for such Test Period.
“Series” refers to Incremental Term Commitments (and any Incremental Term Loans thereunder) established pursuant to an Incremental Facility Agreement, or to Refinancing Term Commitments

(and Refinancing Term Loans thereunder) established pursuant to a Refinancing Facility Agreement, in each case that have identical terms and conditions.
“Sold Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA”.
“Solvent” means, with respect to any Person, that (a) the Fair Value and Present Fair Salable Value of the assets of such Person taken as whole exceeds its Stated Liabilities and Identified Contingent Liabilities, (b) such Person does not have Unreasonably Small Capital, and (c) such Person will be able to pay its Stated Liabilities and Identified Contingent Liabilities as they mature (with the terms “Fair Value”, “Present Fair Salable Value”, “Stated Liabilities”, “Identified Contingent Liabilities”, “will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature” and “do not have Unreasonably Small Capital” having the meanings as defined in Exhibit K).
“Special Purpose Subsidiary” means any (a) not-for-profit Subsidiary, (b) captive insurance company and (c) any other Subsidiary formed for a specific bona fide purpose not including substantive business operations and that does not own any material assets, in each case, that has been designated as a “Special Purpose Subsidiary” by the Borrower.
“Specified Representations” means the representations set forth in Sections 3.01 (relating to organizational existence of the Loan Parties), 3.02, 3.03(c) (relating to the Loan Parties), 3.08, 3.13, Section 3.15 (related to the creation, validity and perfection of the security interests in the Collateral and subject to the proviso contained in Section 4.01(h) to the Existing Credit Agreement) and 3.16.
“Specified Restructuring” means any restructuring or other strategic initiative (including cost saving initiative) of the Borrower or any of its Restricted Subsidiaries initiated after the Restatement Effective Date and not in the ordinary course of business and described in reasonable detail in a certificate of an Authorized Officer delivered by the Borrower to the Administrative Agent.
“Specified Transaction” means, with respect to any period, any Permitted Acquisition, Investment, Disposition, incurrence, assumption or prepayment, repayment, retirement, redemption, satisfaction, discharge or defeasance of Indebtedness (including the incurrence of any Incremental Term Loans or Incremental Equivalent Indebtedness or the establishment of any Incremental Revolving Commitment Increase), Restricted Payment, designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary or any other event that by the terms of this Agreement requires “pro forma compliance” (or words to similar effect) with a test or covenant hereunder or requires such test or covenant to be calculated on a “pro forma basis” (or words to similar effect).
“Specified Uses” means (a) expenditures made to acquire Non-Compliant Subsidiaries in a Permitted Acquisition in reliance on the final proviso to the definition of “Permitted Acquisition”, (b) Investments made (i) in reliance on the proviso to Section 6.04(d)(iii) and (ii) in reliance on the proviso to Section 6.04(r), (c) Restricted Payments made in reliance on Section 6.08(a)(viii), (d) payments or other distributions in respect of any Junior Financing made in reliance on Section 6.08(b)(vi), and (e) with respect to Qualifying Equity Proceeds only, Restricted Payments made in reliance on Section 6.08(a)(vi).
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors).

Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subordinated Indebtedness” of any Person means any Indebtedness of such Person that is subordinated in right of payment to any other Indebtedness of such Person.
“subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person (i) the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (ii) that is Controlled by the parent, which at a minimum shall mean that the parent has the ability to cause and direct such Person to comply with the requirements, obligations, covenants and restrictions set forth in the Loan Documents, and (b) any other Person of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.
“Subsidiary” means any subsidiary of the Borrower.
“Subsidiary Loan Party” means each Subsidiary that is a party to the Collateral Agreement.
“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of real or personal property, or a combination thereof, (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee is deemed to own the property so leased for U.S. Federal income tax purposes, other than any such lease under which such Person is the lessor.
“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease (determined, in the case of a Synthetic Lease providing for an option to purchase the leased property, as if such purchase were required at the end of the term thereof) that would appear on a balance sheet of such Person prepared in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations. For purposes of Section 6.02, a Synthetic Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.
“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Commitment” means an Incremental Term Commitment and a Refinancing Term Commitment, as applicable.
“Term Loan” means an Incremental Term Loan or a Refinancing Term Loan, as applicable.
“Term Loan Extension Request” has the meaning set forth in Section 2.22(a)(i).
“Test Period” means, at any date of determination, the period of four consecutive fiscal quarters of the Borrower then most recently ended.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the Test Period most recently ended on or prior to such date of determination to (b) Consolidated EBITDA for such Test Period.
“Transaction Costs” means the fees and expenses incurred in connection with the Transactions.
“Transactions” means, collectively, (i) the Financing Transactions, (ii) the payment of the Transaction Costs, (iii) the Existing Credit Agreement Refinancing and (iv) the consummation of any other transactions connected with the foregoing.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“Unrestricted Cash” means, as of any date, unrestricted cash and Cash Equivalents owned by the Borrower and the Restricted Subsidiaries that are not, and are not presently required under the terms of any agreement or other arrangement binding on the Borrower or any Restricted Subsidiary on such date to be, (a) pledged to or held in one or more accounts under the control of one or more creditors of the Borrower or any Restricted Subsidiary (other than to secure the Loan Document Obligations), or (b) otherwise segregated from the general assets of the Borrower and the Restricted Subsidiaries, in one or more special accounts or otherwise, for the purpose of securing or providing a source of payment for Indebtedness or other obligations that are or from time to time may be owed to one or more creditors of the Borrower or any Restricted Subsidiary (other than to secure the Loan Document Obligations). For the avoidance of doubt, on each occasion when the amount of Unrestricted Cash is to be determined in respect of any transaction (other than for purposes of Section 2.01), such amount shall not include the amount of the proceeds of any Indebtedness then being issued or any cash or Cash Equivalents to be received or to be used in such transaction.
“Unrestricted Subsidiary” means (a) any Subsidiary of the Borrower that is designated as an Unrestricted Subsidiary by the Borrower pursuant to Section 5.15 subsequent to the Restatement Effective Date and (b) any subsidiary of an Unrestricted Subsidiary.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code and any disregarded entity (for U.S. Federal income tax purposes) owned by any such person.
“U.S. Tax Certificate” has the meaning set forth in Section 2.17(f)(ii)(D)(2).
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“wholly-owned”, when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of

Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Loan Party or the Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.02    Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan” or a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Loan” or “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan” or “Eurocurrency Revolving Borrowing”).
SECTION 1.03    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Unless the context requires otherwise, (a) any definition of or reference to any Organizational Documents, agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such Organizational Documents, agreement, instrument or other document as from time to time amended, restated, amended and restated, extended, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, extensions, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, consolidated, replaced, interpreted, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.
SECTION 1.04    Accounting Terms; GAAP; Rounding.
(a)    All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the financial statements delivered pursuant to Section 3.04(a), except as otherwise specifically prescribed herein; provided, however, that (i) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any accounting change, including any change in GAAP or in the applicable thereof, occurring after the Restatement Effective Date on the operation of such provision, regardless of whether any such notice is given before or after such accounting change, then such provision shall be interpreted as if such accounting change had not occurred until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof to eliminate the effect of any accounting change, including any change in GAAP or in the application thereof, occurring after the Restatement Effective Date on the operation of such provision, regardless of whether any such notice is given before or after such accounting change, then such provision shall be interpreted as if such accounting change had not occurred until such notice shall have been withdrawn or such provision amended in accordance herewith, but only to the extent that, without material burden or expense, the Borrower, its auditors and/or its financial systems are capable of interpreting such provisions as if such accounting change had not occurred.
(b)    Where reference is made to “the Borrower and its Restricted Subsidiaries, on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of the Borrower other than Restricted Subsidiaries.
(c)    Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under the Financial Accounting Standards Board’s Accounting Standards Codification No. 825—Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Borrower or any Restricted Subsidiary at “fair value” as defined therein.
(d)    For the avoidance of doubt, notwithstanding any classification under GAAP of any Person or business in respect of which a definitive agreement for the Disposition thereof has been entered into as discontinued operations, the Consolidated Net Income of such Person or business shall not be excluded from the calculation of Consolidated Net Income until such Disposition shall have been consummated.
(e)    Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
SECTION 1.05    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
SECTION 1.06    Timing of Payment or Performance. Except as otherwise provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, unless the context otherwise requires.
SECTION 1.07    Exchange Rate Calculations.

(a)    For purposes of any determination under Article V, Article VI (other than for purposes of calculating the First Lien Secured Leverage Ratio, the Senior Secured Leverage Ratio and/or the Total Leverage Ratio) or Article VII or any determination under any other provision of this Agreement requiring the use of a current exchange rate, all amounts incurred or proposed to be incurred in currencies other than dollars shall be translated into dollars at the exchange rate then in effect on the date of such determination; provided, however, that (x) for purposes of determining compliance with Article VI with respect to the amount of any Indebtedness, Investment, Disposition, Restricted Payment or payment under Section 6.08(b) in a currency other than dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition, Restricted Payment or payment under Section 6.08(b) is made, (y) for purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, if such Indebtedness is incurred under a particular basket to Refinance other Indebtedness denominated in a foreign currency that was originally incurred under the same basket, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of the Indebtedness that is incurred to Refinance such Indebtedness does not exceed the principal amount (or accreted amount) of such Indebtedness being Refinanced, except by an amount equal to the accrued interest, dividends and premium (including tender premiums), if any, thereon plus defeasance costs, underwriting discounts and other amounts paid and fees and expenses (including OID, closing payments, upfront fees and similar fees) incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder and (z) for the avoidance of doubt, the foregoing provisions of this Section 1.07 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Disposition, Restricted Payment or payment under Section 6.08(b) may be made at any time under such Sections. For purposes of calculating the First Lien Secured Leverage Ratio, the Senior Secured Leverage Ratio and/or the Total Leverage Ratio, amounts in currencies other than dollars shall be translated into dollars at the applicable exchange rates used in preparing the most recently delivered financial statements pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the Restatement Effective Date, the Latest Financial Statements).
(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.
SECTION 1.08    Certain Calculations and Tests.
(a)    In connection with any action being taken in connection with a Limited Condition Transaction, solely for purposes of determining compliance with any provision of this Agreement that requires that no Default, Event of Default or specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Borrower, be deemed satisfied, so long as no Default, Event of Default or specified Event of Default, as applicable, exists on the LCT Test Date. For the avoidance of doubt, if the Borrower has exercised its option under the first sentence of this clause (a), and any Default, Event of Default or specified Event of Default occurs following the relevant LCT Test Date and prior to or on the date of the consummation of such Limited Condition Transaction, any such Default, Event of Default or specified Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.

(b)    In connection with any action being taken in connection with a Limited Condition Transaction, solely for the purposes of:
(i)    determining compliance with any provision of this Agreement which requires the calculation of the First Lien Secured Leverage Ratio, the Senior Secured Leverage Ratio or the Total Leverage Ratio (but, for the avoidance of doubt, not for purposes of determining whether the Borrower has actually complied with the Financial Maintenance Covenant in Section 6.12); or
(ii)    determining the amount or availability of any baskets set forth in this Agreement based on any financial ratio or metric (including baskets measured as a percentage of Consolidated Total Assets or Consolidated EBITDA);
at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of compliance with such provision or basket hereunder shall be deemed to be the date on which the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the Test Period most recently ended on or prior to the applicable LCT Test Date for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the most recent period of four consecutive fiscal quarters of the Borrower included in the Latest Financial Statements), the Borrower could have taken such action on the relevant LCT Test Date in compliance with such provision or basket, such provision or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Total Assets of the Borrower or the Person subject to such Limited Condition Transaction, on or prior to the date of consummation of the relevant transaction or action, such ratios or baskets will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether such ratio or basket has been satisfied in connection with such Limited Condition Transaction. If the Borrower has made an LCT Election for any Limited Condition Transaction, then (i) in connection with any subsequent calculation of any ratio or test with respect to the incurrence of Indebtedness or Liens, or the making of distributions or Restricted Payments, Investments, payments pursuant to Section 6.08(b), Dispositions, mergers, Dispositions of all or substantially all of the assets of the Borrower or the designation of an Unrestricted Subsidiary on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or test shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (ii) such ratio or test shall not be tested at the time of consummation of such Limited Condition Transaction. For the avoidance of doubt, this Section 1.08 shall not, except to the extent expressly set forth in Section 2.21 with respect to Incremental Term Commitments and Incremental Term Loans, apply to Section 4.02.
SECTION 1.09    Pro Forma and Other Calculations.
(a)    Notwithstanding anything to the contrary herein, financial ratios and tests (including measurements of Consolidated Total Assets or Consolidated EBITDA, the First Lien Secured Leverage Ratio,

the Senior Secured Leverage Ratio and the Total Leverage Ratio) shall be calculated in the manner prescribed by this Section 1.09; provided that, notwithstanding anything to the contrary in clauses (b), (c), (d) or (e) of this Section 1.09, when calculating the First Lien Secured Leverage Ratio and, if each where applicable, the Total Leverage Ratio for purposes of calculating the Financial Maintenance Covenant in Section 6.12, the events described in this Section 1.09 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis or requires pro forma compliance, the reference to “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the Test Period most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the most recent period of four consecutive fiscal quarters of the Borrower included in the Latest Financial Statements).
(b)    For purposes of calculating any financial ratio or test (including Consolidated Total Assets or Consolidated EBITDA), Specified Transactions (with any incurrence or Refinancing of any Indebtedness in connection therewith to be subject to clause (d) of this Section 1.09) that have been made (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period (or, in the case of Consolidated Total Assets or Unrestricted Cash and Cash Equivalents, on the last day of the applicable Test Period). If, since the beginning of any applicable Test Period, any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any Restricted Subsidiary since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.09, then such financial ratio or test (including Consolidated Total Assets and Consolidated EBITDA) shall be calculated to give pro forma effect thereto in accordance with this Section 1.09.
(c)    Whenever pro forma effect is to be given or a determination of pro forma compliance or on a pro forma basis is to made (or words to similar effect) with respect to a Specified Transaction or a Specified Restructuring, the pro forma calculations shall be made in good faith by an Authorized Officer of the Borrower and may include, for the avoidance of doubt, pro forma adjustments related to such Specified Transaction or Specified Restructuring, including pro forma “run rate” cost savings, operating expense reductions and other synergies, in each case projected by the Borrower in good faith to result from actions that have been taken, with respect to which substantial steps have been taken or which are expected to be taken (in each case, in the good faith determination of the Borrower) (calculated on a pro forma basis as though such “run rate” cost savings, operating expense reductions and other synergies had been realized on the first day of such period and as if such “run rate” cost savings, operating expense reductions and other synergies were realized during the entirety of such period and “run rate” means the full recurring benefit for a period that is associated with any such action), in each case net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in which the effects thereof are expected to be realized; provided that (A) such amounts are reasonably identifiable and factually supportable in the good faith judgment of the Borrower, (B) such actions are taken, substantial steps with respect to such action have been taken or such actions are expected to be taken no later than six fiscal quarters after the date of consummation of such Specified Transaction or the date of initiation of such Specified Restructuring, (C) no amounts shall be added to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, and (D) the aggregate amount of any such pro forma increase added to Consolidated EBITDA pursuant to this clause (c) and pursuant to clause (a)(x)(A) of the definition of

“Consolidated EBITDA” for any Test Period (other than any such adjustments related to the Transactions or included in any other provision in this Agreement) shall not exceed an amount equal to 20.0% of Consolidated EBITDA for such Test Period (calculated without giving effect to such add-backs);
(d)    In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantee) or Refinances (including by redemption, repurchase, repayment, retirement or extinguishment) any Indebtedness, in each case included in the calculations of any financial ratio or test, (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or Refinancing of Indebtedness (including pro forma effect to the application of the net proceeds therefrom), in each case as if the same had occurred on the last day of the applicable Test Period; provided that, with respect to any incurrence of Indebtedness permitted by the provisions of this Agreement in reliance on the pro forma calculation of the First Lien Secured Leverage Ratio, the Senior Secured Leverage Ratio or the Total Leverage Ratio, as applicable (each, a “Ratio Incurrence”), such calculation shall not give pro forma effect to any Indebtedness being incurred (or expected to be incurred) substantially simultaneously or contemporaneously with such Ratio Incurrence in reliance on any “basket” set forth in this Agreement (including the Incremental Base Amount, and any “baskets” measured as a percentage of Consolidated Total Assets or Consolidated EBITDA).
(e)    Whenever pro forma effect is to be given to a pro forma event, the pro forma calculations shall be made in good faith by an Authorized Officer of the Borrower. Any such pro forma calculation (1) may include, without limitation, (1) all adjustments of the type described in clause (a) and (b) of the definition of “Consolidated EBITDA” to the extent such adjustments, without duplication, continue to be applicable to such Test Period, and (2) shall include, without limitation, all adjustments calculated in accordance with Regulation S-X under the Securities Act.
ARTICLE II

The Credits
SECTION 2.01    Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period, in each case, in an aggregate principal amount that, in each case after giving effect to any simultaneous reduction of Revolving Exposure due to any application of proceeds from such Revolving Loans, will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.
SECTION 2.02    Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or

Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement or the obligation of any Lender to make or cause any Loan to be made in accordance with this Agreement.
(c)    At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that a Eurocurrency Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Commitment; provided, further, that a Eurocurrency Borrowing that results from a continuation of an outstanding Eurocurrency Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of twenty Eurocurrency Borrowings outstanding (which number of Eurocurrency Borrowings may be increased or adjusted by agreement between the Borrower and the Administrative Agent, including in connection with any Incremental Revolving Commitment Increase, Incremental Term Commitment, Extended Revolving Commitment and/or Extended Term Loans).
(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue, any Eurocurrency Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.
SECTION 2.03    Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of any Eurocurrency Borrowing to be made on the Restatement Effective Date, such shorter period of time as may be agreed to by the Administrative Agent) or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the day of the proposed Borrowing. Each such telephonic Borrowing Request shall be, in the case of Revolving Borrowings only, shall be confirmed promptly by hand delivery, facsimile or other electronic delivery to the Administrative Agent of an executed written Borrowing Request. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    whether the requested Borrowing is to be comprised of Term Loans of any Class and/or Series or Revolving Loans;
(ii)    the aggregate amount of such Borrowing;
(iii)    the date of such Borrowing, which shall be a Business Day;
(iv)    whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;
(v)    in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(vi)    the location and number of the account to which funds are to be disbursed or, in the case of any Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) (other than a deemed ABR Revolving Borrowing pursuant to Section 2.05(f)), the identity of the Issuing Bank that made such LC Disbursement.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04    [Reserved.]
SECTION 2.05    Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account or, so long as the Borrower is a joint and several co-applicant with respect thereto, the account of any Restricted Subsidiary, denominated in dollars and in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period. The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the account of any Restricted Subsidiary as provided in the first sentence of this paragraph, it will be fully responsible for the reimbursement of LC Disbursements, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit. Notwithstanding anything contained in any letter of credit application furnished to any Issuing Bank in connection with the issuance of any Letter of Credit, (i) all provisions of such letter of credit application purporting to grant liens in favor of the Issuing Bank to secure obligations in respect of such Letter of Credit shall be disregarded, it being agreed that such obligations shall be secured to the extent provided in this Agreement and in the Security Documents, and (ii) in the event of any inconsistency between the terms and conditions of such letter of credit application and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent, reasonably in advance of the requested date of issuance, amendment, renewal or extension, a Letter of Credit Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be reasonably necessary to enable the applicable Issuing Bank to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any such request. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon each issuance, amendment, renewal or extension of any Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure will not exceed $20,000,000, (ii) the Aggregate Revolving Exposure will not exceed the Aggregate Revolving Commitment, (iii) no Revolving Lender will have a Revolving Exposure greater than its Revolving Commitment and (iv) unless otherwise agreed by the applicable Issuing Bank, the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank will not exceed the LC Commitment of such Issuing Bank. Unless the applicable Issuing Bank has received written notice from any Revolving Lender or the Administrative Agent prior to the requested date of issuance, amendment, renewal or extension of the applicable Letter of Credit that one or more applicable conditions set forth in Section 4.02 shall not then be satisfied, then, such Issuing Bank may assume that such conditions shall have been satisfied on the date of such issuance, amendment, renewal or extension of such Letter of Credit and such Issuing Bank may, in reliance upon such assumption, issue, amend, renew or extend such Letter of Credit. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent written notice thereof required under paragraph (l) of this Section. Subject to the terms and conditions hereof and of the Restatement Agreement, each Existing Letter of Credit that is outstanding on the Restatement Effective Date shall, effective as of the Restatement Effective Date and without any further action by the Borrower, be continued as a Letter of Credit hereunder, from and after the Restatement Effective Date be deemed a Letter of Credit for all purposes hereof and be subject to and governed by the terms and conditions hereof.
(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that any Letter of Credit may contain customary automatic renewal provisions agreed upon by the Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such renewal from occurring by giving notice to the beneficiary in advance of any such renewal; and provided further that if there exist any Extended Revolving Commitments having a maturity date later than the Revolving Maturity Date (the “Subsequent Maturity Date”), then, so long as the aggregate LC Exposure in respect of Letters of Credit expiring after the Revolving Maturity Date will not exceed the lesser of $20,000,000 and the aggregate amount of such Extended Revolving Commitments, the Borrower may request the issuance of a Letter of Credit that shall expire at or prior to the close of business on the earlier of (A) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five Business Days prior to the Subsequent Maturity Date.
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or any Revolving Lender, the Issuing Bank that is the issuer thereof hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank under such Letter of Credit and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 4.02.

(e)    Disbursements. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit and shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by hand delivery, facsimile or other electronic delivery) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f)    Reimbursements. If an Issuing Bank shall make an LC Disbursement in respect of a Letter of Credit, such Issuing Bank shall notify the Borrower and the Administrative Agent of such LC Disbursement and of the date and amount thereof and the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement (i) if such notice has been received by the Borrower prior to 11:00 a.m., New York City time, on the next succeeding Business Day after the LC Disbursement, not later than 2:00 p.m., New York City time, on the first Business Day after such notice has been received and (ii) if such notice has been received by the Borrower after 11:00 a.m., New York City time, on the next succeeding Business Day after the LC Disbursement, not later than 2:00 p.m., New York City time, on the second Business Day after such notice has been received (in each case, the “Required Reimbursement Date”); provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing and unless the Borrower shall have, by 1:00 p.m., New York City time, on the Required Reimbursement Date, given a notice to the Administrative Agent and the applicable Issuing Bank that the Borrower intends to reimburse the applicable Issuing Bank for the LC Disbursement with funds other than from the proceeds of an ABR Revolving Borrowing, the Borrower shall be deemed to have requested an ABR Borrowing in the amount of such LC Disbursement, plus interest payable thereon pursuant to Section 2.05(h). If the Borrower subsequently fails to reimburse any LC Disbursement by the time specified above, the Administrative Agent shall notify each Revolving Lender of such failure, the payment then due from the Borrower in respect of the applicable LC Disbursement and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the amount then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for an LC Disbursement (other than the funding of an ABR Revolving Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(g)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section is absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision thereof or hereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any other act, failure to act or other event or circumstance; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or wilful misconduct on the part of an Issuing Bank (as determined by a court of competent jurisdiction in a final and nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(h)    Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement in full, whether with its own funds or with proceeds from a Revolving Borrowing (including any ABR Revolving Borrowing deemed requested pursuant to Section 2.05(f)), at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.
(i)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, a Majority in Interest of the Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (i) or (j) of Section 7.01. The Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.11(b) or 2.20. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative

Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of a Majority in Interest of the Revolving Lenders), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after the date on which all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Aggregate Revolving Exposure would not exceed the Aggregate Revolving Commitment and no Default shall have occurred and be continuing.
(j)    Designation of Additional Issuing Banks. The Borrower may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), designate as additional Issuing Banks one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Borrower, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.
(k)    Termination of an Issuing Bank. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the 10th Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero or such Letters of Credit have been backstopped, novated or cash collateralized in a manner that is in form and substance satisfactory to such Issuing Bank. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.
(l)    Replacement of an Issuing Bank. (i) Any Issuing Bank may resign as an Issuing Bank upon 30 days’ prior written notice to the Administrative Agent, the applicable Revolving Lenders and the Borrower. Subject to the terms of the following sentence, the Borrower may replace an Issuing Bank for any reason upon written notice to the Administrative Agent and the Issuing Bank. If an Issuing Bank shall resign or be replaced, then the Borrower may appoint a successor Issuing Bank with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), whereupon such successor Issuing Bank shall succeed to the rights, powers and duties of the replaced or resigning Issuing Bank under this Agreement and the other Loan Documents and the term “Issuing Bank” shall mean such successor Issuing Bank effective upon such appointment. At the time such resignation or replacement shall become effective, the Borrower shall pay to the resigning or replaced Issuing Bank all accrued and unpaid fees pursuant to Section 2.12(b) and Section 2.12(d). The acceptance of any appointment as an Issuing Bank hereunder as a successor Issuing Bank shall be evidenced by an agreement entered into by such successor Issuing Bank, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, such successor issuer of Letters of Credit shall become an “Issuing Bank” hereunder. After the resignation or replacement of an Issuing Bank hereunder, the resigning or replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit or amend or renew existing Letters of Credit. In connection with any resignation or replacement pursuant to this clause (i) (but, in case of any such resignation, only to the extent that a successor Issuing Bank shall have been appointed), either (i) the Borrower, the resigning or replaced Issuing Bank and the successor Issuing Bank shall arrange to have any outstanding Letters of Credit issued by the resigning or replaced Issuing Bank replaced with Letters of Credit issued by the successor Issuing Bank or (ii) the Borrower shall cause the successor Issuing Bank, if such successor Issuing Bank is reasonably satisfactory to the replaced or resigning Issuing Bank, to issue “back-stop” Letters of Credit naming the resigning or replaced Issuing Bank as beneficiary for each outstanding Letter of Credit issued by the resigning or replaced Issuing Bank, which new Letters of Credit shall have a face amount equal to the Letters of Credit being back-stopped, and the sole requirement for drawing on such new Letters of Credit shall be a drawing on the corresponding back-stopped Letters of Credit. After any resigning or replaced Issuing Bank’s resignation or replacement as Issuing Bank, the provisions of this Agreement relating to an Issuing Bank shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was an Issuing Bank under this Agreement or (B) at any time with respect to Letters of Credit issued by such Issuing Bank.
(i)    To the extent that there are, at the time of any resignation or replacement as set forth in clause (i) above, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Letters of Credit (including, without limitation, any obligations related to the payment of fees or the reimbursement or funding of amounts drawn), except that the Borrower, the resigning or replaced Issuing Bank and the successor Issuing Bank shall have the obligations regarding outstanding Letters of Credit described in clause (i) above.
(m)    Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent and the Borrower (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank when due pursuant to paragraph (f) of this Section 2.05, the date of such failure and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(n)    LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.
SECTION 2.06    Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time (and, on the Restatement Effective Date, by as soon as possible after 10:00 a.m. (and by no later than 11:00 a.m., provided that all of the conditions set forth in Section 3 of the Restatement Agreement have been satisfied by such time), New York City time), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make the proceeds of all other Loans hereunder available to the Borrower by promptly remitting the amounts so received, in like funds, to an account specified by the Borrower in the applicable Borrowing Request or, in the case of Revolving Loans (including any deemed ABR Revolving Loans pursuant to Section 2.05(f)) made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), to the Issuing Bank that has made such LC Disbursement.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Revolving Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.07    Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03 or Section 2.05(f). Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be confirmed promptly by hand delivery, facsimile or other electronic delivery to the Administrative

Agent of an executed written Interest Election Request. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and
(iv)    if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(c)    Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.
(d)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall (i) in the case of a Term Borrowing, be continued as a Eurocurrency Borrowing for an additional Interest Period of one month or (ii) in the case of a Revolving Borrowing, be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default under clause (i) or (j) of Section 7.01 has occurred and is continuing with respect to the Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of a Majority in Interest of Lenders of any Class, has notified the Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing of such Class may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing of such Class shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.08    Termination and Reduction of Commitments. (a) Unless previously terminated, (i) any Incremental Term Commitment shall terminate on the date set forth in the Incremental Facility Agreement relating thereto, (ii) except with respect to Extended Revolving Commitments, the Revolving Commitments shall automatically terminate at the Revolving Maturity Date and (iii) any Extended Revolving Commitments shall automatically terminate on the relevant Maturity Date for the Extension Series of such Extended Revolving Commitments.
(b)    Subject to Section 2.22 in the case of any reduction or termination of Revolving Commitments, the Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class, as determined by the Borrower, in whole or in part and (i) any such termination or reduction shall apply proportionately and permanently to reduce the Commitments of each of the Lenders within such Class, except that, notwithstanding the foregoing, (1) the Borrower may allocate any termination or reduction of Commitments among Classes of Commitments at its direction (including, for the avoidance of doubt, to the Commitments with respect to any Class of Extended Revolving Commitments without any termination or reduction of the Commitments with respect to any Existing Revolving Commitments) and (2) in connection with the establishment on any date of any Extended Revolving Commitments pursuant to Section 2.22, the Existing Revolving Commitments of any one or more Lenders providing any such Extended Revolving Commitments on such date shall be reduced in an amount equal to the amount of Existing Revolving Commitments so extended on such date (or, if agreed by the Borrower and the Lenders providing such Extended Revolving Commitments, by any greater amount so long as (a) a proportionate reduction of the Existing Revolving Commitments has been offered to each Lender to whom the applicable Revolving Extension Request has been made (which may be conditioned upon such Lender becoming an Extending Lender), and (b) the Borrower prepays the Existing Revolving Loans of such Class owed to such Lenders providing such Extended Revolving Commitments to the extent necessary to ensure that, after giving pro forma effect to such repayment or reduction, the Existing Revolving Loans of such Class are held by the Lenders of such Class on a pro rata basis in accordance with their Existing Revolving Commitments of such Class after giving pro forma effect to such reduction) (provided that (x) after giving pro forma effect to any such reduction and to the repayment of any Loans made on such date, the aggregate amount of the Revolving Exposure of any such Lender does not exceed the Existing Revolving Commitment thereof (such Revolving Exposure and Existing Revolving Commitment being determined in each case, for the avoidance of doubt, exclusive of such Lender’s Extended Revolving Commitment and any Revolving Exposure in respect thereof) and (y) for the avoidance of doubt, any such repayment of Loans contemplated by the preceding clause shall be made in compliance with the requirements of Section 2.18(c) with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving pro forma effect to any conversion or exchange pursuant to Section 2.22 of Existing Revolving Commitments and Existing Revolving Loans into Extended Revolving Commitments and Extended Revolving Loans respectively, and prior to any reduction being made to the Commitment of any other Lender), (ii) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000 and (iii) the Borrower shall not terminate or reduce the Revolving Commitments of any Class if, after giving effect to any concurrent prepayment of the Revolving Loans of such Class in accordance with Section 2.11, the Revolving Exposure of any Lender of such Class would exceed its Revolving Commitment of such Class.
(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Any termination or reduction of the Commitments of any Class shall be permanent.
SECTION 2.09    Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan (other than an Extended Revolving Loan) of such Lender on the Revolving Maturity Date, (ii) with respect to any tranche of Incremental Term Loans, to the Administrative Agent for the account of each applicable Incremental Term Lender the then unpaid principal amount of each Incremental Term Loan of such tranche of such Incremental Term Lender on the relevant Maturity Date for such tranche of Incremental Term Loans, (iii) with respect to any Extension Series of Extended Term Loans, to the Administrative Agent for the account of each applicable Extending Lender the then unpaid principal amount of each Extended Term Loan of such Extension Series on the relevant Maturity Date for such Extension Series of Extended Term Loans and (iv) with respect to any Extension Series of Extended Revolving Commitments, to the Administrative Agent for the account of each applicable Extending

Lender the then unpaid principal amount of each Extended Revolving Loan of such Extension Series on the relevant Maturity Date for such Extension Series of Extended Revolving Commitments.
(b)    The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the Borrower in respect of the Loans, LC Disbursements, interest and fees due or accrued hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement.
(c)    Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.10    Amortization of Incremental Term Loans. (a) In the event any Incremental Term Loans are made, such Incremental Term Loans shall mature and be repaid in amounts and on dates as agreed between the Borrower and the relevant Incremental Term Lenders in the applicable Incremental Facility Agreement, subject to the requirements set forth in Section 2.21. In the event any Extended Term Loans are established, such Extended Term Loans shall mature and be repaid in the amounts and on the dates set forth in the applicable Extension Amendment, subject to the requirements set forth in Section 2.22. In the event any Refinancing Term Loans are made, such Refinancing Term Loans shall mature and be repaid in amounts and on dates as agreed between the Borrower and the relevant Refinancing Term Lenders in the applicable Refinancing Facility Agreement, subject to the requirements set forth in Section 2.24.
(b)    Any voluntary prepayment of a Term Borrowing of any Class made pursuant to Section 2.11(a) shall be applied to reduce the subsequent scheduled repayments of Term Borrowings of such Class in such order as the Borrower may determine. For the avoidance of doubt, the Borrower may voluntarily prepay Existing Term Loans of any Class pursuant to Section 2.11(a) without any requirement to prepay Extended Term Loans that were converted from the Existing Term Loans of such Class or may voluntarily prepay Extended Term Loans of any Extension Series pursuant to Section 2.11(a) regardless of whether such prepayment is accompanied by at least a pro rata prepayment of Existing Term Loans of the Class from which such Extended Term Loans were converted.
(c)    Any mandatory prepayment of a Term Borrowing of any Class required by Section 2.11 shall be allocated to the Classes of Term Loans outstanding, pro rata, based upon the outstanding principal amounts of the Term Loans of each Class (unless any Incremental Facility Agreement or any Refinancing Facility Agreement contemplates that any Incremental Term Loans or Refinancing Term Loans, as applicable, established thereby shall share into any mandatory prepayments of Term Borrowings required by Section 2.11 on less than a pro rata basis with any other Term Loans, in which case such mandatory prepayment shall be allocated to such Class of Term Loans as provided in such any Incremental Facility Agreement or any Refinancing Facility Agreement), and shall be applied pro rata to the Lenders of each Class, based upon the outstanding principal amounts owing under each such Class of Term Loans; provided that, with respect to the allocation of such prepayments between Existing Term Loans and Extended Term Loans of the same Extension Series, the Borrower may, to the extent not inconsistent with any Extension Amendment relating to Extended Term Loans of any Extension Series, allocate such prepayments as the Borrower may specify, so long as the Borrower shall not allocate to Extended Term Loans of any Extension Series any mandatory prepayment unless such prepayment is accompanied by at least a pro rata prepayment, based upon the outstanding principal amounts owing under such Class, of Existing Term Loans of the Class of Existing Term Loans from which such Extended Term Loans were converted (or such Existing Term Loans of such Class have otherwise been repaid in full).
(d)    Mandatory prepayments required by Section 2.11, within any Class of Term Loans (other than Incremental Term Loans of any Series or Refinancing Term Loans of any Series), shall be applied in direct order to reduce the subsequent scheduled repayments of the Term Borrowings of such Class. Mandatory prepayments required by Section 2.11, within any Series of Incremental Term Loans or Refinancing Term Loans, shall be applied to reduce the remaining subsequent scheduled repayments of Incremental Term Loans or Refinancing Term Loans of such Series as shall be specified therefor in the applicable Incremental Facility Agreement or Refinancing Facility Agreement for such Series.
(e)    In the event that Term Loans of any Class are purchased or acquired by the Borrower pursuant to Purchase Offers under Section 2.23, then the subsequent scheduled repayments of the Term Borrowings of such Class to be made will not be reduced or otherwise affected by such transaction (except to the extent that the final scheduled payment shall be reduced thereby).
SECTION 2.11    Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.
(b)    In the event and on each occasion that the Aggregate Revolving Exposure exceeds the Aggregate Revolving Commitment, the Borrower shall prepay Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.05(i)) in an aggregate amount equal to such excess.
(c)    Prior to any optional or mandatory prepayment of Borrowings under this Section, the Borrower shall specify the Borrowing or Borrowings to be prepaid in the notice of such prepayment delivered pursuant to paragraph (d) of this Section.
(d)    The Borrower shall notify the Administrative Agent by telephone (confirmed by hand delivery, facsimile or other electronic delivery) of any repayment, any optional prepayment and, to the extent practicable, any mandatory prepayment under Section 2.10 or Section 2.11, as applicable (i) in the case of repayment or prepayment of a Eurocurrency Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of repayment or prepayment, (ii) in the case of repayment or prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of repayment or prepayment or (iii) in the case of repayment or prepayment, not later than 2:00 p.m., New York City time, on the date of repayment or prepayment. Each such notice shall specify the repayment or prepayment date, the principal amount of each Borrowing or portion thereof to be repaid or prepaid and, in the case of a mandatory prepayment, to the extent practicable, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Repayment and prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

SECTION 2.12    Fees. (a)  The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at Applicable Rate per annum on the daily unused amount of the Revolving Commitment of such Lender during the period from and including the Restatement Effective Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Restatement Effective Date. All such commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.
(b)    The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at a rate of 0.125% per annum (or such other amount per annum as may be separately agreed by the Borrower and such Issuing Bank) on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Restatement Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 Business Days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)    The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(d)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.
SECTION 2.13    Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)    The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.
(d)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of a Revolving Loan, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.14    Alternate Rate of Interest.
(a)    If prior to the commencement of any Interest Period for a Eurocurrency Borrowing of any Class:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or
(ii)    the Administrative Agent is advised by a Majority in Interest of the Lenders of such Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Eurocurrency Borrowing for such Interest Period (in each case, with respect to the Loans impacted by this clause (ii) or clause (i) above, “Impacted Loans”);
then the Administrative Agent shall give notice (which may be telephonic) thereof to the Borrower and the Lenders of such Class as promptly as practicable and, until the Administrative Agent notifies the Borrower and the Lenders of such Class that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any Borrowing of such Class to, or continuation of any Borrowing of such Class as, a Eurocurrency Borrowing shall be ineffective, and such Borrowing shall be continued as an ABR Borrowing, and (y) any Borrowing Request for a Eurocurrency Borrowing of such Class shall be treated as a request for an ABR Borrowing.
(b)    Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section 2.14 and/or is advised by the Required Lenders of their determination in accordance with clause (a)(ii) of this Section 2.14, and the Borrower shall so request, the Administrative Agent, the Required Lenders and the Borrower shall negotiate in good faith to amend the definition of “LIBO Rate” and other applicable provisions to preserve the original intent thereof in light of such change; provided that, until so amended, such Impacted Loans will be handled as otherwise provided pursuant to the terms of this Section 2.14.
SECTION 2.15    Increased Costs. (a) If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate);
(ii)    impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject any Credit Party to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or other Credit Party of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), to increase the cost to such Lender, Issuing Bank or other Credit Party of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Credit Party hereunder (whether of principal, interest or otherwise), then, following receipt of a certificate pursuant to paragraph (c) of this Section, the Borrower will pay to such Lender, Issuing Bank or other Credit Party, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Credit Party, as the case may be, for such additional costs or expenses incurred or reduction suffered.
(b)    If any Lender or Issuing Bank reasonably determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then, following receipt of a certificate pursuant to paragraph (c) of this Section, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(c)    If any Lender or Issuing Bank is claiming compensation under this Section 2.15, it shall deliver to the Borrower a certificate setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, and the basis for the calculation thereof as specified in paragraph (a) or (b) of this Section, which certificate shall be conclusive absent manifest error; provided that, in any such certificate, such Lender or Issuing Bank shall certify that the claim for compensation referred to therein is generally consistent with such Lender’s or Issuing Bank’s treatment of other borrowers of such Lender or Issuing Bank in the U.S. leveraged loan market with respect to similarly affected commitments, loans and/or participations under agreements with such borrowers having provisions similar to this Section 2.15, but such Lender or Issuing Bank, as the case may be, shall not be required to disclose any confidential or proprietary information therein. This Section shall not be construed to require any Lender or Issuing Bank to make available its tax return (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.
(d)    Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.16    Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto, (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert or continue any Eurocurrency Loan on the date specified in any notice (including any telephonic notice) delivered or made pursuant hereto (including as a result of the revocation of any such notice), (d) the failure to prepay any Eurocurrency Loan on a date specified therefor in any notice of prepayment given by the Borrower (whether or not such notice may be revoked in accordance with the terms hereof) or (e) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or pursuant to Section 2.21(e), then, in any such event, the Borrower shall after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount and, absent manifest error, the amount requested shall be conclusive), compensate each Lender for the loss, cost and expense attributable to such event, but excluding any losses of anticipated profits. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market, but shall exclude any losses of anticipated profits. A certificate of any Lender delivered to the Borrower and setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.
SECTION 2.17    Taxes. (a) Withholding of Taxes; Gross-Up. Each payment by a Loan Party under this Agreement or any other Loan Document shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Credit Party receives the amount it would have received had no such withholding been made.
(b)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    Evidence of Payment. As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)    Indemnification by the Loan Parties. The Loan Parties shall indemnify each Credit Party for any Indemnified Taxes that are paid or payable by such Credit Party in connection with any Loan Document (including amounts paid or payable under this paragraph) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this paragraph shall be paid within 20 days after the Credit Party delivers to any Loan Party a certificate stating the amount of any Indemnified Taxes so paid or payable by such Credit Party and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Credit Party shall deliver a copy of such certificate to the Administrative Agent.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender (including any Taxes attributable to such Lender's failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register) that are paid or payable by the Administrative Agent in connection with this Agreement and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this paragraph shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under this Agreement shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (A) through (E) of paragraph (f)(ii) or in paragraph (f)(iii) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form, documentation or certification previously delivered pursuant to this Section 2.17(f). If any form, documentation or certification previously delivered pursuant to this Section 2.17(f) expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form, documentation or certification to the extent it is legally eligible to do so.
(i)    Without limiting the generality of the foregoing, each Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as is reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:
(A)    in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States of America is a party (1) with respect to payments of interest under this Agreement, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(C)    in the case of a Foreign Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States of America, IRS Form W-8ECI;
(D)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, both (1) IRS Form W‑8BEN or IRS Form W-8BEN-E and (1) a certificate substantially in the form of Exhibit L-1, Exhibit L-2, Exhibit L-3 or Exhibit L-4 (each, a “U.S. Tax Certificate”), as applicable, to the effect that such Lender is not (x) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (y) a “10-percent shareholder” of the Borrower or the Co-Borrower within the meaning of Section 871(h)(3)(B) of the Code or (z) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code;
(E)    in the case of a Foreign Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender), (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided that if such Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners;
(F)    in the case that any form referred to in clauses (A) through (E) of this paragraph is succeeded by a successor form, such successor form; or
(G)    any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax, together with such supplementary documentation as shall be necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.
(ii)    If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. For purposes of this Section 2.17(f)(iii), the term “FATCA” shall include any amendments made to FATCA after the Restatement Effective Date.
(g)    Treatment of Certain Refunds. If any Credit Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including additional amounts paid pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such Credit Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such Credit Party, shall repay to such Credit Party the amount paid to such Credit Party pursuant to the prior sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Credit Party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will any Credit Party be required to pay any amount to any indemnifying party pursuant to this paragraph if such payment would place such Credit Party in a less favorable position (on a net after-Tax basis) than such Credit Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Credit Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)    Defined Terms. For purposes of this Section 2.17, the term “Lender” shall include each Issuing Bank and the term “applicable law” includes FATCA.
(j)    Certain FATCA Matters. Solely for purposes of determining withholding Taxes imposed under FATCA, from and after the Restatement Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
SECTION 2.18    Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent, except that payments required to be made directly to any Issuing Bank shall be so made, payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied towards payment of the amounts then due hereunder ratably among the parties entitled thereto, in accordance with the amounts then due to such parties.
(c)    Except to the extent that this Agreement provides for payments to be disproportionately allocated to or retained by a particular Lender or group of Lenders (including in connection with the payment of principal, interest or fees in different amounts or at different rates and the repayment of principal amounts of Loans at different times as a result of Extension Amendments, Incremental Facility Amendments, Refinancing Facility Agreements, purchases of Term Loans pursuant to Purchase Offers under Section 2.23 or non-ratable prepayments of Classes of Loans pursuant to Section 2.10(c)), each Lender agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any Person that is an Eligible Assignee (as such term is defined from time to time). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)    If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent or any Issuing Bank, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender pursuant to Sections 2.05(d), 2.05(f), 2.06(b), 2.18(c), 2.18(d) and 9.03(c), in each case in such order as shall be determined by the Administrative Agent in its discretion. Notwithstanding anything to the contrary herein, any amounts paid by a Loan Party for the account of a Lender that are applied or held pursuant to this Section 2.18(e) shall be deemed paid by such Loan Party to such Lender.
SECTION 2.19    Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the judgment of such Lender, such designation or assignment and delegation (i) would reasonably be expected to eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.
(b)    If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender has become a Defaulting Lender or (iv) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders or all the Lenders of the affected Class) and with respect to which the Required Lenders (or, in circumstances where Section 9.02 does not require the consent of the Required Lenders, a Majority in Interest of the Lenders of the affected Class) shall have granted their consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a failure to provide a consent, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of a particular Class) to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, each Issuing Bank), which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and, if applicable, participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (in the case of such principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, it can reasonably be expected that such assignment will result in a reduction in such compensation or payments and (D) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.
SECTION 2.20    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:
(a)    commitment fees shall cease to accrue on the unused amount of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(b)    the Revolving Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;
(c)    if any LC Exposure exists at the time such Revolving Lender becomes a Defaulting Lender then:
(i)    the LC Exposure of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (with the term “Applicable Percentage” meaning, with respect to any Lender for purposes of reallocations to be made pursuant to this paragraph (c), the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at the time of such reallocation calculated disregarding the Revolving Commitments of the Defaulting Lenders at such time) but only to the extent that such reallocation does not cause the Aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of the Issuing Banks the portion of such Defaulting Lender’s LC Exposure that has not been reallocated in accordance with the procedures set forth in Section 2.05(i) for so long as such LC Exposure is outstanding;
(iii)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)    if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted to give effect to such reallocation; and
(v)    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(d)    so long as such Revolving Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit, unless in each case it is reasonably satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure, as applicable, will be fully covered by the Revolving Commitments of the Non-Defaulting Lenders and/or cash collateral provided by the Borrower in accordance with Section 2.20(c), and participating interests in any such issued, amended, reviewed or extended Letter of Credit will be allocated among the Non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).
In the event that the Administrative Agent, the Borrower and each Issuing Bank each agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender (a “Restored Lender”), then the LC Exposure of the Revolving Lenders shall be reallocated in accordance with their Applicable Percentages and on such date such Restored Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders as the Administrative Agent shall determine may be necessary in order for such Restored Lender to hold such Loans in accordance with its Applicable Percentage (with the term “Applicable Percentage” meaning, with respect to any Lender for purposes of reallocations to be made pursuant to this paragraph, the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at the time of such reallocation calculated including the Revolving Commitment of such Restored Lender but disregarding the Revolving Commitments of the Defaulting Lenders at such time).
SECTION 2.21    Incremental Facilities.
(a)    The Borrower may on one or more occasions, by written notice to the Administrative Agent, request (i) one or more increases in the amount of the Revolving Commitments of any Class (each such increase, an “Incremental Revolving Commitment Increase”) and/or (ii) the establishment of Incremental Term Commitments, provided that the aggregate amount of all the Incremental Revolving Commitment Increases and Incremental Term Commitments to be established hereunder on any date shall not exceed the sum of (A) the Incremental Base Amount as of such date plus (A) assuming that the full amount of such Incremental Revolving Commitment Increases and/or such Incremental Term Commitments have been funded as Loans on such date, an additional aggregate amount, such that, after giving pro forma effect to the establishment of any Incremental Revolving Commitment Increases and/or Incremental Term Commitments and the use of proceeds thereof, the Borrower shall be in pro forma compliance, recomputed as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Latest Financial Statements), with a First Lien Secured Leverage Ratio that is no greater than 3.25:1.00; provided further that solely for the purpose of calculating the First Lien Secured Leverage Ratio under this clause (B), the Consolidated First Lien Debt Cash Netting Amount shall be capped at $100,000,000. Each such notice shall specify (1) the date on which the Borrower proposes that the Incremental Revolving Commitment Increases or the Incremental Term Commitments, as applicable, shall be effective, and (2) the amount of the Incremental Revolving Commitment Increase or Incremental Term Commitments, as applicable, being requested (it being agreed that (x) any Lender approached to provide any Incremental Revolving Commitment Increase or Incremental Term Commitment may elect or decline, in its sole discretion, to provide such Incremental Revolving Commitment Increase or Incremental Term Commitments, (y) the Borrower shall not be required to approach existing Lenders first to provide any Incremental Revolving Commitment Increase or Incremental Term Commitment or offer any existing Lenders a right of first refusal to provide any Incremental Revolving Commitment Increase or Incremental Term Commitment and (z) any Person that the Borrower proposes to become a Lender under any Incremental Term Commitment or Incremental Revolving Commitment Increase, if such Person is not then a Lender, must be an Eligible Assignee and, if any consent of the Administrative Agent would be required for an assignment of Loans or Commitment to such Lender, must be reasonably acceptable to the Administrative Agent and, in the case of any proposed Incremental Revolving Commitment Increase, if any consent of each Issuing Bank would be required for an assignment of Revolving Loans or a Revolving Commitment to such Lender, each Issuing Bank).
(b)    The terms and conditions of any Loans and Commitments pursuant to any Incremental Revolving Commitment Increase shall be the same as those of the Revolving Commitments and Revolving Loans of the Class that is being increased and shall be treated as a single Class with such Revolving Commitments and Revolving Loans; provided that any interest margins, commitment fees, pricing and rate floors applicable to any Incremental Revolving Commitment Increase may exceed the interest margins, commitment fees, pricing and rate floors payable with respect to the Revolving Loans and/or Revolving Commitments pursuant to the terms of this Agreement, as amended through the date of such calculation, in which case the Applicable Rate and/or the fee payable pursuant to Section 2.12(a), in each case as in effect for the other Revolving Loans and Revolving Commitments, shall be automatically increased to eliminate such excess (it being understood that additional upfront or similar fees may be payable to the Lenders participating in such Incremental Revolving Commitment Increase without any requirement to pay such amounts to any existing Revolving Lenders). The terms and conditions of any Incremental Term

Commitments and the Incremental Term Loans to be made thereunder shall be set forth in the applicable Incremental Facility Agreement; provided that (A) no Incremental Term Loan Maturity Date shall be earlier than the latest Maturity Date then in effect, (B) the scheduled amortization and optional or mandatory prepayment terms and provisions, including in respect of the allocations of payments to or within any such Class of any such Incremental Term Loans shall be based on current market terms at the time of incurrence thereof, (C) any Incremental Term Loan shall be secured only by the Collateral securing the Obligations on an equal priority basis with the Liens on the Collateral securing the Obligations and (D) no Incremental Term Loan shall be subject to a Previously Absent Financial Maintenance Covenant or other restrictive covenant not previously provided for in this Agreement unless the Administrative Agent shall be given prompt written notice thereof and this Agreement is amended to include such Previously Absent Financial Maintenance Covenant or other restrictive covenant for the benefit of all Lenders. Any Incremental Term Commitments established pursuant to an Incremental Facility Agreement that have identical terms and conditions, and any Incremental Term Loans made thereunder, shall be designated as a separate Series of Incremental Term Commitments and Incremental Term Loans for all purposes of this Agreement.
(c)    The Incremental Term Commitments and any Incremental Revolving Commitment Increase shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the Borrower, each Incremental Lender providing such Incremental Term Commitments or Incremental Revolving Commitment Increase, as the case may be, and the Administrative Agent; provided that no Incremental Term Commitments or Incremental Revolving Commitment Increases shall become effective unless (subject, in the case of Incremental Term Commitments incurred to finance a Limited Condition Transaction, to Section 1.08):
(i)    no Event of Default (or in the case of Incremental Term Commitments incurred to finance a Limited Condition Transaction, no Event of Default described in clause (a), (b), (i) or (j) of Section 7.01) shall have occurred and be continuing on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Term Commitments or Incremental Revolving Commitment Increases and the making of Loans and issuance of Letters of Credit thereunder to be made on such date;
(ii)    on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date; provided that the requirement in this clause (ii) shall only apply to Incremental Term Loans to the extent requested by the applicable Incremental Term Lenders; provided further, that in the case of Incremental Term Commitments incurred to finance a Limited Condition Transaction, such representations and warranties shall be limited to Specified Representations;
(iii)    after giving pro forma effect to the establishment of any Incremental Revolving Commitment Increase or Incremental Term Loans, the incurrence of any Loans thereunder and the use of the proceeds thereof, and assuming that the full amount of such Incremental Revolving Commitment Increases shall have been funded as Loans on such date, the Borrower shall be in pro forma compliance with each Financial Maintenance Covenant, recomputed as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Latest Financial Statements); and

(iv)    the Borrower shall make any payments required to be made pursuant to Section 2.16 in connection with such Incremental Term Commitments or Incremental Revolving Commitment Increase and the related transactions under this Section.
Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate to give effect to the provisions of this Section.
(d)    Upon the effectiveness of an Incremental Term Commitment or Incremental Revolving Commitment Increase of any Incremental Lender, (i) such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents, and (ii) in the case of any Incremental Revolving Commitment Increase, (A) if the applicable Lender does not already have a Revolving Commitment, such Incremental Revolving Commitment Increase shall constitute the Revolving Commitment of such Lender as provided in the Incremental Facility Agreement applicable to such Incremental Revolving Commitment Increase, (B) if the applicable Lender already has a Revolving Commitment, the Revolving Commitment of such Lender shall be increased as provided in the Incremental Facility Agreement applicable to such Incremental Revolving Commitment Increase and (C) the Aggregate Revolving Commitment shall be increased by the amount of such Incremental Revolving Commitment Increase, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Revolving Commitment”. For the avoidance of doubt, upon the effectiveness of any Incremental Revolving Commitment Increase, the Revolving Exposure of the Revolving Lender making such Incremental Revolving Commitment Increase, and the Applicable Percentage of all the Revolving Lenders, shall automatically be adjusted to give effect thereto.
(e)    On the date of effectiveness of any Incremental Revolving Commitment Increase, each Revolving Lender shall assign to each Revolving Lender making such Incremental Revolving Commitment Increase, and each such Revolving Lender making such Incremental Revolving Commitment Increase shall purchase from each Revolving Lender, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans and participations in Letters of Credit outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participations in Letters of Credit will be held by all the Revolving Lenders ratably in accordance with their Applicable Percentages after giving effect to the effectiveness of such Incremental Revolving Commitment Increase.
(f)    Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Agreement, each Lender holding an Incremental Term Commitment of any Series shall make a loan to the Borrower in an amount equal to such Incremental Term Commitment on the date specified in such Incremental Facility Agreement.
(g)    The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Borrower referred to in Section 2.21(a) and of the effectiveness of any Incremental Term Commitments, in each case advising the Lenders of the details thereof and, in the case of effectiveness of any Incremental Revolving Commitment Increase, of the Applicable Percentages of the Revolving Lenders after giving effect thereto and of the assignments required to be made pursuant to Section 2.21(e).

SECTION 2.22    Extensions of Term Loans, Revolving Loans and Revolving Commitments.
(a)    (i) The Borrower may at any time and from time to time request that all or a portion of each Term Loan of any Class (such Class, an “Existing Term Loan Class” and such Term Loans, “Existing Term Loans”) be converted to extend the scheduled final maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.22. Prior to entering into any Extension Amendment with respect to any Extended Term Loans, the Borrower shall provide written notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Class and which such request shall be offered equally to all such Lenders) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which terms shall identical to the Term Loans of the Existing Term Loan Class from which they are to be extended, except that (v) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of all or a portion of any principal amount of such Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Term Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in the Incremental Facility Agreement, as the case may be, with respect to the Existing Term Loan Class from which such Extended Term Loans were extended, in each case as more particularly set forth in Section 2.22(c) below) (provided that, for the avoidance of doubt, the Weighted Average Life to Maturity of such Extended Term Loans shall be no shorter than the Weighted Average Life to Maturity of the Term Loans of the Existing Term Loan Class from which they are to be converted), (w)(A) the interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and premiums with respect to the Extended Term Loans may be different than those for the Term Loans of such Existing Term Loan Class and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (x) subject to the provisions set forth in Section 2.10 and Section 2.11, the Extended Term Loans may have optional prepayment terms (including call protection and prepayment premiums) as may be agreed between the Borrower and the Lenders thereof, (y) the Extension Amendment may provide for other covenants and terms that apply to any period after the latest Maturity Date and (z) the terms of any Extended Term Loans may also contain other differences from the Existing Term Loan Class from which they are to be extended as are approved by the Administrative Agent, acting reasonably, so long as such differences are not material and not adverse to the Lenders of such Existing Term Loan Class. No Lender shall have any obligation to agree to have any of its Term Loans converted into Extended Term Loans pursuant to any Term Loan Extension Request. Any Extended Term Loans of any Extension Series shall constitute a separate Class of Term Loans from the Existing Term Loan Class of Term Loans from which they were converted.
(i)    The Borrower may at any time and from time to time request that all or a portion of the Revolving Commitments and/or Extended Revolving Commitments of any Class existing at the time of such request (each, an “Existing Revolving Commitment” and any related Revolving Loans under any such facility, “Existing Revolving Loans”; each Existing Revolving Commitment and related Existing Revolving Loans together being referred to as an “Existing Revolving Class”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Loans related to such Existing Revolving Commitments (any such Existing Revolving Commitments which have been so extended, “Extended Revolving Commitments” and any related Loans, “Extended Revolving Loans”; each Extended Revolving Commitment and related Extended Revolving Loans together an “Extended

Revolving Class”) and to provide for other terms consistent with this Section 2.22. Prior to entering into any Extension Amendment with respect to any Extended Revolving Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Revolving Commitments and which such request shall be offered equally to all such Lenders) (a “Revolving Extension Request”) setting forth the proposed terms of the Extended Revolving Commitments to be established thereunder, which terms shall be identical to those applicable to the Existing Revolving Commitments from which they are to be extended except that (w) all or any of the final maturity dates of such Extended Revolving Commitments may be delayed to later dates than the final maturity dates of such Existing Revolving Class, (x)(A) the interest rates, interest margins, rate floors, upfront fees, funding discounts, original issue discounts and premiums with respect to the Extended Revolving Commitments may be different than those for such Existing Revolving Class and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Revolving Commitments in addition to or in lieu of any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (y)(A) the undrawn revolving commitment fee rate with respect to such Extended Revolving Class may be different than such rate for such Existing Revolving Class and (B) the Extension Amendment may provide for other covenants and terms that apply to any period after the latest Maturity Date and (z) the terms of any Extended Revolving Commitments may also contain other differences from the Class of Existing Revolving Commitments from which they are to be extended as are approved by the Administrative Agent, acting reasonably, so long as such differences are not material and not adverse to the Lenders of such Existing Revolving Class; provided that, notwithstanding anything to the contrary in this Section 2.22 or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of Loans with respect to any Extended Revolving Class shall be made on a pro rata basis with any borrowings and repayments of the Existing Revolving Loans of the Class of Existing Revolving Commitments from which they were extended (the mechanics for which may be implemented through the applicable Extension Amendment and may include technical changes related to the borrowing and replacement letter of credit of such Existing Revolving Class), (2) assignments and participations of Extended Revolving Commitments and Extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to Existing Revolving Classes set forth in Section 9.04 and (3) subject to Section 2.08(b), permanent repayments of Extended Revolving Loans (and corresponding permanent reductions in the related Extended Revolving Commitments) shall be permitted as may be agreed between the Borrower and the Lenders thereof. No Lender shall have any obligation to agree to have any of its Revolving Loans or Revolving Commitments of any Existing Revolving Class converted into Extended Revolving Loans or Extended Revolving Commitments pursuant to any Extension Request. Any Extended Revolving Commitments of any Extension Series shall constitute a separate Class of Revolving Commitments from the Existing Revolving Commitments of the Existing Revolving Class from which they were converted and from any other Existing Revolving Commitments (together with any other Extended Revolving Commitments so established on such date).
(b)    The Borrower shall provide the applicable Extension Request at least ten Business Days (or such shorter period as the Administrative Agent may determine in its reasonable discretion) prior to the date on which Lenders under the applicable Existing Class or Existing Classes are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purpose of this Section 2.22. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Existing Term Loans or Revolving Commitments (or any earlier Extended Revolving Commitments) of an Existing Revolving Class subject to such Extension Request converted into Extended Term Loans or Extended Revolving Commitments, as applicable, shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans and/or Revolving Commitments of the Existing Class or Existing Classes subject to such Extension Request that it has elected to convert into Extended Term Loans or Extended Revolving Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate amount of Term Loans or Revolving Commitments of the Existing Class subject to Extension Elections exceeds the amount of Extended Term Loans or Extended Revolving Commitments, as applicable, requested pursuant to the Extension Request, Term Loans or Revolving Commitments of the Existing Class or Existing Classes shall be converted to Extended Term Loans or Extended Revolving Commitments, as applicable, on a pro rata basis based on the amount of Term Loans or Revolving Commitments included in each such Extension Election (subject to rounding). Notwithstanding the conversion of any Existing Revolving Commitment into an Extended Revolving Commitment, such Extended Revolving Commitment shall be treated identically to all other Revolving Commitments for purposes of the obligations of a Revolving Lender in respect of Letters of Credit under Section 2.05, except that the applicable Extension Amendment may provide that the last day for issuing Letters of Credit may be extended and the related obligations to issue Letters of Credit may be continued (pursuant to mechanics to be specified in the applicable Extension Amendment) so long as the applicable Issuing Bank has consented to such extensions (it being understood that no consent of any other Lender shall be required in connection with any such extension).
(c)    Extended Term Loans or Extended Revolving Commitments, as applicable, shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.22(c) and notwithstanding anything to the contrary set forth in Section 9.02, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term Loans or Extended Revolving Commitments, as applicable, established thereby) executed by the Loan Parties, the Administrative Agent and the Extending Lenders. In addition to any terms and changes required or permitted by Section 2.22(a), each Extension Amendment (i) shall amend the scheduled amortization payments pursuant to the applicable Incremental Facility Agreement with respect to the Existing Class of Term Loans from which the Extended Term Loans were converted to reduce each scheduled repayment amount for the Existing Term Loan Class in the same proportion as the amount of Term Loans of the Existing Term Loan Class is to be converted pursuant to such Extension Amendment (it being understood that the amount of any repayment amount payable with respect to any individual Term Loan of such Existing Class that is not an Extended Term Loan shall not be reduced as a result thereof) and (ii) may amend this Agreement to ensure ratable participation in Letters of Credit between Extended Revolving Commitments and Existing Revolving Commitments. Notwithstanding anything to the contrary in this Section 2.22 and without limiting the generality or applicability of Section 9.02 to any Section 2.22 Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.22 Additional Amendment”) to this Agreement and the other Loan Documents; provided that such Section 2.22 Additional Amendments do not become effective prior to the time that such Section 2.22 Additional Amendments have been consented to (including, pursuant to (i) consents applicable to holders of Incremental Term Loans and Incremental Revolving Commitment Increases provided for in any Incremental Facility Agreement and (ii) consents applicable to holders of any Extended Term Loans or Extended Revolving Commitments provided for in any Extension Amendment) by such of the Lenders, Loan Parties and other parties (if any) as may be required in order for such Section 2.22 Additional Amendments to become effective in accordance with Section 9.02. It is understood and agreed that each Lender hereunder has consented, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this Section 2.22 and the arrangements described above in connection therewith except that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.22 Additional Amendment. In connection with any Extension Amendment, the Borrower shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent (i) as to the enforceability of such Extension Amendment, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby (in the case of such other Loan Documents as contemplated by the immediately preceding sentence), (ii) to the effect that such Extension Amendment, including the Extended Term Loans or Extended Revolving Commitments provided for therein, does not conflict with or violate the terms and provisions of Section 9.02 of this Agreement and (iii) covering such other matters as the Administrative Agent may reasonably request in connection therewith.
(d)    Notwithstanding anything to the contrary contained in this Agreement, (i) on any date on which any Existing Class is converted to extend the related scheduled maturity date(s) in accordance with paragraph (a) above (an “Extension Date”), (x) in the case of the Existing Term Loans of each Extending Lender, the aggregate principal amount of such Existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so converted by such Lender on such date, and the Extended Term Loans shall be established as a separate Class of Term Loans (together with any other Extended Term Loans so established on such date), and (y) in the case of the Existing Revolving Commitments of each Extending Lender, the aggregate principal amount of such corresponding Existing Revolving Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Commitments so converted by such Lender on such date (and any related participations shall be reduced proportionately), and such Extended Revolving Commitments shall be established as a separate Class of Revolving Commitments from the corresponding Existing Revolving Class and from any other Existing Revolving Commitments (together with any other Extended Revolving Commitments so established on such date) and (ii) if, on any Extension Date, any Loans of any Extending Lender are outstanding under an applicable Extended Revolving Commitment, such Loans shall be deemed to be allocated as Extended Revolving Loans and Existing Revolving Loans in the same proportion as such Extending Lender’s Existing Revolving Commitments to Extended Revolving Commitments.
(e)    In the event that the Administrative Agent determines in its sole discretion that the allocation of Extended Term Loans of a given Extension Series or the Extended Revolving Commitments of a given Extension Series, in each case to a given Lender, was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Amendment, then the Administrative Agent, the Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Loan Documents (each, a “Corrective Extension Amendment”) within 15 days following the effective date of such Extension Amendment, as the case may be, which Corrective Extension Amendment shall (i) provide for the conversion and extension of Term Loans under the Existing Term Loan Class or Existing Revolving Commitments (and related Revolving Exposure), as the case may be, in such amount as is required to cause such Lender to hold Extended Term Loans or Extended Revolving Commitments (and related Revolving Exposure) of the applicable Extension Series into which such other Term Loans or Revolving Commitments were initially converted, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Amendment, in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Borrower and such Lender may agree (including conditions of the type required to be satisfied for the effectiveness of an Extension Amendment described in Section 2.22(c)), and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in the penultimate sentence of Section 2.22(c).

(f)    No exchange or conversion of Loans or Commitments pursuant to any Extension Amendment in accordance with this Section 2.22 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.
SECTION 2.23    Loan Repurchases.
(a)    Subject to the terms and conditions set forth or referred to below, the Borrower may from time to time, at its discretion, conduct modified Dutch auctions to make Purchase Offers, each such Purchase Offer to be managed exclusively by JPMorgan Chase Bank, N.A. or an Affiliate thereof or another financial institution of recognized standing selected by the Borrower following consultation with the Administrative Agent (in such capacity, the “Auction Manager”), so long as the following conditions are satisfied:
(i)    each Purchase Offer shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.23 and the Auction Procedures;
(ii)    no Default or Event of Default shall have occurred and be continuing on the date of the delivery of each Auction Notice and at the time of purchase of any Term Loans in connection with any Purchase Offer;
(iii)    the maximum principal amount (calculated on the face amount thereof) of Term Loans that the Borrower offers to purchase in any such Purchase Offer shall be no less than $10,000,000 (unless another amount is agreed to by the Administrative Agent);
(iv)    the aggregate principal amount (calculated on the face amount thereof) of all Term Loans of the applicable Class or Classes so purchased by the Borrower shall automatically be cancelled and retired by the Borrower on the settlement date of the relevant purchase (and may not be resold);
(v)    if the Term Loans are rated by S&P and/or Moody’s at the time of any Purchase Offer, prior to commencing such Purchase Offer, the Borrower shall have discussed such proposed Purchase Offer with each (or both, as applicable) of S&P and Moody’s and, based upon such discussions, shall reasonably believe that the proposed purchase of Term Loans through such Purchase Offer shall not be deemed to be a “distressed exchange”;
(vi)    if the Term Loans are rated by S&P and/or Moody’s at the time of any Purchase Offer, at the time of each purchase of Term Loans pursuant to such Purchase Offer, neither S&P nor Moody’s shall have announced or communicated to the Borrower that the proposed purchase of Term Loans through such Purchase Offer shall be deemed to be a “distressed exchange”;
(vii)    no more than one Purchase Offer with respect to any Class may be ongoing at any one time and no more than four Purchase Offers (regardless of Class) may be made in any one year;
(viii)    no purchase of any Term Loans in connection with any Purchase Offer may be financed using the proceeds of any Revolving Borrowing;
(ix)    the assigning Lenders waive any rights to bring actions against the Administrative Agent; and

(x)    at the time of each purchase of Term Loans through a Purchase Offer, the Borrower shall have delivered to the Auction Manager an officer’s certificate of a Financial Officer certifying as to compliance with preceding clauses (ii), (v) and (vi).
(b)    The Borrower must terminate any Purchase Offer if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to such Purchase Offer. If the Borrower commences any Purchase Offer (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Purchase Offer have in fact been satisfied), and if at such time of commencement the Borrower reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the consummation of such Purchase Offer shall be satisfied, then the Borrower shall have no liability to any Lender for any termination of such Purchase Offer as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of consummation of such Purchase Offer, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loans of any Class or Classes made by the Borrower pursuant to this Section 2.23, (x) the Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans of the applicable Class or Classes up to the settlement date of such purchase and (y) such purchases (and the payments made by the Borrower and the cancellation of the purchased Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 or any other provision hereof.
(c)    The Administrative Agent and the Lenders hereby consent to the Purchase Offers and the other transactions effected pursuant to and in accordance with the terms of this Section 2.23 (provided that no Lender shall have an obligation to participate in any such Purchase Offer). For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.18 and Section 9.04 will not apply to the purchases of Term Loans pursuant to Purchase Offers made pursuant to and in accordance with the provisions of this Section 2.23. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article VIII and Article IX to the same extent as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Purchase Offer.
SECTION 2.24    Refinancing Facilities. (a) The Borrower may, on one or more occasions, by written notice to the Administrative Agent, establish (i) a new Class of revolving commitments (the “Refinancing Revolving Commitments”) pursuant to which each Person providing such a commitment (a “Refinancing Revolving Lender”) will make revolving loans to the Borrower (“Refinancing Revolving Loans”) and acquire participations in the Letters of Credit or (ii) one or more additional Classes of term loan commitments (the “Refinancing Term Commitments”) pursuant to which each Person providing such a commitment (a “Refinancing Term Lender”) will make term loans to the Borrower (the “Refinancing Term Loans”). Each such notice shall specify (A) the date on which the Borrower proposes that the Refinancing Revolving Commitments or the Refinancing Term Commitments, as applicable, shall be effective, (B) the amount of the Refinancing Revolving Commitments or Refinancing Term Commitments, as applicable, requested to be established and (C) the identity of each Person proposed to become a Refinancing Lender in connection therewith (it being agreed that (x) any Lender approached to provide any Refinancing Revolving Commitment or Refinancing Term Commitment may elect or decline, in its sole discretion, to provide such Refinancing Revolving Commitment or Refinancing Term Commitment and (y) any Person that the Borrower proposes to be a Refinancing Lender must be an Eligible Assignee and, if such approval would then be required under Section 9.04 for an assignment to such Person of a Commitment or Loan of the applicable

Class, must be approved by the Administrative Agent and each Issuing Bank (each such approval not to be unreasonably withheld, delayed or conditioned).
(b)    (i)  The terms and conditions of any Refinancing Revolving Commitment and Loans and other extensions of credit to be made thereunder shall be as determined by the Borrower and the applicable Refinancing Revolving Lenders; provided that (A) no Refinancing Revolving Maturity Date shall be earlier than the Revolving Maturity Date and (B) Refinancing Revolving Commitments and Refinancing Revolving Loans and other extensions of credit thereunder shall rank equal in right of payment, and shall be secured by the Collateral on an equal priority basis, with the other Commitments and Loans hereunder, and shall be extensions of credit to the Borrower that are Guaranteed by the other Loan Parties.
(i)    The terms and conditions of any Refinancing Term Commitments and the Refinancing Term Loans to be made thereunder shall be as determined by the Borrower and the applicable Refinancing Term Lenders and set forth in the applicable Refinancing Facility Agreement; provided that (A) no Refinancing Term Maturity Date shall be earlier than the Maturity Date of the Class of Term Loans being refinanced, (B) the Weighted Average Life to Maturity of any Refinancing Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans being refinanced (it being understood that, subject to this clause (B), the amortization schedule applicable to any Refinancing Term Loans shall be determined by the Borrower and the applicable Refinancing Term Lenders), (C) any Refinancing Term Loans may participate in any mandatory prepayment under Section 2.11 on a pro rata basis (or on less than pro rata basis, but not on a greater than pro rata basis) with the other Term Loans, if any, (D) any Refinancing Term Commitments and Refinancing Term Loans thereunder shall rank equal in right of payment, and shall be secured by the Collateral on an equal priority basis, with the other Commitments and Loans hereunder, and shall be extensions of credit to the Borrower that are Guaranteed by the other Loan Parties, (E) except for the terms referred to above, except for any of the following that are only applicable to periods after the latest Maturity Date in effect at the time of effectiveness of the applicable Refinancing Facility Agreement, the terms of such Refinancing Term Loans (excluding, for the avoidance of doubt, interest rates (including through fixed interest rates), interest margins, rate floors, fees, funding discounts, original issue discounts, amortization, maturity and prepayment or redemption premiums and terms) (when taken as a whole) are not materially more restrictive on the Borrower and the Restricted Subsidiaries than those under the Loan Documents (when taken as a whole) (provided, however, that such terms shall not be deemed to be “materially more restrictive” solely as a result of the inclusion in any Refinancing Facility Agreement of a Previously Absent Financial Maintenance Covenant or other restrictive covenant not previously provided for in this Agreement so long as the Administrative Agent shall be given prompt written notice thereof and this Agreement is amended to include such Previously Absent Financial Maintenance Covenant or other restrictive covenant for the benefit of all Lenders), it being understood that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the effectiveness of the applicable Refinancing Facility Agreement, together with a reasonably detailed description of the material terms and conditions of such Refinancing Term Loans or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms satisfy the foregoing requirement shall be conclusive evidence that such terms satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), and (F) the terms of any such Refinancing Term Loans shall not require any mandatory repayment, redemption, repurchase or defeasance (other than change of control, asset sale or casualty or condemnation event offers or mandatory prepayments and customary acceleration any time after an event of default and excess cash flow sweeps on market terms at the time of incurrence of such Refinancing Term Loans) that could result in prepayments or redemptions of such Refinancing Term Loans prior to the latest Maturity Date in effect at the time of effectiveness of the applicable Refinancing Facility Agreement. In the event any Refinancing Term Loans have the same terms as any Existing Class of Term Loans then outstanding (disregarding any differences in original issue discount or upfront fees), such Refinancing Term Loans may, at the election of the Borrower, be treated as a single Class with such outstanding Term Loans.
(c)    The Refinancing Commitments shall be effected pursuant to one or more Refinancing Facility Agreements executed and delivered by the Borrower, each Refinancing Lender providing such Refinancing Commitment, the Administrative Agent and, in the case of Refinancing Revolving Commitments, each Issuing Bank; provided that no Refinancing Commitments shall become effective unless (i) in the case of any Refinancing Revolving Commitments, substantially concurrently with the effectiveness thereof, all the Revolving Commitments then in effect shall be terminated, and all the Revolving Loans then outstanding, together with all interest thereon, and all other amounts accrued for the benefit of the Revolving Lenders, shall be repaid or paid (it being understood, however, that any Letters of Credit may continue to be outstanding hereunder), and the aggregate amount of such Refinancing Revolving Commitments does not exceed the sum of the unused portion of the Aggregate Revolving Commitment plus the Aggregate Revolving Exposure at such time (except by an amount equal to accrued and unpaid interest with respect to the Revolving Loans, commitment and Letter of Credit participation fees accrued and unpaid with respect to the Revolving Commitments and fees (including upfront fees and original issue discount), premiums and expenses relating to such refinancing), (ii) in the case of any Refinancing Term Commitments, substantially concurrently with the effectiveness thereof, the Borrower shall obtain Refinancing Term Loans thereunder and shall repay or prepay then outstanding Term Borrowings of any Class in an aggregate principal amount equal to the aggregate amount of such Refinancing Term Commitments (less the aggregate amount of accrued and unpaid interest with respect to such outstanding Term Borrowings and any fees (including upfront fees and original issue discount), premiums and expenses relating to such refinancing) (and any such prepayment of Eurocurrency Term Borrowings shall be subject to Section 2.16) and (iii) the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested (consistent in all material respects with the documents delivered on the Restatement Effective Date under Section 3 of the Restatement Agreement) by the Administrative Agent in connection with any such transaction. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Facility Agreement. Each Refinancing Facility Agreement may, without the consent of any Lender other than the applicable Refinancing Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Refinancing Commitments and Refinancing Loans as a new Class of Commitments and/or Loans hereunder (including for purposes of prepayments and voting (it being agreed that such new Class of Commitments and/or Loans may be afforded class voting rights requiring the consent of Lenders under such Class in addition to any other consent of Lenders that might otherwise be required under Section 9.02) and to enable such new Class of Commitments and/or Loans to be extended under Section 2.22 or refinanced under this Section). The Administrative Agent agrees that its consent to any amendment to this Agreement or any other Loan Document as contemplated above, or to the form and substance of any Refinancing Facility Agreement, will not be unreasonably withheld, delayed or conditioned.
ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders on the Restatement Effective Date and on each other date on which representations and warranties are made or deemed made hereunder that:
SECTION 3.01    Organization; Powers. The Borrower and each Restricted Subsidiary is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all power and authority and all material Governmental Approvals required for the ownership and operation of its properties and the conduct of its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.
SECTION 3.02    Authorization; Enforceability. The Financing Transactions to be entered into by each Loan Party are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action of each Loan Party. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03    Governmental Approvals; Absence of Conflicts. The Financing Transactions (a) do not require any material consent or approval of, registration or filing with or any other action by any Governmental Authority, except (i) such as have been or substantially contemporaneously with the initial funding of Loans on the Restatement Effective Date will be obtained or made and are (or will so be) in full force and effect and (ii) filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any material Requirements of Law, including any material order of any Governmental Authority, (c) will not violate the Organizational Documents of the Borrower or any Restricted Subsidiary, (d) except as could not reasonably be expected to result in a Material Adverse Effect, will not violate or result (alone or with notice or lapse of time, or both) in a default under any indenture or other material agreement or material instrument binding upon the Borrower or any Restricted Subsidiary or any of their assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, any termination, cancellation, acceleration or right of renegotiation of any obligation thereunder, and (e) except for Liens created under the Loan Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any Restricted Subsidiary.
SECTION 3.04    Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Administrative Agent (i) consolidated balance sheets of the Borrower as at December 31, 2016, December 31, 2015 and December 31, 2014 and related statements of income, stockholders’ equity and cash flows of the Borrower for the fiscal years ended at December 31, 2016, December 31, 2015 and December 31, 2014, audited by and accompanied by the opinion of Ernst & Young LLP, independent registered public accounting firm and (ii) unaudited consolidated balance sheet of the Borrower as at June 30, 2017 and related statements of income and cash flows of the Borrower for the fiscal quarter and the then elapsed portion of the fiscal year ended at June 30, 2017. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its consolidated Restricted Subsidiaries as of such dates and for such periods in accordance with GAAP, subject in the case of the financial statements referred to in clause (ii) to changes resulting from audit and normal year-end audit adjustments and the absence of certain footnotes.
(b)    [Reserved.]
(c)    Since December 31, 2016, there has been no event or condition that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.
SECTION 3.05    Properties. (a) The Borrower and each Restricted Subsidiary has good title to, or valid leasehold interests in, or easements, licenses or other limited property interests sufficient for its use thereof in, all its property material to its business (including its Mortgaged Properties, but other than Intellectual Property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except where the failure to have such title, leasehold interest, easement, license or other limited property interest, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(b)    The Borrower and each Restricted Subsidiary owns or has the right to use, all patents, trademarks, copyrights, licenses, technology, software, domain names, confidential proprietary databases and other Intellectual Property that is necessary for the conduct of its business as currently conducted, except to the extent any such failure to own or have the right to use such patents, trademarks, copyrights, licenses, technology, software, domain names, confidential proprietary databases and other Intellectual Property, in each case, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided that this representation shall not be construed as a representation of non-infringement of Intellectual Property, which is addressed in the next sentence of this Section 3.05(b). To the knowledge of the Borrower and the Restricted Subsidiaries, no patents, trademarks, copyrights, licenses, technology, software, domain names, confidential proprietary databases or other Intellectual Property used by the Borrower or any Restricted Subsidiary in the operation of its business infringes upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim or litigation regarding any patents, trademarks, copyrights, licenses, technology, software, domain names, confidential proprietary databases or other Intellectual Property owned or used by the Borrower or any Restricted Subsidiary is pending or, to the knowledge of the Borrower or any Restricted Subsidiary, threatened against the Borrower or any Restricted Subsidiary that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. As of the Restatement Effective Date, each patent, trademark, copyright, license, technology, software, domain name, confidential proprietary database or other Intellectual Property that, individually or in the aggregate, is material to the business of the Borrower and the Restricted Subsidiaries (or to the business of the Borrower and the Domestic Subsidiaries) is owned by or licensed to the Borrower or another Loan Party.
(c)    Schedule 3.05 sets forth the address of each real property that constitutes a Mortgaged Property as of the Restatement Effective Date and the proper jurisdiction for filing of Mortgages in respect thereof. As of the Restatement Effective Date, none of the Borrower or any Restricted Subsidiary (i) has received notice, or has knowledge, of any pending or contemplated condemnation proceeding affecting any such Mortgaged Property or any Disposition thereof in lieu of condemnation or (ii) is or could be obligated under any right of first refusal, option or other contractual right to sell, transfer or otherwise dispose of any such Mortgaged Property or any interest therein.
SECTION 3.06    Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower or any Restricted Subsidiary, threatened against or affecting the Borrower or any Restricted Subsidiary that (i) could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) adversely affect any of the Loan Documents or the Transactions.
(b)    Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
SECTION 3.07    Compliance with Laws. The Borrower and each Restricted Subsidiary is in compliance with all laws, including all orders of Governmental Authorities, applicable to it or its property, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.08    Investment Company Status. None of the Borrower or any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.09    Taxes. The Borrower and each Restricted Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books reserves with respect thereto to the extent required by GAAP or (b) the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10    ERISA; Labor Matters. (a) No ERISA Events have occurred or are reasonably expected to occur that could, in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws and, in each case, the regulations thereunder, (ii)  neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan and (iii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
(b)    As of the Restatement Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any Restricted Subsidiary pending or, to their knowledge, threatened, that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The hours worked by and payments made to employees of the Borrower and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law relating to such matters, except for any violation or violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any Restricted Subsidiary, or for which any claim may be made against the Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as liabilities on the books of the Borrower or such Restricted Subsidiary, except for any failure to pay or accrete that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
SECTION 3.11    Subsidiaries and Joint Ventures; Disqualified Equity Interests. (a)Schedule 3.11A sets forth, as of the Restatement Effective Date, the name and jurisdiction of organization of, and the percentage of each class of Equity Interests owned by the Borrower or any Subsidiary in, (i) each Subsidiary and (ii) each joint venture in which the Borrower or any Subsidiary owns any Equity Interests, and identifies each Excluded Subsidiary and each Unrestricted Subsidiary. The Equity Interests in each Restricted Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable (to the extent such concepts are applicable to such Equity Interests). Except as set forth on Schedule 3.11A, as of the Restatement Effective Date, there is no existing option, warrant, call, right, commitment or other agreement to which the Borrower or any Restricted Subsidiary is a party requiring, and there are no Equity Interests in any Restricted Subsidiary outstanding that upon exercise, conversion or exchange would require, the issuance by any Restricted Subsidiary of any additional Equity Interests or other securities exercisable for, convertible into, exchangeable for or evidencing the right to subscribe for or purchase any Equity Interests in any Restricted Subsidiary.
(b)    Schedule 3.11B sets forth, as of the Restatement Effective Date, all outstanding Disqualified Equity Interests, if any, in the Borrower or any Restricted Subsidiary, including the number, date of issuance and the record holder of such Disqualified Equity Interests.
SECTION 3.12    Insurance. Schedule 3.12 sets forth a description of each material policy of insurance maintained by or on behalf of the Borrower and the Restricted Subsidiaries as of the Restatement Effective Date.
SECTION 3.13    Solvency. On the Restatement Effective Date, immediately after the consummation of the Transactions to occur on the Restatement Effective Date, and giving effect to the rights of subrogation and contribution under the Collateral Agreement, the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.
SECTION 3.14    Disclosure. The written reports, financial statements, certificates and the other written information furnished in writing by or on behalf of the Borrower or any Subsidiary to the Administrative Agent, any Arranger or any Lender in connection with the negotiation of this Agreement or any other Loan Document, or included herein or therein or furnished hereunder or thereunder (as modified or supplemented by other information so furnished), when taken as a whole together with any reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, as the case may be, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading (after giving effect to all supplements and updates thereto theretofore made); provided that, with respect to forecasts or projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time made and at the time so furnished and, if furnished prior to the Restatement Effective Date, as of the Restatement Effective Date (it being understood that (i) such forecasts or projections are as to future events and are not to be viewed as facts, (ii) such forecasts and projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and its Subsidiaries, (iii) no assurance can be given by the Borrower that any particular forecasts or projections will be realized and (iv) actual results during the period or periods covered by any such forecasts and projections may differ significantly from the projected results and such differences may be material).

SECTION 3.15    Collateral Matters. (a) The Collateral Agreement, upon execution and delivery thereof by the parties thereto and effectiveness thereof, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral (as defined therein) constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person, but subject to Liens permitted by Section 6.02, and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements in such filing offices, prior and superior to the rights of any other Person, but subject to Liens permitted under Section 6.02.
(b)    Each Mortgage, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, and when the Mortgages have been filed in the jurisdictions specified therein, the Mortgages will constitute a fully perfected security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02.
(c)    Upon the recordation of the IP Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Collateral Agreement) in which a security interest may be perfected by filing or recording in the United States of America, in each case prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Intellectual Property acquired or developed by the Loan Parties after the Restatement Effective Date).
SECTION 3.16    Federal Reserve Regulations; Use of Proceeds. None of the Borrower or any Restricted Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any margin stock or to refinance any Indebtedness originally incurred for such purpose, or for any other purpose that entails a violation (including on the part of any Lender) of any of the regulations of the Board of Governors, including Regulations U and X. Not more than 25% of the value of the assets of the Borrower and the Restricted Subsidiaries subject to any restrictions on the sale, pledge or other disposition of assets under this Agreement, any other Loan Document or any other agreement to which any Lender or Affiliate of a Lender is party will at any time be represented by margin stock. The proceeds of the Loans and Letters of Credit will be used in compliance with Section 5.11.
SECTION 3.17    [Reserved.]

SECTION 3.18    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents while acting on behalf of the Borrower or its Subsidiaries with Anti-Corruption Laws and applicable Sanctions. The Borrower, its Subsidiaries and to the knowledge of the Borrower, their respective officers, employees, directors and agents, are in compliance with (i) Anti-Corruption Laws, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect and (ii) applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers or employees or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.
ARTICLE IV

Conditions
SECTION 4.01    [Reserved].
SECTION 4.02    Each Credit Event. Except as otherwise expressly provided in Section 2.21 with respect to Incremental Term Loans incurred to finance a Limited Condition Transaction and Section 2.24, the obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:
(b)    The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.
(c)    at the time of and immediately after giving effect to any Borrowing or the issuance, amendment, renewal or extension of a Letter of Credit, as applicable, no Default shall have occurred and be continuing.
On the date of any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, the Borrower shall be deemed to have represented and warranted that the conditions specified in paragraphs (a) and (b) of this Section have been satisfied and that, after giving effect to such Borrowing, or such issuance, amendment, renewal or extension of a Letter of Credit, the Aggregate Revolving Exposure (or any component thereof) shall not exceed the maximum amount thereof (or the maximum amount of any such component) specified in Section 2.01 or 2.05(b).
ARTICLE V

Affirmative Covenants
Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
SECTION 5.01    Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent:
(a)    within 90 days after the end of each fiscal year of the Borrower (or, so long as the Borrower shall be subject to periodic reporting obligations under the Exchange Act, by the date that the Annual Report on Form 10-K of the Borrower for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any extension available thereunder for the filing of such form), its audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the prior fiscal year, all audited by and accompanied by the opinion of Ernst & Young LLP or another independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its consolidated Restricted Subsidiaries on a consolidated basis as of the end of and for such year in accordance with GAAP;
(b)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or, so long as the Borrower shall be subject to periodic reporting obligations under the Exchange Act, by the date that the Quarterly Report on Form 10-Q of the Borrower for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any extension available thereunder for the filing of such form) its consolidated balance sheet and related consolidated statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the prior fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its consolidated Restricted Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of certain footnotes;
(c)    if any Subsidiary has been designated as an Unrestricted Subsidiary, concurrently with each delivery of financial statements under clause (a) or (b) above, financial statements (in substantially the same form as the financial statements delivered pursuant to clauses (a) and (b) above) prepared on the basis of consolidating the accounts of the Borrower and its Restricted Subsidiaries and treating any Unrestricted Subsidiaries as if they were not consolidated with the Borrower or accounted for on the basis of the equity method but rather account for an investment and otherwise eliminating all accounts of Unrestricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail;
(d)    concurrently with each delivery of financial statements under clause (a) or (b) above (beginning with the delivery of financial statements for the fiscal year ending December 31, 2017), a completed Compliance Certificate signed by a Financial Officer of the Borrower, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12 as of the last day of the fiscal period covered by such financial statements, (iii) solely in the case of any delivery of financial statements under clause (a) above, setting forth a reasonably detailed calculation of Excess Cash Flow for the applicable fiscal year (and, in the case of the fiscal year ending December 31, 2017, the last fiscal quarter thereof), (iv) identifying as of the date of such Compliance Certificate each Subsidiary that (A) is (x) an Excluded Subsidiary and is not a Loan Party or a request has been made to release the Guarantee of such Subsidiary pursuant to Section 9.14 or (y) an Unrestricted Subsidiary, in each case as of such date but has not been identified as an Excluded Subsidiary or Unrestricted Subsidiary in Schedule 3.11A or in any prior Compliance Certificate or (B) has previously been identified as an Excluded Subsidiary or Unrestricted Subsidiary but has ceased to be (x) an Excluded Subsidiary (only in the event that such Subsidiary is not a Loan Party at the time of the delivery of such certificate) or (y) an Unrestricted Subsidiary and (v) setting forth a complete and correct schedule, in the form of Schedule III to the Collateral Agreement, of all material United States registered and applied for Patents, Trademarks, and Copyrights (each as defined in the Collateral Agreement) owned by each Loan Party and recorded with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, in existence on the date thereof and not theretofore disclosed to the Administrative Agent on Schedule III to the Collateral Agreement, as supplemented from time to time in accordance herewith.
(e)    concurrently with each delivery of financial statements under clause (a) above, a certificate of an Authorized Officer or a Financial Officer of the Borrower confirming that, since the date of the Perfection Certificate delivered on the Restatement Effective Date, as supplemented by the certificates delivered pursuant to this Section 5.01(e), there has been no change in the information set forth in Schedules 1 and 2A therein or identifying all such changes in the information set forth therein;
(f)    on and after the Restatement Effective Date and not later than five days after any delivery of financial statements under paragraph (a) above, a certificate of the accounting firm that reported on such financial statements stating whether it obtained knowledge during the course of its examination of such financial statements of any Default relating to Section 6.12 and, if such knowledge has been obtained, describing such Default (which certificate may be limited to the extent required by accounting rules or guidelines);
(g)    concurrently with each delivery of financial statements under clause (a) above, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related projected statements of income and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly after the same become available, any formal revisions to such budget;
(h)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the SEC or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;
(i)    promptly after any request therefor by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Borrower or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and
(j)    promptly after any request therefor, such other information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, or with the USA PATRIOT Act, as the Administrative Agent (or any Lender through the Administrative Agent) may reasonably request, but subject to the limitations set forth in the last sentence of Section 5.09 and Section 9.04.
Information required to be delivered pursuant to clause (a), (b) or (h) of this Section or referred to in Section 3.04(a) shall be deemed to have been delivered or furnished if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent (acting reasonably).
SECTION 5.02    Notices of Material Events. The Borrower will furnish to the Administrative Agent prompt written notice of the following, in each case after it obtains knowledge thereof:
(a)    the occurrence of, or receipt by the Borrower of any written notice claiming the occurrence of, any Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Restricted Subsidiary, or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by the Borrower to the Administrative Agent and the Lenders, that in each case could reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of any Loan Document;
(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and
(d)    any other development that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03    Additional Subsidiaries. If any Restricted Subsidiary is formed or acquired after the Restatement Effective Date, or any existing Restricted Subsidiary ceases to be an Excluded Subsidiary after the Restatement Effective Date, the Borrower will, as promptly as practicable, and in any event within 30 days (or such longer period as the Administrative Agent may reasonably agree to in writing), notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such newly formed or acquired Restricted Subsidiary (if it is a Designated Subsidiary), or

such existing Restricted Subsidiary, as applicable, and, to the extent not already satisfied with respect to any such existing Subsidiary, with respect to any Equity Interests in or Indebtedness of such Restricted Subsidiary owned by any Loan Party.
SECTION 5.04    Information Regarding Collateral. The Borrower will furnish to the Administrative Agent prompt written notice of any change in (i) the legal name of any Loan Party, as set forth in its Organizational Documents, (ii) the jurisdiction of organization or the form of organization of any Loan Party (including as a result of any merger or consolidation), (iii) the location of the chief executive office of any Loan Party or (iv) the organizational identification number, if any, or, with respect to any Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the Federal Taxpayer Identification Number of such Loan Party. With respect to any change referred to in the preceding sentence, the Borrower shall, within 30 days of such change, make all filings under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.
SECTION 5.05    Existence; Conduct of Business.
(a)    The Borrower and each Restricted Subsidiary will do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence and (ii) the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted by Section 6.05.
(b)    The Borrower and each Restricted Subsidiary will take all actions reasonably necessary in its reasonable business judgment to protect all material patents, trademarks, copyrights, licenses, technology, software, domain names, confidential proprietary databases and other Intellectual Property necessary to the conduct of its business, including (i) protecting the secrecy and confidentiality of the material confidential information and trade secrets of the Borrower or such Restricted Subsidiary, (ii) taking all actions reasonably necessary to ensure that none of the material trade secrets of the Borrower or such Restricted Subsidiary shall fall into the public domain and (iii) protecting the secrecy and confidentiality of the material source code of all computer software programs and applications owned or licensed by the Borrower or such Restricted Subsidiary, except in each case where the failure to take any such action, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.06    Payment of Obligations. The Borrower and each Restricted Subsidiary will pay its obligations (other than obligations with respect to Indebtedness), including Tax liabilities, before the same shall become delinquent or in default, except where (a) the failure to make payment could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (b) the validity or amount of such obligation is being contested in good faith by appropriate proceedings and the Borrower or Restricted Subsidiary, as applicable, has set aside on its books reserves with respect thereto to the extent required by GAAP.
SECTION 5.07    Maintenance of Properties. The Borrower and each Restricted Subsidiary will keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.08    Insurance. The Borrower and each Restricted Subsidiary will maintain, with financially sound and reputable insurance companies (as determined in good faith by the Borrower), insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations (as determined in good faith by the Borrower). On and after the Restatement Effective Date, each such policy of liability or property insurance maintained by or on behalf of Loan Parties shall (a) in the case of each liability insurance policy, name the Secured Parties and the Administrative Agent, as additional insureds thereunder and (b) in the case of each property insurance policy, contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the additional loss payee thereunder. On and after the Restatement Effective Date, the Borrower shall use commercially reasonable efforts to ensure that each such policy provides for at least 30 days’ (or such shorter number of days as may be agreed to by the Administrative Agent) prior written notice to the Administrative Agent of any cancellation of such policy.
SECTION 5.09    Books and Records; Inspection and Audit Rights. The Borrower and each Restricted Subsidiary will keep proper books of record and account in which full, true and correct entries that are in all material respects in accordance with GAAP and applicable law The Borrower and each Restricted Subsidiary will permit the Administrative Agent (and Lenders acting in conjunction with the Administrative Agent) and any agent designated by any of the foregoing, upon reasonable prior notice during regular business hours (in each case to the extent it is within the Borrower’s or such Restricted Subsidiary’s, as applicable, control to so permit), (a) to visit and inspect its properties, (b) to examine and make extracts from its books and records and (c) to discuss its operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested provided that (a) no such discussion with any such independent accountants shall be permitted unless the Borrower shall have received reasonable notice thereof and a reasonable opportunity to participate therein and (b) unless an Event of Default shall have occurred and be continuing, the Lenders, coordinating through the Administrative Agent, shall exercise such rights only once during any calendar year, at the Borrower’s expense. Notwithstanding anything to the contrary in this Section or in Section 5.01(j), none of the Borrower or any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies of abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any Requirement of Law or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.
SECTION 5.10    Compliance with Laws. The Borrower and each Restricted Subsidiary will comply with all Requirements of Law, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.11    Use of Proceeds and Letters of Credit.
(a)    The proceeds of the Revolving Loans, together with cash on hand of the Borrower and its Restricted Subsidiaries, will be used on the Restatement Effective Date to pay for the Existing Credit Facility Refinancing and to pay the Transaction Costs.
(b)    The proceeds of the Revolving Loans will be used on or after the Restatement Effective Date solely for working capital and other general corporate purposes of the Borrower and the Restricted Subsidiaries.

(c)    Letters of Credit will be used by the Borrower and the Restricted Subsidiaries on or after the Restatement Effective Date for general corporate purposes.
(d)    The proceeds of any Incremental Term Loans will be used for the purpose or purposes set forth in the applicable Incremental Facility Agreement. The proceeds of any Refinancing Loans will be used for the purposes set forth in Section 2.24(b).
(e)    The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) for the purpose of offering, paying, promising to pay, or authorizing the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (ii) for the purpose of violating any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom (including any Sanctions) applicable to any party hereto.
SECTION 5.12    Further Assurances. On and after the Restatement Effective Date, subject to any applicable limitations set forth in the Security Documents and in the definition of the term “Collateral and Guarantee Requirement”, the Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents and to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times or otherwise to effectuate the provisions of the Loan Documents, all at the expense of the Borrower and the other Loan Parties. The Borrower will provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents. Subject to any applicable limitations set forth in the Security Documents and in the definition of the term “Collateral and Guarantee Requirement”, if any assets (including any owned real estate or improvements thereto (but not any leased real property) or any interest therein) with a fair market value (determined in good faith by the Borrower at the time of acquisition of such assets) in excess of $15,000,000 (individually) are acquired by the Borrower or any other Loan Party after the Restatement Effective Date (other than assets constituting Excluded Assets and other assets constituting Collateral under the Collateral Agreement that become subject to the Lien of the Collateral Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent (who shall notify the Lenders) thereof and will promptly cause such assets to be subjected to a Lien securing the applicable Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in the definition of the term “Collateral and Guarantee Requirement”, all at the expense of the Borrower and the other Loan Parties.
SECTION 5.13    Certain Post-Closing Collateral Obligations and Delivery of Schedule 5.13. As promptly as practicable after the Restatement Effective Date, and in any event within the time period after the Restatement Effective Date set forth therefor in Schedule 5.13, the Borrower and each other Loan Party will satisfy all requirements set forth on Schedule 5.13, in each case except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement”. The Borrower will deliver Schedule 5.13 (in form reasonably satisfactory to the Administrative Agent) on the Restatement Effective Date with such time periods as reasonably agreed between the Borrower and the Administrative Agent (which shall be authorized to negotiate such periods without any consent from any other Credit Party).
SECTION 5.14    Status of Obligations. In the event that the Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Loan Document Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Loan Document Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” under and in respect of any indenture or other agreement or instrument under which such other Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.
SECTION 5.15    Designation of Subsidiaries. The Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by delivering to the Administrative Agent a certificate of an Authorized Officer of the Borrower specifying such designation and certifying that the conditions to such designation set forth in this Section 5.15 are satisfied; provided that:
(a)    both immediately before and immediately after any such designation, no Event of Default shall have occurred and be continuing;
(b)    after giving pro forma effect to such designation, the Borrower shall be in pro forma compliance with each Financial Maintenance Covenant, in each case recomputed as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Latest Financial Statements);
(c)    in the case of a designation of a Subsidiary as an Unrestricted Subsidiary, each subsidiary of such Subsidiary has been, or concurrently therewith will be, designated as an Unrestricted Subsidiary in accordance with this Section 5.15;
(d)    in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary, each Subsidiary of which such designated Subsidiary is a subsidiary has been, or concurrently therewith will be, designated as a Restricted Subsidiary in accordance with this Section 5.15; and
(e)    no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated as an Unrestricted Subsidiary or if it is a “restricted subsidiary” pursuant to the terms of any Material Indebtedness of the Borrower or any of its Restricted Subsidiaries.
The designation of any Subsidiary as an Unrestricted Subsidiary after the Restatement Effective Date shall constitute an Investment by the Borrower in such Subsidiary on the date of designation in an amount equal to the fair market value of the Borrower’s Investment therein (as determined reasonably and in good faith by a Financial Officer of the Borrower). The designation of any Unrestricted Subsidiary as a Restricted

Subsidiary shall constitute the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time.
ARTICLE VI

Negative Covenants
Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
SECTION 6.01    Indebtedness; Certain Equity Securities. (a) None of the Borrower or any Restricted Subsidiary will create, incur, assume or permit to exist any Indebtedness, except:
(i)    (A) Indebtedness created under the Loan Documents, (B) any Credit Agreement Refinancing Indebtedness and (C) and Refinancing Indebtedness in respect of any such Credit Agreement Refinancing Indebtedness;
(ii)    (A) Permitted Equal Priority Secured Indebtedness, Permitted Junior Lien Secured Indebtedness or Permitted Unsecured Indebtedness; provided that the aggregate principal amount of Indebtedness incurred under this Section 6.01(a)(ii)(A) on any date shall not exceed the sum of (1) the Incremental Base Amount as of such date plus (2) assuming that the full amount of any Incremental Revolving Commitment Increases then in effect have been funded as Loans on such date, an additional aggregate amount, such that, after giving pro forma effect to the incurrence of such Indebtedness and the use of proceeds thereof, the Borrower shall be in pro forma compliance, in each case recomputed as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Latest Financial Statements), with (x) in the case of the incurrence of any Permitted Equal Priority Secured Indebtedness under this clause (ii), a First Lien Secured Leverage Ratio that is no greater than 3.25:1.00; provided further that solely for the purpose of calculating the First Lien Secured Leverage Ratio under this clause (x), the Consolidated First Lien Debt Cash Netting Amount shall be capped at $100,000,000, (y) in the case of the incurrence of any Permitted Junior Lien Secured Indebtedness under this clause (ii), a Senior Secured Leverage Ratio that is no greater than 4.00:1.00 and (z) in the case of the incurrence of any Permitted Unsecured Indebtedness under this clause (ii), a Total Leverage Ratio that is no greater than 4.50:1.00; provided further that in the case of any incurrence of Incremental Equivalent Indebtedness under this clause (ii)(A), at the time of the incurrence of such Incremental Equivalent Indebtedness, (1) no Event of Default (or in the case of a Limited Condition Transaction, no Event of Default described in clause (a), (b), (i) or (j) of Section 7.01) shall have occurred and be continuing, both immediately prior to and immediately after giving effect to the incurrence of such Incremental Equivalent Indebtedness, (2) such Incremental Equivalent Indebtedness shall comply with the Required Debt Parameters, (3) after giving pro forma effect to the incurrence of such Incremental Equivalent Indebtedness and the use of proceeds thereof, the Borrower shall be in pro forma compliance with each Financial Maintenance Covenant, in each case recomputed as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Latest Financial Statements), and (4) the Administrative Agent shall have received a certificate of an Authorized Officer of the

Borrower, dated the date of incurrence of such Incremental Equivalent Indebtedness, confirming compliance with the conditions set forth in the first proviso to this clause (ii)(A) and clauses (1) and (3) of this proviso to clause (ii)(A), and setting forth reasonably detailed calculations in support thereof and (A) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (A) above or under this clause (B);
(iii)    Indebtedness existing on the Restatement Effective Date and set forth on Schedule 6.01 and Refinancing Indebtedness in respect thereof;
(iv)    Indebtedness of (A) any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that any such Indebtedness owing by any Loan Party to any Restricted Subsidiary that is not a Loan Party shall be unsecured and shall be evidenced by the Intercompany Note, (B) any Restricted Subsidiary that is not a Loan Party owing to any other Restricted Subsidiary that is not a Loan Party and (C) to the extent permitted by Section 6.04, any Restricted Subsidiary that is not a Loan Party owing to any Loan Party; provided that any such Indebtedness shall be evidenced by the Intercompany Note;
(v)    Guarantees incurred in compliance with Section 6.04;
(vi)    Indebtedness (including Capital Lease Obligations and Synthetic Lease Obligations) of the Borrower or any Restricted Subsidiary (A) incurred to finance the acquisition, construction, repair, replacement, expansion or improvement of any fixed or capital assets; provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction, repair, replacement, expansion or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing, repairing, replacing, expanding or improving such fixed or capital assets (it being understood that property subject to a Capital Lease Obligation not entered into as part of a Sale/Leaseback Transaction will be deemed acquired at the time such Capital Lease Obligation becomes effective) or (B) assumed in connection with the acquisition of any fixed or capital assets, and Refinancing Indebtedness in respect of any of the foregoing; provided that, immediately after giving effect to the incurrence or assumption of such Indebtedness and the use of the proceeds thereof, the aggregate principal amount of Indebtedness (including Capital Lease Obligations and Synthetic Lease Obligations and Refinancing Indebtedness) incurred in reliance on, and then outstanding under, this Section 6.01(a)(vi), shall not exceed the greater of (x) $60,000,000 and (y) 2.0% of Consolidated Total Assets as of the last day of the then most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Latest Financial Statements) at the time incurred;
(vii)    (1) Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance a Permitted Acquisition or other similar Investment permitted by Section 6.04, (2) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Restricted Subsidiary) in a transaction permitted under this Agreement, (3) Indebtedness of any Person that is assumed by the Borrower or any Restricted Subsidiary in connection with an acquisition of assets by the Borrower or any Restricted Subsidiary in a Permitted Acquisition or other similar Investment permitted by Section 6.04 or (4) Refinancing Indebtedness of any of the foregoing; provided that, in the case of Indebtedness referred to in clauses (1), (2) and (3) above:

(A)    both immediately before and immediately after giving effect thereto, no Event of Default (or in the case of a Limited Condition Transaction, no Event of Default described in clause (a), (b), (i) or (j) of Section 7.01) shall have occurred and be continuing;
(B)    after giving pro forma effect to the incurrence or assumption of such Indebtedness, the Borrower shall be in pro forma compliance with a Total Leverage Ratio, recomputed as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Latest Financial Statements), that is no greater than 4.50:1.00;
(C)    after giving pro forma effect to the incurrence or assumption of such Indebtedness and the use of the proceeds thereof, the Borrower shall be in pro forma compliance with each Financial Maintenance Covenant, in each case recomputed as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Latest Financial Statements);
(D)    with respect to any newly incurred Indebtedness, the stated maturity date of such Indebtedness is not earlier than the latest Maturity Date in effect at the time of incurrence of such Indebtedness;
(E)    with respect to any Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Restricted Subsidiary) or Indebtedness of any Person that is assumed by the Borrower or any Restricted Subsidiary in connection with the acquisition of assets by the Borrower or any Restricted Subsidiary, such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in contemplation thereof or in connection therewith;
(F)    immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, the aggregate principal amount of all Indebtedness of Restricted Subsidiaries that are not Loan Parties incurred in reliance on, and then outstanding under, this Section 6.01(a)(vii), when aggregated with the aggregate principal amount of all Indebtedness of Restricted Subsidiaries that are not Loan Parties incurred in reliance on, and then outstanding under Section 6.01(a)(xi), shall not exceed the greater of (x) $125,000,000 and (y) 5.0% of Consolidated Total Assets as of the last day of the then most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Latest Financial Statements) at the time incurred; and
(G)    the Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower, dated the date of incurrence or assumption of such Indebtedness, confirming compliance with the conditions set forth in clauses (A), (B), (C) and (F), and setting forth reasonably detailed calculations in support thereof.

(viii)    Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements, in each case incurred in the ordinary course of business;
(ix)    Indebtedness in respect of (A) letters of credit, bankers’ acceptances, bank guarantees or similar instruments or facilities issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations under workers’ compensation, unemployment insurance and other social security laws and (B) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and obligations of a like nature incurred in the ordinary course of business and not in connection with the borrowing of money;
(x)    Indebtedness of the Borrower or any Restricted Subsidiary in the form of indemnifications, purchase price adjustments, earn-outs, non-competition agreements or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition or other Investment permitted by Section 6.04;
(xi)    additional senior, senior subordinated or subordinated Indebtedness of the Borrower or any Restricted Subsidiary; provided that:
(A)    both immediately before and immediately after giving effect to the incurrence of any such Indebtedness, no Event of Default shall have occurred and be continuing;
(B)    after giving pro forma effect to the incurrence of such Indebtedness and the use of proceeds thereof, the Borrower shall be in pro forma compliance with a Total Leverage Ratio, recomputed as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Latest Financial Statements), that is no greater than 4.50:1.00;
(C)    immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, the aggregate principal amount of all Indebtedness of Restricted Subsidiaries that are not Loan Parties incurred in reliance on, and then outstanding under, this Section 6.01(a)(xi), when aggregated with the aggregate principal amount of all Indebtedness of Restricted Subsidiaries that are not Loan Parties incurred in reliance on, and then outstanding under, Section 6.01(a)(vii), shall not exceed the greater of (x) $125,000,000 and (y) 5.0% of Consolidated Total Assets as of the last day of the then most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Latest Financial Statements);
(D)    such Indebtedness shall comply with the Required Debt Parameters; and
(E)    the Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower, dated the date of incurrence of such Indebtedness, confirming compliance with the conditions set forth in clauses (A), (B) and (C), and setting forth reasonably detailed calculations in support thereof;

(xii)    Permitted Non-Loan Party Indebtedness; provided, that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, the aggregate principal amount of Indebtedness incurred in reliance on, and then outstanding under, this Section 6.01(a)(xii) shall not exceed the greater of (x) $50,000,000 and (y) 2.0% of Consolidated Total Assets as of the last day of the then most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Latest Financial Statements);
(xiii)    other Indebtedness; provided, that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, the aggregate principal amount of Indebtedness incurred in reliance on, and then outstanding under, this Section 6.01(a)(xiii) shall not exceed the greater of (x) $125,000,000 and (y) 5.0% of Consolidated Total Assets as of the last day of the then most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Latest Financial Statements);
(xiv)    unsecured Indebtedness in respect of (A) obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money and (B) intercompany obligations of the Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;
(xv)    obligations of the Borrower or any Restricted Subsidiary to pay insurance premiums arising in the ordinary course of business and not in connection with the borrowing of money;
(xvi)    unsecured Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, managers, consultants, directors and employees (or their spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Equity Interests of the Borrower, in each case to the extent permitted by Section 6.08;
(xvii)    to the extent constituting Indebtedness, Hedging Obligations permitted under Section 6.07; and
(xviii)    all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xvii) above.
For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (i) and (iii) through (xvii) above, the Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify all or a portion of such item of Indebtedness (or any portion thereof) in a manner that complies with this Section 6.01 and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents and any Credit Agreement Refinancing Indebtedness incurred to Refinance (in whole or in part) such Indebtedness will be deemed to have been incurred in reliance only on the exception set forth in Section 6.01(a)(i) (but the Borrower shall not have the right to classify and reclassify, or later divide, classify or reclassify, Indebtedness incurred under Section 2.21 or Section 6.01(a)(ii) as between the Incremental Base Amount and the amount incurrence in reliance on Section 2.21(a)(B) or Section 6.01(a)(ii)(A)(2), as applicable).
At the time of incurrence, the Borrower will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the paragraphs above. It is understood and agreed that any Indebtedness in the form of loans secured by Liens on the Collateral having a priority ranking equal to the priority of the Liens on the Collateral securing the Obligations (but without regard to the control of remedies) shall be subject to Section 2.21 as if such Indebtedness were an Incremental Term Loan.
(b)    The Borrower will not permit any Restricted Subsidiary to issue any preferred Equity Interests, except preferred Equity Interests issued to and held by the Borrower or any other Restricted Subsidiary (and, in the case of any preferred Equity Interests issued by any Subsidiary Loan Party, such preferred Equity Interests shall be held by the Borrower or a Subsidiary Loan Party).
SECTION 6.02    Liens. (a) None of the Borrower or any Restricted Subsidiary will create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, except:
(i)    (A) Liens created under the Loan Documents and (B) Liens on the Collateral securing any Credit Agreement Refinancing Indebtedness and any Refinancing Indebtedness in respect thereof;
(ii)    Permitted Encumbrances;
(iii)    any Lien on any asset of the Borrower or any Restricted Subsidiary existing on the Restatement Effective Date and set forth on Schedule 6.02 or, to the extent not listed in such Schedule, such property or assets have a fair market value that does not exceed $5,000,000 in the aggregate; provided that (A) such Lien shall not attach to any other asset of the Borrower or any Restricted Subsidiary other than after-acquired property that is affixed or incorporated into the property covered by such Lien and the proceeds and products thereof and (B) such Lien shall secure only those obligations that it secures on the Restatement Effective Date and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01 as Refinancing Indebtedness in respect thereof;
(iv)    any Lien existing on any asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any asset of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Restatement Effective Date prior to the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated); provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation), (B) such Lien shall not attach to any other asset of the Borrower or any Restricted Subsidiary other than (x) after-acquired property that is affixed or incorporated into the property covered by such Lien, (y) after-acquired property subject to a Lien securing Indebtedness permitted under Section 6.01(a)(vii), the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (z) the proceeds and products thereof, and (C) such Lien shall secure only those obligations (or, in the case of any such obligations constituting Indebtedness, any Refinancing Indebtedness in respect thereof permitted by Section 6.01) that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated);
(v)    Liens securing Capital Lease Obligations and Liens on fixed or capital assets acquired, constructed, repaired, replaced, expanded or improved by the Borrower or any Restricted Subsidiary; provided that (A) such Liens secure only Indebtedness (including Capital Lease Obligations and Synthetic Lease Obligations) permitted by Section 6.01(a)(vi) and obligations relating thereto not constituting Indebtedness and (B) such Liens shall not attach to any asset of the Borrower or any Restricted Subsidiary other than the assets financed by such Indebtedness, replacements thereof and accessions and additions to such property and ancillary rights thereto and the proceeds and the products thereof and customary security deposits, related contract rights and payment intangibles and other assets related thereto; provided further that in the event purchase money obligations are owed to any Person with respect to financing of more than one purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person;
(vi)    in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;
(vii)    any agreement to sell, transfer, lease or otherwise Dispose of any property in a transaction permitted under Section 6.05, in each case, solely to the extent such sale, Disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such agreement;
(viii)    in the case of (A) any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary or (B) the Equity Interests in any Person that is not a Restricted Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Restricted Subsidiary or such other Person set forth in the Organizational Documents of such Restricted Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;
(ix)    Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder;
(x)    ground leases in respect of real property on which facilities owned or leased by any of the Restricted Subsidiaries are located;
(xi)    any interest or title of a lessor under leases (other than leases constituting Capital Lease Obligations) entered into by any of the Restricted Subsidiaries in the ordinary course of business
(xii)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xiii)    Liens deemed to exist in connection with Investments in repurchase agreements under clause (f) of the definition of the term “Cash Equivalents”;
(xiv)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(xv)    Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (B) in favor of a banking institution arising as a matter of law or pursuant to terms and conditions generally imposed by such banking institution on its customers encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(xvi)    Liens on property of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Restricted Subsidiary permitted under Section 6.01;
(xvii)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods by any of the Restricted Subsidiaries in the ordinary course of business;
(xviii)    Liens on the Collateral securing Incremental Equivalent Indebtedness;
(xix)    other Liens securing Indebtedness or other obligations; provided, that, immediately after giving effect to such Indebtedness or other obligations and the use of proceeds thereof, the aggregate principal amount of Indebtedness or other obligations secured by Liens incurred in reliance on, and then outstanding under, this Section 6.02(a)(xix), shall not exceed the greater of (x) $125,000,000 and (y) 5.0% of Consolidated Total Assets as of the last day of the then most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Latest Financial Statements); provided further that, in the event the Liens incurred pursuant to this Section 6.02(a)(xix) are consensual Liens that are secured by the Collateral securing the Obligations (other than cash and Cash Equivalents), then such Liens shall rank junior to the Liens on the Collateral securing the Obligations and, in any such case, the beneficiaries thereof (or an agent on their behalf) shall have enter into a Junior Lien Intercreditor Agreement; and
(xx)    Liens on cash and Cash Equivalents used to satisfy or discharge Indebtedness, if such satisfaction or discharge is permitted hereunder.
(b)    Notwithstanding the foregoing, no Liens on any Intellectual Property that is Collateral shall be permitted at any time, other than pursuant to Section 6.02(a)(i), (ii), (iii), (iv), (vi), (vii), (xvii), (xviii) or (xix).
SECTION 6.03    Fundamental Changes; Business Activities. (a) None of the Borrower or any Restricted Subsidiary will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Restricted Subsidiary or any other Person (other than the Borrower) may be merged or consolidated with or into any one of more Restricted Subsidiaries; provided that, in the case of any merger or consolidation involving one or more Restricted Subsidiaries that are Loan Parties, (A) a Restricted Subsidiary that is a Loan Party shall be the continuing or surviving corporation, (B) if the Restricted Subsidiary formed by or surviving any such merger or consolidation is a Designated Subsidiary and not then a Loan Party, the Borrower shall as promptly as practicable, and in any event within 30 days (or such longer period as the Administrative Agent may reasonably agree to), take all steps necessary to cause such Restricted Subsidiary to comply with the Collateral and Guarantee Requirement, to the extent applicable to such Designated Subsidiary and (C) if the Restricted Subsidiary formed by or surviving any such merger or consolidation is not a Designated Subsidiary or does not thereby become a Loan Party, such merger or consolidation shall be deemed to be an “Investment” and shall be permitted only if it is also permitted under Section 6.04, (iii) any Restricted Subsidiary may merge into or consolidate with any Person in a transaction permitted under Section 6.05 (other than clause (g) thereof) in which, after giving effect to such transaction, the surviving entity is not a Restricted Subsidiary, (iv) [reserved] and (v) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger or consolidation involving a Person that is not the Borrower or a wholly owned Restricted Subsidiary immediately prior thereto shall not be permitted unless (x) it is also permitted under Section 6.04 and (y) at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing.
(b)    The Borrower and the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Borrower and the Restricted Subsidiaries, taken as a whole, on the Restatement Effective Date and other business activities reasonably related or incidental thereto.
(c)    The Borrower will not permit any Person other than the Borrower, or one or more of its Restricted Subsidiaries that is not a CFC, to own any Equity Interests in any Domestic Subsidiary (other than as a result of an acquisition permitted under Section 6.04 of a CFC that owns Equity Interests in a Domestic Subsidiary and such ownership structure is not established in contemplation of such acquisition).
SECTION 6.04    Investments, Loans, Advances, Guarantees and Acquisitions. None of the Borrower or any Restricted Subsidiary will make any Investment in any other Person, except:
(a)    [reserved];
(b)    Investments constituting Cash Equivalents at the time such Investments are made;
(c)    Investments (i) existing or contemplated on the Restatement Effective Date and set forth on Schedule 6.04, (ii) existing on the Restatement Effective Date of the Borrower or any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary; and (iii) in the case of each of clauses (i) and (ii), any modification, renewal or extension thereof, so long as the aggregate amount of all Investments pursuant to clause (i) or (ii), as applicable, of this Section 6.04(c) is not increased at any time above the amount of such Investments under clause (i) or (ii), as applicable, existing on the Restatement Effective Date, except pursuant to the terms of any such Investment under clause (i) existing as of the Restatement Effective Date and set forth on Schedule 6.04 or as otherwise permitted by this Section 6.04 and the terms of any Investment are not otherwise modified from the terms that are in effect on the Restatement Effective Date in a manner that is materially adverse to the Lenders;
(d)    Investments (including pursuant to any merger or consolidation) (i) in any Loan Party, (i) made by a Restricted Subsidiary that is not a Loan Party in another Restricted Subsidiary that is not a Loan Party and (i) made by a Loan Party in any Restricted Subsidiary that is not a Loan Party or to acquire a Restricted Subsidiary that will not be a Loan Party; provided that, immediately after any such Investment is made, the aggregate amount of all Investments made pursuant to this Section 6.04(d)(iii) (excluding Investments to the extent funded with amounts referred to in the proviso to this Section 6.04(d)

(iii)), when combined with the aggregate amount of consideration relating to all Permitted Acquisitions made or directly or indirectly provided by any Loan Party to purchase or acquire any Non-Compliant Subsidiary or Assets and that is allocable to the purchase or acquisition of Non-Compliant Subsidiaries or Assets pursuant to the penultimate sentence of the definition of the term “Permitted Acquisition” (other than amounts applied in reliance on the proviso to such sentence), shall not exceed (determined at the time such Investment is made) the greater of (A) $375,000,000 and (B) 125% of Consolidated EBITDA determined on a pro forma basis for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the most recent period of four consecutive fiscal quarters or the Borrower included in the Latest Financial Statements); provided that all or any portion of the amount of any Investment made pursuant to this Section 6.04(d)(iii) may also be funded in amount not exceeding the then available Qualifying Equity Proceeds and the Available Amount; provided further that no Loan Party shall transfer to any Subsidiary that is not a Loan Party (1) any confidential proprietary database, any ownership rights (or exclusive licenses) thereto or any Intellectual Property required for the operation or exploitation of any confidential proprietary database or (2) ownership rights (or exclusive licenses) to Intellectual Property that are material to the business or operations of the Borrower and the Restricted Subsidiaries, taken as a whole; provided, however, that the foregoing proviso shall not prohibit the transfer by any Loan Party to a Foreign Subsidiary of any non-U.S. confidential proprietary database, any non-U.S. ownership rights (or exclusive licenses) thereto or non-U.S. Intellectual Property or Intellectual Property rights, including ownership rights (or exclusive licenses), covering or relating to jurisdictions outside the United States (provided that the Loan Parties shall retain all rights required for or material to the operation of their businesses in the United States);
(e)    loans or advances made by the Borrower or any Restricted Subsidiary to any Restricted Subsidiary; provided that (i) the Indebtedness resulting therefrom is permitted by clause (iv) of Section 6.01(a) and (ii) the amount of such loans and advances made by the Loan Parties to Restricted Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;
(f)    Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary (including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any Letter of Credit or any other letter of credit or letter of guaranty); provided that (i) a Restricted Subsidiary shall not Guarantee any Permitted Equal Priority Secured Indebtedness, any Permitted Junior Lien Secured Indebtedness, any Permitted Unsecured Indebtedness or any Subordinated Indebtedness (other than Subordinated Indebtedness of a Foreign Subsidiary that is not a Loan Party) unless such Restricted Subsidiary has Guaranteed the Obligations pursuant to the Collateral Agreement, (ii) such Guarantee of Subordinated Indebtedness is subordinated to the Loan Document Obligations on terms no less favorable to the Lenders than those of the Subordinated Indebtedness, (iii) any such Guarantee constituting Indebtedness is permitted by Section 6.01 and (iv) the aggregate amount of Indebtedness and other obligations of Restricted Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party pursuant to this clause (f) shall be subject to the limitation set forth in clause (d)(iii) above;
(g)    Investments to the extent that the consideration for such Investments is made solely with the Equity Interests (other than Disqualified Equity Interests) of the Borrower or of an Unrestricted Subsidiary;
(h)    Investments received (i) in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business, or (ii) upon foreclosure (or transfer of title in lieu of foreclosure) with respect to any secured Investment in a Person other than the Borrower or a Restricted Subsidiary and that, in each case, was made without contemplation of such foreclosure (or transfer of title in lieu of foreclosure);
(i)    Investments made as a result of the receipt of noncash consideration from a Disposition of any asset in compliance with Section 6.05;
(j)    Investments by the Borrower or any Restricted Subsidiary that result solely from the receipt by the Borrower or such Restricted Subsidiary from any of its subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof);
(k)    Investments in the form of Hedging Agreements permitted under Section 6.07;
(l)    payroll, travel, business entertainment and similar advances to officers, directors, employees and consultants of the Borrower or any Restricted Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses of the Borrower or such Restricted Subsidiary for accounting purposes and that are made in the ordinary course of business;
(m)    Investments consisting of extensions of trade credit in the ordinary course of business;
(n)    Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;
(o)    loans and advances to officers, directors and employees of the Borrower or any Restricted Subsidiary for purposes not contemplated by clause (l) above; provided that the aggregate amount of such loans and advances outstanding at any time shall not exceed $10,000,000;
(p)    Permitted Acquisitions;
(q)    Investments held by any Person (other than in such Person’s subsidiaries) acquired by the Borrower or a Restricted Subsidiary after the Restatement Effective Date or of any Person merged or consolidated into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 6.03 after the Restatement Effective Date, in each case to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; provided that this clause (q) is intended solely to grandfather such investments as are indirectly acquired as a result of an acquisition of such Person otherwise permitted hereunder and any consideration paid in connection with such acquisition that may be allocable to such Investments must be permitted by, and be taken into account in computing compliance with, any basket amounts or limitations applicable to such acquisition hereunder;
(r)    other Investments (as valued at the fair market value (as determined in good faith by the Borrower) of such Investment at the time each such Investment is made) in an aggregate amount not to exceed (determined at the time such Investment is made) the greater of (x) $75,000,000 and (y) 2.5% of Consolidated Total Assets as of the last day of the then most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Latest Financial Statements); provided that all or any portion of the amount of any Investment made pursuant to this Section 6.04(r) may also be funded in an amount not exceeding the then available Qualifying Equity Proceeds and the Available Amount; provided, further, that no Loan Party shall transfer to any Subsidiary that is not a Loan Party pursuant to this Section 6.04(r) (i) any confidential proprietary database, any ownership rights (or exclusive licenses) thereto or any Intellectual Property required for the operation or exploitation of any confidential proprietary database or (ii) ownership rights (or exclusive licenses) to Intellectual Property that are material to the business or operations of the Borrower and the Restricted Subsidiaries, taken as a whole;
(s)    (i) Investments by the Borrower and any other Loan Party in non-Loan Parties so long as such Investments are part of a series of transactions that result in the proceeds of such Investments ultimately being invested in (or distributed to) the Borrower or any other Loan Party within 30 days of the initiation of the first applicable Investment in the applicable series of transactions, (ii) intercompany Investments, reorganizations and related activities related to tax planning and reorganization (A) [reserved] or (B) so long as after giving effect thereto, the security interest of the Lenders in the Collateral, taken as a whole, is not impaired in any material respect (it being understood that the contribution of the Equity Interests of one or more “first-tier” Foreign Subsidiaries to a newly created “first-tier” Foreign Subsidiary shall be permitted) and (iii) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extension of terms) and made in the ordinary course of business;
(t)    Investments in commercial mortgage backed securities for a cumulative aggregate purchase price for all such Investments not exceeding $15,000,000 plus an amount equal to any returns on such Investments;
(u)    additional Investments so long as (i) both immediately prior and immediately after such Investment, no Event of Default shall have occurred and be continuing and (ii) after giving pro forma effect to such Investment, the Borrower shall be in pro forma compliance with a First Lien Secured Leverage Ratio, recomputed as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Latest Financial Statements), that is not greater than 3.50:1.00; and
(v)    Investments consisting of Indebtedness, fundamental changes, Dispositions, Restricted Payments and debt payments permitted under Section 6.01 (other than Section 6.01(a)(iv)(C) or 6.01(a)(v)), Section 6.03 (other than Section 6.03(a)(ii)(C) or 6.03(a)(x)), Section 6.05 (other than the first proviso to Section 6.05(c) or 6.05(g)) and Section 6.08.
provided that this Section 6.04 shall not prohibit the transfer by the Borrower or any Restricted Subsidiary to a Foreign Subsidiary of any non-U.S. confidential proprietary database, any non-U.S ownership rights (or exclusive licenses) thereto or non-U.S. Intellectual Property or Intellectual Property rights, including ownership rights (or exclusive licenses), covering or relating to jurisdictions outside the United States (provided that the Loan Parties shall retain all rights required for or material to the operation of their businesses in the United States).
SECTION 6.05    Asset Sales. None of the Borrower or any Restricted Subsidiary will sell, transfer, lease or otherwise Dispose of, or exclusively license outside the ordinary course of business, any asset, including any Equity Interest owned by it, nor will any Restricted Subsidiary issue any additional Equity Interest in such Restricted Subsidiary (other than to the Borrower or a Restricted Subsidiary in compliance with Section 6.04, and other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under Requirements of Law) (each, a “Disposition”), except:

(a)    Dispositions of the following in the ordinary course of business: (i) obsolete, worn-out, used or surplus assets to the extent such assets are no longer used or useful or necessary for the operation of the Borrower’s and the Restricted Subsidiaries’ business (including allowing any registrations or any applications for registration of any immaterial Intellectual Property to expire, lapse or be abandoned), (i) inventory and other goods held for sale or other immaterial assets, and (i) cash and Cash Equivalents;
(b)    leases, subleases, licenses or sublicenses of any real or personal property, other than any Intellectual Property, in the ordinary course of business;
(c)    Dispositions to the Borrower or any Restricted Subsidiary; provided that any such Disposition involving a Restricted Subsidiary that is not a Loan Party, to the extent such Disposition constitutes an Investment, shall be made in compliance with Section 6.04; provided, further, that no Disposition of Intellectual Property material to the business or operations of the Borrower and its Restricted Subsidiaries, taken as a whole, owned by a Loan Party may be made to a Subsidiary that is not a Loan Party pursuant to this clause (c); provided that the foregoing proviso shall not prohibit the transfer by the Borrower or any Restricted Subsidiary to a Foreign Subsidiary of any non-U.S. confidential proprietary database, any non-U.S. ownership rights (or exclusive licenses) thereto or non-U.S. Intellectual Property or Intellectual Property rights, including ownership rights (or exclusive licenses), covering or relating to jurisdictions outside the United States (provided that the Loan Parties shall retain all rights required for or material to the operation of their businesses in the United States);
(d)    Dispositions of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business and not as part of any accounts receivables financing transaction;
(e)    Dispositions of assets subject to any casualty or condemnation proceeding (including in lieu thereof);
(f)    Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;
(g)    Liens permitted by Section 6.02, Dispositions permitted by Section 6.03, Investments permitted by Section 6.04 (other than Section 6.04(v)) and Restricted Payments permitted by Section 6.08;
(h)    Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(i)    Dispositions of auction rate securities held on the Restatement Effective Date;
(j)    Dispositions of the Equity Interest in, Indebtedness of, or other securities issued by, an Unrestricted Subsidiary;
(k)    Dispositions of assets that are not permitted by any other clause of this Section; provided that (i) no Event of Default shall have occurred and be continuing at the time of execution of the definitive agreements related to such Disposition, (i) the aggregate fair value of all assets sold, transferred, leased or otherwise Disposed of in reliance on this Section 6.05(k) shall not exceed (A) 15% of Consolidated Total Assets of the Borrower in any fiscal year (measured as of the last day of the immediately preceding fiscal year for which financial information has been delivered pursuant to Section 5.01(a), or, prior thereto, as set forth in the Latest Financial Statements) or (B) 30% of Consolidated Total Assets of the Borrower during the term of this Agreement (measured as of the last day of the immediately preceding fiscal year for which financial information has been delivered pursuant to Section 5.01(a), or, prior thereto, as set forth in the Latest Financial Statements) and (i) all Dispositions made in reliance on this clause, other than Dispositions of assets having a fair value not in excess of $20,000,000 for any individual Disposition or $40,000,000 in the aggregate for all such Dispositions during the term of this Agreement, shall be made for fair value and at least 75% Cash Consideration.
“Cash Consideration” means, in respect of any Disposition by the Borrower or any Restricted Subsidiary, (a) cash or Cash Equivalents received by it in consideration of such Disposition, (b) any liabilities (as shown on the most recent balance sheet of the Borrower provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Loan Document Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, and (c) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition.
Notwithstanding the foregoing, (i) no such Disposition of any Equity Interests in any Restricted Subsidiary shall be permitted unless such Equity Interests constitute all the Equity Interests in such Restricted Subsidiary held by the Borrower and the Restricted Subsidiaries, or such Disposition (x) is a Disposition of a portion of the Equity Interests of a Restricted Subsidiary that is not a Loan Party, (y) is a Disposition of a portion of the Equity Interests of a Restricted Subsidiary that is a Loan Party and such Restricted Subsidiary will continue to be a Loan Party following such Disposition or (z) is a Disposition of a portion of the Equity Interests of a Restricted Subsidiary to the extent permitted under Section 6.04, and (ii) no Disposition of Intellectual Property will be made pursuant to this Section 6.05 of (1) any confidential proprietary database, any rights thereto or any Intellectual Property required for the operation or exploitation of any confidential proprietary database or (2) any other Intellectual Property or rights to Intellectual Property that are material to the business or operations of the Borrower and the Restricted Subsidiaries, taken as a whole; provided that this clause (ii) shall not prohibit (x) the transfer by the Borrower or any Restricted Subsidiary to a Foreign Subsidiary of any non-U.S. confidential proprietary database, any non-U.S. ownership rights (or exclusive licenses) thereto or non-U.S. Intellectual Property or Intellectual Property rights, including ownership rights (or exclusive licenses), covering or relating to jurisdictions outside the United States (provided that the Loan Parties shall retain all rights required for or material to the operation of their businesses in the United States in compliance with Section 5.05) or (y) the transfer of any confidential proprietary database, any ownership rights (or exclusive licenses) thereto or Intellectual Property or Intellectual Property rights, including ownership rights (or exclusive licenses) in connection with any Disposition of Equity Interests in, or substantially all the assets of, any Person, or assets constituting a business unit, division, product line or line of business, as long as (A) any confidential proprietary database or Intellectual Property so transferred shall, at the time of such Disposition, be used in connection with the operation of such Person or the business unit, division, product line or line of business transferred in such Disposition, (B) such Disposition is not otherwise prohibited under this Agreement and (C) the Borrower and its Restricted Subsidiaries, after giving effect to such Disposition, are in compliance with Section 5.05.
SECTION 6.06    Sale/Leaseback Transactions. None of the Borrower or any Restricted Subsidiary will enter into any Sale/Leaseback Transaction, except in compliance with Section 6.05.

SECTION 6.07    Hedging Agreements. None of the Borrower or any Restricted Subsidiary will enter into any Hedging Agreement that is, at the time entered into, for speculation purposes.
SECTION 6.08    Restricted Payments; Certain Payments of Indebtedness. (a) None of the Borrower or any Restricted Subsidiary will declare or make any Restricted Payment, except that:
(i)    the Borrower may declare and make any Restricted Payments with respect to its Equity Interests payable solely in additional Equity Interests permitted hereunder;
(ii)    any Restricted Subsidiary may declare and make any Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests;
(iii)    the Borrower may redeem in whole or in part any of its Qualified Equity Interests in exchange for another class of Qualified Equity Interests or rights to acquire its Qualified Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new shares of its Qualified Equity Interests;
(iv)    the Borrower may repurchase Equity Interests upon the exercise of stock options or warrants if such Equity Interests represent all or a portion of the exercise price of such options or warrants;
(v)    the Borrower may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Borrower in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in the Borrower;
(vi)    so long as no Event of Default has occurred, is continuing or would result therefrom, the Borrower may redeem, acquire, retire or repurchase (including through the issuance of promissory notes by the Borrower or any other Loan Party pursuant to Section 6.01(a)(xvi)) its Equity Interests (or any options or warrants or stock appreciation or similar rights issued with respect to any of such Equity Interests) held by current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of the Borrower and its Restricted Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation or similar rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement; provided that, except with respect to non-discretionary repurchases, acquisitions, retirements or redemptions pursuant to the terms of any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreement or equity holders’ agreement, the aggregate amount of all cash and Cash Equivalents paid in respect of all such Equity Interests (or any options or warrants or stock appreciation or similar rights issued with respect to any of such Equity Interests) so redeemed, acquired, retired or repurchased in any calendar year does not exceed the sum of (w) $10,000,000; notwithstanding the foregoing, 100.0% of the unused amount of payments in respect of this Section 6.08(a)(vi)(w) (before giving pro forma effect to any carry forward), up to a maximum of $10,000,000 may be carried forward to succeeding calendar years and utilized to make payments pursuant to this Section 6.08(a) plus (x) all Net Proceeds obtained by the Borrower during such calendar year from the sale of such Equity Interests to other present or former officers, consultants, employees and directors in connection with any permitted compensation and incentive arrangements

(that are not treated as Qualifying Equity Proceeds) plus (y) the then available Qualifying Equity Proceeds plus (z) all net cash proceeds obtained from any key-man life insurance policies received during such calendar year;
(vii)    the Borrower may make Restricted Payments in an amount equal to withholding or similar taxes payable or expected to be payable by any present or former employee, director, manager or consultant (or their respective Affiliates, estates or immediate family members) in connection with the exercise of stock options and the vesting of restricted stock and restricted stock units and may redeem, acquire, retire or repurchase (including through deemed repurchases) its Equity Interests from such persons in connection therewith in an amount equal to such withholding or similar taxes payable or expected to be payable;
(viii)    so long as no Event of Default shall have occurred and be continuing or would result therefrom, any Restricted Payment in an amount not in excess of the sum of (A) the Available Amount (provided that, other than with respect to any amounts attributable to clauses (a)(i), (a)(iii), (a)(iv) and (a)(v) of the definition of “Available Amount”, the Available Amount may only be used for payments pursuant to this clause (viii) if the Borrower, after giving pro forma effect to such Restricted Payment, shall be in pro forma compliance with a Total Leverage Ratio, recomputed as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Latest Financial Statements), that is no greater than 4.50:1.00) and (B) the amount of Qualifying Equity Proceeds, in each case, immediately prior to making such Restricted Payment in reliance on this clause (viii);
(ix)    [Reserved.];
(x)    so long as no Event of Default shall have occurred and be continuing or would result therefrom, any additional Restricted Payment in an amount, together with the amount of all payments and other distributions in respect of Junior Financings made pursuant to Section 6.08(b)(vii) below, not to exceed the greater of (x) $125,000,000 in the aggregate since the Restatement Effective Date and (y) 5.0% of Consolidated Total Assets as of the last day of the then most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Latest Financial Statements) (determined at the time of the making of any such Restricted Payment); and
(xi)    any additional Restricted Payments, so long as (A) no Event of Default shall have occurred and be continuing or would result therefrom and (B) after giving pro forma effect to such Restricted Payment, the Borrower shall be in pro forma compliance with a First Lien Secured Leverage Ratio, recomputed as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Latest Financial Statements), that is no greater than 3.00:1.00.
(b)    None of the Borrower or any Restricted Subsidiary will make any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Financing, or any payment of or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, defeasance, cancelation or termination of any Junior Financing, except:

(i)    regularly scheduled interest and principal payments as and when due in respect of any Junior Financing, other than payments in respect of Junior Financing prohibited by the subordination provisions thereof, if any, or any Junior Lien Intercreditor Agreement;
(ii)    refinancings of any Junior Financing to the extent permitted under Section 6.01;
(iii)    the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of the Borrower;
(iv)    payments of secured Junior Financing that becomes due as a result of the voluntary sale or transfer of the assets securing such Junior Financing in transactions permitted hereunder;
(v)    payments of or in respect of Junior Financing made solely with Equity Interests in the Borrower (other than Disqualified Equity Interests);
(vi)    so long as no Event of Default shall have occurred and be continuing or would result therefrom, any payment or other distribution in respect of any Junior Financing in an amount not in excess of the sum of (A) the Available Amount (provided that, other than with respect to any amounts attributable to clauses (a)(i), (a)(iii), (a)(iv) and (a)(v) of the definition of “Available Amount”, the Available Amount may only be used for payments and distributions pursuant to this clause (vi) if the Borrower, after giving pro forma effect to such payment or other distribution in respect of Junior Financing, shall be in pro forma compliance with a Total Leverage Ratio, recomputed as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Latest Financial Statements), that is no greater than 4.50:1.00) and (B) the amount of Qualifying Equity Proceeds, in each case, immediately prior to giving effect to making such payment in reliance on this paragraph (vi);
(vii)    so long as no Event of Default shall have occurred and be continuing or would result therefrom, any additional payments or other distributions in respect of any Junior Financing in an amount, together with the amount of all Restricted Payments made pursuant to Section 6.08(a)(x) above, not to exceed the greater of (x) $125,000,000 in the aggregate since the Restatement Effective Date and (y) 5.0% of Consolidated Total Assets as of the last day of the then most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Latest Financial Statements) (determined at the time of the making of any such payment); and
(viii)    any additional payments or other distributions in respect of any Junior Financing, so long as (A) no Event of Default shall have occurred and be continuing or would result therefrom and (B) after giving pro forma effect to such payment or other distribution, the Borrower shall be in pro forma compliance with a First Lien Secured Leverage Ratio, recomputed as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the Latest Financial Statements), that is no greater than 3.00:1.00.
Notwithstanding the foregoing and for the avoidance of doubt, nothing in this Section 6.08(b) shall prohibit the repayment or prepayment of intercompany subordinated Indebtedness in accordance with the provisions of the Intercompany Note.

SECTION 6.09    Transactions with Affiliates. None of the Borrower or any Restricted Subsidiary will sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions substantially as favorable to the Borrower or such Restricted Subsidiary as those that would prevail at such time in comparable arm’s-length transactions with unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate and transactions between or among Restricted Subsidiaries that are not Loan Parties not involving any other Affiliate, (c) transactions between or among the Borrower and a Restricted Subsidiary or among Restricted Subsidiaries and not involving any other Affiliate, (d) any Restricted Payment permitted under Section 6.08, (e) issuances by the Borrower of Equity Interests (other than Disqualified Equity Interests), and receipt by the Borrower of capital contributions, (f) compensation, expense reimbursement and indemnification of, and other employment arrangements with, directors, officers and employees of the Borrower or any Restricted Subsidiary entered in the ordinary course of business and (g) loans and advances permitted under clauses (l), (m) and (o) of Section 6.04, (h) the payment of Transaction Costs and the consummation of the Transactions, (i) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the Borrower or any Restricted Subsidiary in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower or such Restricted Subsidiaries, (j) loans and Guarantees among the Borrower and the Restricted Subsidiaries to the extent permitted under Article VI, (k) employment and severance arrangements and health, disability and similar insurance or benefit plans between the Borrower and the Restricted Subsidiaries, on the one hand, and their respective directors, officers, employees, on the other hand (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current or former employees, officers or directors and stock option or incentive plans and other compensation arrangements) in the ordinary course of business or as otherwise approved by the board of directors of the Borrower, and (l) payments by any Restricted Subsidiary to the Borrower (either directly or indirectly through such Restricted Subsidiary’s parent entity or entities) made to permit Borrower to pay any Taxes imposed on it as the common parent of a group filing a consolidated, combined, unitary or affiliated tax return of Borrower and the Restricted Subsidiaries are members in such amounts as required by the Borrower to pay the tax liability in respect of such tax return to the extent such liability is directly attributable to the income of the Restricted Subsidiaries or the Borrower; provided that such payments by the Restricted Subsidiaries to the Borrower shall not exceed the amount owed to any Governmental Authority pursuant to such consolidated, combined, unitary, or affiliated tax return.
SECTION 6.10    Restrictive Agreements. None of the Borrower or any Restricted Subsidiary will enter into, incur or permit to exist any agreement or other arrangement that restricts or imposes any condition upon (a) the ability of the Borrower or any wholly-owned Domestic Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure any Obligations, (b) the ability of the Borrower or any wholly-owned Domestic Subsidiary to Guarantee any Obligations or (c) the ability of any Restricted Subsidiary that is not a Loan Party to pay dividends or make other distributions with respect to its Equity Interests or to make or repay loans or advances to the Borrower or any Restricted Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by Requirements of Law, by any Loan Document or the terms of any Credit Agreement Refinancing Indebtedness, (B) restrictions and conditions existing on the Restatement Effective Date and identified on Schedule 6.10 but shall apply to any amendment or modification expanding the scope of, any such restriction or condition which makes such restrictions and conditions, taken as a whole, materially more restrictive and, if such restrictions and conditions relate to any Indebtedness, restrictions under any Refinancing Indebtedness of such Indebtedness, if such restrictions and conditions are not, taken as a whole, materially more restrictive, (C) in the case of any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary, restrictions and conditions imposed by its Organizational Documents, provided that such restrictions and conditions apply only to such Restricted Subsidiary and to any Equity Interests in such Restricted Subsidiary, (D) restrictions and conditions imposed on any Restricted Subsidiary in existence at the time such Restricted Subsidiary became a Restricted Subsidiary (but shall apply to any amendment or modification expanding the scope of any such restriction or condition which makes such restrictions and conditions, taken as a whole, materially more restrictive); provided that such restrictions and conditions apply only to such Restricted Subsidiary, and (E) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to Intellectual Property and other agreements, in each case entered into in the ordinary course of business; provided that such provisions apply only to the assets that are the subject of such lease, sub-lease, license, sub-license or other agreement and shall not apply to any other assets of the Borrower or any Restricted Subsidiary, (ii) clauses (a) and (b) of the foregoing shall not apply to restrictions on pledging joint venture interests included in customary provisions in joint venture agreements or arrangements and other agreements and other similar agreements applicable to joint ventures, (iii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by clause (vi) or (vii)(2) or (vii)(3) of Section 6.01(a) if such restrictions or conditions apply only to the assets securing such Indebtedness, (B) restrictions on conditions on pledges or deposits constituting Permitted Encumbrances if such restrictions on conditions apply only to such pledges or deposits, (C) customary provisions in leases, licenses and other agreements restricting the assignment thereof , and (D) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or sale agreement to which the Borrower or any Restricted Subsidiary is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance solely of the property or assets of the Borrower or the Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property and (iv) clauses (b) and (c) of the foregoing shall not apply to (A) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary, or a business unit, division, product line or line of business, that are applicable solely pending such sale; provided that such restrictions and conditions apply only to the Restricted Subsidiary, or the business unit, division, product line or line of business, that is to be sold and such sale is permitted hereunder, (B) restrictions and conditions imposed by agreements relating to Indebtedness of any Restricted Subsidiary in existence at the time such Restricted Subsidiary became a Restricted Subsidiary and otherwise permitted by clause (vii)(2) or (vii)(3) of Section 6.01(a) (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), provided that such restrictions and conditions apply only to such Restricted Subsidiary, (C) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, and (D) restrictions and conditions imposed by agreements relating to Indebtedness of Restricted Subsidiaries that are not Loan Parties permitted under Section 6.01(a), provided that such restrictions and conditions apply only to such Restricted Subsidiaries. Nothing in this paragraph shall be deemed to modify the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” or the obligations of the Loan Parties under Sections 5.03, 5.04 or 5.12 or under the Security Documents.
SECTION 6.11    Amendment of Material Documents. None of the Borrower or any Restricted Subsidiary will amend, modify or waive any of its rights under (a) any agreement or instrument governing or evidencing any Junior Financing or (b) its Organizational Documents, in each case to the extent such amendment, modification or waiver could reasonably be expected to be adverse in any material respect to the Lenders.
SECTION 6.12    Financial Covenants. (a) The Borrower will not permit the First Lien Secured Leverage Ratio as of the last day of any Test Period to exceed 3.50 to 1.00.

(b)    At any time after the incurrence of any Indebtedness for borrowed money under any Incremental Facility Agreement pursuant to Section 2.21, any Incremental Equivalent Indebtedness pursuant to Section 6.01(a)(ii), Indebtedness for borrowed money incurred or assumed pursuant to 6.01(a)(vii) or Indebtedness for borrowed money incurred or assumed pursuant to 6.01(a)(xi), in each case in an aggregate amount exceeding $10,000,000 (together with all outstanding Indebtedness described in this clause (b) incurred prior thereto), the Borrower will not permit the Total Leverage Ratio as of the last day of any Test Period to exceed 4.50 to 1.00.
In the event that the financial covenant set forth in this Section 6.12(b) shall have become operative as a result of the incurrence or assumption of any Indebtedness as set forth above, any provision of this Agreement that contains a requirement for the Borrower to be in pro forma compliance with the Financial Maintenance Covenants, unless the context otherwise specifically provides, shall require pro forma compliance with the financial covenant set forth in this Section 6.12(b).
SECTION 6.13    Fiscal Year. The Borrower will not, and the Borrower will not permit any other Loan Party to, change its fiscal year to end on a date other than December 31.
ARTICLE VII

Events of Default
SECTION 7.01    Events of Default. If any of the following events (“Events of Default”) shall occur:
(a)    the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any written report, certificate, financial statement or other written statement or document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.05 (with respect to the existence of the Borrower) or 5.11 or in Article VI;
(e)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after receipt of written notice thereof by the Borrower from the Administrative Agent or the Required Lenders (with a copy to the Administrative Agent in the case of any such notice from the Required Lenders);

(f)    the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure shall continue beyond the period of grace, if any, provided in the agreement or instrument under which such Material Indebtedness was created;
(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty, after the expiration of any applicable grace period, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or, in the case of any Hedging Agreement, to cause the termination thereof; provided that this clause (g) shall not apply to (A) Material Indebtedness outstanding under any Hedging Agreement that becomes due pursuant to the occurrence of a termination event or equivalent event under the terms of such Hedging Agreement, in each case, other than as a result of the occurrence of a default or event of default under, or breach of the terms of, such Hedging Agreement, (B) any secured Indebtedness that becomes due as a result of the voluntary Disposition of, or any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any of the assets securing such Indebtedness, or (C) any Indebtedness that becomes due as a result of a refinancing thereof permitted under Section 6.01 or (D) any Indebtedness permitted to exist or be incurred under the terms of this Agreement that is required to be repurchased, prepaid, defeased, redeemed or satisfied (or as to which an offer to repurchase, prepay, defease, redeem or satisfy is required to be made) in connection with any asset sale event, casualty or condemnation event, change of control, excess cash flow or other customary provision in such Indebtedness giving rise to such requirement to so offer or repurchase, prepay, defease, redeem or satisfy in the absence of any default thereunder;
(h)    one or more ERISA Events shall have occurred that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;
(i)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Designated Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or a Designated Subsidiary or for a substantial part of its assets, and, in any such case referenced to in clause (i) or (ii) above, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(j)    the Borrower or any Designated Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted by clause (v) of Section 6.03(a)), reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Designated Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of the Borrower or any Designated Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (j) or clause (i) of this Article;

(k)    one or more judgments for the payment of money in an aggregate amount in excess of $35,000,000 (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer), shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively satisfied , vacated, discharged, stayed or bonded pending appeal, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment;
(l)    any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral having, individually or in the aggregate, a fair market value in excess of $15,000,000, with the priority required by the applicable Security Document, except as a result of (i) a Disposition of the applicable Collateral in a transaction permitted under the Loan Documents or other release or termination of such Lien in accordance with the Loan Documents, (ii) the Administrative Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Agreement or to file or record any document delivered to it for filing or recording or (iii) the wilful misconduct of the Administrative Agent, and except for Collateral consisting of real property to the extent such losses are covered by the applicable title insurance policy;
(m)    any Guarantee or co-borrower obligation of the Borrower, the Co-Borrower or any other Loan Party under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except upon the consummation of any transaction permitted under this Agreement as a result of which the Subsidiary Loan Party providing such Guarantee ceases to be a Restricted Subsidiary or upon the termination of such Loan Document in accordance with its terms;
(n)    Intercompany Subordinated Indebtedness of the Borrower or any other Loan Party constituting Material Indebtedness shall cease to be, or shall be asserted by any Loan Party not to be, validly subordinated in right of payment to the Loan Document Obligations as provided in the Intercompany Note; or
(o)    a Change in Control shall occur;
then, and in every such event (other than an event with respect to the Borrower described in clause (i) or (j) of this Section 7.01), and at any time during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall become due and payable immediately, and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(i), in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event with respect to the Borrower described in clause (i) or (j) of this Article, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Solely for the purpose of determining whether a Default or Event of Default has occurred under clause (i) or (j) of this Section 7.01, any reference in any such clause to any Designated Subsidiary shall be deemed not to include any Designated Subsidiary affected by any event or circumstances referred to in any such clause that did not, as of the last day of the most recent completed fiscal quarter of the Borrower, have total assets equal to 5% or more of the Consolidated Total Assets of the Borrower (excluding the assets of the Foreign Subsidiaries) and did not, as of the Test Period ending on the last day of such fiscal quarter, have gross revenues equal to 5% or more of the consolidated gross revenues of the Borrower (excluding the gross revenues of the Foreign Subsidiaries), it being agreed that all Designated Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Designated Subsidiary, for purposes of determining whether the condition specified above is satisfied.
SECTION 7.02    Right to Cure.
(a)    Notwithstanding anything to the contrary contained in this Article VII, in the event that the Borrower reasonably expects to fail (or has failed) to comply with Section 6.12 as of the last day of any fiscal quarter, at any time during such fiscal quarter and until the expiration of the 10th Business Day subsequent to the date the financial statements are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) with respect to such fiscal quarter (the “Cure Deadline”), the Borrower shall have the right to issue Equity Interests (other than Disqualified Equity Interests) for cash or otherwise receive cash contributions in respect of the Equity Interests (other than Disqualified Equity Interests) of the Borrower (collectively, the “Cure Right”), and upon the receipt by the Borrower of the Net Proceeds of such issuance or contribution (the “Cure Amount”) pursuant to the exercise by the Borrower of such Cure Right (provided such Cure Amount is received by the Borrower on or before the applicable Cure Deadline) compliance with Section 6.12 as of the last day of such fiscal quarter shall be recalculated giving effect to the following pro forma adjustments:
(i)    Consolidated EBITDA shall be increased with respect to the applicable fiscal quarter with respect to which such Cure Amount is received by the Borrower and for the applicable subsequent periods that include such fiscal quarter, solely for the purpose of determining whether an Event of Default has occurred and is continuing as a result of a violation of Section 6.12 and, subject to clause (b)(iv) below, not for any other purpose under this Agreement (including for determining the Applicable Rate, the availability or usage of the Available Amount or Qualifying Equity Proceeds or the availability or amount of any baskets), by an amount equal to the Cure Amount and any prepayment of Indebtedness with the Cure Amount shall be disregarded for purposes of measuring compliance with Section 6.12 as of the last day of such fiscal quarter;
(ii)    if, after giving effect to such increase in Consolidated EBITDA, the Borrower shall then be in compliance with the requirements of Section 6.12, the Borrower shall be deemed to have satisfied the requirements of Section 6.12 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default under Section 6.12 that had occurred shall be deemed cured for purposes of this Agreement; and
(iii)    no Cure Amount shall reduce or be included in the calculations of Consolidated First Lien Debt, Consolidated Senior Secured Debt or Consolidated Total Debt in the fiscal quarter with respect to which such Cure Amount is deemed applied;
provided that the Borrower shall have notified the Administrative Agent in writing of the exercise of such Cure Right within five Business Days of the receipt of the Cure Amounts.

(b)    Notwithstanding anything herein to the contrary, (i) in each four fiscal-quarter period there shall be no more than two fiscal quarters with respect to which the Cure Right is exercised, (ii) there shall be no more than five exercises of the Cure Right in the aggregate, (iii) the Cure Amount shall be no greater than the amount required for purposes of complying with Section 6.12 as of the end of the applicable Test Period (such amount, the “Necessary Cure Amount”); provided, however, that, if the Cure Right is exercised prior to the date financial statements are required to be delivered for any fiscal quarter, then the Cure Amount shall be equal to the amount reasonably determined by the Borrower in good faith to be required for purposes of complying with Section 6.12 as of the last day of such fiscal quarter (such amount, the “Expected Cure Amount”) and (iv) all Cure Amounts (other than any excess of the Expected Cure Amount over the Necessary Cure Amount with respect to any fiscal quarter) shall be disregarded for all purposes other than determining compliance with Section 6.12 (including for determining the Applicable Rate, the availability or usage of the Available Amount or Qualifying Equity Proceeds or the availability or amount of any baskets).
ARTICLE VIII

The Administrative Agent
Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent and collateral agent under the Loan Documents, and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. The Lenders hereby authorize the Administrative Agent to enter into any Equal Priority Intercreditor Agreement or Junior Lien Intercreditor Agreement in the event that any such Equal Priority Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable, is required to be executed and delivered pursuant to this Agreement and each Lender hereby agrees, upon execution and delivery of such Equal Priority Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable, to be bound by and take no actions contrary to the provisions of such Equal Priority Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable. The Lenders hereby authorize the Administrative Agent to negotiate the terms of any Security Document.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the

Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or wilful misconduct, as determined by a court of competent jurisdiction by a final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from any confirmation of the Revolving Exposure or the component amounts thereof.
The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Subject to the terms of this paragraph, the Administrative Agent may resign at any time from its capacity as such. In connection with such resignation, the Administrative Agent shall give notice of its intent to resign to the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which successor, so long as no Event of Default shall have occurred and be continuing, shall be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Lenders and approved by the Borrower (to the extent required) and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may (with the consent of the Borrower, such consent not to be unreasonably withheld or delayed), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.
Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to the Restatement Agreement on the Restatement Effective Date, or delivering its signature page to an Assignment and Assumption, an Incremental Facility Agreement or a Refinancing Facility Agreement pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Restatement Effective Date or the Restatement Effective Date.
No Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the foregoing provisions.
In furtherance of the foregoing and not in limitation thereof, no Hedging Agreement the obligations under which constitute Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such Hedging Agreement shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
Notwithstanding anything herein to the contrary, neither no Person named on the cover page of this Agreement as Joint Lead Arranger, Joint Bookrunner, Co-Syndication Agent or Co-Documentation Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder.
Except as set forth in the sixth paragraph of this Article, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except as set forth in the sixth paragraph of this Article, none of the Borrower or any other Loan Party shall have any rights as a third party beneficiary of any such provisions.
ARTICLE IX

Miscellaneous

SECTION 9.01    Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or other electronic communication, as follows:
(i)    if to the Borrower or the Co-Borrower, to it at CoStar Group, Inc., 1331 L Street, NW, Washington, DC 20005, Attention of “Treasurer” (Fax No. 888-893-3504) (email: ccolligan@costar.com), with a copy to jcoleman@costar.com (Fax No. +1-202-346-6703) and swheeler@costar.com, it being agreed that notice delivered to the Borrower shall be deemed to have been given to the Co-Borrower upon delivery to the Borrower;
(ii)    if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 South Dearborn, Chicago, Illinois 60603-2300, Attention of Lamekia Davis (Telephone No. (312) 732-2300; Fax No. (844) 235-1788) (email: lamekia.davis@chase.com or jpm.agency.cri@jpmorgan.com), with a copy to JPMorgan Chase Bank, N.A., 395 North Service Road, 3rd Floor, Melville, New York 11747, Attention of Alicia Schreibstein (Fax No. (631) 514-3222) (email: alicia.t.schreibstein@jpmorgan.com);
(iii)    if to any Issuing Bank, to it at its address (or fax number or email address) most recently specified by it in a notice delivered to the Administrative Agent and the Borrower (or, in the absence of any such notice, to the address (or fax number or email address) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof); and
(iv)    if to any other Lender, to it at its address (or fax number or email address) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient); and notices delivered through electronic communications to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.
(b)    Notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished by electronic communications (including email and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Any notices or other communications to the Administrative Agent, the Borrower or the Co-Borrower may be delivered or furnished by electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person.
(c)    Any party hereto may change its address or fax number or email address for notices and other communications hereunder by notice to the Administrative Agent and the Borrower.
SECTION 9.02    Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan

Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b)    Except as otherwise expressly provided in this Agreement or any other Loan Document, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, the Administrative Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that (i) (A) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency and (B) if agreed to by the Administrative Agent and the Borrower, the term “LIBO Rate” may be amended to refer to a comparable successor rate, so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent or the waiver of any Default, Event of Default or mandatory prepayment shall not constitute an increase of any Commitment), (B) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than as a result of any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.13(c) or in the applicability of post-default interest, it being understood that a waiver of a Default shall not constitute a reduction of interest for this purpose), or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby, (C) postpone the scheduled maturity date of any Loan, or the date of any scheduled amortization payment of the principal amount of any Term Loan under Section 2.10, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby, (D) except as otherwise set forth in this Agreement, change Section 2.18(b) or 2.18(c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby, (E) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be); provided that, with the consent of the Required Lenders, the provisions of this Section and the definition of the term “Required Lenders” may be amended to include references to any new class of loans created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the Existing Classes of Loans or Lenders, (F) release Guarantees constituting all or substantially all the value of the Guarantees under the Collateral Agreement, without the written consent of each Lender (except as expressly provided in Section 9.14 or the applicable Security Document), (G) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (except as expressly provided in Section 9.14 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), it being understood that an amendment or other modification of the type of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of the Security Documents), (H) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of Collateral or payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing a Majority in Interest of each affected Class, and (I) change any provisions of Section 5.02 of the Collateral Agreement, without the written consent of each Lender; provided further that (1) no such agreement shall (x) amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent or any Issuing Bank without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be, or (y) amend or modify the provisions of Section 2.05 or any letter of credit application and any bilateral agreement between the Borrower and any Issuing Bank regarding such Issuing Bank’s LC Commitment or the respective rights and obligations between the Borrower and any Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and each applicable Issuing Bank, respectively, and (2) any amendment, waiver or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of a particular Class (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number or percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of (x) any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (A), (B), (C) or (D) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly and adversely affected by such amendment, waiver or other modification or (y) in the case of any vote requiring the approval of all Lenders or each affected Lender, any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, waiver or other modification becomes effective and whose Commitments terminate by the terms and upon the effectiveness of such amendment, waiver or other modification. Notwithstanding anything to the contrary herein, (i) the consent of the Lenders or the Required Lenders, as the case may be, shall not be required (A) for the Administrative Agent to negotiate, execute and deliver on behalf of the Secured Parties the Equal Priority Intercreditor Agreement or the Junior Lien Intercreditor Agreement, or any amendment thereto, in connection with any Permitted Equal Priority Secured Indebtedness or Permitted Junior Lien Secured Indebtedness incurred in accordance with Section 6.01, (B) to make any changes necessary to be made to this Agreement in connection with any borrowing of Incremental Term Loans to effect the provisions of Section 2.21, (C) to provide for any Incremental Revolving Commitment Increase, (D) otherwise to effect the provisions of Section 2.21, 2.22, 2.23 or 2.24 in accordance with the terms thereof, (E) to agree to any time period set forth in Schedule 5.13 to be delivered on the Restatement Effective Date or (F) to negotiate any Security Document with the Borrower or any other Loan Party and (ii) the Administrative Agent and the Borrower may, without the consent of any Secured Party or any other Person, amend this Agreement, the Collateral Agreement and any other Security Document to add provisions with respect to “parallel debt” and other non-U.S. guarantee and collateral matters, including any authorizations, collateral trust arrangements or other granting of powers by the Lenders and the other Secured Parties in favor of the Administrative Agent, in each case if such amendment is necessary or desirable to create or perfect, or preserve the validity, legality, enforceability and perfection of, the Guarantees and Liens contemplated to be created pursuant to this Agreement.
(c)    The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.
(d)    Notwithstanding anything to the contrary contained in this Section 9.02, the Borrower and the Administrative Agent may, without the input or consent of the Lenders, (i) effect amendments, supplements or waivers to any of the Security Documents, Guarantees, intercreditor agreements or related documents executed by any Loan Party in connection with this Agreement if such amendment, supplement or waiver is delivered in order (in each case, as determined by the Administrative Agent in its sole discretion) (x) to comply with local law or advice of local counsel or (y) to cause such Security Documents, Guarantees, intercreditor agreements or related documents to be consistent with this Agreement and the other Loan Documents and (ii) effect changes to this Agreement or any other Loan Document that are necessary and appropriate to provide for, or make changes to, the Auction Procedures. To the extent notice has been provided to the Administrative Agent pursuant to this Agreement with respect to the inclusion of any Previously Absent Financial Maintenance Covenant or other restrictive covenant, this Agreement shall be automatically and without further action on the part of any Person hereunder and notwithstanding anything to the contrary in this Section 9.02 deemed modified to include such Previously Absent Financial Maintenance Covenant or other restrictive covenant on the date of the incurrence of the applicable Indebtedness to the extent required by the terms of this Agreement.
SECTION 9.03    Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent, the Arrangers and their Affiliates, including expenses incurred in connection with due diligence and the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP and any other counsel for any of the foregoing retained with the Borrower’s consent (such consent not to be unreasonably withheld, conditioned or delayed), in connection with the structuring, arrangement and syndication of the credit facilities provided for herein, including the preparation, execution and delivery of the Engagement Letter and the Fee Letter, as well as the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out‑of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Arranger, any Issuing Bank and the Lenders, including the reasonable fees, charges and disbursements of one counsel for any of the foregoing (and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single local counsel acting in multiple jurisdictions)), in connection with the enforcement or protection of their rights in connection with the Loan Documents, including their rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. All amounts payable under this Section 9.03(a) shall be paid within ten Business Days after receipt by the Borrower of an invoice relating thereto setting forth such amounts in reasonable detail.
(b)    The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender and each Issuing Bank (each such Person, an “Indemnified Institution”), and each Related Party of any of the foregoing Persons (each Indemnified Institution and each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses arising out of any actual or prospective claim, litigation, investigation or proceeding related to (i) the structuring, arrangement and the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Engagement Letter, the Fee Letter, this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Engagement Letter, the Fee Letter, this Agreement or the other Loan Documents of their obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any Subsidiary, or any other Environmental Liability to the extent related to the Borrower or any Subsidiary, in each case including the reasonable and documented or invoiced out-of-pocket fees, charges and disbursements of one counsel for all Indemnitees, taken as a whole, and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest, where an Indemnified Institution affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for such affected Indemnified Institution), incurred by or asserted against any Indemnitee, whether based on contract, tort or any other theory and whether initiated against or by any party to the Engagement Letter, the Fee Letter, this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto and regardless of whether such claim, litigation or proceeding is brought by a third party or by the Borrower or any of the Subsidiaries); provided that such indemnity shall not, as to any Indemnified Institution, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnified Institution or any of its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) a material breach by such Indemnified Institution or one of its Related Parties of this Agreement (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (iii) any dispute between and among Indemnified Institutions that does not involve an act or omission by the Borrower or the Restricted Subsidiaries; provided that, in the case of clause (iii) of the immediately preceding proviso, the Administrative Agent and the Arrangers, to the extent fulfilling their respective roles as an agent or arranger under the Loan Documents and in their capacities as such, shall remain indemnified to the extent that none of the exceptions set forth in clause (i) or (ii) of the immediately preceding proviso applies to such Person at such time. This paragraph shall not apply with respect to Taxes, other than any Taxes that represent losses or damages arising from any non-Tax claim. All amounts payable under this Section 9.03(b) shall be paid within ten Business Days after receipt by the Borrower of an invoice relating thereto setting forth such amounts in reasonable detail.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it under paragraph (a) or (b) of this Section to the Administrative Agent (or any sub-agent thereof), any Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent), such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or any Issuing Bank in connection with such capacity. For purposes of this Section, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time (or most recently outstanding and in effect).
(d)    No Indemnitee shall be liable for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) in the absence of willful misconduct, bad faith or gross negligence (as determined by a court of competent jurisdiction in a final, non-appealable decision). None of the Borrower, any Restricted Subsidiary or any other Loan Party or any Indemnitee shall have any liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided, however, that nothing contained in this sentence will limit the indemnity and reimbursement obligations of the Borrower set forth in this Section.
SECTION 9.04    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) except as permitted by Section 6.03, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Arrangers and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of any of the Administrative Agent, any Arranger, any Issuing Bank and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Notwithstanding anything to the contrary contained herein, other than acquisitions or repurchases of Term Loans by the Borrower pursuant to Purchase Offers under Section 2.23 or pursuant to clause (e) below, neither the Borrower nor any Affiliate of the Borrower may acquire by assignment, participation or otherwise any right to or interest in any of the Commitments or Term Loans hereunder (and any such attempted acquisition shall be null and void). Subject to the conditions set forth in paragraph (b)(ii) below, and subject to paragraph (b)(vi) below, any Lender may assign to one or more Eligible Assignees (or, pursuant to Section 2.23, the Borrower) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Borrower; provided that no consent of the Borrower shall be required (1) for an assignment of Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund, (2) for an assignment to a Revolving Lender and (3) if an Event of Default under paragraph (a), (b), (i) or (j) of Section 7.01 has occurred and is continuing, for any other assignment; and
(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required (1) for an assignment of any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund, (2) for an assignment to a Revolving Lender or (3) for an assignment to the Borrower under Section 2.23; and

(C)    each Issuing Bank, in the case of any assignment of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its LC Exposure.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) $1,000,000 in the case of Term Loans and (y) $5,000,000, in each case unless each of the Borrower and the Administrative Agent otherwise consents; provided that no such consent of the Borrower shall be required if an Event of Default under paragraph (a), (b), (i) or (j) of Section 7.01 has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans but not those in respect of a second Class;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender; and
(D)    the assignee, if it shall not be a Lender or the Borrower, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03).
(iv)    The Administrative Agent shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the

Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, as to entries pertaining to it, any Issuing Bank or Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon receipt by the Administrative Agent of an Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register, including, if applicable, any cancelation of Term Loans required pursuant to Section 2.23; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph, and following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.
(vi)    It being understood and agreed that notwithstanding anything to the contrary contained herein, for as long as either Goldman Sachs Bank USA or Goldman Sachs Lending Partners LLC, as applicable, is a Lender hereunder, no consent of the Borrower shall be required for an assignment by or to Goldman Sachs Bank USA to or by Goldman Sachs Lending Partners LLC. For the avoidance of doubt, it is further understood and agreed that the foregoing provisions of this clause (vi) shall only apply exclusively in connection with an assignment between Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC.
(c)    (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more Eligible Assignees (“Participants”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (ii) of the first proviso to Section 9.02(b) that adversely affects such Participant or requires the approval of all the Lenders. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16, and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (x) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section and (y) shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant to which it has sold a participation and the principal amounts (and stated interest) of each such Participant’s interest in the Loans or other rights and obligations of such Lender under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or other rights and obligations under any this Agreement) except to the extent that such disclosure is necessary to establish that such Loan or other right or obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)    In addition to the provisions of Section 2.23 and notwithstanding anything else to the contrary contained in this Agreement, any Lender may, at any time, assign all or a portion of its Term Loans and its related rights and obligations under this Agreement to a Purchasing Borrower Party (which assignment will not constitute a prepayment of Loans for any purposes of this Agreement and the other Loan Documents); provided that,
(i)    no Event of Default has occurred or is continuing or would result therefrom;
(ii)    such assignment shall be effected pursuant to an open market purchase;
(iii)    for the avoidance of doubt, Lenders shall not be permitted to assign Revolving Commitments, Revolving Loans, Extended Revolving Commitments or Extended Revolving Loans to any Purchasing Borrower Party;

(iv)    any Term Loans assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder; and
(v)    no Purchasing Borrower Party may use the proceeds from Revolving Loans or Extended Revolving Loans (or any other revolving credit facility that is effective in reliance on Section 6.01(a)(i) or Section 6.01(a)(ii)) to purchase any Term Loans.
SECTION 9.05    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Arranger, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or 2.05(f). The provisions of Sections 2.15, 2.16, 2.17, 2.18(e) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
SECTION 9.06    Counterparts; Integration; Effectiveness. Any Loan Document may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under any commitment advices submitted by them (but do not supersede any provisions of the Engagement Letter or the Fee Letter (or any separate letter agreements with respect to fees payable to the Administrative Agent or any Issuing Bank) that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). This Agreement shall become effective as provided in Section 3 of the Restatement Agreement, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of any Loan Document by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of such Loan Document.

SECTION 9.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at stated maturity, by acceleration, or otherwise) to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of the Borrower or the Co-Borrower against any of and all the obligations then due and payable of the Borrower or the Co-Borrower now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have. Each Lender and Issuing Bank agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender or Issuing Bank, as applicable; provided that the failure to give such notice shall not affect the validity of such set-off and application.
SECTION 9.09    Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any enforcement action or proceeding relating to this Agreement or any other Loan Document, including any such action or proceeding in connection with the exercise of remedies with respect to Collateral, against the Borrower, the Co-Borrower or any of their properties in the courts of any jurisdiction.
(c)    Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12    Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors which in each case shall be subject to confidentiality obligations, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners); provided that, unless prohibited by applicable law or court order, the Administrative Agent, applicable Lender or Issuing Bank, as the case may be, shall notify the Borrower of any request by any regulatory authority (other than any such request in connection with an examination of the Administrative Agent, applicable Lender or Issuing Bank) for disclosure of any such non-public Information prior to disclosure of such Information, (c) to the extent required by applicable law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with (i) the exercise of any remedy or the enforcement of any right under this Agreement or any other Loan Document in any litigation or arbitration action or proceeding relating thereto, to the extent such disclosure is reasonably necessary in connection with such litigation or arbitration action or proceeding (provided that the Borrower shall be given notice thereof and a reasonable opportunity to seek a protective court order with respect to such Information prior to such disclosure (it being understood that the refusal by a court to grant such a protective order shall not prevent the disclosure of such Information thereafter)) and (ii) any foreclosure, sale or other disposition of any Collateral in connection with the exercise of remedies under the Security Documents, subject to each potential transferee of such Collateral having entered into customary confidentiality undertakings with respect to such Collateral prior to the disclosure thereof to such Person (which confidentiality obligations will cease to apply to any transferee upon the consummation of its acquisition of such Collateral), (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Borrower or any Restricted Subsidiary and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or

(ii) becomes available to the Administrative Agent, any Lender, any Issuing Bank or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than the Borrower that, to the knowledge of the Administrative Agent or the applicable Lender, Issuing Bank or Affiliate, is not subject to contractual or fiduciary confidentiality obligations. For purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or any Subsidiary or their businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 9.13    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.14    Release of Liens and Guarantees. (a) The Lenders hereby irrevocably agree that the Liens granted to the Administrative Agent by the Loan Parties on any Collateral shall be automatically released (i) in full, as set forth in clause (b) below, (ii) upon the sale, transfer or other Disposition of such Collateral (including as part of or in connection with any other sale, transfer or other Disposition permitted under this Agreement) to a joint venture permitted under this Agreement or to any Person other than a wholly owned Domestic Subsidiary that is not a Subsidiary Loan Party (unless such Domestic Subsidiary becomes a Subsidiary Loan Party pursuant to, or in connection with, such sale, transfer or other Disposition), in each case, to the extent such sale, transfer or other Disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Loan Party by a Person that is not a Loan Party, upon termination or expiration of such lease or to the extent such Collateral is or becomes an Excluded Asset, upon any occurrence of such event, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 9.02), (v) to the extent the property constituting such Collateral is owned by any Restricted Subsidiary, upon the release of such Restricted Subsidiary from its obligations under the Collateral Agreement (in accordance with the second succeeding sentence and Section 7.13 of the Collateral Agreement) and (vi) as required by the Administrative Agent to effect any sale, transfer or other Disposition of Collateral in connection with any exercise of remedies of the Administrative Agent pursuant to the Security Documents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents. Additionally, the Lenders hereby irrevocably agree that any Restricted Subsidiary shall be released from the Guarantees under the Collateral Agreement upon consummation of any transaction permitted hereunder resulting in such Restricted Subsidiary ceasing to constitute a Restricted Subsidiary, or otherwise becoming an Excluded Subsidiary or otherwise ceasing to be subject to the Collateral and Guarantee Requirement. The Lenders hereby authorize the Administrative Agent to, and the Administrative Agent will at the sole cost and expense of the Borrower or applicable Loan Party, execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantee or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender. Any representation, warranty or covenant contained in any Loan Document relating to any such Guarantee or Collateral shall no longer be deemed to be repeated.
(b)    Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Loan Document Obligations (other than contingent or indemnification obligations not then due) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding that is not cash collateralized or back-stopped in a manner satisfactory to the applicable Issuing Bank and the Issuing Banks have no further obligation to issue or amend Letters of Credit, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Loan Document, whether or not on the date of such release there may be any Obligations that are not Loan Document Obligations or any contingent or indemnification obligations not then due. Any such release of Liens securing the Loan Document Obligations shall be deemed subject to the provision that such Liens shall be reinstated if after such release any portion of any payment in respect of the Loan Document Obligations secured thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or other Loan Party or any substantial part of its property, or otherwise, all as though such payment had not been made.
SECTION 9.15    USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with such Act.
SECTION 9.16    No Fiduciary Relationship. Each of the Borrower and the Co-Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, the Co-Borrower, the Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from, and may have economic interests that conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks or their Affiliates has any obligation to disclose any of such interests to the Borrower or any of its Affiliates.
SECTION 9.17    Non-Public Information.

(a)    Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Borrower, the Co-Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to the Borrower, the Co-Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.
(b)    The Borrower, the Co-Borrower and each Lender acknowledge that, if information furnished by the Borrower or the Co-Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through IntraLinks/IntraAgency, SyndTrak or another website or other information platform (the “Platform”), (i) the Administrative Agent may post any information that the Borrower or the Co-Borrower has indicated as containing MNPI solely on that portion of the Platform as is designated for Private Side Lender Representatives and (ii) if the Borrower or the Co-Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform as is designated for Private Side Lender Representatives. Each of the Borrower and the Co-Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Borrower or the Co-Borrower that is suitable to be made available to Public Side Lender Representatives, and the Administrative Agent shall be entitled to rely on any such designation by the Borrower or the Co-Borrower without liability or responsibility for the independent verification thereof.
SECTION 9.18    Co-Borrower Obligations.
(a)    Joint and Several Liability. In consideration of the establishment of the Commitments and the making of the Loans and issuance of the Letters of Credit hereunder, and of the benefits to the Borrower and the Co-Borrower that are anticipated to result therefrom, each of the Borrower and the Co-Borrower agrees that, notwithstanding any other provision contained herein or in any other Loan Document, the Co-Borrower will be a co-borrower hereunder and shall be fully liable for all of the Obligations, both severally and jointly, with the Borrower. Accordingly, the Co-Borrower irrevocably agrees with each Lender and the Administrative Agent and their respective successors and assigns that the Co-Borrower will make prompt payment in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) of the Obligations, strictly in accordance with the terms thereof. The Co-Borrower hereby further agrees that if any Loan Party shall fail to pay in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) any of the Obligations, then it will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
(b)    Obligations Unconditional. The obligations of the Co-Borrower under paragraph (a) above are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other Loan Document, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the joint and several obligations of the Co-Borrower hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the joint and several liability of the Co-Borrower hereunder:
(i)    at any time or from time to time, without notice to the Co-Borrower, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;
(ii)    any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted; or
(iii)    the maturity of any of the Obligations shall be accelerated or delayed, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with.
(c)    Certain Waivers. The Co-Borrower hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against either it or the Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.
(d)    Reinstatement. The obligations of the Co-Borrower under this Section shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or the Co-Borrower in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.
(e)    Remedies. Each of the Borrower and the Co-Borrower agrees that, as between them, in their capacity as co-obligors with joint and several liability, and the Lenders, the obligations of either of them under this Agreement may be declared to be forthwith due and payable as provided in Article VII hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VII) for purposes of paragraph (a) above notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such obligations from becoming automatically due and payable) as against either of them and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by one of them) shall forthwith become due and payable by the other, in its capacity as obligor or co-obligor, as applicable, for purposes of such paragraph (a).
(f)    Continuing Obligation. Each of the agreements of the Borrower and the Co-Borrower in this Section is a continuing agreement and undertaking, and shall apply to all Obligations whenever arising.
(g)    Standstill. Upon payment by the Co-Borrower of any sums as provided under paragraph (a) above, all rights, if any, of the Co-Borrower against the Borrower arising as a result thereof by way of subrogation or otherwise shall in all respects be irrevocably waived prior to the indefeasible payment in full in cash of all of the Obligations.
SECTION 9.19    Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Amended and Restated Schedules

Schedule 1.01A
Existing Letters of Credit

Letter of Credit, dated December 1, 2014, in the amount of $221,906 under that certain Continuing Agreement for Commercial & Standby Letters of Credit with JP Morgan Chase Bank, N.A.

Schedule 2.01
Commitments

Lender	Revolving Commitment	LC Commitment
JPMorgan Chase Bank, N.A.	$100,000,000.00	$4,000,000.00
Bank of America, N.A.	$100,000,000.00	$4,000,000.00
Citibank, N.A.	$100,000,000.00	$4,000,000.00
SunTrust Bank	$100,000,000.00	$4,000,000.00
Wells Fargo Bank, N.A.	$100,000,000.00	$4,000,000.00
Goldman Sachs Bank USA	$75,000,000.00	—
Capital One, National Association	$55,000,000.00	—
Regions Bank	$55,000,000.00	—
HSBC Bank USA, N.A.	$32,500,000.00	—
PNC Bank, National Association	$32,500,000.00	—
TOTAL	$750,000,000.00	$20,000,000.00

Schedule 3.05
Mortgaged Properties

None

Schedule 3.11A
Subsidiaries and Joint Ventures

Name of Subsidiary	Jurisdiction of Organization	Ownership Interest	Owned By	Subsidiary Loan Party (Y/N)	Excluded Subsidiary (Y/N)	Unrestricted Subsidiary (Y/N)
CoStar Realty Information, Inc.	Delaware	100%	CoStar Group, Inc.	Y	N	N
CoStar International LLC	Delaware	100%	CoStar Realty Information, Inc.	Y	Y	N
CoStar Field Research, LLC	Delaware	100%	CoStar Realty Information, Inc.	Y	Y	N
CoStar Portfolio Strategy, LLC	Delaware	100%	CoStar Realty Information, Inc.	Y	Y	N
CoStar Limited	U.K.	100%	CoStar Group, Inc.	Y	Y	N
CoStar UK Limited	U.K.	100%	CoStar Limited	Y	Y	N
Grecam S.A.S.	France	100%	CoStar Limited	N	Y	N
CoStar Realty Information Canada Ltd.	B.C.	100%	CoStar Group, Inc.	N	Y	N
CS Land LLC	Delaware	100%	CoStar Realty Information, Inc.	Y	Y	N
Network Communications, LLC	Georgia	100%	CoStar Realty Information, Inc.	Y	N	N
Westside Rentals, LLC	California	100%	CoStar Realty Information, Inc.	Y	Y	N
Westside Credit Services, LLC	California	100%	CoStar Realty Information, Inc.	Y	Y	N
The Screening Pros, LLC	California	100%	CoStar Realty Information, Inc.	Y	Y	N

Name of Subsidiary	Jurisdiction of Organization	Ownership Interest	Owned By	Subsidiary Loan Party (Y/N)	Excluded Subsidiary (Y/N)	Unrestricted Subsidiary (Y/N)
Property and Portfolio Research Ltd.	U.K.	100%	CoStar Portfolio Strategy, LLC	N	Y	N
CoStar Europe Ltd.	U.K.	100%	Property and Portfolio Research Ltd.	N	Y	N
CoStar España, S.L.	Spain	100%	CoStar Europe Ltd.	N	Y	N
Thomas Daily GmbH	Germany	100%	CoStar Europe Ltd.	N	Y	N

Schedule 3.11B
Disqualified Equity Interests

None

Schedule 3.12
Insurance
See Attached

Schedule 5.13

Post-Closing Collateral Obligations
Within 30 days after the Restatement Effective Date (or such later date as the Administrative Agent may reasonably agree):

1.
the Borrower shall (i) deliver to the Administrative Agent an original stock certificate together with the corresponding undated stock power, duly executed in blank, representing 100% of the equity interests of Property & Portfolio Research Limited held by CoStar Portfolio Strategy, LLC or (ii) amend the governing documents of Property & Portfolio Research Limited so that no such stock certificate shall be required to be delivered pursuant to the Loan Documents;

2.	the Borrower shall deliver to the Administrative Agent an original counterpart to an undated note power to the Intercompany Note executed on behalf of Thomas Daily GMBH; and

3.
to the extent required by the Collateral Agreement, the Borrower and the Administrative Agent shall enter into IP Security Agreements with respect to material domestic Intellectual Property described in the Perfection Certificate delivered by the Borrower on the Restatement Effective Date, which Intellectual Property is not the subject of an existing IP Security Agreement.

Schedule 6.01
Existing Indebtedness
None

Schedule 6.02
Existing Liens

#	Debtor	Secured Party	Jurisdiction	UCC File No.	File Date	Collateral
1	CoStar Group, Inc.	Ikon Financial Services	DE	20104513390	12/21/2010	Certain equipment
2	CoStar Group, Inc.	Presidio Technology Capital, LLC	DE	201222162016	6/6/2012	Certain equipment

Schedule 6.04
Existing Investments

Restricted Party	Issuer	Certificate Number	Number of Equity Interests	Percentage of Ownership
CoStar Group, Inc.	CoStar Realty Information, Inc.	3 2	8,000 2,000	100%
CoStar Group, Inc.	CoStar Limited	2	100	100%
CoStar Group, Inc.	CoStar Realty Information Canada Ltd.	2 5	100 110	100%
CoStar Realty Information, Inc.	CoStar International LLC	N/A	N/A	100%
CoStar Realty Information, Inc.	CoStar Portfolio Strategy, LLC	N/A	N/A	100%
CoStar Realty Information, Inc.	CoStar Field Research, LLC	N/A	N/A	100%
CoStar Realty Information, Inc.	Network Communications, LLC	N/A	N/A	100%
CoStar Realty Information, Inc.	Westside Rentals, LLC	N/A	N/A	100%
CoStar Realty Information, Inc.	Westside Credit Services, LLC	N/A	N/A	100%
CoStar Realty Information, Inc.	The Screening Pros, LLC	N/A	N/A	100%
CoStar Realty Information, Inc.	CS Land LLC	N/A	N/A	100%
CoStar Portfolio Strategy, LLC	Property & Portfolio Research Limited	101	1	100%
CoStar Limited	CoStar UK Limited	1001	4,512,372	100%
CoStar Limited	Grecam S.A.S.	Registered securities	10,798	100%
Property and Portfolio Research Ltd.	CoStar Europe Ltd.	1 2	1 1	100%
CoStar Europe Ltd.	CoStar España, S.L.	N/A	100,000	100%
CoStar Europe Ltd.	Thomas Daily GmbH	N/A (Serial No. 1)	1	100%

Variable rate debt instruments with an auction reset feature, mostly AAA-rated auction rate securities (“ARS”), which are primarily student loan securities supported by guarantees from the Federal Family Education Loan Program (“FFELP”) of the U.S. Department of Education 1

___________________________

1 The par value of the ARS as of June 30, 2017 was $10,800,000. The fair value of the ARS as of June 30, 2017 was $9,952,022. The maturity dates of the ARS vary between March 1, 2042 and January 1, 2044.

Schedule 6.10
Existing Restrictions
None

Amended and Restated Exhibits

EXHIBIT A

[FORM OF] ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any Letters of Credit and Guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ________________________________________________________

2.	Assignee: ________________________________________________________ [and is an Affiliate/Approved Fund of [Identify Lender]][1]

3.	Borrower: CoStar Group, Inc.

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement

_________________________
1 Select as applicable.

2

5.
Credit Agreement: Amended and Restated Credit Agreement dated as of October 19, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CoStar Group, Inc., as Borrower, CoStar Realty Information, Inc., as Co-Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

6.	Assigned Interest:[2]

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[3]
Revolving Commitment/Loans	$	$	%
[ ][4]	$	$	%

Effective Date:                                 , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].
The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable law, including Federal, state and foreign securities laws.

__________________________

[2]	Must comply with the minimum assignment amount set forth in Section 9.04(b)(ii)(A) of the Credit Agreement, to the extent such minimum assignment amounts are applicable.

[3]	Set forth, to at least nine decimals, as a percentage of the Commitments/Loans of all Term Lenders, Revolving Lenders or Incremental Term Lenders of any Series, as applicable.

[4]
In the event Incremental Term Commitments/Loans of any Series are established under Section 2.21 of the Credit Agreement or Refinancing Term Commitments/Loans of any Series are established under Section 2.24 of the Credit Agreement, refer to the Series of such Incremental Term Commitments/Loans or Refinancing Term Commitments/Loans assigned

The terms set forth in this Assignment and Assumption are hereby agreed to:
[NAME OF ASSIGNOR], as Assignor,

by
    _________________
     Name:
Title:

[NAME OF ASSIGNEE], as Assignee,

by
    _________________
     Name:
Title:

[Consented to and]5 Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

    by
        ___________________________
        Name:
Title:

[Consented to:]6

[COSTAR GROUP, INC., as Borrower,]

    by
        ___________________________
        Name:
Title:

[Consented to:]7

[ISSUING BANK,]

    by
        ____________________________
        Name:
Title:

_____________________

[5]	To be included only if the consent of the Administrative Agent is required by Section 9.04(b)(i)(B) or 9.04(b)(ii)(A) of the Credit Agreement.

[6]	To be included only if the consent of the Borrower is required by Section 9.04(b)(i)(A) or 9.04(b)(ii)(A) of the Credit Agreement.

[7]	To be included only if the consent of any Issuing Bank is required by Section 9.04(b)(i)(C) of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, the Co-Borrower, any of the Borrower’s Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, the Co-Borrower, any of the Borrower’s Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof (or, prior to the first such delivery, the financial statements referred to in Section 3.04 thereof), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Lender that is a U.S. Person, attached to this Assignment and Assumption is IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax, (vi) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.17 of the Credit Agreement, duly completed and executed by the Assignee, and (vii) it does not bear a relationship to the Borrower or the Co-Borrower as described in Section 108(e)(4) of the Code; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the law of the State of New York.

EXHIBIT C-1

[FORM OF] BORROWING REQUEST
JPMorgan Chase Bank, N.A.,
as Administrative Agent
Loan and Agency Services Group
10 South Dearborn
Chicago, IL 60603
Attention: Lamekia Davis
Fax: (844) 235-1788

Copy to:

JPMorgan Chase Bank, N.A.,
as Administrative Agent
395 N. Service Rd., Floor 3
Melville, NY 11747
Attention: Alicia Schreibstein
Fax: (631) 514-3222
[Date]
Ladies and Gentlemen:
Reference is made to the Amended and Restated Credit Agreement dated as of October 19, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CoStar Group, Inc. (the “Borrower”), CoStar Realty Information, Inc. (the “Co-Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement. This notice constitutes a Borrowing Request and the Borrower hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in connection therewith specifies the following information with respect to such Borrowing:

(A)	Class of Borrowing:[1] ____________________________________

(B)	Aggregate principal amount of Borrowing :[2] $_________________

(C)	Date of Borrowing (which is a Business Day): ________________

(D)	Type of Borrowing:[3] ____________________________________
____________________

[1]
Specify Extended Term Borrowing, Revolving Borrowing (including whether such Revolving Borrowing constitutes an Extended Revolving Borrowing), Incremental Term Borrowing or Refinancing Term Borrowing, and if applicable, specify the Series.

2 Must comply with Section 2.02(c) of the Credit Agreement.

2

(E)	Interest Period and the last daythereof:[4] _____________________

(F)	[Location and number of the Borrower’s account to which proceeds of the requested Borrowing are to be disbursed: [Name of Bank] (Account No.:_________________________________________)]
[Issuing Bank to which proceeds of the requested Borrowing are to be disbursed: ____________________]5
The Borrower hereby certifies that the conditions specified in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement have been satisfied and that, after giving effect to the Borrowing requested hereby and the use of proceeds thereof, the Aggregate Revolving Exposure (or any component thereof) shall not exceed the maximum amount thereof (or the maximum amount of any such component) specified in Section 2.01(b) of the Credit Agreement.

Very truly yours,

COSTAR GROUP, INC.,

By:
Name:
Title:

________________________________________________________________________

3    Specify ABR Borrowing or Eurocurrency Borrowing. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.
4    Applicable to Eurocurrency Borrowings only. Shall be subject to the definition of “Interest Period” and can be a period of one, two, three or six months (or, to the extent made available by all Lenders participating in the requested Borrowing, twelve months). If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
    5 Specify only in the case of a Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) of the Credit Agreement

EXHIBIT C-2

[FORM OF] LETTER OF CREDIT REQUEST
Dated      1
JPMorgan Chase Bank, N.A.
as Administrative Agent for the Lenders
383 Madison Avenue
New York, NY 10179

[Issuing Bank and address]
Ladies and Gentlemen:
Reference is made to the Amended and Restated Credit Agreement dated as of October 19, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CoStar Group, Inc., as Borrower, CoStar Realty Information, Inc., as Co-Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.
[We hereby request that the Issuing Bank, in its individual capacity, issue a Letter of Credit for the account of [the undersigned] [ ]2 on       3     , which Letter of Credit shall be denominated in dollars and shall be in the aggregate amount of       4     . The beneficiary of the requested Letter of Credit will be      5      , and such Letter of Credit will be in support of      6       and will have a stated expiration date of      7    .8] [We hereby request
______________________
1 Insert date of Letter of Credit Request.
2 The Borrower may request the issuance of Letters of Credit for the account of a Restricted Subsidiary if permitted by 2.05(a).
3 Insert date of issuance, which shall be a Business Day that is at least [two (2)] Business Days from the date hereof.
4 Insert aggregate initial amount of the Letter of Credit.
5 Insert name and address of beneficiary.
6 Insert brief description of supportable obligations.
7 Insert the last date upon which drafts may be presented which may not be later than the dates referred to in Section 2.05(c) of the Credit Agreement.
8 Also include any other information as shall be reasonably necessary to enable the applicable Issuing Bank to prepare the Letter of Credit.

that the Issuing Bank, in its individual capacity, amend, renew or extend an existing Letter of Credit that was issued by the Issuing Bank for the account of [the undersigned]9 on    10    . Such existing Letter of Credit was issued for the benefit of      11     , in the aggregate amount of     12      and has an expiration date of      13     . Attached to this Letter of Credit Request is a description of requested amendment, renewal or extension of such existing Letter of Credit.]
The Borrower hereby certifies that the conditions specified in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement have been satisfied and that, after giving effect to the issuance, amendment, renewal or extension of the Letter of Credit requested hereby, (i) the LC Exposure will not exceed $20,000,000, (ii) the Aggregate Revolving Exposure will not exceed the Aggregate Revolving Commitment, (iii) no Revolving Lender will have a Revolving Exposure greater than its Revolving Commitment and (iv) unless otherwise agreed by the applicable Issuing Bank, the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank will not exceed the LC Commitment of such Issuing Bank.

Very truly yours,

COSTAR GROUP, INC.,

By:
Name:
Title:

_______________________

9 Insert name of account party if the Letter of Credit was issued for the account of a Restricted Subsidiary.
10 Insert date of issuance of the existing Letter of Credit.
11 Insert name and address of beneficiary of the existing Letter or Credit.
12 Insert aggregate amount of the existing Letter of Credit.
13 Insert date of expiration of the existing Letter of Credit.

2

EXHIBIT D

[FORM OF]
GUARANTEE AND COLLATERAL AGREEMENT
dated as of April 1, 2014,
as amended and restated as of
October 19, 2017,
among
COSTAR GROUP, INC.,
COSTAR REALTY INFORMATION, INC.,
THE SUBSIDIARIES OF COSTAR GROUP, INC.
IDENTIFIED HEREIN
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

TABLE OF CONTENTS
ARTICLE I

Definitions
SECTION 1.01. Defined Terms    1
SECTION 1.02. Other Defined Terms    1

ARTICLE II

Guarantee
SECTION 2.01. Guarantee    6
SECTION 2.02. Guarantee of Payment; Continuing Guarantee    6
SECTION 2.03. No Limitations    7
SECTION 2.04. Reinstatement    8
SECTION 2.05. Agreement To Pay; Subrogation    9
SECTION 2.06. Information    9
SECTION 2.07. Payments Free of Taxes    9

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge    9
SECTION 3.02. Delivery of the Pledged Collateral    10
SECTION 3.03. Representations, Warranties and Covenants    11
SECTION 3.04. Certification of Limited Liability Company and Limited Partnership Interests    12
SECTION 3.05. Registration in Nominee Name; Denominations    13
SECTION 3.06. Voting Rights; Dividends and Interest    13

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01. Security Interest    15
SECTION 4.02. Representations and Warranties    17
SECTION 4.03. Covenants    19
SECTION 4.04. Other Actions    22
SECTION 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral    23
SECTION 4.06. Collections    24

ARTICLE V

Remedies
SECTION 5.01. Remedies Upon Default    25
SECTION 5.02. Application of Proceeds    26
SECTION 5.03. Grant of License to Use Intellectual Property    27
SECTION 5.04. Securities Act    28
ARTICLE VI

Indemnity, Subrogation and Subordination
SECTION 6.01. Indemnity and Subrogation    29
SECTION 6.02. Contribution and Subrogation    29
SECTION 6.03. Subordination    30
ARTICLE VII

Miscellaneous
SECTION 7.01. Notices    30
SECTION 7.02. Waivers; Amendment    30
SECTION 7.03. Administrative Agent’s Fees and Expenses; Indemnification    31
SECTION 7.04. Successors and Assigns    31
SECTION 7.05. Survival of Agreement    31
SECTION 7.06. Counterparts; Effectiveness; Several Agreement    32
SECTION 7.07. Severability    32
SECTION 7.08. Right of Set-Off    32
SECTION 7.09. Governing Law; Jurisdiction; Consent to Service of Process    33
SECTION 7.10. WAIVER OF JURY TRIAL    34
SECTION 7.11. Headings    34
SECTION 7.12. Security Interest Absolute    34
SECTION 7.13. Termination or Release    34
SECTION 7.14. Additional Subsidiaries    35
SECTION 7.15. Administrative Agent Appointed Attorney-in-Fact    35

Schedules
Schedule I    Subsidiary Loan Parties
Schedule II    Pledged Equity Interests; Pledged Debt Securities
Schedule III    Intellectual Property
Schedule IV    Commercial Tort Claims
Exhibits
Exhibit I    Form of Supplement
Exhibit II-1    Form of Trademark Security Agreement
Exhibit II-2    Form of Copyright Security Agreement
Exhibit II-3    Form of Patent Security Agreement

[FORM OF] GUARANTEE AND COLLATERAL AGREEMENT dated as of April 1, 2014, as amended and restated as of October 19, 2017 (this “Agreement”), among COSTAR GROUP, INC., COSTAR REALTY INFORMATION, INC., the Subsidiaries from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
Reference is made to the Amended and Restated Credit Agreement dated as of October 19, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among COSTAR GROUP, INC., a Delaware corporation (the “Borrower”), COSTAR REALTY INFORMATION, INC., a Delaware corporation (the “Co-Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors (other than the Borrower) are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01.     Defined Terms. (a) Each capitalized term used but not defined herein shall have the meaning assigned thereto in the Credit Agreement; provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning specified in the New York UCC. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.
(b)     The rules of construction specified in Section 1.03 and 1.04 of the Credit Agreement also apply to this Agreement, mutatis mutandis.
SECTION 1.02.     Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account.
“Agreement” has the meaning assigned to such term in the preamble to this Agreement.
“Article 9 Collateral” has the meaning assigned to such term in Section 4.01(a).

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“Borrower” has the meaning assigned to such term in the introductory paragraph to this Agreement.
“Claiming Party” has the meaning assigned to such term in Section 6.02.
“Co-Borrower” has the meaning assigned to such term in the introductory paragraph to this Agreement.
“Collateral” means Article 9 Collateral and Pledged Collateral.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) and any successor statute, and any rule, regulation or order promulgated thereunder, in each case as amended from time to time.
“Contributing Party” has the meaning assigned to such term in Section 6.02.
“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any right under any Copyright owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright owned by any other Person or that such other Person otherwise has the right to license, and all rights of any Grantor under any such agreement.
“Copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all copyright rights in any work arising under the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office (or any similar office in any other country), including, in the case of any Grantor, the registered United States Copyrights set forth next to its name on Schedule III.
“Credit Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation

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designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Tax Subsidiaries” means (i) any Subsidiary that is a CFC or (ii) any FSHCO.
“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.
“Grantors” means the Borrower, the Co-Borrower and the Subsidiary Loan Parties.
“Guarantors” means the Borrower (except with respect to obligations of the Borrower), the Co-Borrower and the Subsidiary Loan Parties.
“Indemnified Amount” has the meaning assigned to such term in Section 6.02.
“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential proprietary databases, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.
“IP Security Agreement” means a fully executed short form agreement, substantially in the form of Exhibit II-1, Exhibit II-2 or Exhibit II-3 hereto, as applicable, or otherwise reasonably satisfactory to the Administrative Agent, containing a description of Article 9 Collateral consisting of Intellectual Property and suitable for recording by the United States Patent and Trademark Office or the United States Copyright Office, as the case may be.
“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Person is a party, including those exclusive Copyright Licenses covering registered United States Copyrights under which any Grantor is a licensee listed on Schedule III.
“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest at the applicable rate or rates provided in the Credit Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or

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allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower to any of the Secured Parties under or pursuant to the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Obligations” means (a) Loan Document Obligations, (b) to the extent designated by the applicable Lender in a written notice to the Administrative Agent as “Obligations” hereunder (provided that any such obligations owed to the Administrative Agent shall be deemed “Obligations” hereunder), any Cash Management Obligations (as defined in the Credit Agreement) of each Loan Party owed to a Lender or an Affiliate of a Lender arising from Cash Management Services, and (c) the due and punctual payment and performance of all Hedging Obligations (as defined in the Credit Agreement) of each Loan Party under each Hedging Agreement that (i) is in effect on the Original Closing Date or the Restatement Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Original Closing Date or the Restatement Effective Date, as applicable or (ii) is entered into after the Restatement Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into; provided, however, the term “Obligations” shall not create any guarantee by any Guarantor of or grant of security interest by any Guarantor to support any Excluded Swap Obligations of such Guarantors.
“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention covered by a Patent now or hereafter owned by any Grantor, or that any Grantor otherwise has the right to license, or granting to any Grantor any right to make, use or sell any invention covered by a Patent owned by any other Person, or that any other Person now or hereafter otherwise has the right to license, and all rights of any Grantor under any such agreement.

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“Patents” means with respect to any Person all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those United States registrations and applications listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
“Perfection Certificate” means the Perfection Certificate dated the Restatement Effective Date delivered by the Borrower to the Administrative Agent pursuant to Section 4.01(b) of the Credit Agreement.
“Pledged Collateral” has the meaning assigned to such term in Section 3.01.
“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.
“Pledged Equity Interests” has the meaning assigned to such term in Section 3.01.
“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited liability membership certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
“Secured Parties” means (a) each Lender, (b) the Administrative Agent, (c) each Issuing Bank (d) each provider of Cash Management Services (as defined in the Credit Agreement) the liabilities in respect of which constitute Obligations, (e) each counterparty to any Hedging Agreement with a Loan Party the Hedging Obligations under which constitute Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the successors and assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 4.01(a).
“Subsidiary Loan Parties” means (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement after the Restatement Effective Date, in each case other than those that have been released pursuant to Section 7.13; provided, however that in no case shall Subsidiary Loan Parties mean or include any Excluded Tax Subsidiaries.

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“Supplement” means an instrument in the form of Exhibit I hereto, or any other form approved by the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.
“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark owned by any Grantor, or that any Grantor otherwise has the right to license, or granting any Grantor any right to use any Trademark now or hereafter owned by any other Person, or that any other Person otherwise has the right to license, and all rights of any Grantor under any such agreement.
“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof, and all registrations and applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including, in the case of any Grantor, the United States registrations and applications set forth next to its name on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.
ARTICLE II

Guarantee
SECTION 2.01.     Guarantee. Each Guarantor irrevocably and unconditionally guarantees to each of the Secured Parties, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal, or amendment or modification, of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
SECTION 2.02.     Guarantee of Payment; Continuing Guarantee. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have

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stayed the accrual of collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of any of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower, any other Loan Party, or any other Person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all Obligations, whether currently existing or hereafter incurred.
SECTION 2.03.     No Limitations. (a) Except for the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 7.13 and paragraph (c) below, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations, or otherwise. Without limiting the generality of the foregoing, except for the termination or release of its obligations hereunder as expressly provided in Section 7.13, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of, or any impairment of or failure to perfect any Lien on, any security held by the Administrative Agent or any other Secured Party for any of the Obligations; (iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Obligations (excluding contingent obligations (other than any such obligations in respect of a Letter of Credit) as to which no claim has been made)); (vi) any illegality, lack of validity or lack of enforceability of any of the Obligations; (vii) any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or its assets or any resulting release or discharge of any of the Obligations; (viii) the existence of any claim, set-off or other rights that any Guarantor may have at any time against the Borrower, the Administrative Agent, any other Secured Party or any other Person, whether in connection with the Credit Agreement, the other Loan Documents or any unrelated transaction; (ix) this Agreement having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Guarantor ab initio or at any time after the Original Closing Date; (x) the fact that any Person that, pursuant to the Loan Documents, was required to become a party hereto may not have executed or is not effectually bound by this Agreement, whether or not this fact is known to the Secured Parties; (xi) any action

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permitted or authorized hereunder; or (xii) any other circumstance (including any statute of limitations), or any existence of or reliance on any representation by the Administrative Agent, any other Secured Party or any other Person, that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower, any Guarantor or any other guarantor or surety (other than the payment in full in cash of the Obligations (excluding contingent obligations (other than any such obligations in respect of a Letter of Credit) as to which no claim has been made)). Each Guarantor expressly authorizes the Secured Parties to take and hold security in accordance with the terms of the Loan Documents for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.
(b)     To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the payment in full in cash of all the Obligations. The Administrative Agent and the other Secured Parties may, at their election and in accordance with the terms of the Loan Documents and applicable law, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.
(c)     The guarantee given by each Guarantor incorporated in England and Wales does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of Section 677 of the Companies Act 2006 or any equivalent provision of any applicable law.
SECTION 2.04.     Reinstatement. Each of the Guarantors agrees that, unless released pursuant to Section 7.13(b), its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower, any other Loan Party or otherwise.

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SECTION 2.05.     Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.
SECTION 2.06.     Information. Each Guarantor (a) assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and (b) agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.
SECTION 2.07.     Payments Free of Taxes. Any and all payments by or on account of any obligation of any Guarantor hereunder or under any other Loan Document shall be made without withholding for any Taxes to the same extent that payments by the Borrower are required to be so made pursuant to the terms of Section 2.17 of the Credit Agreement. The provisions of Section 2.17 of the Credit Agreement shall apply to each Guarantor, mutatis mutandis.
ARTICLE III

Pledge of Securities
SECTION 3.01.     Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under:

(a)
(i) the shares of capital stock and other Equity Interests owned by such Grantor including those listed opposite the name of such Grantor on Schedule II and in the amount listed therein, (ii) any other Equity Interests obtained in the future by such Grantor and (iii) the certificates, if any, representing all such Equity Interests (collectively, the “Pledged Equity

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Interests”); provided that the Pledged Equity Interests shall not include Excluded Equity Interests.

(b)
(i) the debt securities owned by such Grantor, including those listed opposite the name of such Grantor on Schedule II, (ii) any debt securities in the future issued to such Grantor and (iii) the promissory notes and any other instruments evidencing all such debt securities (the “Pledged Debt Securities”);

(c)	all other property that may be delivered to and held by the Administrative Agent pursuant to the terms of this Section 3.01 or Section 3.02;

(d)
subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above;

(e)	subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above;

(f)	the Intercompany Note; and

(g)	all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).
SECTION 3.02.     Delivery of the Pledged Collateral. (a) Each Grantor agrees to deliver or cause to be delivered to the Administrative Agent (i) on or prior to the Restatement Effective Date any and all Pledged Equity Securities owned by such Grantor on the Restatement Effective Date and listed on Schedule II and (ii) as promptly as practicable, and in any event within 30 days after the acquisition thereof (or such longer period as the Administrative Agent may reasonably agree), any Pledged Securities acquired by such Grantor after the Restatement Effective Date; provided, however, that no certificates representing Pledged Equity Interests in any Person that is not a Subsidiary of the Borrower or any of the other Grantors or that is an Excluded Subsidiary described in clause (e) of the definition of the term “Excluded Subsidiary” shall be required to be delivered to the Administrative Agent.
(b)     As promptly as practicable, each Grantor will (i) cause all Indebtedness for borrowed money (except with respect to intercompany Indebtedness) in a principal amount in excess of $10,000,000 (individually) that is owed to such Grantor by any Person to be evidenced by a duly executed promissory note, (ii) pledge or cause to be pledged such promissory note pursuant to a supplement in a form reasonably satisfactory to the Administrative Agent and (iii) deliver or cause such promissory note,

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together with undated instruments of transfer with respect thereto endorsed in blank, to be delivered to the Administrative Agent pursuant to the terms hereof.
(c)     Upon delivery to the Administrative Agent, (i) any certificate or promissory note representing Pledged Securities shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer duly executed in blank and reasonably satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed in blank by the applicable Grantor and such other instruments and documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be deemed attached to, and shall supplement, Schedule II and be made a part hereof; provided that failure to provide any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities.
SECTION 3.03.     Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Administrative Agent, for the benefit of the Secured Parties, that:
(a)    as of the Restatement Effective Date, Schedule II sets forth a true and complete list, with respect to each Grantor, of (i) all the Pledged Equity Interests owned by such Grantor in any Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Grantor and (ii) all the Pledged Debt Securities owned by such Grantor;
(b)    the Pledged Equity Interests and the Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and, in the case of Pledged Equity Interests, are fully paid and nonassessable; provided that the foregoing representation, insofar as it relates to the Pledged Debt Securities issued by a Person other than the Borrower, the Co-Borrower or any Subsidiary, is made to the knowledge of the Grantors;
(c)    except for the security interests granted hereunder and under any other Loan Documents, each of the Grantors (i) is and, subject to any Dispositions or other transactions made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and subject to Dispositions or other transactions made in compliance with the Credit Agreement, (iii) will make no further assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and other transactions made in

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compliance with the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Loan Documents and Liens permitted pursuant to Section 6.02 of the Credit Agreement), however arising, of all Persons whomsoever;
(d)    except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Pledged Equity Interests with respect to wholly-owned Subsidiaries and the Intercompany Note are and will continue to be freely transferable and assignable, and none of such Pledged Equity Interests with respect to wholly-owned Subsidiaries and the Intercompany Note are or will be subject to any option, right of first refusal, shareholders agreement, charter, by‑law or other organizational document provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the Secured Parties in any material respect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;
(e)    each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated; and
(f)    by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Administrative Agent in the State of New York in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities, free of any adverse claims, under the New York UCC to the extent such lien and security interest may be created and perfected under the New York UCC, as security for the payment and performance of the Obligations.
SECTION 3.04.     Certification of Limited Liability Company and Limited Partnership Interests. Each Grantor acknowledges and agrees that (i) to the extent each interest in any limited liability company or limited partnership controlled now or in the future by such Grantor and pledged hereunder is a “security” within the meaning of Article 8 of the New York UCC and is governed by Article 8 of the New York UCC, such interest shall be certificated and (ii) each such interest shall at all times hereafter continue to be such a security and represented by such certificate. Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled now or in the future by such Grantor and pledged hereunder that is not a “security” within the meaning of Article 8 of the New York UCC, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC, nor shall such interest be represented by a certificate, unless such Grantor provides prior written notification to the Administrative Agent of such election and such interest is thereafter represented by a

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certificate that is promptly delivered to the Administrative Agent pursuant to the terms hereof.
SECTION 3.05.     Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and is continuing and the Administrative Agent shall have notified the Grantors of its intent to exercise such rights, the Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent or in its own name as pledgee or in the name of its nominee (as pledgee or as sub-agent), and each Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement.
SECTION 3.06.     Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and is continuing and the Administrative Agent shall have notified the Grantors that their rights under this Section 3.06 are being suspended:
(i)    each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents, provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral or the rights and remedies of any of the Administrative Agent or the other Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same;
(ii)    the Administrative Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section;
(iii)    each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent not prohibited by the Credit Agreement, the other Loan Documents and applicable laws, provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in the issuer of any Pledged Securities or received in exchange for Pledged

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Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Administrative Agent).
(b)     Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Administrative Agent). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of an Authorized Officer of the Borrower to that effect, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.
(c)     Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an

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Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of an Authorized Officer of the Borrower to that effect, all rights vested in the Administrative Agent pursuant to this paragraph (c) shall cease, and the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06.
(d)     Any notice given by the Administrative Agent to the Grantors suspending their rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s right to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.
ARTICLE IV

Security Interests in Personal Property
SECTION 4.01.     Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):
(i)    all Accounts;
(ii)    all Chattel Paper;
(iii)    all cash and Deposit Accounts;
(iv)    all Documents;
(v)    all Equipment;
(vi)    all General Intangibles, including all Intellectual Property;
(vii)all Instruments;
(viii)all Inventory;
(ix)    all other Goods

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(x)    all Investment Property;
(xi)    Letter-of-Credit Rights;
(xii)all Commercial Tort Claims specifically described on Schedule IV hereto, as such schedule may be supplemented from time to time pursuant to Section 4.04(d);
(xiii)all books and records pertaining to the Article 9 Collateral; and
(xiv)to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided that in no event shall the Security Interest attach to Excluded Assets (it being understood that, to the extent the Security Interest shall not have attached to any such Excluded Assets, the term “Article 9 Collateral” shall not include any such Excluded Asset).
(b)     Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner that the Administrative Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including indicating the Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Administrative Agent promptly upon request.
Each Grantor also authorizes and ratifies any initial financing statements filed by the Administrative Agent prior to, on or after the Restatement Effective Date in any relevant jurisdiction or amendments thereto with respect to the Article 9 Collateral or any part thereof naming any Grantor as debtor or the Grantors as debtors and the Administrative Agent as secured party, if filed prior to the Restatement Effective Date.
The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in Article 9 Collateral consisting of United States registered or applied for Patents, Trademarks or

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Copyrights granted by each Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party.
(c)     The Security Interest and the security interest granted pursuant to Article III are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.
SECTION 4.02.     Representations and Warranties. The Grantors jointly and severally represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, that:
(a)     The Article 9 Collateral with respect to which a Security Interest is purported to be granted hereunder is not subject to any Liens, except for Liens pursuant to this Agreement or any other Loan Document and Liens permitted under the Credit Agreement, and each Grantor has full power and authority to grant to the Administrative Agent, for the benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect.
(b)     The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name and jurisdiction of organization of each Grantor, is correct and complete in all material respects as of the Restatement Effective Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Borrower to the Administrative Agent after the Restatement Effective Date in the case of filings, recordings or registrations required by Section 5.04 or 5.12 of the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States registered and applied for Patents, Trademarks and Copyrights owned by (and in the case of Copyrights, exclusively licensed to) each Grantor) that are necessary to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any

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such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States registered or applied for Patents, Trademarks and Copyrights acquired or developed by a Grantor after the Restatement Effective Date). The Grantors undertake that (i) a fully executed IP Security Agreement containing a description of the Article 9 Collateral consisting of United States registered Patents and United States registered Trademarks (and applications for any of the foregoing) owned by each Grantor has been delivered to the Administrative Agent for recording with the United States Patent and Trademark Office and (ii) a fully executed IP Security Agreement containing a description of the Article 9 Collateral consisting of United States registered Copyrights (and applications for any of the foregoing) owned by or exclusively licensed to each Grantor has been delivered to the Administrative Agent for recording with the United States Copyright Office, in each case pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of United States registered or applied for Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States registered or applied for Patents, Trademarks and Copyrights acquired or developed by a Grantor after the Restatement Effective Date).
(c)    Subject to the limitations in Section 4.03(e), the Security Interest constitutes (i) a valid and enforceable security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in paragraph (b) of this Section 4.02, a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code and (iii) subject to the filings described in paragraph (b) of this Section 4.02, a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of an IP Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement.
(d)    The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other

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applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in the case of each of clauses (i), (ii) and (iii) above, such as have been filed for the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement or any other Loan Document or are filed in respect of Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.
SECTION 4.03.     Covenants. (a) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend the Security Interest of the Administrative Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.02 of the Credit Agreement, subject to the rights of such Grantor under Section 9.14 of the Credit Agreement and corresponding provisions of the Security Documents to obtain a release of the Liens created under the Security Documents.
(b)    Subject to the limitations set forth herein, the other Security Documents and in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement, each Grantor will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by this Agreement and the other Security Documents and to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times or otherwise to effectuate the provisions of this Agreement and the other Security Documents, all at its sole expense. Subject to the limitations set forth herein, the other Security Documents and in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement, if any assets (including any owned real estate or improvements thereto (but not any leased real property) or any interest therein) with a fair market value (determined in good faith by the Borrower at the time of acquisition of such assets) in excess of $15,000,000 (individually) are acquired by any Grantor after the Restatement Effective Date (other than assets constituting Excluded Assets and other assets constituting Collateral hereunder that become subject to the Lien created hereunder upon acquisition thereof), such Grantor will notify the Administrative Agent (who shall notify the Lenders) thereof and will promptly cause such assets to be subjected to a Lien securing the applicable Obligations and will take such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens consistent with the applicable requirements of this Agreement, including actions

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described in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement, all at its own expense.
Without limiting the generality of the foregoing, but subject to the limitations set forth herein, the other Security Documents and in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement, each Grantor hereby authorizes the Administrative Agent, with prompt written notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to identify specifically any asset or item that may constitute an application or registration for any United States Copyright, Patent or Trademark; provided that any Grantor shall have the right, exercisable within 10 Business Days (or such longer period as shall be agreed by the Borrower and the Administrative Agent) after it has been notified in writing by the Administrative Agent of the specific identification of such Collateral, to advise the Administrative Agent in writing of any inaccuracy (i) with respect to such supplement or additional schedule or (ii) of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that, at the reasonable request of the Administrative Agent, it will use commercially reasonable efforts to take such action as shall be reasonably necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 10 Business Days (or such longer period as shall be agreed by the Borrower and the Administrative Agent) after the date it has been notified in writing by the Administrative Agent of the specific identification of such Collateral.
(c)    At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or any other Loan Document and within a reasonable period of time after the Administrative Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Administrative Agent, within 10 Business Days after demand, for any reasonable payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.
(d)    Each Grantor shall remain liable, as between such Grantor and the relevant counterparty under each contract, agreement or instrument relating to the Article 9 Collateral, to observe and perform all the conditions and obligations to be observed and performed by it under such contract, agreement or instrument, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify

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and hold harmless the Administrative Agent and the other Secured Parties from and against any and all liability for such performance.
(e)    Notwithstanding the foregoing provisions or anything in this Agreement or any other Loan Document to the contrary, (i) the provisions of this Agreement shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of any Grantor, as to which the Administrative Agent and the Borrower reasonably agree that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets (taking into account any adverse tax consequences to the Borrower and the Subsidiaries (including the imposition of withholding or other material taxes)), shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (ii) Liens required to be granted from time to time pursuant to the terms of this Agreement shall be subject to exceptions and limitations set forth herein, in the other Security Documents and the Credit Agreement and, to the extent appropriate in the applicable jurisdiction, as reasonably agreed between the Administrative Agent and the Borrower, (iii) in no event shall control agreements or similar arrangements be required with respect to deposit accounts, securities accounts or commodities accounts, (iv) in no event shall the delivery of landlord lien waivers, estoppels, collateral access letters or any similar agreement or document be required, (v) in no event shall any Collateral include any Excluded Assets and (vi) in no event shall any Grantor or any other Subsidiary be required to deliver any documents or take any perfection steps required or governed by the laws of any non-U.S. jurisdiction, including the delivery of non-U.S. law pledge or charge agreements, non-U.S. law agreements or filings with respect to Intellectual Property or non-U.S. law security assignments or other non-U.S. agreements or filings. The Administrative Agent may, without the consent of any Lender, grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets acquired, or Subsidiaries formed or acquired, after the Restatement Effective Date) where it and the Borrower reasonably agree that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by the Credit Agreement, this Agreement or any other Security Agreement. Without limiting the foregoing, no perfection actions shall be required with respect to (A) motor vehicles and other assets subject to certificates of title or ownership, (B) letter of credit rights with a value (individually) of less than $15,000,000 (except that if such letter of credit right is a “supporting obligation” (as defined in the New York UCC) no perfection actions, other than the filing of a financing statement under the New York UCC, shall be required) or (C) commercial tort claims with a value (individually) of less than $15,000,000.
(f)    Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney‑in‑fact) for the purpose, upon the occurrence and during the continuance of an Event of Default

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and after notice to the Borrower of its intent to exercise such rights, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent reasonably deems advisable. All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the Administrative Agent and shall be additional Obligations secured hereby.
SECTION 4.04.     Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:
(a)    Instruments and Tangible Chattel Paper. If any Grantor shall at any time hold or acquire any Instruments constituting Collateral (other than any Instrument with a face amount of less than $15,000,000 and other than checks to be deposited in the ordinary course of business), such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.
(b)    Investment Property. Except to the extent otherwise provided in Article III or elsewhere in this Agreement or any other Loan Document (and, for the avoidance of doubt, excluding any securities relating to any Excluded Equity Interest), if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall promptly, and in any event within 30 days of first holding or acquiring such certificated securities (or such longer period as the Administrative Agent may reasonably agree to), endorse, assign and deliver the same to the Administrative Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.
(c)    Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor with an aggregate face amount greater than $15,000,000 that is not a Supporting Obligation with respect to any of the Collateral, such Grantor shall promptly, and in any event within 30 days of so becoming a beneficiary, notify the

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Administrative Agent thereof and, at the request and option of the Administrative Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) use commercially reasonable efforts to arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under the letter of credit or (ii) use commercially reasonable efforts to arrange for the Administrative Agent to become the transferee beneficiary of the letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under such letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred and is continuing.
(d)    Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $15,000,000, such Grantor shall promptly, and in any event within 30 days of such Grantor obtaining actual knowledge of holding or acquiring such Commercial Tort Claim, notify the Administrative Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and Schedule IV shall be deemed to be supplemented to include such description of such commercial tort claim as set forth in such writing.
SECTION 4.05.     Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Except to the extent failure so to act could not reasonably be expected to have a Material Adverse Effect and as otherwise permitted under the Credit Agreement, with respect to registration or pending application of each item of its Intellectual Property for which such Grantor has standing to do so, each Grantor agrees (i) to maintain the validity and enforceability of any registered Intellectual Property (or applications therefor) and to maintain such registrations and applications of Intellectual Property in full force and effect and (ii) to pursue the registration and maintenance of each Patent, Trademark or Copyright registration or application, now or hereafter included in the Intellectual Property of such Grantor, including the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.
(b)    Except as could not reasonably be expected to have a Material Adverse Effect and as otherwise permitted under the Credit Agreement, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value).

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(c)    Except where failure to do so could not reasonably be expected to have a Material Adverse Effect, each Grantor shall take all steps to preserve and protect each item of its Intellectual Property, including maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the Restatement Effective Date, and taking all steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.
(d)    Each Grantor agrees that, should it obtain an ownership interest in any Intellectual Property after the Restatement Effective Date, (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become Intellectual Property subject to the terms and conditions of this Agreement.
(e)    Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall prevent any Grantor from any Disposition of, abandoning, discontinuing the use or maintenance of, failing to pursue or otherwise allowing to lapse, terminate or put into the public domain any of its Intellectual Property to the extent permitted by the Credit Agreement.
SECTION 4.06.     Collections. (a) After the occurrence and during the continuance of an Event of Default, immediately upon the written request the Administrative Agent, each Grantor agrees (i) to notify and direct promptly each Account Debtor and every other Person obligated to make payments on Accounts or in respect of any Inventory to make all such payments directly to an account or accounts (the “Control Accounts”) specified by, and maintained with, the Administrative Agent for the purpose (each of which accounts shall be subject to the dominion and control of the Administrative Agent on terms reasonably satisfactory to the Administrative Agent), (ii) to use all reasonable efforts to cause each Account Debtor and every other Person identified in clause (i) above to make all payments with respect to Accounts and Inventory directly to the Control Accounts and (iii) promptly to deposit all payments received by it on account of Accounts and Inventory, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in the Control Accounts in precisely the form in which received (but with any endorsements of such Grantor necessary for deposit or collection), and until they are so deposited such payments shall be held in trust by such Grantor for and as the property of the Administrative Agent.
(b)    After the establishment of the Control Accounts no Grantor shall change the general instructions given to Account Debtors in respect of payment on Accounts to be deposited in the Control Accounts without the prior written consent of the Administrative Agent.
ARTICLE V

Remedies

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SECTION 5.01.     Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantors that it exercises its rights under this Section 5.01, each Grantor agrees to deliver, on demand, each item of Collateral to the Administrative Agent or any Person designated by the Administrative Agent, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Administrative Agent, for the benefit of the Secured Parties, or to license or sublicense, whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then‑existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral or the Pledged Collateral and without liability for trespass to enter any premises where the Article 9 Collateral or the Pledged Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral or the Pledged Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
The Administrative Agent shall give the applicable Grantors no less than 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at

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such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent and the Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court‑appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9‑610(b) of the New York UCC or its equivalent in other jurisdictions.
SECTION 5.02.     Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:
FIRST, to the payment of all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan

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Document or any of the Obligations, including all court costs and the reasonable and documented fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other reasonable and documented out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;
SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and
THIRD, any surplus then remaining shall be paid to the Grantors, their successors or assigns, or to whomsoever may be legally entitled to receive the same or as a court of competent jurisdiction may otherwise direct.
The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof. Notwithstanding the foregoing, the proceeds of any collection, sale, foreclosure or realization upon any Collateral of any Grantor, including any collateral consisting of cash, shall not be applied to any Excluded Swap Obligation of such Grantor and shall instead be applied to other secured obligations, but appropriate adjustments shall be made with respect to payments from the other Grantors or on account of their assets to preserve the allocation to the Obligations set forth above.
SECTION 5.03.     Grant of License to Use Intellectual Property. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such times as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies in accordance with the provisions of this Agreement, each Grantor hereby grants the Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense, solely during the continuance of an Event of Default, any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent that such non-exclusive license (a) does not violate the express terms of any agreement between a Grantor and a third party governing the applicable Grantor’s use of such Collateral consisting of Intellectual Property, or gives such third party any right of

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acceleration, modification or cancellation therein and (b) is not prohibited by any Requirements of Law; provided that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, during the continuation of an Event of Default; provided further that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.
SECTION 5.04.     Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws to the extent the Administrative Agent has determined that such a registration is not required by any Requirement of Law and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent and the other Secured Parties shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the

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quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.
ARTICLE VI

Indemnity, Subrogation and Subordination
SECTION 6.01.     Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03 in respect of any payment hereunder), the Borrower agrees that (a) in the event a payment in respect of any obligation shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an Obligation owed to any Secured Party, the Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
SECTION 6.02.     Contribution and Subrogation. Each Guarantor and Grantor (a “Contributing Party”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Grantor (other than the Borrower) shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor or Grantor (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets (the “Indemnified Amount”), as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the Restatement Effective Date (or, in the case of any Guarantor or Grantor becoming a party hereto pursuant to Section 7.14, the date of the supplement hereto executed and delivered by such Guarantor or Grantor) and the denominator shall be the aggregate net worth of all the Guarantors and Grantors on the Restatement Effective Date (or, in the case of any Guarantor or Grantor becoming a party hereto pursuant to Section 7.14, such other date). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 6.02 shall (subject to Section 6.03) be subrogated to the rights of such Claiming Party under Section 6.01 to the extent of such payment. Notwithstanding the foregoing, to the extent that any Claiming Party’s right to indemnification hereunder arises from a payment or sale of Collateral made to satisfy Obligations constituting Swap Obligations, only those Contributing Parties for whom such Swap Obligations do not constitute Excluded Swap Obligations shall indemnify such Claiming Party, with the fraction set forth in the second preceding sentence being modified as appropriate to provide for indemnification of the entire Indemnified Amount.

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SECTION 6.03.     Subordination. %3.Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors and Grantors under Sections 6.01 and 6.02 and all other rights of the Guarantors and Grantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor or Grantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor or Grantor with respect to its obligations hereunder, and each Guarantor and Grantor shall remain liable for the full amount of the obligations of such Guarantor or Grantor hereunder.
ARTICLE VII

Miscellaneous
SECTION 7.01.     Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the Co-Borrower or any Subsidiary Loan Party shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.
SECTION 7.02.     Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any

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Grantor from any covenant of such Grantor set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement, Section 4.03(b) or clause (ii) of the final sentence of Section 9.02(b) of the Credit Agreement.
SECTION 7.03.     Administrative Agent’s Fees and Expenses; Indemnification. (a) Each Grantor that is not a party to the Credit Agreement hereby acknowledges the provisions of Section 9.03 of the Credit Agreement and agrees to be bound by such provisions with the same force and effect, and to the same extent, as if such Grantor were a party to the Credit Agreement and as if the references in such Section to the Borrower were references to such Grantor.
(b)    The provisions of this Section 7.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of any Secured Party. All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 7.03. Any such amounts payable as provided hereunder shall be additional Obligations.
SECTION 7.04.     Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor, Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
SECTION 7.05.     Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of any Secured Party and notwithstanding that the Administrative Agent, any Issuing Bank, any Lender or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until such time as all Loan Document Obligations (other than contingent or indemnification obligations not then due) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding that is not cash collateralized or back-stopped and

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the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.
SECTION 7.06.     Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Grantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement and the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.
SECTION 7.07.     Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good‑faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.
SECTION 7.08.     Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, upon any amount becoming due and payable by any Grantor hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of any Grantor against any of and all the obligations then due of such Grantor now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement; provided that to the extent prohibited by

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applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set-off with respect to, any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have. Each Lender and Issuing Bank agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender or Issuing Bank, as applicable; provided that the failure to give such notice shall not affect the validity of such set-off and application.
SECTION 7.09.     Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any enforcement action or proceeding relating to this Agreement or any other Loan Document, including any such action or proceeding in connection with the exercise of remedies with respect to Collateral, against any Grantor, Guarantor, or their respective properties in the courts of any jurisdiction.
(c)    Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 7.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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(e)    Each Grantor hereby irrevocably designates, appoints and empowers the Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding.
SECTION 7.10.     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.
SECTION 7.11.     Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 7.12.     Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor and Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or Guarantor in respect of the Obligations or this Agreement.
SECTION 7.13.     Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate when all Loan Document Obligations (other than contingent or indemnification obligations not then due) have been paid in full, all Commitments have terminated or expired and no

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Letter of Credit shall be outstanding that is not cash collateralized or back-stopped and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.
(b)    The guarantees, the Security Interest and all other security interests granted hereby shall also terminate and be released with respect to a Guarantor, a Grantor or an asset at the time or times and in the manner set forth in Section 9.14 of the Credit Agreement.
(c)    In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 7.13, the Administrative Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.13 shall be without recourse to or warranty by the Administrative Agent.
SECTION 7.14.     Additional Subsidiaries. Pursuant to the Credit Agreement, additional Subsidiaries may or may be required to become Guarantors and Grantors after the Restatement Effective Date. Upon execution and delivery by the Administrative Agent and a Subsidiary of a Supplement, any such Subsidiary shall become a Guarantor and/or a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any Subsidiary as a party to this Agreement.
SECTION 7.15.     Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, but only upon the occurrence and during the continuance of an Event of Default and notice by the Administrative Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound,

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adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent as set forth in Section 4.06; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COSTAR GROUP, INC.,
by

Name:
Title:

COSTAR REALTY INFORMATION, INC.,
by

Name:
Title:

[OTHER SUBSIDIARY LOAN PARTIES],
by

Name:
Title:

1

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
by

Name:
Title:

Schedule I to
the Guarantee and
Collateral Agreement

SUBSIDIARY LOAN PARTIES

Schedule II to
the Guarantee and
Collateral Agreement

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests	Percentage Pledged

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III to
the Guarantee and
Collateral Agreement

U.S. COPYRIGHTS OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule III for each Grantor and state if no copyrights are owned. List in numerical order by Registration No.]
U.S. Copyright Registrations

Title	Reg. No.	Author

Pending U.S. Copyright Applications for Registration

Title	Author	Class	Date Filed

2

EXCLUSIVE COPYRIGHT LICENSES

3

II. Licensees/Sublicenses of [Name of Grantor] as Exclusive Licensee on Restatement Effective Date
A.  Copyrights
[List U.S. copyrights in numerical order by Registration No.]
U.S. Copyrights

Licensor Name and Address	Date of License/ Sublicense	Title of U.S. Copyright	Author	Reg. No.

4

PATENTS OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule III for each Grantor and state if no patents are owned. List in numerical order by Patent No./Patent Application No.]
U.S. Patent Registrations

Patent Numbers	Issue Date

U.S. Patent Applications

Patent Application No.	Filing Date

TRADEMARK/TRADE NAMES OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule III for each Grantor and state if no trademarks/trade names are owned. List in numerical order by trademark registration/application no.]
U.S. Trademark Registrations

Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Mark	Filing Date	Application No.

Schedule IV to
the Guarantee and
Collateral Agreement

Commercial Tort Claims

Exhibit I to the
Guarantee and
Collateral Agreement

SUPPLEMENT NO. __ dated as of [  ] (this “Supplement”), to the Guarantee and Collateral Agreement dated as of April 1, 2014, as amended and restated as of October 19, 2017 (the “Collateral Agreement”), among COSTAR GROUP, INC. (the “Borrower”), COSTAR REALTY INFORMATION, INC. (the “Co-Borrower”), each subsidiary of the Borrower listed on Schedule I thereto (each such subsidiary individually a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, the Borrower and the Co-Borrower are referred to collectively herein as the “Grantors”) and JPMORGAN CHASE BANK, N.A., a national banking association (“JPMCB”), as Administrative Agent (in such capacity, the “Administrative Agent”).
A. Reference is made to the Amended and Restated Credit Agreement dated as of October 19, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Co-Borrower, the lenders from time to time party thereto and JPMCB, as Administrative Agent.
B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Collateral Agreement.
C. The Grantors have entered into the Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Section 7.14 of the Collateral Agreement provides that additional Subsidiaries of the Borrower may become Subsidiary Loan Parties by the execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Loan Party in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.
Accordingly, the Administrative Agent and the New Subsidiary agree as follows:
SECTION 1. In accordance with Section 7.14 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Loan Party, Grantor and Guarantor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Loan Party, Grantor and Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Loan Party, Grantor and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Guarantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and

2

performance in full of the Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Guarantor” or “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.
SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a schedule with the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office, (b) set forth on Schedule II attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary and (c) set forth on Schedule III attached hereto is a true and correct schedule of Intellectual Property consisting of United States registered or applied for Copyrights, Patents and Trademarks of the New Subsidiary.
SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.
SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or

3

unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Collateral Agreement.
SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement as provided in, and subject to the provisions of, Section 9.03 of the Credit Agreement.
IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],
by

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent
by

Name:
Title:

Schedule I
to Supplement No. __ to the
Guarantee and
Collateral Agreement

NEW SUBSIDIARY INFORMATION

Name	Jurisdiction of Formation	Chief Executive Office

Schedule II
to Supplement No. __ to the
Guarantee and
Collateral Agreement

PLEDGED SECURITIES

Equity Interests

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

Debt Securities

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III
to Supplement No. __ to the
Guarantee and
Collateral Agreement

INTELLECTUAL PROPERTY

Exhibit II-1 to the
Guarantee and
Collateral Agreement

[FORM OF] TRADEMARK SECURITY AGREEMENT, dated as of [         ], 201[ ], among COSTAR GROUP, INC. (the “Borrower”), COSTAR REALTY INFORMATION, INC. (the “Co-Borrower”), the Subsidiaries listed on Schedule I hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).
Reference is made to the Guarantee and Collateral Agreement dated as of April 1, 2014, as amended and restated as of October 19, 2017 (as further amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Borrower, the Co-Borrower, the Lenders party thereto and the Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Amended and Restated Credit Agreement dated as of October 19, 2017 (as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”)). The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors (other than the Borrower) are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:
SECTION 1. Terms. Each capitalized term used but not defined herein shall have the meaning assigned thereto in the Security Agreement. The rules of construction specified in Section 1.01(b) of the Security Agreement also apply to this Agreement.
SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor, pursuant to the Security Agreement, did and hereby does grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor (collectively, the “Trademark Collateral”):
(a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof, and all registration and applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those United States registrations and applications listed on Schedule II (the “Trademarks”);

2

(b) all goodwill associated with or symbolized by the Trademarks; and
(c) all other assets, rights and interests that uniquely reflect or embody the Trademarks; provided that any Trademark application filed in the United States Patent and Trademark Office on the basis of any Grantor’s “intent-to-use” such Trademark, will not be deemed to be Trademark Collateral unless and until acceptable evidence of use of the Trademark has been filed with and accepted by the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. §§ 1051, et seq.), if, to the extent, and for so long as, granting a security interest or other lien in such Trademark application prior to such filing could reasonably be expected to adversely affect the enforceability or validity of such Trademark application.
SECTION 3. Security Agreement. The security interests granted to the Administrative Agent herein are granted in connection with, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.
SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

3

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COSTAR GROUP INC.,
by

Name:
Title:

COSTAR REALTY INFORMATION, INC.,
by

Name:
Title:

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO,
by

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
by

Name:
Title:

Schedule I

Subsidiary Parties

Schedule II
I. Trademarks

Registered Owner	Mark	Registration Number

II. Trademark Applications

Registered Owner	Mark	Application Number

Exhibit II-2 to the
Guarantee and
Collateral Agreement

[FORM OF] COPYRIGHT SECURITY AGREEMENT, dated as of [         ], 201[ ], among COSTAR GROUP, INC. (the “Borrower”), COSTAR REALTY INFORMATION, INC. (the “Co-Borrower”), the Subsidiaries listed on Schedule I hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).
Reference is made to the Guarantee and Collateral Agreement dated as of April 1, 2014, as amended and restated as of October 19, 2017 (as further amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Borrower, the Co-Borrower, the Lenders party thereto and the Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Amended and Restated Credit Agreement dated as of October 19, 2017 (as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”)). The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors (other than the Borrower) are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:
SECTION 1. Terms. Each capitalized term used but not defined herein shall have the meaning assigned thereto in the Security Agreement. The rules of construction specified in Section 1.01(b) of the Security Agreement also apply to this Agreement.
SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor, pursuant to the Security Agreement, did and hereby does grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or, with respect to clause (b) below, in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”):
(a) all copyright rights in any work arising under the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office (or any similar office in any other country), including those United States copyrights and applications listed on Schedule II (the “Copyrights”); and

(b) all exclusive Copyright Licenses covering registered United States Copyrights under which any Grantor is a licensee, including those exclusive Copyright Licenses listed on Schedule II hereto.
SECTION 3. Security Agreement. The security interests granted to the Administrative Agent herein are granted in connection with, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Copyright Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.
SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COSTAR GROUP INC.,
by

Name:
Title:

COSTAR REALTY INFORMATION, INC.,
by

Name:
Title:

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO,
by

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
by

Name:
Title:

Schedule I

Subsidiary Parties

Schedule II
I. Copyrights

Registered Owner	Title	Registration Number

II. Copyright Applications

Registered Owner	Title	Application Number

III. Exclusive Copyright Licenses

Licensee	Licensor	Title	Registration Number

Exhibit II-3 to the
Guarantee and
Collateral Agreement

[FORM OF] PATENT SECURITY AGREEMENT, dated as of [         ], 201[ ], among COSTAR GROUP, INC. (the “Borrower”), COSTAR REALTY INFORMATION, INC. (the “Co-Borrower”), the Subsidiaries listed on Schedule I hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).
Reference is made to the Guarantee and Collateral Agreement dated as of April 1, 2014, as amended and restated as of October 19, 2017 (as further amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Borrower, the Co-Borrower, the Lenders party thereto and the Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Amended and Restated Credit Agreement dated as of October 19, 2017 (as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”)). The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors (other than the Borrower) are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:
SECTION 1. Terms. Each capitalized term used but not defined herein shall have the meaning assigned thereto in the Security Agreement. The rules of construction specified in Section 1.01(b) of the Security Agreement also apply to this Agreement.
SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor, pursuant to the Security Agreement, did and hereby does grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor (collectively, the “Patent Collateral”):
all letters patent of the United States or the equivalent thereof in any other country, all registrations thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those United States registrations and applications listed on Schedule II (the “Patents”), and all reissues, continuations, divisions, continuations‑in‑part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

SECTION 3. Security Agreement. The security interests granted to the Administrative Agent herein are granted in connection with, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Patent Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.
SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COSTAR GROUP INC.,
by

Name:
Title:

COSTAR REALTY INFORMATION, INC.,
by

Name:
Title:

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO,
by

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
by

Name:
Title:

Schedule I

Subsidiary Parties

Schedule II
I. Patents

Registered Owner	Title	Registration Number

II. Patent Applications

Registered Owner	Title	Application Number

EXHIBIT E

[FORM OF]
COMPLIANCE CERTIFICATE
[The form of this Compliance Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Credit Agreement referred to below. The obligations of the Borrower under the Credit Agreement are as set forth in the Credit Agreement, and nothing in this Compliance Certificate, or the form hereof, shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Credit Agreement. In the event of any conflict between the terms of this Compliance Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this Compliance Certificate are to be modified accordingly.]

Reference is made to the Amended and Restated Credit Agreement dated as of October 19, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CoStar Group, Inc. (the “Borrower”), CoStar Realty Information, Inc. (the “Co-Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement.
The undersigned hereby certifies, in his capacity as [ ] of the Borrower and not in a personal capacity, as follows:
1. I am a Financial Officer of the Borrower.
2. [Attached as Schedule I-A and I-B hereto are (a) the consolidated financial statements required by Section 5.01(a) of the Credit Agreement as of the end of and for the fiscal year ended [ ], setting forth in each case in comparative form the figures for the prior fiscal year, together with an audit opinion thereon of [Ernst & Young LLP]1 required by Section 5.01(a) of the Credit Agreement and (b) a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related projected statements of income and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget).]
[or]

[Attached as Schedule I[-A] hereto are the consolidated financial statements required by Section 5.01(b) of the Credit Agreement as of the end of and for the fiscal quarter ended [ ] and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the prior fiscal year. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its consolidated Restricted Subsidiaries on a consolidated basis as of the end of and for
______________________
    1 An independent registered public accounting firm of recognized national standing may be substituted for Ernst & Young LLP in accordance with Section 5.01(a) of the Credit Agreement.

such fiscal quarter and such portion of the fiscal year in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of certain footnotes.]

[Attached as Schedule I-[C][B] are financial statements (in substantially the same form as the financial statements attached as Schedule I-[A]) prepared on the basis of consolidating the accounts of the Borrower and its Restricted Subsidiaries and treating any Unrestricted Subsidiaries as if they were not consolidated with the Borrower or accounted for on the basis of the equity method but rather account for an investment and otherwise eliminating all accounts of Unrestricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail.]2

3. Attached as Schedule II hereto is a list of each Subsidiary that, as of the date hereof, (a) is (x) an Excluded Subsidiary and is not a Loan Party or a request has been made to release the Guarantee of such Subsidiary pursuant to Section 9.14 of the Credit Agreement or (y) an Unrestricted Subsidiary and in the case of (x) and (y) has not previously been identified as an Excluded Subsidiary or an Unrestricted Subsidiary in Schedule 3.11A to the Credit Agreement or in any prior Compliance Certificate or (b) has previously been identified as an Excluded Subsidiary or an Unrestricted Subsidiary but has ceased to be (x) an Excluded Subsidiary (only in the event that such Subsidiary is not a Loan Party at the time of the delivery of this certificate) or (y) an Unrestricted Subsidiary.

4. Attached as Schedule III hereto is a complete and correct schedule, in the form of Schedule III to the Collateral Agreement, of all material United States registered and applied for Patents, Trademarks, and Copyrights (each as defined in the Collateral Agreement) owned by each Loan Party and recorded with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States and all exclusive Copyright Licenses covering registered United States Copyrights under which such Loan Party is a licensee, in each case in existence on the date hereof and not heretofore disclosed to the Administrative Agent on Schedule III to the Collateral Agreement, as supplemented from time to time in accordance with the Credit Agreement.
5. [Since the date of the Perfection Certificate delivered on the Restatement Effective Date, as supplemented by any prior certificates delivered pursuant to Section 5.01(e) of the Credit Agreement, there has been no change in the information set forth in Schedules 1 and 2A therein [, other than those changes set forth on Schedule IV hereto]3.]4

6. I have no knowledge of the existence of any Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of
___________________________

2    To be included only if one or more Subsidiaries have been designated as Unrestricted Subsidiaries.
3    Bracketed language to be deleted if not applicable.
4    To be included only if financial statements are being delivered pursuant to Section 5.01(a) of the Credit Agreement.

the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, specifying the details thereof and the action that the Borrower has taken or proposes to take with respect thereto.

7. [The [financial covenant analyses and other] information set forth on Annex A hereto are true and accurate on and as of the date of this Certificate.]5
The foregoing certifications are made and delivered on [ ], pursuant to Section 5.01(d) [and Section 5.01(e)] of the Credit Agreement.

COSTAR GROUP, INC.

By: ______________________________
Name:
Title:

_______________________

5    Calculation of Excess Cash Flow to be included only if this Certificate is delivered with financial statements required under Section 5.01(a) of the Credit Agreement.

ANNEX A TO
COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDED [mm/dd/yy].

1.	Consolidated Net Income: (i) - (ii) - (iii) + (iv) - (v)	$[___,___,___]
	(i) the net income (or loss) attributable to the Borrower and its consolidated Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP:	$[___,___,___]
	(ii) any gains or losses for such period of any Person that is accounted for by the equity method of accounting:	$[___,___,___]
	(iii) the income of any Person (other than the Borrower) that is not a consolidated Restricted Subsidiary:	$[___,___,___]

(iv) the amount (not in excess of such excluded gains or income of such Person referred to in clause (ii) or (iii) above) of cash dividends or cash distributions or other payments that are actually paid by such Person referred to in clause (ii) or (iii) above in cash or Cash Equivalents (or other property to the extent converted into cash or Cash Equivalents) to the Borrower or, subject to clause (v) below, any other consolidated Restricted Subsidiary during such period:
$[___,___,___]

(v) the income of any consolidated Restricted Subsidiary (other than the Borrower or any Subsidiary Loan Party) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary is not permitted by the operation of the terms of the Organizational Documents of or shareholder or similar agreement applicable to such Restricted Subsidiary, unless such restriction with respect to the payment of cash dividends and other similar cash distributions has been legally and effectively waived:
$[___,___,___]

Annex A to Compliance Certificate

2.	Consolidated EBITDA:1 2 (i) + (ii) - (iii) =	$[___,___,___]
	(i) Consolidated Net Income for such period:	$[___,___,___]
	(ii)[3] (a) consolidated interest expense for such period (including imputed interest expense in respect of Capital Lease Obligations):	$[___,___,___]
	(b) provision for taxes based on income, profits or losses, including federal, foreign and state income and similar taxes (including foreign withholding taxes), paid or accrued during such period:	$[___,___,___]
	(c) all amounts attributable to depreciation and amortization for such period[4]:	$[___,___,___]

(d) any unusual or non-recurring charges for such period and any extraordinary charges for such period, determined on a consolidated basis and, in the case of any such extraordinary charges for such period, in accordance with GAAP:
$[___,___,___]
	(e) any Non-Cash Charges[5] for such period[6]:	$[___,___,___]

______________________________

1    To the extent included in Consolidated Net Income, Consolidated EBITDA for any period shall be calculated so as to exclude (without any duplication of any adjustment referred to in this calculation) the effect of (a) the cumulative effect of any changes in GAAP or accounting principles applied by management during such period, (b) any gains or losses on currency derivatives and any currency transaction and translation and gains or losses that arise upon consolidation or upon remeasurement of Indebtedness, (c) any gains or losses attributable to the mark-to-market movement in the valuation of Hedging Obligations or other derivative instruments pursuant to Accounting Standards Codification 815, and (d) purchase accounting adjustments.
2    Consolidated EBITDA for any period shall be calculated so as to (a) include (without duplication of any adjustment referred to in this calculation or made pursuant to Section 1.09 of the Credit Agreement, if applicable) the Acquired EBITDA of any Acquired Entity or Business or Converted Restricted Subsidiary for the entire period (including the portion thereof occurring prior to the acquisition or conversion of such Acquired Entity or Business or Converted Restricted Subsidiary) determined on a historical pro forma basis and (b) exclude (without duplication of any adjustment referred to in this calculation or made pursuant to Section 1.09 of the Credit Agreement, if applicable), the Disposed EBITDA of any Sold Entity or Business or Converted Unrestricted Subsidiary for the entire period (including the portion thereof occurring prior to the sale, transfer, disposition, closure, classification or conversion of such Sold Entity or Business or Converted Unrestricted Subsidiary) determined on a historical pro forma basis.
3    Items to be set forth without duplication and, except with respect to clause (j)(A) and (l), to the extent deducted (and not added back) in determining Consolidated Net Income for such period.
4    Excluding amortization expense attributable to a prepaid cash item that was paid in a prior period, but including amortization of deferred financing fees and costs and amortization of intangibles.

Annex A to Compliance Certificate

(f) any losses attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement:	$[___,___,___]
(g) one-time out-of-pocket costs and expenses relating to the Transactions, including, without limitation, legal and advisory fees:	$[___,___,___]
(h) losses incurred as a result of dispositions of auction rate securities:	$[___,___,___]
(i) losses incurred as a result of Dispositions, closures, disposals or abandonments not in the ordinary course of business:	$[___,___,___]

______________________________________________________________________________________

5     Non-Cash Charges include (a) any write-off for impairment of long lived assets including goodwill, intangible assets and fixed assets such as property, plant and equipment, and investments in debt and equity securities pursuant to GAAP, (b) non-cash expenses resulting from the grant of stock options, restricted stock awards or other equity-based incentives or stock-based compensation to any director, officer or employee of the Borrower or any Restricted Subsidiary (excluding, for the avoidance of doubt, any cash payments of income taxes made for the benefit of any such Person in consideration of the surrender of any portion of such options, stock or other incentives upon the exercise or vesting thereof), (c) any non-cash charges resulting from (i) the application of purchase accounting or (ii) investments in minority interests in a Person, to the extent that such investments are subject to the equity method of accounting; provided that Non-Cash Charges shall not include additions to bad debt reserves or bad debt expense and any noncash charge that results from the write-down or write-off of accounts receivable and (d) the non-cash impact of accounting changes or restatements.
6    Any cash payment made with respect to any Non-Cash Charges added back in computing Consolidated EBITDA for any prior period pursuant to this clause (e) (or that would have been added back had the Credit Agreement been in effect during such prior period) to be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made.

Annex A to Compliance Certificate

(j) (A) pro forma adjustments related to any Specified Transaction or Specified Restructuring, including pro forma “run rate” cost savings, operating expense reductions and other synergies, in each case reasonably identifiable, factually supportable and projected by the Borrower in good faith to result from actions that have been taken, actions with respect to which substantial steps have been taken or actions that are expected to be taken (in each case, in the good faith determination of the Borrower), in any such case, within any applicable Post-Transaction Period[7] and (B) actual costs, expenses, and charges incurred and attributable to the undertaking and/or the implementation of such “run rate” cost savings, operating expense reductions and other synergies (including in connection with the combination of the operations of any acquired Pro Forma Entity with those of the Borrower and its Restricted Subsidiaries):
$[___,___,___]

(k) acquisition-related costs, restructuring charges, accruals or reserves and related costs, costs related to the acquisition and transition of the Borrower’s corporate headquarters and settlements and impairments incurred outside the ordinary course of the Borrower’s normal business operations:[8]
$[___,___,___]

________________________

7    The amount added back under clause (j)(A) and pursuant to Section 1.09(c) of the Credit Agreement shall not exceed an amount equal to 20.0% of Consolidated EBITDA for such Test Period, calculated without giving effect to such add-backs; provided that for the purposes of clause (j)(A), (I) any such adjustments shall be included in Consolidated EBITDA for each Test Period ending on or prior to the last day of the first Test Period ending after the expiration of the applicable Post-Transaction Period and shall be calculated on a pro forma basis as though such adjustments had been realized on the first day of the relevant Test Period and shall be calculated net of the amount of actual benefits realized from such actions and (II) no such adjustments shall be added pursuant to clause (j)(A) to the extent duplicative of any items otherwise added to or included in calculating Consolidated EBITDA (whether items included in the definition of Consolidated Net Income, items added pursuant to clause (d) above, adjustments included pursuant to the effects of Section 1.09 of the Credit Agreement or otherwise) (it being understood that for purposes of clause (j)(A) and Section 1.09 of the Credit Agreement “run rate” shall mean the full recurring benefit that is associated with any such action.
8    The aggregate amount added back pursuant to this clause (k) in any Test Period may not exceed $25,000,000.

Annex A to Compliance Certificate

	(l) the amount of any charge or deduction associated with any Restricted Subsidiary that is attributable to any non-controlling interest or minority interest of any third party:	$[___,___,___]
	(iii)[9] (a) any interest income for such period, determined on a consolidated basis in accordance with GAAP:	$[___,___,___]
	(b) any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP:	$[___,___,___]
	(c) any gains attributable to the early extinguishment of Indebtedness or obligations under any Hedging Agreement:	$[___,___,___]

(d) non-cash income in excess of $500,000 for any Test Period (other than non-cash income of up to $2,000,000 in any Test Period resulting from the sale of the Borrower’s corporate headquarters in Washington, D.C., which shall not be required to be deducted):[10]
$[___,___,___]
	(e) gains as a result of dispositions of auction rate securities:	$[___,___,___]
	(f) gains as a result of Dispositions, closures, disposals or abandonments not in the ordinary course of business:	$[___,___,___]
3.	Consolidated Total Debt: (i) - (ii)	$[___,___,___]

________________________

9    Items to be set forth without duplication and to the extent included (and not deducted) in determining Consolidated Net Income.
10    Any cash receipt (or any netting arrangements resulting in reduced cash expenses) with respect to any non-cash income deducted in computing Consolidated EBITDA for any prior period pursuant to this clause (d) (or that would have been deducted in computing Consolidated EBITDA had the Credit Agreement been in effect during such prior period) to be added in computing Consolidated EBITDA for the period in which such cash is received (or netting arrangement becomes effective).

Annex A to Compliance Certificate

(i)    the aggregate principal amount of indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, in the amount that would be reflected on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries in accordance with GAAP consisting of indebtedness for borrowed money, unpaid LC Disbursements and other unpaid drawings under letters of credit, Capital Lease Obligations and purchase money debt and debt obligations evidenced by bonds, debentures, notes or similar instruments, and, to the extent the same would be reflected as a liability on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries prepared in accordance with GAAP, but without any duplication of any of the foregoing, any letters of credit supporting or any Guarantees of any of the foregoing:[11]
$[___,___,___]
(ii) the aggregate amount of cash and Cash Equivalents reflected on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries in accordance with GAAP on such date:[12]	$[___,___,___]

4.	Total Leverage Ratio: (i)/(ii) =	[ ]:1.00
	(i) Consolidated Total Debt as of the last date of the Test Period most recently ended on or prior to the date hereof:	$[___,___,___]
	(ii) Consolidated EBITDA for the Test Period most recently ended on or prior to the date hereof:	$[___,___,___]
5.	Consolidated First Lien Debt: (i) – (ii)	$[___,___,___]

______________________

11    To exclude the effects of (a) any election to value any indebtedness at “fair value”, as described in Section 1.04(a) of the Credit Agreement, or any other accounting principle that results in the amount of any such indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such indebtedness and (b) any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition or Investments similar to those made for Permitted Acquisitions.

Annex A to Compliance Certificate

12    To exclude cash and Cash Equivalents which are or should be listed as “restricted” on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date in accordance with GAAP.

(i) the aggregate principal amount of Consolidated Total Debt (determined without regard to clause (b) of the definition of the term “Consolidated Total Debt” in the Credit Agreement) (x) outstanding on the date of determination under the Credit Agreement or (y) secured by Liens on the Collateral that do not rank junior in priority to the Liens on the Collateral securing the Obligations:
$[___,___,___]
	(ii) the aggregate amount of cash and Cash Equivalents reflected on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries in accordance with GAAP on such date:[13]	$[___,___,___]
6.	First Lien Secured Leverage Ratio: (i)/(ii) =	[ ]:1.00
	(i) Consolidated First Lien Debt as of the last date of the Test Period most recently ended on or prior to the date hereof:	$[___,___,___]
	(ii) Consolidated EBITDA for the Test Period most recently ended on or prior to the date hereof:	$[___,___,___]
7.	Excess Cash Flow (for Fiscal Year end Compliance Certificates only): 14 15 16 (i) + (ii) + (iii) + (iv) - (v) - (vi) - (vii) - (viii) - (ix) - (x) =	$[___,___,___]
	(i) Consolidated Net Income for such period: [17]	$[___,___,___]
	(ii) depreciation, amortization and other noncash charges or losses (including deferred income taxes) deducted in determining Consolidated Net Income for such period:	$[___,___,___]

______________________________

13    To exclude cash and Cash Equivalents which are or should be listed as “restricted” on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date in accordance with GAAP.
14    Amounts used in connection with acquiring Loans under Section 2.23 of the Credit Agreement shall not reduce or be credited against Excess Cash Flow.
15    Clauses (i), (ii), (iii) and (iv) to be calculated without duplication. Clauses (v), (vi), (vii), (viii), (ix) and (x) to be calculated without duplication.
16    This calculation of Excess Cash Flow for the fiscal year ending December 31, 2017, shall include only the Excess Cash Flow for the last fiscal quarter thereof.

Annex A to Compliance Certificate

17    To exclude any gains or losses attributable to any Disposition not in the ordinary course of business.

(iii)[18] (a) the amount, if any, by which Net Working Capital decreased during such period:	$[___,___,___]
(b) the net amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Restricted Subsidiaries increased during such period:	$[___,___,___]
(iv) income tax expense to the extent deducted in determining Consolidated Net Income for such period:	$[___,___,___]
(v) the amount of all non-cash gains included in arriving at Consolidated Net Income for such period:	$[___,___,___]

(vi) noncash items of income attributable to the sale and leaseback of the Borrower’s headquarters building or that represent the reversal of any accrual made in a prior period for anticipated cash charges and noncash gains, in each case included in determining Consolidated Net Income for such period:
$[___,___,___]
(vii)[19] (a) the amount, if any, by which Net Working Capital increased during such period:	$[___,___,___]
(b) the net amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Restricted Subsidiaries decreased during such period:	$[___,___,___]
(viii) (a) the aggregate amount of Capital Expenditures by the Borrower and its consolidated Restricted Subsidiaries made in cash during such period:	$[___,___,___]

____________________________

18 Sum of (a) and (b) to be determined without duplication.
19 Sum of (a) and (b) to be determined without duplication.

Annex A to Compliance Certificate

(b) the aggregate amount of cash consideration paid during such period by the Borrower and its consolidated Restricted Subsidiaries to make Permitted Acquisitions and other Investments (other than Investments in cash, Cash Equivalents or Investments in the Borrower or any of its Restricted Subsidiaries) made in reliance on Section 6.04(p) of the Credit Agreement (other than any such cash consideration paid to acquire Non-Compliant Subsidiaries in a Permitted Acquisition in reliance on the final proviso to the definition of “Permitted Acquisition” in the Credit Agreement) or Section 6.04(r) of the Credit Agreement (to the extent not made in reliance on the proviso therein):
$[___,___,___]

(c) to the extent not deducted in arriving at net income or loss or pursuant to clauses (i) through (vii) above, the amount of Restricted Payments paid to Persons other than the Borrower or any Restricted Subsidiaries during such period pursuant to Section 6.08 of the Credit Agreement, other than Restricted Payments made in reliance on Section 6.08(a)(viii) or 6.08(b)(vi) of the Credit Agreement:
$[___,___,___]

(d) payments in cash made by the Borrower and its consolidated Restricted Subsidiaries with respect to any noncash charges added back pursuant to clause (ii) above in computing Excess Cash Flow for any prior period:
$[___,___,___]

(ix) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Borrower and its consolidated Restricted Subsidiaries during such period (including the principal component of payments in respect of Capital Lease Obligations)[20]:
$[___,___,___]

___________________________

20    To exclude (a) Indebtedness in respect of Revolving Loans and Letters of Credit or other revolving extensions of credit (except to the extent that any repayment or prepayment of such Indebtedness is accompanied by a permanent reduction in related commitments), (b) repayments or purchases of Long-Term Indebtedness made in reliance on Section 6.08(b)(vi) of the Credit Agreement to the extent made in reliance on the Available Amount and (c) repayments or prepayments of Long-Term Indebtedness to the extent financed from Excluded Sources.

Annex A to Compliance Certificate

(x) income taxes, including penalties and interest, paid in cash during such period:	$[___,___,___]

Annex A to Compliance Certificate

EXHIBIT H

form of INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.,
as Administrative Agent
Loan and Agency Services Group
10 South Dearborn
Chicago, Illinois 60603-2300

Attention: Lamekia Davis

Copy to:

JPMorgan Chase Bank, N.A.,
as Administrative Agent
395 North Service Road, 3rd Floor
Melville, New York 11747

Attention: Alicia Schreibstein

[Date]
Ladies and Gentlemen:
Reference is made to the Amended and Restated Credit Agreement dated as of October 19, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CoStar Group, Inc., as Borrower, CoStar Realty Information, Inc., as Co-Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement. This notice constitutes an Interest Election Request and the Borrower hereby gives you notice, pursuant to Section 2.07 of the Credit Agreement, that it requests the conversion or continuation of a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowing and each resulting Borrowing:

1.    Borrowing to which this request applies:
Class/Series:1_______________________________
        Principal Amount:_______________________________

_______________________
1     Specify Extended Term Borrowing, Incremental Term Borrowing, Refinancing Term Borrowing or Revolving Borrowing (including whether such Revolving Borrowing constitutes an Extended Revolving Borrowing), and if applicable, specify the Series.

2

Type:2____________________________
Interest Period:3_______________________
2.    Effective date of this election:4_______________________________
3.    Resulting Borrowing[s]5
        Class/Series:6_______________________________
        Principal Amount:7 _______________________________
        Type:8_______________________________
        Interest Period:9_______________________________

Very truly yours,

COSTAR GROUP, INC.
by

Name:
Title:

________________________

2    Specify ABR Borrowing or Eurocurrency Borrowing.
3    In the case of a Eurocurrency Borrowing, specify the last day of the current Interest Period therefor.
4    Must be a Business Day.
5    If different options are being elected with respect to different portions of the Borrowing, provide the information required by this Item 3 for each resulting Borrowing. Each resulting Borrowing shall be in an aggregate amount that is an integral multiple of, and not less than, the amount specified for a Borrowing of such Type in Section 2.02(c) of the Credit Agreement.
6    To match the Class/Series of the Borrowing being converted/continued.
7    Indicate the principal amount of the resulting Borrowing and the percentage of the Borrowing in Item 1 above.
8    Specify whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing.
    9 Applicable only if the resulting Borrowing is to be a Eurocurrency Borrowing. Shall be subject to the definition of “Interest Period” and can be a period of one, two, three or six months (or, to the extent made available by all Lenders participating in the resulting Borrowing, twelve months). Cannot extend beyond the applicable Maturity Date. If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

EXHIBIT I

[FORM OF MORTGAGE]1

PREPARED BY
AND WHEN RECORDED MAIL TO:

[__________________________________]
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019-7475
MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT
From
[_____________]
To
JPMORGAN CHASE BANK, N.A.
________________________________________
Dated: ______________, 20[●]
Premises:
________________________________________

___________________
    1 Note: this document will be formatted as a deed of trust where applicable.

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT dated as of ________________, 20[●] (this “Mortgage”), by [ _____________ ], a [ ________ ] corporation, having an office at [ _____________ ] (the “Mortgagor”), to JPMORGAN CHASE BANK, N.A., a national association, having an office at 383 Madison Avenue, New York, New York  10179 (the “Mortgagee”) as Administrative Agent for the Secured Parties (as such terms are defined below).
WITNESSETH THAT:
Reference is made to (i) the Amended and Restated Credit Agreement dated as of October 19, 2017, (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CoStar Group, Inc. (the “Borrower”), CoStar Realty Information, Inc. (the “Co-Borrower”), the lenders from time to time party thereto (the “Lenders”), the issuing banks from time to time party thereto (the “Issuing Banks”) with respect to any letters of credit (the “Letters of Credit”) issued pursuant to the terms of the Credit Agreement and JPMorgan Chase Bank, N.A. as administrative agent (the “Administrative Agent”) for the Lenders and (ii) the Guarantee and Collateral Agreement dated as of April 1, 2014, as amended and restated as of October 19, 2017 (as further amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) among Borrower, Co-Borrower, the subsidiaries of Borrower identified therein and JPMorgan Chase Bank, N.A. Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement and the Guarantee and Collateral Agreement.
In the Credit Agreement, (i) the Lenders have agreed to make term loans (the “Term Loans”) and revolving loans (the “Revolving Loans”, together with Term Loans, the “Loans”) to the Borrower and (ii) the Issuing Banks have issued or agreed to issue from time to time Letters of Credit for the account of the Borrower, in each case pursuant to, upon the terms, and subject to the conditions specified in, the Credit Agreement. Subject to the terms of the Credit Agreement, Borrower may borrow, prepay and reborrow Revolving Loans.
Mortgagor [is a wholly owned Subsidiary of the Borrower and] will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Issuing Banks. In order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit, the Mortgagor has agreed to guarantee, among other things, the due and punctual payment and performance of all of the obligations of the Borrower and Co-Borrower under the Credit Agreement pursuant to the terms of the Collateral Agreement.
As used in this Mortgage, the term “Obligations” shall mean the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Hedging Agreements and Cash Management Obligations, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Swap Agreement, any agreement governing Cash Management Obligations or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.
As used in this Mortgage, the term “Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Issuing Lender, (d) each counterparty to any Hedging Agreement with a Loan Party the obligations under which constitute Obligations, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the successors and assigns of each of the foregoing.
Pursuant to the requirements of the Credit Agreement, the Mortgagor is granting this Mortgage to create a lien on and a security interest in the Mortgaged Property (as hereinafter defined) to secure the performance and payment by the Mortgagor of the Obligations. The Credit Agreement also requires the granting by other Loan Parties of mortgages, deeds of trust and/or deeds to secure debt (the “Other Mortgages”) that create liens on and security interests in certain real and personal property other than the Mortgaged Property to secure the performance of the Obligations.
Granting Clauses
NOW, THEREFORE, IN CONSIDERATION OF the foregoing and in order to secure the due and punctual payment and performance of the Obligations for the benefit of the Secured Parties, Mortgagor hereby grants, conveys, mortgages, assigns and pledges to the Mortgagee, a mortgage lien on and a security interest in, all of Mortgagor’s right, title and interest in all the following described property (the “Mortgaged Property”) whether now owned or held or hereafter acquired:
(1) the land more particularly described on Exhibit A hereto (the “Land”), together with all rights appurtenant thereto, including the easements over certain other adjoining land granted by any easement agreements, covenant or restrictive agreements and all air rights, mineral rights, water rights, oil and gas rights and development rights, if any, relating thereto, and also together with all of the other easements, rights, privileges, interests, hereditaments and appurtenances thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired (the “Premises”);

(2) all buildings, improvements, structures, paving, parking areas, walkways and landscaping now or hereafter erected or located upon the Land, and all fixtures of every kind and type affixed to the Premises or attached to or forming part of any structures, buildings or improvements and replacements thereof now or hereafter erected or located upon the Land (the “Improvements”);
(3) all apparatus, movable appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Improvements or the Premises, including all of Mortgagor’s books and records relating thereto and including all pumps, tanks, goods, machinery, tools, equipment, lifts (including fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, air conditioning, heating, boilers, refrigerating, electronic monitoring, water, loading, unloading, lighting, power, sanitation, waste removal, entertainment, communications, computers, recreational, window or structural, maintenance, truck or car repair and all other equipment of every kind), restaurant, bar and all other indoor or outdoor furniture (including tables, chairs, booths, serving stands, planters, desks, sofas, racks, shelves, lockers and cabinets), bar equipment, glasses, cutlery, uniforms, linens, memorabilia and other decorative items, furnishings, appliances, supplies, inventory, rugs, carpets and other floor coverings, draperies, drapery rods and brackets, awnings, venetian blinds, partitions, chandeliers and other lighting fixtures, freezers, refrigerators, walk-in coolers, signs (indoor and outdoor), computer systems, cash registers and inventory control systems, and all other apparatus, equipment, furniture, furnishings, and articles used in connection with the use or operation of the Improvements or the Premises, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned (the property referred to in this subparagraph (3), the “Personal Property”);
(4) all general intangibles owned by Mortgagor and relating to design, development, operation, management and use of the Premises or the Improvements, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Premises and Improvements, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (the “Permits, Plans and Warranties”);

(5) all now or hereafter existing leases or licenses (under which Mortgagor is landlord or licensor) and subleases (under which Mortgagor is sublandlord), concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises or the Improvements for any purpose in return for any payment, or the extraction or taking of any gas, oil, water or other minerals from the Premises in return for payment of any fee, rent or royalty (collectively, “Leases”), and all agreements or contracts for the sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by Mortgagor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder (“Rents”);
(6) all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property into cash or liquidated claims (“Proceeds”), including Proceeds of insurance maintained by the Mortgagor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or Improvements or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Mortgaged Property, unearned premiums on policies of fire and other insurance maintained by the Mortgagor covering any interest in the Mortgaged Property or required by the Credit Agreement; and
(7) all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the Improvements, the Personal Property, the Permits, Plans and Warranties and the Leases, hereinafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by the Mortgagor, all of which shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described herein.
TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee, its successors and assigns, for the ratable benefit of the Secured Parties, forever, subject only to Permitted Encumbrances (as defined in the Credit Agreement) and to satisfaction and release as provided in Section 3.04.

ARTICLE I

Representations, Warranties and Covenants of Mortgagor
Mortgagor agrees, covenants, represents and/or warrants as follows:
SECTION 1.01.     Title, Mortgage Lien. (a) Mortgagor has good and marketable fee simple title to the Mortgaged Property, subject only to Permitted Encumbrances.
(b)     The execution and delivery of this Mortgage is within Mortgagor's corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder action. This Mortgage has been duly executed and delivered by Mortgagor and constitutes a legal, valid and binding obligation of Mortgagor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)     The execution, delivery and recordation of this Mortgage (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect the lien of this Mortgage, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Mortgagor or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon Mortgagor or its assets, or give rise to a right thereunder to require any payment to be made by Mortgagor, and (iv) will not result in the creation or imposition of any Lien on any asset of Mortgagor, except the lien of this Mortgage.
(d)     This Mortgage and the Uniform Commercial Code Financing Statements described in Section 1.09 of this Mortgage, when duly recorded in the public records identified in the Perfection Certificate will create a valid, perfected and enforceable lien upon and security interest in all of the Mortgaged Property.
(e)     Mortgagor will forever warrant and defend its title to the Mortgaged Property, the rights of Mortgagee therein under this Mortgage and the validity and priority of the lien of this Mortgage thereon against the claims of all persons and parties except those having rights under Permitted Encumbrances to the extent of those rights until the Obligations are fully paid and performed.
SECTION 1.02.     Credit Agreement. This Mortgage is given pursuant to the Credit Agreement. Mortgagor expressly covenants and agrees to pay when due, and to timely perform, and to cause the other Loan Parties to pay when due, and to timely perform, the Obligations in accordance with the terms of the Loan Documents.
SECTION 1.03.     Payment of Taxes, and Other Obligations. (a) Mortgagor will pay and discharge from time to time prior to the time when the same shall become delinquent, and before any interest or penalty accrues thereon or attaches thereto, all Taxes and other obligations with respect to the Mortgaged Property or any part thereof or upon the Rents from the Mortgaged Property or arising in respect of the occupancy, use or possession thereof in accordance with, and to the extent required by, the Credit Agreement.
(b)     In the event of the passage of any state, Federal, municipal or other governmental law, order, rule or regulation subsequent to the date hereof (i) deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of this Mortgage or debts secured by mortgages or deeds of trust (other than laws governing income, franchise and similar taxes generally) or the manner of collecting taxes thereon and (ii) imposing a tax to be paid by Mortgagee, either directly or indirectly, on this Mortgage or any of the Loan Documents, or requiring an amount of taxes to be withheld or deducted therefrom, Mortgagor will promptly (i) notify Mortgagee of such event, (ii) enter into such further instruments as Mortgagee may determine are reasonably necessary or desirable to obligate Mortgagor to make any additional payments necessary to put the Lenders and Secured Parties in the same financial position they would have been if such law, order, rule or regulation had not been passed and (iii) make such additional payments to Mortgagee for the benefit of the Lenders and Secured Parties.
SECTION 1.04.     Maintenance of Mortgaged Property. Mortgagor will maintain the Improvements and the Personal Property in the manner required by the Credit Agreement.
SECTION 1.05.     Insurance. Mortgagor will keep or cause to be kept the Improvements and Personal Property insured against such risks, and in the manner, described in Schedule IV of the Guarantee and Collateral Agreement and shall purchase such additional insurance as may be required from time to time pursuant to the Credit Agreement. Federal Emergency Management Agency Standard Flood Hazard Determination Forms will be purchased by Mortgagor for each Mortgaged Property on which Improvements are located.
SECTION 1.06.     Casualty Condemnation/Eminent Domain. Mortgagor shall give Mortgagee prompt written notice of any casualty or other damage to the Mortgaged Property or any proceeding for the taking of the Mortgaged Property or any portion thereof or interest therein under power of eminent domain or by condemnation or any similar proceeding in accordance with, and to the extent required by, the Credit Agreement. Any Net Proceeds received by or on behalf of the Mortgagor in respect of any such casualty, damage or taking shall constitute trust funds held by the Mortgagor for the benefit of the Secured Parties to be applied to repair, restore or replace the Mortgaged Property or, if a prepayment event shall occur with respect to any such Net Proceeds, to be applied in accordance with the Credit Agreement.
SECTION 1.07.     Assignment of Leases and Rents. (a) Mortgagor hereby irrevocably and absolutely grants, transfers and assigns all of its right title and interest in all Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the performance by Mortgagor of the Obligations. Mortgagor has not

assigned or executed any assignment of, and will not assign or execute any assignment of, any Leases or the Rents payable thereunder to anyone other than Mortgagee.
(b)     All Leases shall be subordinate to the lien of this Mortgage. Mortgagor will not enter into, modify or amend any Lease if such Lease, as entered into, modified or amended, will not be subordinate to the lien of this Mortgage.
(c)     Subject to Section 1.07(d), Mortgagor has assigned and transferred to Mortgagee all of Mortgagor’s right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by Mortgagor, it being intended that this assignment establish, subject to Section 1.07(d), an absolute transfer and assignment of all Rents and all Leases to Mortgagee and not merely to grant a security interest therein. Subject to Section 1.07(d), Mortgagee may in Mortgagor's name and stead (with or without first taking possession of any of the Mortgaged Property personally or by receiver as provided herein) operate the Mortgaged Property and rent, lease or let all or any portion of any of the Mortgaged Property to any party or parties at such rental and upon such terms as Mortgagee shall, in its sole discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease.
(d)     So long as an Event of Default shall not have occurred and be continuing, Mortgagee will not exercise any of its rights under Section 1.07(c), and Mortgagor shall receive and collect the Rents accruing under any Lease; but after the happening and during the continuance of any Event of Default, Mortgagee may, at its option, receive and collect all Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof. Mortgagor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by Mortgagee to any such tenant or any of such tenant's successors in interest, and thereafter to pay Rents to Mortgagee without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from the Mortgagor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to Mortgagee. Each tenant or any of such tenant's successors in interest from whom Mortgagee or any officer, agent, attorney or employee of Mortgagee shall have collected any Rents, shall be authorized to pay Rents to Mortgagor only after such tenant or any of their successors in interest shall have received written notice from Mortgagee that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Mortgagee to such tenant or any of its successors in interest.
(e)     Mortgagee will not become a mortgagee in possession so long as it does not enter or take actual possession of the Mortgaged Property. In addition, Mortgagee shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Mortgaged Property, for negligence in the management, upkeep, repair or control of any of the Mortgaged Property or any other act or omission by any other person.
(f)     So long as an Event of Default shall have occurred and be continuing, Mortgagor shall furnish to Mortgagee, within 30 days after a request by Mortgagee to do so, a written statement containing the names of all tenants, subtenants and concessionaires of the Premises or Improvements, the terms of any Lease, the space occupied and the rentals and/or other amounts payable thereunder.
SECTION 1.08.     Restrictions on Transfers and Encumbrances. Mortgagor shall not directly or indirectly sell, convey, alienate, assign, lease, sublease, license, mortgage, pledge, encumber or otherwise transfer, create, consent to or suffer the creation of any lien, charge or other form of encumbrance upon any interest in or any part of the Mortgaged Property, or be divested of its title to the Mortgaged Property or any interest therein in any manner or way, whether voluntarily or involuntarily (other than resulting from a condemnation), or engage in any common, cooperative, joint, time-sharing or other congregate ownership of all or part thereof, except in each case in accordance with and to the extent permitted by the Credit Agreement; provided, that Mortgagor may, in the ordinary course of business and in accordance with reasonable commercial standards, enter into easement or covenant agreements that relate to and/or benefit the operation of the Mortgaged Property and that do not materially and adversely affect the value, use or operation of the Mortgaged Property.
SECTION 1.09.     Security Agreement. This Mortgage is both a mortgage of real property and a grant of a security interest in personal property, and shall constitute and serve as a "Security Agreement" within the meaning of the uniform commercial code as adopted in the state wherein the Premises are located (“UCC”). Mortgagor has hereby granted unto Mortgagee a security interest in and to all the Mortgaged Property described in this Mortgage that is not real property, and simultaneously with the recording of this Mortgage, Mortgagor has filed or will file UCC financing statements, and will file continuation statements prior to the lapse thereof, at the appropriate offices in the jurisdiction of formation of the Mortgagor to perfect the security interest granted by this Mortgage in all the Mortgaged Property that is not real property. Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute any document and to file the same in the appropriate offices (to the extent it may lawfully do so), and to perform each and every act and thing reasonably requisite and necessary to be done to perfect the security interest contemplated by the preceding sentence. Mortgagee shall have all rights with respect to the part of the Mortgaged Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded Mortgagee hereunder and under the Guarantee and Collateral Agreement.
SECTION 1.10.     Filing and Recording. Mortgagor will cause this Mortgage, the UCC financing statements referred to in Section 1.09, any other security instrument creating a security interest in or evidencing the lien hereof upon the Mortgaged Property and each

UCC continuation statement and instrument of further assurance to be filed, registered or recorded and, if necessary, refiled, rerecorded and reregistered, in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to perfect the lien hereof upon, and the security interest of Mortgagee in, the Mortgaged Property until this Mortgage is terminated and released in full in accordance with Section 3.04 hereof. Mortgagor will pay all filing, registration and recording fees, all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges, and all reasonable expenses incidental to or arising out of or in connection with the execution, delivery and recording of this Mortgage, UCC continuation statements any mortgage supplemental hereto, any security instrument with respect to the Personal Property, Permits, Plans and Warranties and Proceeds or any instrument of further assurance.
SECTION 1.11.     Further Assurances. Upon demand by Mortgagee, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage, and on demand, Mortgagor will also execute and deliver and hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments reasonably requested by Mortgagee to evidence more effectively the lien hereof upon the Personal Property and to perform each and every act and thing requisite and necessary to be done to accomplish the same.
SECTION 1.12.     Additions to Mortgaged Property. All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specifically described in the grant of the Mortgaged Property above, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Mortgage.

SECTION 1.13.     No Claims Against Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Mortgagee in respect thereof.
SECTION 1.14.     Fixture Filing. (a) Certain portions of the Mortgaged Property are or will become "fixtures" (as that term is defined in the UCC) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said UCC upon such portions of the Mortgaged Property that are or become fixtures.
(b)     The real property to which the fixtures relate is described in Exhibit A attached hereto. The record owner of the real property described in Exhibit A attached hereto is Mortgagor. The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this Mortgage.
ARTICLE II

Defaults and Remedies
SECTION 2.01.     Events of Default. Any Event of Default under the Credit Agreement (as such term is defined therein) shall constitute an Event of Default under this Mortgage.
SECTION 2.02.     Demand for Payment. If an Event of Default shall occur and be continuing beyond any applicable notice and cure period, then, upon written demand of Mortgagee, Mortgagor will pay to Mortgagee all amounts due hereunder and under the Credit Agreement and the Guarantee and Collateral Agreement and such further amount as shall be sufficient to cover the costs and expenses of collection, including attorneys' fees, disbursements and expenses incurred by Mortgagee, and Mortgagee shall be entitled and empowered to institute an action or proceedings at law or in equity for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against Mortgagor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.

SECTION 2.03.     Rights To Take Possession, Operate and Apply Revenues. (a) If an Event of Default shall occur and be continuing beyond any applicable notice and cure period, Mortgagor shall, upon demand of Mortgagee, forthwith surrender to Mortgagee actual possession of the Mortgaged Property and, if and to the extent not prohibited by applicable law, Mortgagee itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Mortgaged Property without the appointment of a receiver or an application therefor, exclude Mortgagor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of Mortgagor.
(b)     If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Mortgagee, Mortgagee may to the extent not prohibited by applicable law, obtain a judgment or decree conferring upon Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of the Mortgaged Property to Mortgagee, to the entry of which judgment or decree Mortgagor hereby specifically consents. Mortgagor will pay to Mortgagee, upon demand, all reasonable expenses of obtaining such judgment or decree, including reasonable compensation to Mortgagee's attorneys and agents with interest thereon at the rate per annum applicable to overdue amounts under the Credit Agreement as provided in Section 2.13(c) of the Credit Agreement (the "Interest Rate"); and all such expenses and compensation shall, until paid, be secured by this Mortgage.
(c)     Upon every such entry or taking of possession and for so long as an Event of Default shall have occurred and be continuing beyond any applicable notice and cure period, Mortgagee may, to the extent not prohibited by applicable law, hold, store, use, operate, manage and control the Mortgaged Property, conduct the business thereof and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) purchase or otherwise acquire additional fixtures, personalty and other property necessary for the continued use and operation of the Mortgaged Property, (iii) insure or keep the Mortgaged Property insured in the same manner required by the terms of the Credit Agreement, (iv) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor to the same extent as Mortgagor could in its own name or otherwise with respect to the same, or (v) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Mortgagee, all as may from time to time be directed or determined by Mortgagee to be in its best interest and Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts. For so long as an Event of Default shall have occurred and be continuing beyond any applicable notice and cure period, Mortgagee may collect and receive all the Rents, issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes), (ii) the costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the costs of insurance, (iv) such taxes, assessments and other similar charges as Mortgagee may at its option pay, (v) other proper charges upon the

Mortgaged Property or any part thereof and (vi) the compensation, expenses and disbursements of the attorneys and agents of Mortgagee, Mortgagee shall apply the remainder of the moneys and proceeds so received first to the payment of the Mortgagee for the satisfaction of the Obligations, and second, if there is any surplus, to Mortgagor, subject to the entitlement of others thereto under applicable law.
(d)     Whenever, before any sale of the Mortgaged Property under Section 2.06, all Obligations that are then due shall have been paid and all Events of Default fully cured, Mortgagee will surrender possession of the Mortgaged Property back to Mortgagor, its successors or assigns. The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.
SECTION 2.04.     Right To Cure Mortgagor's Failure to Perform. Should Mortgagor fail in the payment, performance or observance of any term, covenant or condition required by this Mortgage or the Credit Agreement (with respect to the Mortgaged Property), Mortgagee may pay, perform or observe the same, and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Interest Rate. Mortgagee shall be the judge using reasonable discretion of the necessity for any such actions and of the amounts to be paid. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to Mortgagor, to any person in possession holding under Mortgagor or to any other person.
SECTION 2.05.     Right to a Receiver. If an Event of Default shall occur and be continuing beyond any applicable notice and cure period, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of right to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the Rents. The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Mortgaged Property is located. Mortgagor shall pay to Mortgagee upon demand all reasonable expenses, including receiver's fees, reasonable attorney's fees and disbursements, costs and agent's compensation incurred pursuant to the provisions of this Section 2.05; and all such expenses shall be secured by this Mortgage and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Interest Rate.
SECTION 2.06.     Foreclosure and Sale. (a) If an Event of Default shall occur and be continuing beyond any applicable notice and cure period, Mortgagee may elect to sell the Mortgaged Property or any part of the Mortgaged Property by exercise of the power of foreclosure or of sale granted to Mortgagee by applicable law or this Mortgage. In such case, Mortgagee may commence a civil action to foreclose this Mortgage, or it may proceed and sell the Mortgaged Property to satisfy any Obligation. Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property, may sell all or such parts of the Mortgaged Property as may be chosen by Mortgagee at the time and place of sale fixed by it in a notice of sale, either as a whole or in separate lots, parcels or items as Mortgagee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder. Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property may postpone any foreclosure or other sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale. Without further notice, Mortgagee or an officer appointed to sell the Mortgaged Property may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale. Any person, including Mortgagor or Mortgagee or any designee or affiliate thereof, may purchase at such sale.
(b)     The Mortgaged Property may be sold subject to unpaid taxes and Permitted Encumbrances, and, after deducting all costs, fees and expenses of Mortgagee (including costs of evidence of title in connection with the sale), Mortgagee or an officer that makes any sale shall apply the proceeds of sale in the manner set forth in Section 2.08.
(c)     Any foreclosure or other sale of less than the whole of the Mortgaged Property or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure or of sale provided for herein; and subsequent sales may be made hereunder until the Obligations have been satisfied, or the entirety of the Mortgaged Property has been sold.
(d)     If an Event of Default shall occur and be continuing beyond any applicable notice and cure period, Mortgagee may instead of, or in addition to, exercising the rights described in Section 2.06(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the Obligations, or the performance of any term, covenant, condition or agreement of this Mortgage or any other Loan Document or any other right, or (ii) to pursue any other remedy available to Mortgagee, all as Mortgagee shall determine most effectual for such purposes.
SECTION 2.07.     Other Remedies. (a) In case an Event of Default shall occur and be continuing beyond any applicable notice and cure period, Mortgagee may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the UCC.
(b)     In connection with a sale of the Mortgaged Property or any Personal Property and the application of the proceeds of sale as provided in Section 2.08, Mortgagee shall be entitled to enforce payment of and to receive up to the principal amount of the Obligations, plus all other charges, payments and costs due under this Mortgage, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Obligations remaining unpaid, with interest.
SECTION 2.08.     Application of Sale Proceeds and Rents. At such intervals as may be agreed upon by the Mortgagor and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent shall apply all Proceeds held in the Collateral Account in payment of such Mortgagor’s Obligations, first, to all fees and reasonable costs and expenses incurred by Administrative Agent or any other Secured Party with respect to the Credit Agreement, the other Loan Documents or the Collateral; second, to all fees due and owing to Administrative Agent or any other Secured Party; third, to accrued and unpaid interest on the Loan Document Obligations; fourth, to the principal amounts of the Loan Document Obligations outstanding; and fifth, to any other Loan Document Obligations owing to the Administrative Agent or any other Secured Party. Any balance of such Proceeds remaining after such Mortgagor’s Obligations (other than contingent indemnification obligations for which no pending claim is outstanding) shall have been indefeasibly paid in full in cash, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be turned over to whomsoever may be lawfully entitled to receive the same.
The Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Mortgage. Upon any sale of the Mortgaged Property by the Mortgagee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Mortgagee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Mortgagee or such officer or be answerable in any way for the misapplication thereof.
SECTION 2.09.     Mortgagor as Tenant Holding Over. If Mortgagor remains in possession of any of the Mortgaged Property after any foreclosure sale by Mortgagee, at Mortgagee's election Mortgagor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.
SECTION 2.10.     Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Mortgagor waives, to the extent not prohibited by law, (i) the benefit of all laws now existing or that hereafter may be enacted (x) providing for any appraisement or valuation of any portion of the Mortgaged Property and/or (y) in any way extending the time for the enforcement or the collection of amounts due under any of the Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due Mortgagee, (ii) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any homestead exemption, stay, statute of limitations, extension or redemption, or sale of the Mortgaged Property as separate tracts, units or estates or as a single parcel in the event of foreclosure or notice of deficiency, and (iii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Obligations and marshaling in the event of foreclosure of this Mortgage.
SECTION 2.11.     Discontinuance of Proceedings. In case Mortgagee shall proceed to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to Mortgagee, then and in every such case Mortgagor and

Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken.
SECTION 2.12.     Suits To Protect the Mortgaged Property. So long as an Event of Default shall have occurred and be continuing beyond any applicable notice and cure period, Mortgagee shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Mortgaged Property by any acts that may be unlawful or in violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of Mortgagee hereunder.
SECTION 2.13.     Filing Proofs of Claim. In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, Mortgagee shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the Obligations secured by this Mortgage at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.
SECTION 2.14.     Possession by Mortgagee. Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, any of its property or the Mortgaged Property, Mortgagee shall be entitled, so long as an Event of Default shall have occurred and be continuing beyond any applicable notice and cure period, to the extent not prohibited by law, to remain in possession and control of all parts of the Mortgaged Property now or hereafter granted under this Mortgage to Mortgagee in accordance with the terms hereof and applicable law.
SECTION 2.15.     Waiver. (a) No delay or failure by Mortgagee to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee. No consent or waiver by Mortgagee to or of any breach or Event of Default by Mortgagor in the performance of the Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or of any other Obligations by Mortgagor hereunder. No failure on the part of Mortgagee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by Mortgagee of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by Mortgagor.
(b)     Even if Mortgagee (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein or under the Loan Documents, (iv) releases a part of the Mortgaged Property from this Mortgage, (v) agrees to change some of the terms, covenants, conditions or agreements of any of the Loan Documents, (vi) consents to the filing of a map, plat or replat affecting the Premises, (vii) consents to the granting of an easement or other right affecting the Premises or (viii) makes or consents to an agreement subordinating Mortgagee's lien on the Mortgaged Property hereunder; no such act or omission shall preclude Mortgagee from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by Mortgagee, shall this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or part of the Mortgaged Property, Mortgagee is hereby authorized and empowered to deal with any vendee or transferee with reference to the Mortgaged Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.
SECTION 2.16.     Waiver of Trial by Jury. To the fullest extent permitted by applicable law, Mortgagor and Mortgagee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein. Mortgagor hereby waives all rights to interpose any counterclaim in any suit brought by Mortgagee hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding.
SECTION 2.17.     Remedies Cumulative. No right, power or remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.
ARTICLE III

Miscellaneous
SECTION 3.01.     Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall, at the option of Mortgagee, not affect any other provision of this Mortgage, and this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.
SECTION 3.02.     Notices. All notices and communications hereunder shall be in writing and given to Mortgagor in accordance with the terms of the Credit Agreement at the address set forth on the first page of this Mortgage and to the Mortgagee as provided in the Credit Agreement.

SECTION 3.03.     Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of Mortgagor and the successors and assigns of Mortgagee.
SECTION 3.04.     Satisfaction and Cancelation. (a) This Mortgage and all other security interests granted hereby shall terminate when all the Loan Document Obligations (other than contingent or indemnification obligations not then due) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the exposure under the Letters of Credit has been reduced to zero and the Issuing Lender has no further obligations to issue Letters of Credit under the Credit Agreement.
(b)     Mortgagor shall automatically be released from its obligations hereunder and the Security Interest in the Mortgaged Property of Mortgagor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which Mortgagor ceases to be a Subsidiary of the Borrower; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.
(c)     Upon any sale or other transfer by Mortgagor of the Mortgaged Property that is permitted under the Credit Agreement, or upon the effectiveness of any written consent to the release of the security interest granted pursuant to Section 10.02 of the Credit Agreement, the security interest in the Mortgaged Property shall be automatically released.
(d)     In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Administrative Agent shall execute and deliver to Mortgagor, at Mortgagor’s expense, all documents that Mortgagor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.
SECTION 3.05.     Definitions. As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) “including” shall mean “including but not limited to”; (b) “provisions” shall mean “provisions, terms, covenants and/or conditions”; (c) “lien” shall mean “lien, charge, encumbrance, security interest, mortgage or deed of trust”; (d) “obligation” shall mean “obligation, duty, covenant and/or condition”; and (e) “any of the Mortgaged Property” shall mean “the Mortgaged Property or any part thereof or interest therein”. Any act that Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by Mortgagee or any person or entity designated by Mortgagee. Any act that is prohibited to Mortgagor hereunder is also prohibited to all lessees of any of the Mortgaged Property. Each appointment of Mortgagee as attorney-in-fact for Mortgagor under the Mortgage is irrevocable, with power of substitution and coupled with an interest. Subject to the applicable provisions hereof, Mortgagee has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.

SECTION 3.06.     Multisite Real Estate Transaction. Mortgagor acknowledges that this Mortgage is one of a number of Other Mortgages and Security Documents that secure the Obligations. Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee, and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Mortgagee of any security for or guarantees of any of the Obligations hereby secured, or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any Obligation or indebtedness hereby secured or any collateral security therefor including the Other Mortgages and other Security Documents. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Obligations secured or of any of the collateral security therefor, including the Other Mortgages and other Security Documents or of any guarantee thereof, and Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages and other Security Documents without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Mortgagee's rights and remedies under any or all of the Other Mortgages and other Security Documents shall not in any manner impair the indebtedness hereby secured or the lien of this Mortgage and any exercise of the rights or remedies of Mortgagee hereunder shall not impair the lien of any of the Other Mortgages and other Security Documents or any of Mortgagee's rights and remedies thereunder. Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the Other Mortgages and other Security Documents separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation.
SECTION 3.07.     No Oral Modification. This Mortgage may not be changed or terminated orally. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate Mortgage, lien or encumbrance.
ARTICLE IV

Particular Provisions
This Mortgage is subject to the following provisions relating to the particular laws of the state wherein the Premises are located:
SECTION 4.01.     Applicable Law; Certain Particular Provisions. This Mortgage shall be governed by and construed in accordance with the internal law of the state where the Mortgaged Property is located, except that Mortgagor expressly acknowledges that by their terms, the Credit Agreement and other Loan Documents (aside from those Other Mortgages to be recorded outside New York) shall be governed by the internal law of the State of New York, without regard to principles of conflict of law. Mortgagor and Mortgagee agree to submit to jurisdiction and the laying of venue for any suit on this Mortgage in the state where the Mortgaged Property is located.
SECTION 4.02.     Local Law Provisions. [TO BE PROVIDED]

IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered to Mortgagee by Mortgagor on the date of the acknowledgment attached hereto.
[ _____________ ]., a [ _____________ ] corporation,
by: ________________________________
Name:
Title:

State of _____________
County of ___________
On this ____ day of _______________, 20[●] before me the undersigned notary public, personally appeared _____________________________________, proved to me through satisfactory evidence of identification, which were ___________________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.
_______________________________[official signature and seal of notary]
My Commission Expired:

EXHIBIT A

Legal Description

EXHIBIT J

[FORM OF] PERFECTION CERTIFICATE
October 19, 2017
Reference is made to that certain Amendment and Restatement Agreement (the “Amendment and Restatement Agreement”), dated as of October 19, 2017, among CoStar Group, Inc., as Borrower, CoStar Realty Information, Inc., as Co-Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, relating to that certain Credit Agreement (as amended and restated by the Amendment and Restatement Agreement, the “Credit Agreement”) among the Borrower, the Co-Borrower, the Lenders party thereto and the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement or the Collateral Agreement referred to therein, as applicable.
The undersigned, a Financial Officer of the Borrower, hereby certifies to the Administrative Agent and each other Secured Party on behalf of the Loan Parties as follows:
Section 1.Legal Names. (a) Set forth on Schedule 1 is (i) the exact legal name of each Loan Party, as such name appears in its certificate of organization or like document, and (ii) each other legal name such Loan Party has had in the past five years, together with the date of the relevant name change.
(b)    Except as set forth on Schedule 1, no Loan Party has changed its identity or corporate structure or entered into a similar reorganization in any way within the past five years. Changes in identity or corporate structure include mergers, consolidations, acquisitions of the Equity Interests in or acquisitions of all or substantially all of the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) a Person with a value in excess of $10,000,000, other acquisitions of material assets with a value in excess of $10,000,000 outside the ordinary course of business or any change in the form, nature or jurisdiction of organization. With respect to any such change that has occurred within the past five years, Schedule 1 sets forth the information required by Sections 1(a)(i) and 2(a)(i) of this Perfection Certificate as to each acquiree or constituent party to such merger, consolidation or acquisition.

2

Section 2.Jurisdictions and Locations. (a) Set forth on Schedule 2A is (i) the jurisdiction of organization and the form of organization of each Loan Party, (ii) the organizational identification number, if any, assigned to such Loan Party by such jurisdiction and the federal taxpayer identification number, if any, of such Loan Party and (iii) the address (including, in the case of each Loan Party that is a Domestic Subsidiary, the county) of the chief executive office of such Loan Party or the registered office of such Loan Party, if applicable.
(a)    Set forth on Schedule 2B are, with respect to each Loan Party, (i) all locations where such Loan Party maintains any Collateral with a fair market value of more than $10,000,000 not otherwise identified on Schedule 2A or 2B.
Section 3.Unusual Transactions. Except as set forth on Schedule 3, substantially all Accounts have been originated by the Loan Parties and substantially all Inventory with a value in excess of $10,000,000 has been acquired by the Loan Parties in the ordinary course of business within the past five years.
Section 4.File Search Reports. File search reports have been obtained from the Uniform Commercial Code (“UCC”) filing office relating to each location of each Loan Party identified on Schedule 2A.
Section 5.UCC Filings. UCC financing statements have been prepared for filing by counsel to the Administrative Agent in the proper UCC filing office in the jurisdiction in which each Loan Party is located (or, in the case of each Foreign Subsidiary that is a Loan Party, in Washington, D.C.). Set forth on Schedule 5 is a complete and correct list of each such filing and the UCC filing office in which such filing is to be made.
Section 6.Stock Ownership and other Equity Interests. Set forth on Schedule 6 is a complete and correct list, for each Loan Party, of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other Equity Interests owned, beneficially or of record, by such Loan Party, specifying the issuer and certificate number (if any) of, and the number and percentage of ownership represented by, such Equity Interests.
Section 7.Debt Instruments. Set forth on Schedule 7 is a complete and correct list, for each Loan Party, of all promissory notes and other evidence of Indebtedness (other than intercompany Indebtedness) in excess of $10,000,000 held by such Loan Party that are required to be pledged under the Credit Agreement and the Security Documents, specifying the creditor and debtor thereunder and the type and outstanding principal amount thereof.
Section 8.[Reserved]
Section 9.Mortgaged Property. Set forth on Schedule 9 is a complete and correct list, with respect to each Mortgaged Property, of (a) the exact name of the Person

3

that owns such property, as such name appears in its certificate of organization, (b) if different from the name identified pursuant to clause (a) above, the exact name of the current record owner of such property, as such name appears in the records of the county recorder’s office for such property identified pursuant to clause (c) below, (c) the county recorder’s office in which a Mortgage with respect to such property must be filed or recorded in order for the Administrative Agent to obtain a perfected security interest therein and (d) an estimate of the fair market value apportioned to such property (and in the case of leased real property, the monthly rent).
Section 10.Intellectual Property. Set forth on Schedule 10 is a complete and correct list of each Loan Party’s (i) registered U.S. Copyrights, and exclusive Copyright Licenses covering registered U.S. Copyrights under which any Loan Party is a licensee, (ii) U.S. Patents and Patent applications and (iii) U.S. registered Trademarks and Trademark applications, in each case specifying the name of the registered owner, title, registration or application number, and, in the case of Copyright Licenses, the licensee and licensor.
Section 11.Commercial Tort Claims. Set forth on Schedule 11 is a complete and correct list of commercial tort claims in excess of $15,000,000 held by any Loan Party, including a brief description thereof.
Section 12.Letter of Credit Rights. Set forth on Schedule 12 is a complete and correct list of all letters of credit with a face value in excess of $15,000,000 issued in favor of any Loan Party as the beneficiary thereunder, other than any such letters of credit that constitute “Supporting Obligations” within the meaning of the UCC.
[Signature page follows]

4

IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the date first set forth above.
COSTAR GROUP, INC.,

by	Name: Title:

Schedule 1
Legal Names

Loan Party’s Exact Legal Name	Other Legal Names in past 5 years (including date of change)

Mergers and Consolidations:

Transaction Type	Transaction Date	Constituent Parties and State of Incorporation	Surviving / Resulting Entity

Acquisitions:

Transaction Type	Transaction Date	Purchaser	Acquired Company/Assets

Changes in Form of Organization / Jurisdiction of Incorporation or Formation:

Others:

Schedule 2A
Jurisdictions and Locations

Loan Party	Jurisdiction of Organization	Form of Organization	Organizational Identification Number (if any)	Federal Taxpayer Identification Number (if any)	Chief Executive Office or Registered Office Address (including county)

Schedule 2B

Other Addresses

Loan Party	Locations where Books or Records Relating to Accounts Receivable are Maintained (including county)	Other Locations where Collateral is Maintained (including county)

Schedule 3
Unusual Transactions

Date	Acquiree	State of Incorporation	Type of Transaction	Purchase Price

Schedule 5
UCC Filings

Loan Party	UCC Filing Office

Schedule 6
Equity Interests

Loan Party	Issuer	Certificate Number	Number of Equity Interests	Percentage of Ownership

Schedule 7
Debt Instruments

Schedule 8
[Reserved]

Schedule 9
Mortgaged Property

Schedule 10
Intellectual Property

1.	Copyrights

2.	Copyright Licenses

3.	Patents

4.	Patent Applications

5.	Trademarks

6.	Trademark Applications

Schedule 11
Commercial Tort Claims

Schedule 12
Letters of Credit

EXHIBIT L-1

[Form of] U.S. TAX CERTIFICATE For FOREIGN Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes
Reference is made to the Amended and Restated Credit Agreement dated as of October 19, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CoStar Group, Inc. (the “Borrower”), CoStar Realty Information, Inc. (the “Co-Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.
Pursuant to the provisions of Section 2.17(f) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower or the Co-Borrower within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[NAME OF LENDER],

by
    _____________________________
    Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT L-2

[FORM OF] U.S. TAX CERTIFICATE For FOREIGN Lenders That Are Partnerships For U.S. Federal Income Tax Purposes
Reference is made to the Amended and Restated Credit Agreement dated as of October 19, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CoStar Group, Inc. (the “Borrower”), CoStar Realty Information, Inc. (the “Co-Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.
Pursuant to the provisions of Section 2.17(f) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower or the Co-Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or IRS Form W-8BEN-E or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[NAME OF LENDER],

by
    _____________________________
    Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT L-3

[FORM OF] U.S. TAX CERTIFICATE For FOREIGN Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes
Reference is made to the Amended and Restated Credit Agreement dated as of October 19, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CoStar Group, Inc. (the “Borrower”), CoStar Realty Information, Inc. (the “Co-Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower or the Co-Borrower within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[NAME OF LENDER],

by
    _____________________________
    Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT L-4

[FORM OF] U.S. TAX CERTIFICATE For FOREIGN Participants That Are Partnerships For U.S. Federal Income Tax Purposes
Reference is made to the Amended and Restated Credit Agreement dated as of October 19, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CoStar Group, Inc. (the “Borrower”), CoStar Realty Information, Inc. (the “Co-Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower or the Co-Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or IRS Form W-8BEN-E or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[NAME OF LENDER],

by
    _____________________________
    Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT N

CLOSING CERTIFICATE
October 19, 2017

Reference is made to the Amendment and Restatement Agreement dated as of October 19, 2017 (the “Restatement Agreement”), among CoStar Group, Inc., a Delaware corporation (the “Borrower”), CoStar Realty Information, Inc., a Delaware corporation, as Co-Borrower, the Subsidiary Loan Parties, the Lenders and Issuing Banks from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Restatement Agreement.
Pursuant to Section 3(f) of the Restatement Agreement, the undersigned, [ ], being the duly elected, qualified and acting [Chief Financial Officer] of the Borrower and solely in such capacity, and not in an individual capacity, hereby certifies on behalf of the Borrower that the representations and warranties set forth in Section 2 of the Restatement Agreement are true and correct as of the Restatement Effective Date.
[Signature page to follow]

IN WITNESS WHEREOF, the undersigned has executed this Closing Certificate and caused it to be delivered as of the date first written above.

COSTAR GROUP, INC.

By: _________________________
Name:
Title:

[Signature Page to Closing Certificate]